                                                                  EXECUTION COPY

                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                    Depositor

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Master Servicer

                                       and

                               LNR PARTNERS, INC.,
                               as Special Servicer

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                       and

                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 11, 2005

                                   ----------

                                 $2,344,068,538

                    LB-UBS Commercial Mortgage Trust 2005-C5

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C5

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----

                                    ARTICLE I

    DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN ADJUSTMENTS TO THE
                  PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Creation of Trust; Conveyance of Trust Mortgage Loans.......................112
SECTION 2.02.    Acceptance of Trust Fund by Trustee.........................................115
SECTION 2.03.    Repurchase of Trust Mortgage Loans for Document Defects and Breaches of
                    Representations and Warranties...........................................117
SECTION 2.04.    Representations, Warranties and Covenants of the Depositor..................124
SECTION 2.05.    Acceptance of Grantor Trust Assets by Trustee; Issuance of the Class V
                    Certificates.............................................................126
SECTION 2.06.    Acceptance of Loan REMICs by Trustee; Execution, Authentication and Delivery
                    of Class R-LR  Certificates; Creation of Loan REMIC Regular Interests....127
SECTION 2.07.    Conveyance of Loan REMIC Regular Interests..................................127
SECTION 2.08.    Execution, Authentication and Delivery of Class R-I Certificates; Creation
                    of REMIC I Regular Interests.............................................128
SECTION 2.09.    Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee..128
SECTION 2.10.    Execution, Authentication and Delivery of Class R-II Certificates; Creation
                    of REMIC II Regular Interests............................................128
SECTION 2.11.    Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans........................................130
SECTION 3.02.    Collection of Mortgage Loan Payments........................................132
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts;
                    Reserve Accounts.........................................................135

SECTION 3.04.    Pool Custodial Account, Defeasance Deposit Account, Collection Account,
                    Interest Reserve Account, Excess Liquidation Proceeds Account and Loss of
                    Value Reserve Fund.......................................................137
SECTION 3.04A.   Loan Combination Custodial Accounts for Serviced Loan Combinations..........143
SECTION 3.05.    Permitted Withdrawals From the Pool Custodial Account, the Collection
                    Account, the Interest Reserve Account and the Excess Liquidation Proceeds
                    Account..................................................................145
SECTION 3.05A.   Permitted Withdrawals From the Loan Combination Custodial Accounts..........153
SECTION 3.06.    Investment of Funds in the Collection Account, the Servicing Accounts, the
                    Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts,
                    the REO Accounts, the Interest Reserve Account and the Excess Liquidation
                    Proceeds Account.........................................................162
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity
                    Coverage; Environmental Insurance........................................164
SECTION 3.08.    Enforcement of Alienation Clauses...........................................168
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans; Required Appraisals; Appraisal
                    Reduction Calculation....................................................173
SECTION 3.10.    Trustee and Custodian to Cooperate; Release of Mortgage Files...............178
SECTION 3.11.    Servicing Compensation; Payment of Expenses; Certain Matters Regarding
                    Servicing Advances.......................................................179
SECTION 3.12.    Property Inspections; Collection of Financial Statements; Delivery of
                    Certain Reports..........................................................187
SECTION 3.12A.   Preparation and Delivery of Certain Statements and Reports to the Serviced

SECTION 3.19.    Additional Obligations of the Master Servicer and Special Servicer;
                    Obligations to Notify Ground Lessors and Hospitality Franchisors; the
                    Special Servicer's Right to Request the Master Servicer to Make Servicing
                    Advances; Mortgage Enforcement Actions...................................205
SECTION 3.20.    Modifications, Waivers, Amendments and Consents; Defeasance.................208
SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record

SECTION 3.25.    Certain Matters Regarding the Purchase of the Trust Mortgage Loan in a Loan
                    Combination..............................................................224
SECTION 3.26.    Application of Default Charges..............................................225

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special Servicer................268
SECTION 6.02.    Continued Qualification and Compliance of Master Servicer; Merger,
                    Consolidation or Conversion of Depositor, Master Servicer or Special
                    Servicer.................................................................268
SECTION 6.03.    Limitation on Liability of Depositor, Master Servicer and Special Servicer..269
SECTION 6.04.    Resignation of Master Servicer and the Special Servicer.....................270
SECTION 6.05.    Rights of Depositor, Trustee and Serviced Non-Trust Mortgage Loan

SECTION 6.09.    Designation of Special Servicer and Controlling Class Representative by the
                    Controlling Class; Designation of 500 West Madison Special Servicer by

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.05.    Additional Remedies of Trustee Upon Event of Default or Outside Servicer
                    Default..................................................................294

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee...........................................................295
SECTION 8.02.    Certain Matters Affecting Trustee...........................................296
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of

                                   ARTICLE IX

                                   TERMINATION

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration........................................................321
SECTION 10.02.   Grantor Trust Administration................................................324

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------
      I        Trust Mortgage Loan Schedule
     II        Representations and Warranties of the Depositor
     III       Exceptions to the Representations and Warranties of the Depositor
     IV        Schedule of Environmentally Insured Mortgage Loans
      V        Schedule of Initial Deposit Mortgage Loans
     VI        Schedule of Mortgage Loans Secured by a Hospitality Property or
                  Nursing Facility
     VII       Schedule of Early Defeasance Mortgage Loans
    VIII       Schedule of Reference Rates
     IX        Schedule of Class A-AB Planned Principal Balances

Exhibit No.   Exhibit Description
-----------   -------------------
    A-1       Form of Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1A] Certificate
    A-2       Form of Class X-CP Certificate
    A-3       Form of Class X-CL Certificate
    A-4       Form of Class [A-M] [A-J] [B] [C] [D] [E] [F] Certificate
    A-5       Form of Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]
                 Certificate
    A-6       Form of Class [R-I] [R-II] [R-III] [R-LR] Certificate
    A-7       Form of Class V Certificate
     B        Form of Distribution Date Statement
     C        Form of Custodial Certification
    D-1       Form of Master Servicer Request for Release
    D-2       Form of Special Servicer Request for Release
     E        Form of Loan Payoff Notification Report
    F-1       Form of Transferor Certificate for Transfers of Definitive
              Non-Registered Certificates
    F-2A      Form I of Transferee Certificate for Transfers of Definitive
                 Non-Registered Certificates
    F-2B      Form II of Transferee Certificate for Transfers of Definitive
                 Non-Registered Certificates
    F-2C      Form of Transferee Certificate for Transfers of Interests in Rule
                 144A Global Certificates
    F-2D      Form of Transferee Certificate for Transfers of Interests in
                 Regulation S Global Certificates
    G-1       Form I of Transferee Certificate in Connection with ERISA
                (Definitive Non-Registered Certificates)
    G-2       Form II of Transferee Certificate in Connection with ERISA (Book-
                 Entry Non-Registered Certificates)
    H-1       Form of Transfer Affidavit and Agreement regarding Residual
                 Interest Certificates
    H-2       Form of Transferor Certificate regarding Residual Interest
                 Certificates
    I-1       Form of Notice and Acknowledgment
    I-2       Form of Acknowledgment of Proposed Special Servicer
     J        Form of UCC-1 Financing Statement Schedule
     K        Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date
    L-1       Form of Information Request/Investor Certification for Website
                 Access from Certificate [Holder] [Owner]
    L-2       Form of Information Request/Investor Certification for Website
                 Access from Prospective Investor
     M        Form of Defeasance Certification

                                      -vi-

Exhibit No.   Exhibit Description
-----------   -------------------
     N        Form of Seller/Depositor Notification
     O        Form of Controlling Class Representative Confidentiality Agreement
     P        Form of Trustee Backup Certification
     Q        Form of Master Servicer Backup Certification
     R        Form of Special Servicer Backup Certification
     S        Form of Outside Master Servicer Notice

                                      -vii-

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of August 11, 2005, among STRUCTURED ASSET SECURITIES CORPORATION
II, as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LNR
PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as
Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat each Early
Defeasance Trust Mortgage Loan, if any, as the primary asset of a separate REMIC for federal income tax purposes, and each such REMIC will be designated as a
"Loan REMIC". The Class R-LR Certificates (if issued in accordance with Section
2.06) will represent the sole class of "residual interests" in each and every
Loan REMIC, if any, for purposes of the REMIC Provisions under federal income tax law. A separate Loan REMIC Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each Early Defeasance
Trust Mortgage Loan, if any, included in a Loan REMIC. Each Loan REMIC Regular
Interest, if any, issued with respect to, and relating to, an Early Defeasance
Trust Mortgage Loan in a Loan REMIC, shall also relate to any successor REO
Trust Mortgage Loan with respect to such Early Defeasance Trust Mortgage Loan.
Each Loan REMIC Regular Interest, if any, shall: (i) bear a numeric designation that is the same as the loan number for the related Early Defeasance Trust
Mortgage Loan set forth on the Trust Mortgage Loan Schedule; (ii) accrue interest at the related per annum rate described in the definition of "Loan
REMIC Remittance Rate"; and (iii) have an initial Uncertificated Principal
Balance equal to the Cut-off Date Balance of the related Early Defeasance Trust
Mortgage Loan. The Legal Final Distribution Date of each Loan REMIC Regular
Interest, if any, is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Early Defeasance Trust Mortgage Loan. None of the Loan REMIC Regular Interests (if issued in accordance with Section 2.06)
will be certificated. Notwithstanding the foregoing, however, if the Trust Fund does not include Early Defeasance Trust Mortgage Loans, then there will be no
Loan REMICs, neither the Class R-LR Certificates nor any Loan REMIC Regular
Interests will be issued and the provisions of Section 2.06(b) will apply.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of the Early
Defeasance Trust Mortgage Loans, if any, and exclusive of any collections of
Additional Interest on the ARD Trust Mortgage Loans, if any, after their respective Anticipated Repayment Dates), any Loan REMIC Regular Interests and
certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. A separate REMIC I Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each Trust Mortgage Loan included in REMIC I and each Loan REMIC Regular Interest, if any, included in
REMIC I. Each REMIC I Regular Interest issued with respect to, and relating to, a Trust Mortgage Loan in REMIC I, shall also relate to any successor REO Trust
Mortgage Loan with respect to such Trust Mortgage Loan. Each REMIC I Regular
Interest issued with respect to, and relating to, any Loan REMIC Regular
Interest, shall also relate to the Early Defeasance Trust Mortgage Loan and any successor REO Trust Mortgage Loan corresponding to such Loan REMIC

Regular Interest. Each REMIC I Regular Interest shall: (i) bear a numeric designation that is the same as the loan number for the related Trust Mortgage
Loan set forth on the Trust Mortgage Loan Schedule; (ii) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate"; and
(iii) have an initial Uncertificated Principal Balance equal to the Cut-off Date
Balance of the related Trust Mortgage Loan. The Legal Final Distribution Date of
each of the REMIC I Regular Interests is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term
(as determined as of the Closing Date) of the related Trust Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The Legal Final Distribution Date for each REMIC
II Regular Interest is the latest Rated Final Distribution Date. None of the
REMIC II Regular Interests will be certificated. The following table sets forth the designation and the initial Uncertificated Principal Balance for each of the
REMIC II Regular Interests.

                                       -2-

                                      Initial Uncertificated
Designation of REMIC II Regular   Principal Balance of REMIC II
           Interests                    Regular Interests
-------------------------------   -----------------------------
              A-1-1                        $ 52,283,000
              A-1-2                        $ 25,717,000
             A-1A-1                        $  3,660,000
             A-1A-2                        $  3,674,000
             A-1A-3                        $  7,581,000
             A-1A-4                        $  7,156,000
             A-1A-5                        $ 36,043,000
             A-1A-6                        $  4,998,000
             A-1A-7                        $  3,976,000
             A-1A-8                        $105,234,000
              A-2-1                        $ 39,873,000
              A-2-2                        $118,670,000
              A-2-3                        $112,453,000
              A-2-4                        $ 76,004,000
               A-3                         $158,000,000
              A-AB                         $ 76,000,000
              A-4-1                        $ 36,490,000
              A-4-2                        $106,510,000
              A-4-3                        $ 67,365,000
              A-4-4                        $599,160,000
               A-M                         $234,407,000
               A-J                         $187,526,000
                B                          $ 20,510,000
               C-1                         $  7,434,000
               C-2                         $ 24,797,000
               D-1                         $  1,373,000
               D-2                         $ 27,928,000
                E                          $ 23,441,000
               F-1                         $ 18,347,000
               F-2                         $ 10,954,000
               G-1                         $  6,994,000
               G-2                         $ 19,377,000
                H                          $ 23,440,000
               J-1                         $    413,000
               J-2                         $ 14,238,000
                K                          $ 20,510,000
                L                          $  8,790,000
                M                          $  5,861,000
                N                          $  8,790,000
                P                          $  2,930,000
                Q                          $  5,860,000
                S                          $  5,860,000
                T                          $ 23,441,538

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Interest Certificates (exclusive of

                                       -3-

the Class X-CL and Class X-CP Certificates), each REMIC III Component of the
Class X-CL Certificates and each REMIC III Component of the Class X-CP
Certificates will be designated as a separate "regular interest" in REMIC III.
The Legal Final Distribution Date for each Class of Regular Interest
Certificates (exclusive of the Class X-CL and Class X-CP Certificates), for each
REMIC III Component of the Class X-CL Certificates and for each REMIC III
Component of the Class X-CP Certificates is the latest Rated Final Distribution
Date. The following table sets forth the Class designation and original Class
Principal Balance for each Class of the Regular Interest Certificates.

             Class                        Original Class
Designation of Regular Interest   Principal Balance of Regular
      Certificate Classes          Interest Certificate Classes
-------------------------------   -----------------------------
           Class A-1                       $ 78,000,000
           Class A-2                       $347,000,000
           Class A-3                       $158,000,000
           Class A-AB                      $ 76,000,000
           Class A-4                       $809,525,000
           Class A-1A                      $172,322,000
           Class A-M                       $234,407,000
           Class A-J                       $187,526,000
            Class B                        $ 20,510,000
            Class C                        $ 32,231,000
            Class D                        $ 29,301,000
            Class E                        $ 23,441,000
            Class F                        $ 29,301,000
            Class G                        $ 26,371,000
            Class H                        $ 23,440,000
            Class J                        $ 14,651,000
            Class K                        $ 20,510,000
            Class L                        $  8,790,000
            Class M                        $  5,861,000
            Class N                        $  8,790,000
            Class P                        $  2,930,000
            Class Q                        $  5,860,000
            Class S                        $  5,860,000
            Class T                        $ 23,441,538
           Class X-CL                          (1)
           Class X-CP                          (2)

----------
(1)  The Class X-CL Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The
     Class X-CL Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CL
     REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CL Certificates will consist of the aggregate amount of interest accrued on the respective Component
     Notional Amounts of the Class X-CL REMIC III Components from time to time.

                                       -4-

(2)  The Class X-CP Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The
     Class X-CP Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CP
     REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CP Certificates will consist of the aggregate amount of interest accrued on the respective Component
     Notional Amounts of the Class X-CP REMIC III Components from time to time.

          As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust
Assets, if any, maintains its status as a grantor trust under the Code. The
Class V Certificates (if issued in accordance with Section 2.05) will represent the entire beneficial ownership of the Grantor Trust Assets. Notwithstanding the foregoing, however, if the Trust Fund does not include ARD Trust Mortgage Loans, then there will be no Grantor Trusts, the Class V Certificates will not be issued and the provisions of Section 2.05(b) will apply.

          The Initial Pool Balance will be $2,344,068,539.

          There exists one Trust Mortgage Loan (the "200 Park Avenue Trust
Mortgage Loan"), with a Cut-off Date Balance of $285,131,898, that is evidenced by a Mortgage Note designated as the Second Amended and Restated Promissory Note
A-2 and is, together with the two (2) other mortgage loans that will not be part of the Trust Fund (such two (2) other mortgage loans, collectively, the "200
Park Avenue Non-Trust Mortgage Loans"), secured on a collective basis by the same Mortgage encumbering the property identified on the Trust Mortgage Loan
Schedule as 200 Park Avenue (the "200 Park Avenue Mortgaged Property"). The 200
Park Avenue Non-Trust Mortgage Loans consist of: (i) one mortgage loan (the "200
Park Avenue Note A-1 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $329,736,204, is evidenced by a Mortgage Note designated as the Second Amended and Restated Promissory Note A-1 and is, as of
the Closing Date, together with various other commercial and multifamily mortgage loans, included in a commercial mortgage securitization (the "LB-UBS
Series 2005-C3_Securitization") involving the issuance of the LB-UBS Commercial
Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3 (the "LB-UBS Series 2005-C3 Certificates"); and (ii) an additional mortgage loan (the "200 Park Avenue Note A-3 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $285,131,898, is evidenced by a Mortgage Note designated as the Second Amended and Restated Promissory Note
A-3 and is, as of the Closing Date, held by an Affiliate of the Depositor. The
200 Park Avenue Trust Mortgage Loan and the 200 Park Avenue Non-Trust Mortgage
Loans collectively constitute the "200 Park Avenue Loan Combination" (which term shall include any group of successor REO Mortgage Loans or other comparable deemed mortgage loans with respect to those three (3) Mortgage Loans).

          The relative rights of the respective lenders in respect of the 200
Park Avenue Loan Combination are set forth in a co-lender agreement dated as of
June 13, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "200 Park Avenue Co-Lender Agreement"), between the holder of the Mortgage Note for the 200 Park Avenue Trust Mortgage Loan and the respective holders of the Mortgage Notes for the 200 Park Avenue Non-Trust Mortgage Loans.
As of the Closing Date, the entire 200 Park Avenue Loan Combination is to be serviced and administered in accordance with a pooling and servicing agreement, dated as of June 13, 2005 (together with any successor servicing agreement provided for under the 200 Park Avenue Co-Lender Agreement, as any such servicing agreement may be amended, restated, supplemented or otherwise modified from time to

                                       -5-

time, the "200 Park Avenue Servicing Agreement"), between Structured Asset
Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, and together with any successor master servicers in respect of the 200 Park Avenue Loan Combination, the "200 Park
Avenue Master Servicer"), J.E. Robert Company, Inc., as special servicer (in such capacity, and together with any successor special servicers in respect of the 200 Park Avenue Loan Combination, the "200 Park Avenue Special Servicer"),
LaSalle Bank National Association, as trustee (in such capacity, and together with any successor trustees under such pooling and servicing agreement, the "200
Park Avenue Trustee") and ABN AMRO Bank N.V., as fiscal agent.

          There exists one Trust Mortgage Loan (the "Courtyard by Marriott Trust
Mortgage Loan"), with a Cut-off Date Balance of $177,900,000, that is evidenced by a Mortgage Note designated as Promissory Note (Replacement Note A-2) and is, together with three (3) other mortgage loans that will not be part of the Trust
Fund (such three (3) other mortgage loans, collectively, the "Courtyard by
Marriott Non-Trust Mortgage Loans"), secured on a collective basis by the same
Mortgage encumbering the properties collectively identified on the Trust
Mortgage Loan Schedule as Courtyard by Marriott Portfolio (collectively, the
"Courtyard by Marriott Mortgaged Property"). The Courtyard by Marriott Non-Trust
Mortgage Loans consist of: (i) one (1) mortgage loan (the "Courtyard by Marriott
Note A-1 Mortgage Loan") that has an unpaid principal balance as of the Cut-off
Date of $164,200,000, is evidenced by a Mortgage Note designated as Promissory
Note (Replacement Note A-1), consists of two (2) loan components and is, as of the Closing Date, together with various other commercial and multifamily mortgage loans, included in the LB-UBS Series 2005-C3 Securitization, which involves the issuance of the LB-UBS Series 2005-C3 Certificates; (ii) one (1)
mortgage loan (the "Courtyard by Marriott Note A-3 Non-Trust Mortgage Loan")
that has an unpaid principal balance as of the Cut-off Date of $177,900,000, is evidenced by a Mortgage Note designated as Promissory Note (Replacement Note
A-3) and is, as of the Closing Date, held by an Affiliate of the Depositor; and
(iii) one (1) mortgage loan (the "Courtyard by Marriott Note B Non-Trust
Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of
$30,000,000, is evidenced by a Mortgage Note designated as Promissory Note
(Replacement Note B) and is, as of the Closing Date, held by an Affiliate of the
Depositor. The Courtyard by Marriott Trust Mortgage Loan and the Courtyard by
Marriott Non-Trust Mortgage Loans collectively constitute the "Courtyard by
Marriott Loan Combination" (which term shall include any group of successor REO
Mortgage Loans or comparable deemed mortgage loans with respect to those four
(4) Mortgage Loans).

          The relative rights of the respective lenders in respect of the
Courtyard by Marriott Loan Combination are set forth in a co-lender agreement dated as of June 13, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Courtyard by Marriott Co-Lender Agreement"), between the holder of the Mortgage Note for the Courtyard by Marriott Trust
Mortgage Loan and the respective holders of the Mortgage Notes for the Courtyard by Marriott Non-Trust Mortgage Loans. As of the Closing Date, the entire
Courtyard by Marriott Loan Combination is to be serviced and administered in accordance with a pooling and servicing agreement, dated as of June 13, 2005
(together with any successor servicing agreement provided for under the
Courtyard by Marriott Co-Lender Agreement, as any such servicing agreement may be amended, restated, supplemented or otherwise modified from time to time, the
"Courtyard by Marriott Servicing Agreement"), between Structured Asset
Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, and together with any successor master servicers in respect of the Courtyard by Marriott Loan Combination, the
"Courtyard by Marriott Master Servicer"), J.E. Robert Company, Inc., as special servicer (in such capacity, and together with any successor special servicers in

                                       -6-

respect of the Courtyard by Marriott Loan Combination, the "Courtyard by
Marriott Special Servicer"), LaSalle Bank National Association, as trustee (in such capacity, and together with any successor trustees under such pooling and servicing agreement, the "Courtyard by Marriott Trustee") and ABN AMRO Bank
N.V., as fiscal agent.

          There exists one Trust Mortgage Loan (the "1345 Avenue of the Americas
Trust Mortgage Loan"), with a Cut-off Date Balance of $46,800,000, that is evidenced by a Mortgage Note designated as Note 1-A2 and is, together with ten
(10) other mortgage loans that will not be part of the Trust Fund (such ten (10)
other mortgage loans, collectively, the "1345 Avenue of the Americas Non-Trust
Mortgage Loans"), secured on a collective basis by the same Mortgage encumbering the property identified on the Trust Mortgage Loan Schedule as 1345 Avenue of
the Americas (the "1345 Avenue of the Americas Mortgaged Property"). The 1345
Avenue of the Americas Non-Trust Mortgage Loans consist of: (i) one (1) mortgage loan (the "1345 Avenue of the Americas Note 1-A1 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $46,800,000 and is evidenced by a Mortgage Note designated as Note 1-A1; (ii) one (1) mortgage loan
(the "1345 Avenue of the Americas Note 1-A3 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $169,193,977 and is evidenced by a Mortgage Note designated as Note 1-A3; (iii) one (1) mortgage loan (the "1345 Avenue of the Americas Note 1-A4 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $169,193,977 and is evidenced by a Mortgage Note designated as Note 1-A4; (iv) one (1) mortgage loan
(the "1345 Avenue of the Americas Note 2 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $100,000,000, is evidenced by a Mortgage Note designated as Note 2 and consists of two (2) loan components;
and (v) six (6) other mortgage loans (collectively, the "1345 Avenue of the
Americas Note 1-B/C Non-Trust Mortgage Loans") that have an aggregate unpaid principal balance as of the Cut-off Date of $198,012,046, are evidenced by
Mortgage Notes designated as Note 1-B1, Note 1-B2, Note 1-C1, Note 1-C2, Note
1-C3 and Note 1-C4 respectively. The 1345 Avenue of the Americas Trust Mortgage
Loan and the 1345 Avenue of the Americas Non-Trust Mortgage Loans collectively constitute the "1345 Avenue of the Americas Loan Combination" (which term shall include any group of successor REO Mortgage Loans or comparable deemed mortgage loans with respect to those 11 Mortgage Loans). The 1345 Avenue of the Americas
Note 1-A3 Non-Trust Mortgage Loan, the 1345 Avenue of the Americas Note 1-A4
Non-Trust Mortgage Loan and two (2) of the 1345 Avenue of the Americas Note
1-B/C Non-Trust Mortgage Loans are included in a commercial mortgage securitization (the "Series FB 2005-1 Securitization") involving the issuance of the 1345 Avenue of the Americas and Park Avenue Plaza Trust, Commercial Mortgage
Pass-Through Certificates, Series FB 2005-1 (the "Series FB 2005-1
Certificates"). The other 1345 Avenue of the Americas Non-Trust Mortgage Loans are held by third party institutional investors.

          The relative rights of the respective lenders in respect of the 1345
Avenue of the Americas Loan Combination are set forth in a co-lender agreement dated as of July 6, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "1345 Avenue of the Americas Co-Lender
Agreement"), between the holder of the Mortgage Note for the 1345 Avenue of the
Americas Trust Mortgage Loan and the respective holders of the Mortgage Notes for the 1345 Avenue of the Americas Non-Trust Mortgage Loans. As of the Closing
Date, the entire 1345 Avenue of the Americas Loan Combination is to be serviced and administered in accordance with a pooling and servicing agreement, dated as of August 25, 2005 (together with any successor servicing agreement provided for under the 1345 Avenue of the Americas Co-Lender Agreement, as any such servicing agreement may be amended, restated, supplemented or otherwise modified from time to time, the "1345

                                       -7-

Avenue of the Americas Servicing Agreement"), between Morgan Stanley Capital I
Inc., as depositor, Wells Fargo Bank, National Association, as master servicer
(in such capacity, and together with any successor master servicers in respect of the 1345 Avenue of the Americas Loan Combination, the "1345 Avenue of the
Americas Master Servicer"), Wells Fargo Bank, National Association, as special servicer (in such capacity, and together with any successor special servicers in respect of the 1345 Avenue of the Americas Loan Combination, the "1345 Avenue of
the Americas Special Servicer"), LaSalle Bank National Association, as trustee
(in such capacity, and together with any successor trustees under such pooling and servicing agreement, the "1345 Avenue of the Americas Trustee") and ABN AMRO
Bank N.V., as fiscal agent.

          There exists one Trust Mortgage Loan (the "Park Avenue Plaza Trust
Mortgage Loan"), with a Cut-off Date Balance of $19,350,000, that is evidenced by a Mortgage Note designated as Note 1-A2 and is, together with six (6) other mortgage loans that will not be part of the Trust Fund (such six (6) other mortgage loans, collectively, the "Park Avenue Plaza Non-Trust Mortgage Loans"),
secured on a collective basis by the same Mortgage encumbering the property identified on the Trust Mortgage Loan Schedule as Park Avenue Plaza (the "Park
Avenue Plaza Mortgaged Property"). The Park Avenue Plaza Non-Trust Mortgage
Loans consist of: (i) one (1) mortgage loan (the "Park Avenue Plaza Note 1-A1
Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off
Date of $19,350,000 and is evidenced by a Mortgage Note designated as Note 1-A1;
(ii) one (1) mortgage loan (the "Park Avenue Plaza Note 1-A3 Non-Trust Mortgage
Loan") that has an unpaid principal balance as of the Cut-off Date of
$55,494,045 and is evidenced by a Mortgage Note designated as Note 1-A3; (iii)
one (1) mortgage loan (the "Park Avenue Plaza Note 1-A4 Non-Trust Mortgage
Loan") that has an unpaid principal balance as of the Cut-off Date of
$55,494,045 and is evidenced by a Mortgage Note designated as Note 1-A4; (iv)
one (1) mortgage loan (the "Park Avenue Plaza Note 2 Non-Trust Mortgage Loan")
that has an unpaid principal balance as of the Cut-off Date of $100,000,000 and is evidenced by a Mortgage Note designed as Note 2; and (v) two (2) other mortgage loans (together, the "Park Avenue Plaza Note 1-B Non-Trust Mortgage
Loans") that have an aggregate principal balance as of the Cut-off Date of
$1,311,910, and are evidenced by Mortgage Notes designated as Note 1-B1 and Note
1-B2, respectively. The Park Avenue Plaza Trust Mortgage Loan and the Park
Avenue Plaza Non-Trust Mortgage Loans collectively constitute the "Park Avenue
Plaza Loan Combination" (which term shall include any group of successor REO
Mortgage Loans or comparable deemed mortgage loans with respect to those seven
(7) Mortgage Loans). The Park Avenue Plaza Non-Trust Mortgage Loans (other than the Park Avenue Plaza Note 1-A1 Non-Trust Mortgage Loan and the Park Avenue
Plaza Note 2 Non-Trust Mortgage Loan) are included in the Series FB 2005-1
Securitization involving the issuance of the Series FB 2005-1 Certificates. The
Park Avenue Plaza Note 1-A1 Non-Trust Mortgage Loan and the Park Avenue Plaza
Note 2 Non-Trust Mortgage Loan are held by third party institutional investors.

          The relative rights of the respective lenders in respect of the Park
Avenue Plaza Loan Combination are set forth in a co-lender agreement dated as of
July 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Park Avenue Plaza Co-Lender Agreement"), between the holder of the Mortgage Note for the Park Avenue Plaza Trust Mortgage Loan and the
respective holders of the Mortgage Notes for the Park Avenue Plaza Non-Trust
Mortgage Loans. As of the Closing Date, the entire Park Avenue Plaza Loan
Combination is to be serviced and administered in accordance with a pooling and servicing agreement, dated as of August 25, 2005 (together with any successor servicing agreement provided for under the Park Avenue Plaza Co-Lender
Agreement, as any such servicing agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Park Avenue Plaza
Servicing Agreement"), between Morgan Stanley

                                       -8-

Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, and together with any successor master servicers in respect of the Park Avenue Plaza Loan Combination, the "Park Avenue Plaza Master
Servicer"), Wells Fargo Bank, National Association, as special servicer (in such capacity, and together with any successor special servicers in respect of the
Park Avenue Plaza Loan Combination, the "Park Avenue Plaza Special Servicer"),
LaSalle Bank National Association, as trustee (in such capacity, and together with any successor trustees under such pooling and servicing agreement, the
"Park Avenue Plaza Trustee") and ABN AMRO Bank N.V., as fiscal agent.

          There exist another ten (10) Trust Mortgage Loans (each, a "Serviced
Note A Trust Mortgage Loan") that, in each case, is evidenced by a mortgage note designated as Note A and is, together with one (1) other mortgage loan that will not be part of the Trust Fund (each such other mortgage loan, a "Serviced Note B
Non-Trust Mortgage Loan"), secured on a collective basis by the same Mortgage encumbering the related property identified in the table following this paragraph (each property identified in such table, an "A/B Mortgaged Property").
The Serviced Note A Trust Mortgage Loan and Serviced Note B Non-Trust Mortgage
Loan that are secured by the same Mortgage on a particular A/B Mortgaged
Property will, together, constitute a "Serviced A/B Loan Combination" (which term shall include any pair of successor REO Mortgage Loans with respect to those two (2) mortgage loans). The relative rights of the respective lenders in respect of each Serviced A/B Loan Combination are set forth in a co-lender agreement dated as of a date in August 2005 (each such co-lender agreement, as amended, restated, supplemented or otherwise modified from time to time, an "A/B
Co-Lender Agreement"), between the holder of the Mortgage Note for the Serviced
Note A Trust Mortgage Loan comprising such Serviced A/B Loan Combination and the holder of the Mortgage Note for the Serviced Note B Non-Trust Mortgage Loan
comprising such Serviced A/B Loan Combination. From and after the Closing Date, each Serviced A/B Loan Combination is to be serviced and administered in accordance with this Agreement. The table below identifies each Serviced A/B
Loan Combination by name of the related Mortgaged Property, the Cut-off Date
Balance of each Serviced Note A Trust Mortgage Loan and Serviced Note B
Non-Trust Mortgage Loan included in the subject Serviced A/B Loan Combination and the holder of the Serviced Note B Non-Trust Mortgage Loan included in the subject Serviced A/B Loan Combination.

                         SERVICED A/B LOAN COMBINATIONS

                          CUT-OFF DATE BALANCE OF    CUT-OFF DATE BALANCE OF        HOLDER OF SERVICED
      NAME OF A/B          SERVICED NOTE A TRUST    SERVICED NOTE B NON-TRUST   NOTE B NON-TRUST MORTGAGE
 MORTGAGED PROPERTY(1)         MORTGAGE LOAN              MORTGAGE LOAN                  LOAN(2)
-----------------------   -----------------------   -------------------------   -------------------------

500 West Madison Street         $220,000,000               $25,000,000          Affiliate of Depositor
Polo Towne Center               $ 23,600,000               $ 1,475,000          Affiliate of Depositor
Fairfax Junction                $ 13,425,000               $   635,000          Affiliate of Depositor
Star Plaza                      $ 10,060,000               $   785,000          Affiliate of Depositor
McDermott                       $  9,870,000               $   705,000          Affiliate of Depositor
Kiln Creek                      $  8,140,000               $   615,000          Affiliate of Depositor
Centre Court                    $  7,720,000               $   525,000          Affiliate of Depositor
401 Frederick                   $  6,880,000               $   387,500          Affiliate of Depositor
Ulster Terrace                  $  6,565,000               $   515,000          Affiliate of Depositor
Lexington Commons               $  5,475,000               $   135,000          Affiliate of Depositor

----------

                                       -9-

(1)  Reflects property identified by that name on the Trust Mortgage Loan
     Schedule.

(2)  As of Closing Date.

          Accordingly, as and to the extent provided herein, (i) the 200 Park
Avenue Trust Mortgage Loan, although part of the Trust Fund, will be serviced and administered in accordance with the 200 Park Avenue Servicing Agreement, by the 200 Park Avenue Master Servicer and the 200 Park Avenue Special Servicer,
(ii) the Courtyard by Marriott Trust Mortgage Loan, although part of the Trust
Fund, will be serviced and administered in accordance with the Courtyard by
Marriott Servicing Agreement, by the Courtyard by Marriott Master Servicer and
the Courtyard by Marriott Special Servicer, (iii) the 1345 Avenue of the
Americas Trust Mortgage Loan, although part of the Trust Fund, will be serviced and administered in accordance with the 1345 Avenue of the Americas Servicing
Agreement, by the 1345 Avenue of the Americas Master Servicer and the 1345
Avenue of the Americas Special Servicer, and (iv) the Park Avenue Plaza Trust
Mortgage Loan, although part of the Trust Fund, will be serviced and administered in accordance with the Park Avenue Plaza Servicing Agreement, by the Park Avenue Plaza Master Servicer and the Park Avenue Plaza Special
Servicer. The Serviced Note B Non-Trust Mortgage Loan, although not part of the
Trust Fund, will be serviced hereunder by the Master Servicer and the Special
Servicer.

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent hereby agree, in each case, as follows:

                                      -10-

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
     CERTAIN ADJUSTMENTS TO THE PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, unless the context otherwise requires:

          "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "200 Park Avenue Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Collection Period" shall mean, with respect to any
Trust Master Servicer Remittance Date or any Distribution Date, the period commencing on the day immediately following the 200 Park Avenue Determination
Date in the calendar month preceding the calendar month in which such Trust
Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs (or, in the case of each of the initial Trust Master Servicer Remittance
Date and the initial Distribution Date, commencing immediately following the
Cut-off Date) and ending on and including the 200 Park Avenue Determination Date in the calendar month in which such Trust Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs.

          "200 Park Avenue Determination Date" shall mean the "Remittance Date"
under the 200 Park Avenue Co-Lender Agreement.

          "200 Park Avenue Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Mortgage Loan" shall mean the 200 Park Avenue Trust
Mortgage Loan or a 200 Park Avenue Non-Trust Mortgage Loan, as applicable.

          "200 Park Avenue Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for a
200 Park Avenue Non-Trust Mortgage Loan.

          "200 Park Avenue Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

                                      -11-

          "200 Park Avenue Note A-1 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Note A-1 Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 200 Park Avenue Note A-1 Non-Trust Mortgage Loan.

          "200 Park Avenue Note A-3 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Note A-3 Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 200 Park Avenue Note A-3 Non-Trust Mortgage Loan.

          "200 Park Avenue Noteholders" shall mean the holder of the Mortgage
Note for the 200 Park Avenue Trust Mortgage Loan, together with the 200 Park
Avenue Non-Trust Mortgage Loan Noteholders.

          "200 Park Avenue Servicer" shall mean the 200 Park Avenue Master
Servicer or the 200 Park Avenue Special Servicer, as applicable.

          "200 Park Avenue Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which Trust Mortgage Loan is identified on the Trust Mortgage Loan Schedule by loan number 1 and is, together with the 200
Park Avenue Non-Trust Mortgage Loans, secured by the same Mortgage on the 200
Park Avenue Mortgaged Property.

          "200 Park Avenue Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Underlying Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the
"Loan Combination Collection Period" (within the meaning of the initial 200 Park
Avenue Servicing Agreement) with respect to the 200 Park Avenue Loan Combination that ends in the calendar month in which such Distribution Date or Trust Master
Servicer Remittance Date, as the case may be, occurs.

          "500 West Madison Change of Control Event" shall mean any Serviced
Loan Combination Change of Control Event with respect to the 500 West Madison
Loan Combination.

          "500 West Madison Co-Lender Agreement" shall mean the Co-Lender
Agreement dated as of August 11, 2005, between Lehman Brothers Bank, FSB as holder of the Mortgage Note for the 500 West Madison Trust Mortgage Loan and
Lehman Brothers Bank, FSB as holder of the Mortgage Note for the 500 West
Madison Note B Non-Trust Mortgage Loan.

                                      -12-

          "500 West Madison Collection Period" shall mean, with respect to any
500 West Madison Master Servicer Remittance Date, any Trust Master Servicer
Remittance Date or any Distribution Date, the period commencing on the day immediately following the 500 West Madison Determination Date in the calendar month preceding the month in which such 500 West Madison Master Servicer
Remittance Date, such Trust Master Servicer Remittance Date or such Distribution
Date, as the case may be, occurs (or, in the case of each of the initial 500
West Madison Master Servicer Remittance Date, the initial Trust Master Servicer
Remittance Date or the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the 500 West Madison
Determination Date in the calendar month in which such 500 West Madison Master
Servicer Remittance Date, such Trust Master Servicer Remittance Date or such
Distribution Date, as the case may be, occurs.

          "500 West Madison Controlling Party" shall mean the Serviced Loan
Combination Controlling Party with respect to the 500 West Madison Loan
Combination.

          "500 West Madison Cure Rights" shall mean the Cure Rights granted to the 500 West Madison Note B Non-Trust Mortgage Loan Noteholder under Article VII of the 500 West Madison Co-Lender Agreement.

          "500 West Madison Determination Date" shall have the same meaning as
Trust Determination Date.

          "500 West Madison Directing Lender" shall mean the Serviced Loan
Combination Directing Lender with respect to the 500 West Madison Loan
Combination.

          "500 West Madison Loan Combination" shall mean the Serviced Loan
Combination consisting of the 500 West Madison Trust Mortgage Loan and the 500
West Madison Note B Non-Trust Mortgage Loan (or any successor REO Mortgage Loans with respect thereto).

          "500 West Madison Master Servicer Remittance Date" shall have the same meaning as Trust Master Servicer Remittance Date.

          "500 West Madison Mortgage Loan" shall mean the 500 West Madison Trust
Mortgage Loan or the 500 West Madison Note B Non-Trust Mortgage Loan, as
applicable.

          "500 West Madison Mortgaged Property" shall mean the Mortgaged
Property identified on the Trust Mortgage Loan Schedule as 500 West Madison
Street.

          "500 West Madison Note B Non-Trust Mortgage Loan" shall mean the mortgage loan that is, together with the 500 West Madison Trust Mortgage Loan, secured by the same Mortgage on the 500 West Madison Mortgaged Property.

          "500 West Madison Note B Non-Trust Mortgage Loan Noteholder" shall mean the holder (or the collective holders) of the Mortgage Note for the 500
West Madison Note B Non-Trust Mortgage Loan.

          "500 West Madison Noteholders" shall mean the holder of the Mortgage
Note for the 500 West Madison Trust Mortgage Loan, together with the 500 West
Madison Note B Non-Trust Mortgage Loan Noteholder.

                                      -13-

          "500 West Madison Special Servicer" shall mean any special servicer hereunder responsible for special servicing the 500 West Madison Loan
Combination or any related REO Property; provided that, if such special servicer has special servicing responsibilities with respect to other Serviced Mortgage
Loans and/or Administered REO Properties, then the term 500 West Madison Special
Servicer shall refer to such party only to the extent of its rights, duties and obligations in respect of the 500 West Madison Loan Combination or any related
REO Property.

          "500 West Madison Trust Mortgage Loan" shall mean the Trust Mortgage
Loan that is secured by the 500 West Madison Mortgaged Property and that is identified on the Trust Mortgage Loan Schedule by loan number 3.

          "1345 Avenue of the Americas Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Collection Period" shall mean, with respect to any Trust Master Servicer Remittance Date or any Distribution Date,
the period commencing on the day immediately following the 1345 Avenue of the
Americas Determination Date in the calendar month preceding the calendar month in which such Trust Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs (or, in the case of each of the initial Trust Master
Servicer Remittance Date and the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the 1345
Avenue of the Americas Determination Date in the calendar month in which such
Trust Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs.

          "1345 Avenue of the Americas Determination Date" shall mean the
"Business Day" (within the meaning of the initial 1345 Avenue of the Americas
Servicing Agreement) following the eighth calendar day of each month, commencing in September 2005.

          "1345 Avenue of the Americas Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Mortgage Loan" shall mean the 1345 Avenue of the Americas Trust Mortgage Loan or any 1345 Avenue of the Americas Non-Trust
Mortgage Loan, as applicable.

          "1345 Avenue of the Americas Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 1345 Avenue of the Americas Non-Trust Mortgage Loan.

          "1345 Avenue of the Americas Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

                                      -14-

          "1345 Avenue of the Americas Note 1-A1 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Note 1-A1 Non-Trust Mortgage Loan
Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 1345 Avenue of the Americas Note 1-A1 Non-Trust
Mortgage Loan.

          "1345 Avenue of the Americas Note 1-A3 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Note 1-A3 Non-Trust Mortgage Loan
Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 1345 Avenue of the Americas Note 1-A3 Non-Trust
Mortgage Loan.

          "1345 Avenue of the Americas Note 1-A4 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Note 1-A4 Non-Trust Mortgage Loan
Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 1345 Avenue of the Americas Note 1-A4 Non-Trust
Mortgage Loan.

          "1345 Avenue of the Americas Note 1-B/C Non-Trust Mortgage Loan
Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for a 1345 Avenue of the Americas 1- B/C Non-Trust Mortgage
Loan.

          "1345 Avenue of the Americas Note 1-B/C Non-Trust Mortgage Loans"
shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Note 2 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Note 2 Non-Trust Mortgage Loan
Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 1345 Avenue of the Americas Note 2 Non-Trust Mortgage
Loan.

          "1345 Avenue of the Americas Noteholders" shall mean, collectively, the holder of the Mortgage Note for the 1345 Avenue of the Americas Trust
Mortgage Loan, together with the 1345 Avenue of the Americas Non-Trust Mortgage
Loan Noteholders.

          "1345 Avenue of the Americas Servicer" shall mean the 1345 Avenue of the Americas Master Servicer or the 1345 Avenue of the Americas Special
Servicer.

          "1345 Avenue of the Americas Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

                                      -15-

          "1345 Avenue of the Americas Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which Trust Mortgage Loan is identified on the Trust Mortgage Loan Schedule by loan number 12 and is, together with the 1345 Avenue of the Americas Non-Trust Mortgage Loans, secured by the same Mortgage on the 1345 Avenue of the Americas Mortgaged Property.

          "1345 Avenue of the Americas Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

          "1345 Avenue of the Americas Underlying Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date,
the "Due Period" (within the meaning of the initial 1345 Avenue of the Americas
Servicing Agreement) with respect to the 1345 Avenue of the Americas Loan
Combination that ends in the calendar month in which such Distribution Date or
Trust Master Servicer Remittance Date, as the case may be, occurs.

          "A/B Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "A/B Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "ABN AMRO" shall mean ABN AMRO Bank N.V. or its successor in interest.

          "Acceptable Insurance Default" shall mean, with respect to any
Mortgage Loan, any default under the related loan documents resulting from (a)
the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b)
the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment (subject to Section 6.11 and/or Section 6.12, in each case if and as applicable), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against at the time for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located, or
(ii) such insurance is not available at any rate. Subject to the Servicing
Standard, in making any of the determinations under and in accordance with subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to reasonably rely on the opinion of an insurance consultant.

          "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal
Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related
Distribution Date; and (b) in the case of either Class of Interest-Only
Certificates for any Interest Accrual Period, the aggregate amount of Accrued
Component Interest with respect to all of the REMIC III Components of such Class of Certificates for such Interest Accrual Period. The Regular Interest
Certificates shall accrue interest on a 30/360 Basis.

          "Accrued Component Interest" shall mean the interest accrued from time to time with respect to any REMIC III Component of either Class of Interest-Only
Certificates, the amount of which

                                      -16-

interest shall equal, for any Interest Accrual Period, one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such REMIC III
Component for such Interest Accrual Period, multiplied by (ii) the Component
Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date. Each REMIC III Component of a Class of Interest-Only
Certificates shall accrue interest on a 30/360 Basis.

          "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property or any interest therein is considered to be acquired by (or, in the case of an Outside Administered REO Property, acquired for the benefit of) the Trust Fund within the meaning of Treasury regulations section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property or an interest therein for federal income tax purposes.

          "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

          "Additional Designated Servicing Information" shall have the meaning assigned thereto in Section 8.15(a).

          "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

          "Additional Interest" shall mean, with respect to any ARD Mortgage
Loan after its Anticipated Repayment Date, subject to Section 2.05(b), all interest accrued on the principal balance of such ARD Mortgage Loan at the
Additional Interest Rate and, if so provided in the related loan documents, compounded at the related Mortgage Rate (the payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this
Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO
Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or
Stated Principal Balance of such ARD Mortgage Loan or any successor REO Mortgage
Loan with respect thereto, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to the related ARD Mortgage Loan in accordance with the related loan documents).

          "Additional Interest Rate" shall mean, with respect to any ARD
Mortgage Loan after its Anticipated Repayment Date, subject to Section 2.05(b), the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated Repayment Date.

          "Additional Trust Fund Expense" shall mean any expense that: (i) is incurred with respect to the Trust Fund or any particular asset therein; (ii) is not paid by or on behalf of any Mortgagor and is not covered by a nonreimbursable payment by any party hereto; (iii) is not otherwise included in the calculation of a Realized Loss in respect of any particular Trust Mortgage
Loan or REO Trust Mortgage Loan; and (iv) would result or has resulted, as the case may be, in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

          "Adjusted Actual/360 Accrued Interest Amount" shall mean, with respect to any Loan REMIC Regular Interest or REMIC I Regular Interest that relates to an Interest Reserve Mortgage Loan

                                      -17-

or an Interest Reserve REO Mortgage Loan, for any Interest Accrual Period, an
amount of interest equal to the product of (a) the Mortgage Rate for the related
Trust Mortgage Loan in effect as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of the related Trust Mortgage
Loan subsequent to the Closing Date and, in the case of an Outside Serviced
Trust Mortgage Loan, reduced by the Actual/360 Equivalent of the related Outside
Servicing Fee Rate), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is
360, multiplied by (c) the Uncertificated Principal Balance of such Loan REMIC
Regular Interest or REMIC I Regular Interest, as the case may be, immediately prior to the Distribution Date that corresponds to such Interest Accrual Period;
provided that, if the subject Interest Accrual Period ends during (x) January of
2006 or any year thereafter that is not a leap year or (y) February of 2006 or any year thereafter, then the amount of interest calculated with respect to any particular Loan REMIC Regular Interest or REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any, with respect to the related Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as
the case may be, transferred (in accordance with Section 3.04(c)) from the
Collection Account to the Interest Reserve Account in the calendar month in which such Interest Accrual Period ends; and provided, further, that, if the subject Interest Accrual Period ends during March of 2006 or any year thereafter, then the amount calculated with respect to any particular Loan REMIC
Regular Interest or REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any, with respect to the related Interest
Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.05(c)) from the Interest Reserve
Account to the Collection Account in the calendar month in which such Interest
Accrual Period ends. For purposes of clause (a) of the prior sentence, the term
"Actual/360 Equivalent of the related Outside Servicing Fee Rate" means a rate per annum equal to the product of (a) the subject Outside Servicing Fee Rate, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the number of days in the applicable
Interest Accrual Period.

          "Adjusted Principal Distribution Amount" shall mean, for any
Distribution Date, an amount equal to (a) the Principal Distribution Amount for such Distribution Date, plus (b) all amounts to be added to such Principal
Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus (c) all amounts to be subtracted from such Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

          "Adjusted REMIC II Remittance Rate" shall mean, with respect to any
REMIC II Regular Interest, for any Interest Accrual Period, an annual rate equal to the annual Pass-Through Rate in effect during such Interest Accrual Period for the Class of Principal Balance Certificates as to which such REMIC II
Regular Interest is the sole Corresponding REMIC II Regular Interest or is one of two or more Corresponding REMIC II Regular Interests, as applicable.

          "Administered REO Property" shall mean any REO Property other than, if applicable, any Outside Administered REO Property.

          "Administrative Cost Rate" shall mean: (a) with respect to each
Outside Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the sum of (i) the related Outside Servicing Fee Rate,
(ii) the Trustee Fee Rate, and (iii) the related Master Servicing Fee Rate; and
(b) with respect to each other Trust Mortgage Loan (or any successor REO Trust
Mortgage

                                      -18-

Loan with respect thereto), the corresponding rate per annum specified as the
"Administrative Cost Rate" on the Trust Mortgage Loan Schedule, which, for each
Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), is equal to the sum of the related Master Servicing Fee Rate and the
Trustee Fee Rate.

          "Advance" shall mean any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event" shall mean, subject to Section 2.05(b), any endangerment to the status of the Grantor Trust as a grantor trust under the
Grantor Trust Provisions or any imposition of a tax on the Grantor Trust or any of its assets or transactions.

          "Adverse Rating Event" shall mean, with respect to any Class of
Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by either
Rating Agency.

          "Adverse REMIC Event" shall mean, with respect to any REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC
Provisions or, except as permitted by Section 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on prohibited contributions set forth in Section 860G(d) of the Code and/or the tax on "net income from foreclosure property" as defined in Section 860G(c) of the
Code).

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

          "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

          "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

          "Anticipated Repayment Date" shall mean, with respect to any ARD
Mortgage Loan, subject to Section 2.05(b), the date specified in the related loan documents after which the Mortgage Rate for such ARD Mortgage Loan will increase as specified in the related Mortgage Note.

          "Appraisal Reduction Amount" shall mean, with respect to any Required
Appraisal Loan, an amount (calculated initially as of the applicable
Determination Date immediately following the later of the date on which the subject Serviced Trust Mortgage Loan or Serviced Loan Combination, as
applicable, became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained, and thereafter as of each subsequent applicable Determination Date during the period that the subject Serviced Trust
Mortgage Loan, REO Trust Mortgage Loan or Serviced Loan Combination, as
applicable, remains a Required Appraisal Loan) equal to the excess, if any, of:
(a) the sum of,

                                      -19-

without duplication, (i) the Stated Principal Balance of such Required Appraisal
Loan, (ii) to the extent not previously advanced by or on behalf of the Master
Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required
Appraisal Loan through the most recent Due Date prior to the date of calculation
(exclusive of any portion thereof that represents Additional Interest and/or
Default Interest), (iii) all accrued and unpaid Special Servicing Fees,
Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan,
(iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer and/or any other party hereto with respect to such Required Appraisal Loan, (v) any other unpaid items that could become Additional Trust Fund Expenses in respect of such Required
Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related
Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items); over (b) the Required Appraisal Value. Notwithstanding the foregoing, if
(i) any Serviced Trust Mortgage Loan or Serviced Loan Combination becomes a
Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, with respect to the related
Mortgaged Property during the 12-month period prior to the date such Serviced
Trust Mortgage Loan or Serviced Loan Combination, as the case may be, became a
Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the
Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Serviced Trust Mortgage Loan or Serviced Loan Combination, as the
case may be, became a Required Appraisal Loan, then (x) until such Required
Appraisal or update is obtained or conducted, as applicable, in accordance with
Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated
Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required
Appraisal or update thereof by the Special Servicer, the Appraisal Reduction
Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each
Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction
Amount.

          Any Appraisal Reduction Amount with respect to a Serviced Loan
Combination shall be calculated, and allocated between or among, as the case may be, the respective Mortgage Loans comprising the subject Serviced Loan
Combination, by the Master Servicer pursuant to this Agreement and consistent with the related Co-Lender Agreement; and the related Serviced Non-Trust
Mortgage Loan Noteholder(s) shall be entitled to rely on such calculations, and the allocations to the subject Serviced Non-Trust Mortgage Loan(s) or any successor REO Trust Mortgage Loan(s) with respect thereto, as reported to it or them, as the case may be, by the Master Servicer.

          Each Appraisal Reduction Amount shall be reduced to zero as of the date the subject Serviced Trust Mortgage Loan or Serviced Loan Combination, as
applicable, ceases to be a Required Appraisal Loan, and no Appraisal Reduction
Amount shall exist as to any Serviced Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) or any Serviced Loan Combination after it has been paid in full, liquidated, repurchased or otherwise disposed of.

                                      -20-

          Notwithstanding the foregoing, in the case of an Outside Serviced Loan
Combination, the term "Appraisal Reduction Amount" shall have the meaning assigned to that term or any analogous term in the related Outside Servicing
Agreement. Further notwithstanding the foregoing, any Appraisal Reduction Amount with respect to an Outside Serviced Loan Combination shall be calculated, and allocated between the respective Mortgage Loans comprising such Outside Serviced
Loan Combination by the applicable Outside Servicer pursuant to the related
Outside Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations, and the allocations to the Trust Mortgage Loan or REO Trust
Mortgage Loan, as applicable, in such Outside Serviced Loan Combination, as reported to them by the applicable Outside Servicer.

          "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a
Trust Mortgage Loan or relating to an REO Trust Mortgage Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related
Servicing File or (b) the most recent "desktop" value estimate performed by the
Special Servicer that is contained in the related Servicing File.

          "ARD Mortgage Loan" shall mean, subject to Section 2.05(b), any
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid by a date certain set forth in the related loan documents, such Mortgage Loan (or successor REO Mortgage Loan) will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged
Property to the repayment of the outstanding principal balance on such Mortgage
Loan. If none of the Trust Mortgage Loans are reflected on the Trust Mortgage
Loan Schedule as being ARD Mortgage Loans, then Section 2.05(b) shall apply.

          "ARD Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is an ARD Mortgage Loan. If none of the Trust Mortgage Loans are reflected on the
Trust Mortgage Loan Schedule as being ARD Mortgage Loans, then Section 2.05(b)
shall apply.

          "Assignment of Leases" shall mean, with respect to any Mortgaged
Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan(s).

          "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon
Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its then Maturity Date as of which such Mortgage
Loan remains outstanding and part of the Trust Fund (or, in the case of a
Serviced Non-Trust Mortgage Loan, if applicable, as of which (i) such Non-Trust
Mortgage Loan remains outstanding and (ii) the related Trust Mortgage Loan remains part of the Trust Fund) (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the related Collection Period in which such Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization

                                      -21-

schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such Maturity Date; and (b) with respect to any REO Mortgage
Loan, for any Due Date as of which the related REO Property (or any interest therein) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due
Date prior to its becoming an REO Mortgage Loan.

          "ASTM" shall mean the American Society for Testing and Materials.

          "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the
Trustee).

          "Available Distribution Amount" shall mean, with respect to any
Distribution Date, an amount equal to:

          (a) the sum, without duplication, of (i) the aggregate amount of all payments and other collections on or with respect to the Trust Mortgage
     Loans and any REO Properties (including Loss of Value Payments and, in the case of the initial Distribution Date, any Initial Deposits) that (A) were
     Received by the Trust as of the end of the related Collection Period and
     (B) are on deposit in the Collection Account as of 12:00 noon (New York
     City time) on such Distribution Date, (ii) the aggregate amount of any P&I
     Advances made by the Master Servicer, the Trustee and/or the Fiscal Agent
     with respect to the Mortgage Pool for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount deposited by the Master Servicer in the Collection Account for such
     Distribution Date pursuant to Section 3.19(a) in connection with Prepayment
     Interest Shortfalls on the Mortgage Pool, (iv) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the
     Collection Account pursuant to Section 3.05(d) in respect of such
     Distribution Date, (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date is the Final
     Distribution Date, the aggregate amount transferred from the Loss of Value
     Reserve Fund to the Collection Account pursuant to Section 3.05(e) in respect of such Distribution Date, and (vi) to the extent not included in the amount described in clause (a)(i) of this definition, if such
     Distribution Date occurs during March of 2006 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest
     Reserve Account to the Collection Account in respect of the Interest
     Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for
     distribution on such Distribution Date; net of

          (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled
     Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a scheduled Monthly Payment that is due on a Due Date in the same month as such Distribution Date but subsequent to the end of the related Collection Period, following the end of the calendar month in which such Distribution Date occurs), (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v) and (viii) of Section 3.05(b), (iii)
     Prepayment Consideration and/or Additional Interest, (iv) if such
     Distribution Date occurs during January of 2006 or any year thereafter that is not a leap year or during February of 2006

                                      -22-

     or any year thereafter, the Interest Reserve Amounts with respect to the
     Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans
     to be withdrawn from the Collection Account and deposited into the Interest
     Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Collection Account in error;

provided that the Available Distribution Amount for the Final Distribution Date
shall consist of all amounts on deposit in the Collection Account as of the time distributions are to be made to Certificateholders on the Final Distribution
Date, exclusive of any portion of such amounts that are payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v)
and (viii) of Section 3.05(b), that were deposited in the Collection Account in error or that represent Prepayment Consideration and/or Additional Interest.

          "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing
Date provides for an amortization schedule extending beyond its Stated Maturity
Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is significantly larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

          "Balloon Payment" shall mean, with respect to any Balloon Mortgage
Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Mortgage Loan at maturity.

          "Balloon Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Balloon Mortgage Loan.

          "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the
Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer
Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

          "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate" shall mean any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Book-Entry Subordinate Certificate" shall mean any Subordinate
Certificate that constitutes a Book-Entry Certificate.

          "Breach" shall have the meaning assigned thereto in Section 2.03(a).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office
of the Master Servicer or the Primary Servicing Office of the Special Servicer
are located, are authorized or obligated by law or executive order to remain closed.

                                      -23-

          "CERCLA" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

          "Certificate" shall mean any one of the LB-UBS Commercial Mortgage
Trust 2005-C5, Commercial Mortgage Pass-Through Certificates, Series 2005-C5, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Factor" shall mean, with respect to any Class of Regular
Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current
Class Principal Balance or Class Notional Amount, as the case may be, of such
Class of Regular Interest Certificates, and the denominator of which is the
Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

          "Certificate Notional Amount" shall mean, with respect to any
Interest-Only Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then Certificate
Factor for the Class of Interest-Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner" shall mean, with respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository
Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance" shall mean, with respect to any
Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a)
the then Certificate Factor for the Class of Principal Balance Certificates to
which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register" shall mean the register maintained pursuant to
Section 5.02.

          "Certificate Registrar" shall mean the registrar appointed pursuant to
Section 5.02.

          "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a
Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and (ii)
solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the
Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the
Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal
Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the
Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained
(provided that the provisions of this clause (ii) are not intended to limit the rights of the Controlling Class Representative (which may be an Affiliate of the
Special Servicer) as are specifically set forth in this Agreement with respect to any consent, approval or

                                      -24-

waiver required or permitted to be made by the Controlling Class Representative or any rights under Section 6.09 with respect to any election, removal or replacement of the Special Servicer or the Controlling Class Representative).
The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in
determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports" shall mean, collectively, the Distribution
Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff
Notification Report, the CMSA Investor Reporting Package and any reports comparable to the foregoing with respect to an Outside Serviced Trust Mortgage
Loan or any related REO Property that are deliverable to the Trustee (or to the
Master Servicer on behalf of the Trustee), as holder of the Mortgage Note for such Outside Serviced Trust Mortgage Loan.

          "Certifying Officer" shall have the meaning assigned thereto in
Section 8.15(d).

          "Certifying Party" shall have the meaning assigned thereto in Section
8.15(d).

          "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation or all of the
Holders of Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation, as the context may require.

          "Class A Certificate" shall mean any of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J
Certificates.

          "Class A-1 Certificate" shall mean any one of the Certificates with a
"Class A-1" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-1A Certificate" shall mean any one of the Certificates with a
"Class A-1A" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-2 Certificate" shall mean any one of the Certificates with a
"Class A-2" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-3 Certificate" shall mean any one of the Certificates with a
"Class A-3" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-4 Certificate" shall mean any one of the Certificates with a
"Class A-4" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                                      -25-

          "Class A-AB Certificate" shall mean any one of the Certificates with a
"Class A-AB" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-AB Planned Principal Balance" shall mean, with respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-AB
Certificates for such date set forth on Schedule IX attached hereto.

          "Class A-J Certificate" shall mean any one of the Certificates with a
"Class A-J" designation on the face thereof, substantially in the form of
Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-M Certificate" shall mean any one of the Certificates with a
"Class A-M" designation on the face thereof, substantially in the form of
Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class B Certificate" shall mean any one of the Certificates with a
"Class B" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class B Through T Certificate" shall mean any Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class P, Class Q, Class S or Class T Certificate.

          "Class C Certificate" shall mean any one of the Certificates with a
"Class C" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class D Certificate" shall mean any one of the Certificates with a
"Class D" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class E Certificate" shall mean any one of the Certificates with a
"Class E" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class F Certificate" shall mean any one of the Certificates with a
"Class F" designation on the face thereof, substantially in the form of Exhibit
A-5 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class G Certificate" shall mean any one of the Certificates with a
"Class G" designation on the face thereof, substantially in the form of Exhibit
A-5 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class H Certificate" shall mean any of the Certificates with a "Class
H" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

                                      -26-

          "Class J Certificate" shall mean any one of the Certificates with a
"Class J" designation on the face thereof, substantially in the form of Exhibit
A-5 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class K Certificate" shall mean any of the Certificates with a "Class
K" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class L Certificate" shall mean any of the Certificates with a "Class
L" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class M Certificate" shall mean any of the Certificates with a "Class
M" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class N Certificate" shall mean any of the Certificates with a "Class
N" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which a Class of Interest-Only Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of each Class of Interest-Only Certificates shall equal the then aggregate of the Component Notional Amounts of all the REMIC III
Components of such Class of Interest-Only Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class X-CP Certificates
shall be calculated in accordance with the Prospectus Supplement.

          "Class P Certificate" shall mean any of the Certificates with a "Class
P" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates. As of the Closing Date, the Class Principal Balance of each Class of Principal
Balance Certificates shall equal the Original Class Principal Balance thereof.
On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further reduced (subject to
Section 4.05) by the amount of any Realized Losses and Additional Trust Fund
Expenses deemed allocated thereto on such Distribution Date pursuant to Section
4.04. On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates shall be increased by the related Class Principal
Reinstatement Amount, if any, for such Distribution Date.

          "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

          "Class Q Certificate" shall mean any of the Certificates with a "Class
Q" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

                                      -27-

          "Class R-I Certificate" shall mean any of the Certificates with a
"Class R-I" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC I for purposes of the REMIC Provisions.

          "Class R-II Certificate" shall mean any of the Certificates with a
"Class R-II" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC II for purposes of the REMIC Provisions.

          "Class R-III Certificate" shall mean any of the Certificates with a
"Class R-III" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC III for purposes of the REMIC Provisions.

          "Class R-LR Certificate" shall mean, subject to Section 2.06(b), any of the Certificates with a "Class R-LR" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in each Loan REMIC for purposes of the REMIC Provisions.

          "Class S Certificate" shall mean any of the Certificates with a "Class
S" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class T Certificate" shall mean any of the Certificates with a "Class
T" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class V Certificate" shall mean, subject to Section 2.05(b), any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a pro rata undivided interest in the Grantor Trust Assets.

          "Class V Sub-Account" shall mean, subject to Section 2.05(b), a sub-account of the Collection Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Grantor
Trust, but not an asset of any REMIC Pool.

          "Class X-CL Certificate" shall mean any one of the Certificates with a
"Class X-CL" designation on the face thereof, substantially in the form of
Exhibit A-3 attached hereto, and evidencing a portion of 43 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CL REMIC III Component" shall mean any of the 43 separate
"regular interests" in REMIC III evidenced by the Class X-CL Certificates, each of which: (i) relates to its Corresponding REMIC II Regular Interest; (ii)
accrues interest at its Pass-Through Rate in effect from time to time; and (iii)
has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time. The
Class X-CL REMIC III Components shall have the following alphabetic and alphanumeric designations: X-CL-A-1-1; X-CL-A-1-2; X-CL-A-1A-1; X-CL-A-1A-2;
X-CL-A-1A-3; X-CL-A-1A-4; X-CL-A-1A-5; X-CL-A-1A-6; X-CL-A-1A-7; X-CL-A-1A-8;
X-CL-A-2-1; X-CL-A-2-2; X-CL-A-2-3; X-CL-A-2-4; X-CL-A-3; X-CL-A-AB; X-CL-A-4-1;
X-CL-A-4-2; X-CL-A-4-3; X-CL-A-4-4; X-CL-A-M; X-CL-A-J; X-CL-B; X-CL-C-1;
X-CL-C-2; X-CL-D-1; X-CL-D-2; X-CL-E; X-CL-F-1; X-CL-F-2; X-CL-G-1; X-CL-G-

                                      -28-

2; X-CL-H; X-CL-J-1; X-CL-J-2; X-CL-K; X-CL-L; X-CL-M; X-CL-N; X-CL-P; X-CL-Q;
X-CL-S; and X-CL-T.

          "Class X-CP Certificate" shall mean any one of the Certificates with a
"Class X-CP" designation on the face thereof, substantially in the form of
Exhibit A-2 attached hereto, and evidencing a portion of 33 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CP REMIC III Component" shall mean any of the 33 separate
"regular interests" in REMIC III evidenced by the Class X-CP Certificates, each of which: (i) relates to its Corresponding REMIC II Regular Interest; (ii)
accrues interest at its Pass-Through Rate in effect from time to time; and (iii)
has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time. The
Class X-CP REMIC III Components shall have the respective alphabetic and alphanumeric designations set forth in the definition of "Class X-CP Termination
Date".

                                      -29-

          "Class X-CP Termination Date" shall mean, with respect to any Class
X-CP REMIC III Component, the Distribution Date in the month and year specified opposite the alphanumeric designation for such Class X-CP REMIC III Component in the following table.

Designation of Class X-CP   Month and Year of Class X-CP
   REMIC III Component            Termination Date
-------------------------   ----------------------------
        X-CP-A-1-2                   August 2006
       X-CP-A-1A-2                   August 2006
       X-CP-A-1A-3                   August 2007
       X-CP-A-1A-4                   August 2008
       X-CP-A-1A-5                   August 2009
       X-CP-A-1A-6                   August 2010
       X-CP-A-1A-7                   August 2011
       X-CP-A-1A-8                   August 2012
        X-CP-A-2-1                   August 2006
        X-CP-A-2-2                   August 2007
        X-CP-A-2-3                   August 2008
        X-CP-A-2-4                   August 2009
         X-CP-A-3                    August 2009
        X-CP-A-AB                    August 2009
        X-CP-A-4-1                   August 2009
        X-CP-A-4-2                   August 2010
        X-CP-A-4-3                   August 2011
        X-CP-A-4-4                   August 2012
         X-CP-A-M                    August 2012
         X-CP-A-J                    August 2012
          X-CP-B                     August 2012
         X-CP-C-1                    August 2011
         X-CP-C-2                    August 2012
         X-CP-D-1                    August 2010
         X-CP-D-2                    August 2011
          X-CP-E                     August 2010
         X-CP-F-1                    August 2009
         X-CP-F-2                    August 2010
         X-CP-G-1                    August 2008
         X-CP-G-2                    August 2009
          X-CP-H                     August 2008
         X-CP-J-1                    August 2007
         X-CP-J-2                    August 2008

          "Clearstream" shall mean Clearstream Banking, Luxembourg or any successor.

          "Closing Date" shall mean August 25, 2005.

          "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist

                                      -30-

whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special
Servicer and the Controlling Class Representative.

          "CMSA Advance Recovery Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. In connection with preparing the
CMSA Comparative Financial Status Report, the Master Servicer shall process (a)
interim financial statements beginning with interim financial statements for the fiscal quarter ending December of 2005, and (b) annual financial statements beginning with annual financial statements for the 2005 fiscal year.

          "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing

                                      -31-

such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report"
shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File, (ii)
     CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond
     Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File;

          (b) the following ten supplemental reports: (i) CMSA Delinquent Loan
     Status Report, (ii) CMSA Historical Loan Modification and Corrected
     Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA
     REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA
     Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii)
     CMSA Advance Recovery Report, (ix) CMSA Loan Level Reserve/LOC Report and
     (x) CMSA NOI Adjustment Worksheet; and

          (c) such other reports as the CMSA may approve from time to time as being part of the CMSA Investor Reporting Package for commercial mortgage securitization trusts generally and as are reasonably acceptable to the
     Master Servicer.

          "CMSA Loan Level Reserve/LOC Report" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the
"Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and

                                      -32-

containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the
Master Servicer with respect to all the Performing Serviced Mortgage Loans, and by the Special Servicer with respect to Specially Serviced Mortgage Loans and, if they relate to Administered REO Properties, REO Mortgage Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org"
or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

          "Co-Lender Agreement" shall mean, with respect to any Loan
Combination, the co-lender agreement governing the relative rights of the respective holders of the Mortgage Loans comprising such Loan Combination. The
Co-Lender Agreements consist of the 200 Park Avenue Co-

                                      -33-

Lender Agreement, the Courtyard by Marriott Co-Lender Agreement, the 1345 Avenue
of the Americas Co-Lender Agreement, the Park Avenue Plaza Co-Lender Agreement,
the 500 West Madison Co-Lender Agreement and the other A/B Co-Lender Agreements.

          "Collection Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through
Certificates, Series 2005-C5".

          "Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan Combination Collection
Period with respect to each Loan Combination and all related matters, and (ii)
the Trust Collection Period with respect to the Mortgage Pool (exclusive of those Trust Mortgage Loans and any REO Trust Mortgage Loans that are part of a
Loan Combination) and all related matters.

          "Combination Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes part of a Loan Combination. The Combination Trust Mortgage
Loans are the 200 Park Avenue Trust Mortgage Loan, the Courtyard by Marriott
Trust Mortgage Loan, the 1345 Avenue of the Americas Trust Mortgage Loan, the
Park Avenue Plaza Trust Mortgage Loan, the 500 West Madison Trust Mortgage Loan
and the other Serviced Note A Trust Mortgage Loans.

          "Commission" shall mean the Securities and Exchange Commission or any successor agency.

          "Component Notional Amount" shall mean the notional amount on which any REMIC III Component of either Class of Interest-Only Certificates accrues interest, which, as of any date of determination, is equal to the then current
Uncertificated Principal Balance of such REMIC III Component's Corresponding
REMIC II Regular Interest.

          "Condemnation Proceeds" shall mean all cash amounts Received by the
Trust in connection with the taking of all or a part of a Mortgaged Property or
REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

          "Controlling Class" shall mean, as of any date of determination, the then most subordinate (based on the payment priorities set forth in Sections
4.01(a) and 4.01(b)) outstanding Class of Principal Balance Certificates that has a Class Principal Balance that is at least equal to 25% of the Original
Class Principal Balance of such Class; provided that if no Class of Principal
Balance Certificates has as of such date of determination a Class Principal
Balance that is at least equal to 25% of its Original Class Principal Balance, then the Controlling Class shall be the then most subordinate (based on the payment priorities set forth in Sections 4.01(a) and 4.01(b)) outstanding Class of Principal Balance Certificates that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining, and exercising the rights of, the Controlling Class, all of the Senior Class A
Certificates shall be deemed to constitute a single Class of Certificates.

          "Controlling Class Certificateholder" shall mean any Holder of a
Certificate of the Controlling Class.

                                      -34-

          "Controlling Class Representative" shall have the meaning assigned thereto in Section 6.09(b).

          "Controlling Class Representative Confirmation" shall have the meaning assigned thereto in Section 6.09(b).

          "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services Group -- LB-UBS Commercial Mortgage Trust 2005-C5.

          "Corrected Mortgage Loan" shall mean any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Serviced Mortgage
Loan or the related Mortgaged Property's becoming an REO Property). None of the
Mortgage Loans comprising an Outside Serviced Loan Combination shall constitute a Corrected Mortgage Loan under this Agreement.

          "Corrected Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes a Corrected Mortgage Loan.

          "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest
that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such
Class of Principal Balance Certificates (provided that each REMIC II Regular
Interest with an alphanumeric designation that begins "A-1-" shall be a
Corresponding REMIC II Regular Interest with respect to the Class A-1
Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "A-1A-" shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1A Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "A-2-" shall be a Corresponding REMIC II
Regular Interest with respect to the Class A-2 Certificates, each REMIC II
Regular Interest with an alphanumeric designation that begins "A-4-" shall be a
Corresponding REMIC II Regular Interest with respect to the Class A-4
Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "C-" shall be a Corresponding REMIC II Regular Interest with respect to the Class C Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "D-" shall be a Corresponding REMIC II Regular Interest with respect to the Class D Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "F-" shall be a Corresponding REMIC II
Regular Interest with respect to the Class F Certificates, each REMIC II Regular
Interest with an alphanumeric designation that begins "G-" shall be a
Corresponding REMIC II Regular Interest with respect to the Class G Certificates and each REMIC II Regular Interest with an alphanumeric designation that begins
"J-" shall be a Corresponding REMIC II Regular Interest with respect to the
Class J Certificates); (b) with respect to any Class X-CL REMIC III Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CL-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CL
REMIC III Component; and (c) with respect to any Class X-CP REMIC III Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CP-", is the same as

                                      -35-

the alphabetic or alphanumeric, as the case may be, designation for such Class
X-CP REMIC III Component.

          "Corresponding Class X-CP REMIC III Component" shall mean, with respect to any Class X-CL REMIC III Component, any Class X-CP REMIC III
Component that has the same Corresponding REMIC II Regular Interest as such Class X-CL REMIC III Component. If the Corresponding REMIC II Regular
Interest for any Class X-CL REMIC III Component is not also a Corresponding
REMIC II Regular Interest for a Class X-CP REMIC III Component, then such Class
X-CL REMIC III Component shall not have a Corresponding Class X-CP REMIC III
Component.

          "Courtyard by Marriott Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Collection Period" shall mean, with respect to any Trust Master Servicer Remittance Date or any Distribution Date, the period commencing on the day immediately following the Courtyard by Marriott
Determination Date in the calendar month preceding the calendar month in which such Trust Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs (or, in the case of each of the initial Trust Master
Servicer Remittance Date and the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the
Courtyard by Marriott Determination Date in the calendar month in which such
Trust Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs.

          "Courtyard by Marriott Determination Date" shall mean the "Remittance
Date" under the Courtyard by Marriott Co-Lender Agreement.

          "Courtyard by Marriott Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Mortgage Loan" shall mean the Courtyard by
Marriott Trust Mortgage Loan or any Courtyard by Marriott Non-Trust Mortgage
Loan, as applicable.

          "Courtyard by Marriott Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the Courtyard by Marriott Non-Trust Mortgage Loan.

          "Courtyard by Marriott Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Note A-1 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

                                      -36-

          "Courtyard by Marriott Note A-1 Non-Trust Mortgage Loan Noteholder"
shall mean the holder (or, if applicable, the collective holders) of the
Mortgage Note for the Courtyard by Marriott Note A-1 Non-Trust Mortgage Loan.

          "Courtyard by Marriott Note A-2 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Note A-2 Non-Trust Mortgage Loan Noteholder"
shall mean the holder (or, if applicable, the collective holders) of the
Mortgage Note for the Courtyard by Marriott Note A-2 Non-Trust Mortgage Loan.

          "Courtyard by Marriott Note B Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Note B Non-Trust Mortgage Loan Noteholder"
shall mean the holder (or, if applicable, the collective holders) of the
Mortgage Note for the Courtyard by Marriott Note B Non-Trust Mortgage Loan.

          "Courtyard by Marriott Noteholders" shall mean, collectively, the holder of the Mortgage Note for the Courtyard by Marriott Trust Mortgage Loan,
together with the Courtyard by Marriott Non-Trust Mortgage Loan Noteholders.

          "Courtyard by Marriott Servicer" shall mean the Courtyard by Marriott
Master Servicer or the Courtyard by Marriott Special Servicer.

          "Courtyard by Marriott Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which Trust Mortgage Loan is identified on the Trust Mortgage Loan Schedule by loan number 4 and is, together with the Courtyard by Marriott Non-Trust Mortgage Loans, secured by the same
Mortgage on the Courtyard by Marriott Mortgaged Property.

          "Courtyard by Marriott Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Underlying Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the
"Loan Combination Collection Period" (within the meaning of the initial
Courtyard by Marriott Servicing Agreement) with respect to the Courtyard by
Marriott Loan Combination that ends in the calendar month in which such
Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Covered Costs" shall mean, with respect to any Trust Mortgage Loan and any related costs and expenses that the Depositor or the UBS Mortgage Loan
Seller, as applicable, are otherwise required to pay pursuant to Section 2.03(d)
or the UBS/Depositor Mortgage Loan Purchase Agreement,

                                      -37-

(i) if such Trust Mortgage Loan has an original principal balance equal to or less than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $10,000, and (ii) if such Trust Mortgage Loan has an original principal balance greater than
$10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $25,000. In the case of each of clauses (i) and (ii) above in this definition, in the event the subject costs and expenses do not exceed the required threshold stated in the subject clause, the "Covered Costs" shall be $0.

          "Cross-Collateralized Group" shall mean any group of
Cross-Collateralized Mortgage Loans; provided that no Loan Combination shall constitute a Cross-Collateralized Group.

          "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan;
provided that none of the Mortgage Loans in a Loan Combination shall constitute a Cross-Collateralized Mortgage Loan.

          "Custodial Account" shall mean the Pool Custodial Account or any Loan
Combination Custodial Account.

          "Custodian" shall mean a Person who is at any time appointed by the
Trustee pursuant to Section 8.11 as a document custodian for some or all of the
Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date" shall mean, individually and collectively, as applicable in the context used: (i) with respect to each Mortgage Loan that was originated after August 11, 2005, the related date of origination of such
Mortgage Loan; and (ii) for every other Mortgage Loan, August 11, 2005.

          "Cut-off Date Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

          "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust (or, if applicable, a Serviced Non-Trust Mortgage Loan Noteholder) in respect of any
Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Default Interest" shall mean: (a) with respect to any Serviced
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon (other than late payment charges and Prepayment
Consideration) that represent penalty interest (arising out of a default) in excess of (i) interest accrued on the principal balance of such Serviced
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), at the related Mortgage Rate (net of any applicable Additional Interest Rate included as part of such Mortgage Rate), and (ii) in the case of an ARD Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) after the related
Anticipated Repayment Date, any Additional Interest; and (b) with respect to any
Outside Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), any amounts Received by the Trust thereon that represent
"Default Interest" as defined under the related Outside Servicing Agreement or, if not defined therein, as defined under the related Co-Lender Agreement.

                                      -38-

          "Defaulting Party" shall have the meaning assigned thereto in Section
7.01(b).

          "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.20(k).

          "Defeasance Collateral" shall mean, with respect to any Defeasance
Mortgage Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

          "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

          "Defeasance Mortgage Loan" shall mean any Mortgage Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such
Mortgage Loan in connection with obtaining the release of all or any portion of the related Mortgaged Property (or permits the holder of such Mortgage Loan to require the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment).

          "Defeasance Serviced Trust Mortgage Loan" shall mean any Defeasance
Trust Mortgage Loan that is also a Serviced Trust Mortgage Loan.

          "Defeasance Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Defeasance Mortgage Loan.

          "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

          "Definitive Non-Registered Certificate" shall mean any Non-Registered
Certificate that has been issued as a Definitive Certificate.

          "Definitive Subordinate Certificate" shall mean any Subordinate
Certificate that has been issued as a Definitive Certificate.

          "Depositor" shall mean SASCO II.

          "Depositor Backup Certification" shall have the meaning assigned thereto in Section 8.15(j).

          "Depository" shall mean The Depository Trust Company or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the
Depository.

          "Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan Combination Determination
Date with respect to each Loan

                                      -39-

Combination and all related matters, and (ii) the Trust Determination Date with respect to the Mortgage Pool (exclusive of those Trust Mortgage Loans and any
REO Trust Mortgage Loans that are part of a Loan Combination) and all related matters.

          "Directly Operate" shall mean, with respect to any Administered REO
Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such Administered REO Property, the holding of such
REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such Administered REO Property in a trade or business conducted by REMIC I (or, if held thereby, any related Loan REMIC) other than through an Independent Contractor; provided, however, that the Trustee (or the
Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO Property solely because the
Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee)
establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

          "Discount Rate" shall mean, with respect to any prepaid Trust Mortgage
Loan or REO Trust Mortgage Loan, for purposes of allocating any Prepayment
Consideration Received by the Trust with respect thereto among the respective
Classes of the YM Principal Balance Certificates, a rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually.

          "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such
Residual Interest Certificate and, for purposes of Treasury regulations section
1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section
1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United
States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c)
has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such
Transfer of such Residual Interest Certificate will not be disregarded for
United States federal income tax purposes.

          "Disqualified Organization" shall mean any of the following: (i) the
United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by
Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other
Person so designated by the Trustee or the Tax Administrator based upon an
Opinion of Counsel that the holding of an Ownership Interest in a Residual
Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such
Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be

                                      -40-

imposed but for the Transfer of an Ownership Interest in a Residual Interest
Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          "Distributable Certificate Interest" shall mean, with respect to any
Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to (a) the amount of Accrued
Certificate Interest in respect of such Class of Certificates for the related
Interest Accrual Period, reduced (to not less than zero) by (b) that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution
Date allocated to such Class of Certificates as provided below. For purposes of the foregoing, the portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date that is allocable to each Class of Regular
Interest Certificates shall equal the lesser of (A) the amount of Accrued
Certificate Interest with respect to the subject Class of Regular Interest
Certificates for the related Interest Accrual Period and (B) the product of (1)
the entire amount of such Net Aggregate Prepayment Interest Shortfall, multiplied by (2) a fraction, the numerator of which is equal to the amount of
Accrued Certificate Interest with respect to the subject Class of Regular
Interest Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate amount of Accrued Certificate
Interest with respect to all the Classes of Regular Interest Certificates for
the related Interest Accrual Period.

          "Distributable Component Interest" shall mean, with respect to any
REMIC III Component of either Class of Interest-Only Certificates for any
Distribution Date, subject to Section 4.05(b), an amount of interest equal to
(a) the amount of Accrued Component Interest in respect of such REMIC III
Component for the related Interest Accrual Period, reduced (to not less than zero) by (b) the product of (i) the entire portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date that was allocated to such Class of Interest-Only Certificates in accordance with the definition of
"Distributable Certificate Interest", multiplied by (ii) a fraction, the numerator of which is the amount of any Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, and the denominator of which is the amount of the Accrued Certificate Interest in respect of such Class of Interest-Only Certificates for the related Interest
Accrual Period.

          "Distribution Date" shall mean the date each month, commencing in
September 2005, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the fourth Business Day following the Trust Determination Date in such calendar month.

          "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

          "Document Defect" shall have the meaning assigned thereto in Section
2.03(a).

          "Due Date" shall mean: (i) with respect to any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related
Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) with respect to any Mortgage Loan after its Stated
Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) with respect to any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related
Mortgage Loan had been scheduled to be first due.

                                      -41-

          "Early Defeasance Trust Mortgage Loan" shall mean, subject to Section
2.06(b), any Trust Mortgage Loan that provides the related Mortgagor with the option to defease such Trust Mortgage Loan in its entirety prior to the second anniversary of the Closing Date. The Early Defeasance Trust Mortgage Loans, if
any, are identified on Schedule VII hereto. If Schedule VII hereto does not identify any Trust Mortgage Loan as an Early Defeasance Trust Mortgage Loan,
then Section 2.06(b) shall apply.

          "EDGAR" shall mean the Commission's Electronic Data Gathering,
Analysis and Retrieval system.

          "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least
"AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A-") by S&P and at least "AA-" by Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates that is rated by such Rating Agency, as evidenced in writing by such Rating Agency) at any time funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "A-1" by S&P and at least "F-1" by Fitch (or, in the case of either
Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates that is rated by such Rating Agency, as evidenced in writing by such Rating Agency) at any time funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b); or (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating
Event with respect to any Class of Certificates that is rated by either Rating
Agency, as evidenced in writing by such Rating Agency.

          "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily
Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

          "Environmental Insurance Policy" shall mean, with respect to any
Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the
Certificateholders.

          "Environmentally Insured Mortgage Loans" shall mean the Serviced
Mortgage Loans identified on Schedule IV hereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

          "Escrow Payment" shall mean any payment received by the Master
Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate

                                      -42-

taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged
Property.

          "Euroclear" shall mean The Euroclear System or any successor.

          "Event of Default" shall have the meaning assigned thereto in Section
7.01(a).

          "Excess Defeasance Deposit Proceeds" shall mean, with respect to an
Early Defeasance Trust Mortgage Loan for which the related Mortgagor has exercised its option to defease such Trust Mortgage Loan prior to the second anniversary of the Closing Date, subject to Section 2.06(b), the excess, if any, of any cash amount tendered by such Mortgagor in order to purchase Defeasance
Collateral or other permitted collateral for purposes of defeasing such Trust
Mortgage Loan in accordance with the related loan documents, over an amount equal to, with respect to such Trust Mortgage Loan, the aggregate of the amounts specified in clauses (a) through (e) of the definition of "Purchase Price" in this Agreement.

          "Excess Liquidation Proceeds" shall mean the excess, if any, of (a)
the Net Liquidation Proceeds from the sale or liquidation of a Specially
Serviced Trust Mortgage Loan or an Administered REO Property, net of (i)
interest on any related Advances, (ii) any related Servicing Advances, (iii) any
Liquidation Fee payable from such Net Liquidation Proceeds, and (iv) in the case of a Trust Mortgage Loan that is part of, or an REO Property that relates to, a
Serviced Loan Combination, the portion of such Net Liquidation Proceeds payable to the related Non-Trust Mortgage Loan Noteholder(s), over (b) the amount needed to pay off the subject Trust Mortgage Loan or the related REO Trust Mortgage
Loan, as applicable, in full.

          "Excess Liquidation Proceeds Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account)
created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C5,
Commercial Mortgage Pass-Through Certificates, Series 2005-C5".

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

          "Exemption-Favored Party" shall mean any of (i) Lehman Brothers, (ii)
any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and
(iii) any member of any underwriting syndicate or selling group of which any
Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

          "FASB 140" shall mean the Financial Accounting Standards Board's
Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial
Assets and Extinguishment of Liabilities", issued in September 2002.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                                      -43-

          "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

          "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

          "Final Recovery Determination" shall mean a determination by the
Special Servicer with respect to any Specially Serviced Mortgage Loan or
Administered REO Property that there has been a recovery of all Insurance
Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the
Servicing Standard, will be ultimately recoverable; provided that the term
"Final Recovery Determination" shall not apply to (i) a Specially Serviced
Mortgage Loan that was paid in full; or (ii) a Specially Serviced Trust Mortgage
Loan or Administered REO Property, as the case may be, that was the subject of a
Permitted Purchase; and provided, further, that the term "Final Recovery
Determination" shall include any comparable determination made with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property by the related Outside Special Servicer pursuant to the related Outside Servicing
Agreement.

          "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

          "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "FV Bid" shall have the meaning assigned thereto in Section 3.18(d).

          "FV Price" shall have the meaning assigned thereto in Section 3.18(c).

          "GAAP" shall mean generally accepted accounting principles in the
United States of America.

          "General Special Servicer" shall have the meaning assigned thereto in
Section 7.01(e).

          "Global Certificate" shall mean, with respect to any Class of
Book-Entry Non-Registered Certificates, either the related Rule 144A Global
Certificate or the related Regulation S Global Certificate.

          "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to either Rating Agency as Defeasance
Collateral.

          "Grantor Trust" shall mean, subject to Section 2.05(b), that certain
"grantor trust" (within the meaning of the Grantor Trust Provisions) consisting of the Grantor Trust Assets.

                                      -44-

          "Grantor Trust Assets" shall mean, subject to Section 2.05(b), any collections of Additional Interest Received by the Trust with respect to any ARD
Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Grantor Trust Provisions" shall mean Subpart E of Part 1 of
Subchapter J of the Code, including Treasury regulations section
301.7701-4(c)(2).

          "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged
Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

          "Group 1 Trust Mortgage Loan" shall mean any Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 1.

          "Group 2 Trust Mortgage Loan" shall mean any Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 2.

          "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder" shall mean a Certificateholder.

          "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections
203 and 211 of the National Housing Act.

          "Independent" shall mean, when used with respect to any specified
Person, any such Person who (i) is in fact independent of the Depositor, each
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling
Class Certificateholder, any Non-Trust Mortgage Loan Noteholder and any and all
Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Controlling Class
Certificateholder, any Non-Trust Mortgage Loan Noteholder, or any Affiliate
thereof, and (iii) is not connected with the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Controlling Class
Certificateholder, any Non-Trust Mortgage Loan Noteholder or any Affiliate
thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a
Person shall not fail to be Independent of the Depositor, a Mortgage Loan
Seller, the Master Servicer, the Special Servicer, a Controlling Class
Certificateholder, a Non-Trust Mortgage Loan Noteholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master
Servicer, the Special Servicer, such Controlling Class Certificateholder, such
Non-Trust Mortgage Loan Noteholder or any Affiliate thereof, as the case may be;
provided that such ownership constitutes less than 1% of the total assets owned by such Person.

          "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal
Institute, (ii) if the state in which the subject

                                      -45-

Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the subject property type and market.

          "Independent Contractor" shall mean: (a) any Person that would be an
"independent contractor" with respect to REMIC I (or, solely for purposes of an
Early Defeasance Trust Mortgage Loan or any corresponding REO Property, any related Loan REMIC) within the meaning of Section 856(d)(3) of the Code if such
REMIC Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of
Counsel, which shall be at no expense to the Master Servicer, the Special
Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if a
Serviced Loan Combination is involved, to the related Serviced Non-Trust
Mortgage Loan Noteholder(s)), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such
Person and such REMIC Pool is at arm's length, all within the meaning of
Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if a Serviced Loan Combination is involved, by the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee
or the Trust Fund, to the effect that the taking of any action in respect of any
Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent
Contractor, will not cause such Administered REO Property to cease to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such Administered REO Property to fail to qualify as Rents from Real
Property, due to such Person's failure to be treated as an Independent
Contractor.

          "Initial Bidder" shall have the meaning assigned thereto in Section
3.18(d).

          "Initial Deposit" shall mean, with respect to each Initial Deposit
Mortgage Loan, if any, the supplemental payment from the related Mortgage Loan
Seller identified on Schedule V hereto, in the amount specified for such Initial
Deposit Mortgage Loan on Schedule V hereto.

          "Initial Deposit Mortgage Loans" shall mean each of the Trust Mortgage
Loans, if any, identified on Schedule V hereto.

          "Initial Pool Balance" shall mean the aggregate of the Cut-off Date
Balances of all the Trust Mortgage Loans.

          "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(a).

          "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a)
under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy" shall mean, with respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental
Insurance Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

                                      -46-

          "Insurance Proceeds" shall mean the proceeds paid under any Insurance
Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

          "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any REO Mortgage Loan, any Loan REMIC
Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest,
any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest-Only Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year
(taking account of leap year).

          "Interest Accrual Period" shall mean, with respect to any Distribution
Date, the period commencing on the 11th calendar day of the month immediately preceding the month in which such Distribution Date occurs and ending on the
10th calendar day of the month in which such Distribution Date occurs.

          "Interest-Only Certificates" shall mean, collectively, the Class X-CL and Class X-CP Certificates.

          "Interested Person" shall mean the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, any Certificateholder, or any
Affiliate of any such Person.

          "Interest Reserve Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for
Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C5,
Commercial Mortgage Pass-Through Certificates, Series 2005-C5".

          "Interest Reserve Amount" shall mean, with respect to each Interest
Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any
Distribution Date that occurs during February of 2006 or February of any year thereafter or that occurs during January of 2006 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate (net of the related Additional Interest
Rate, in the case of an ARD Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto after the related Anticipated Repayment Date, and net of the Actual/360 Equivalent of the related Outside Servicing Fee Rate, in the case of an Outside Serviced Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto) on the related Stated Principal
Balance as of the Due Date in the month in which such Distribution Date occurs
(but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment or an Assumed Monthly Payment, as applicable, is
Received by the Trust in respect thereof for such Due Date as of the related
Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date. For purposes of the prior sentence, the term "Actual/360 Equivalent of the related Outside Servicing Fee
Rate" means a rate per annum equal to the product of (a) the subject Outside
Servicing Fee Rate, multiplied by (b) a fraction, expressed as a

                                      -47-

percentage, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

          "Interest Reserve Mortgage Loan" shall mean any Trust Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Interest Reserve REO Mortgage Loan" shall mean any REO Trust Mortgage
Loan as to which the predecessor Trust Mortgage Loan was an Interest Reserve
Mortgage Loan.

          "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "Investment Period" shall mean: (a) with respect to any investment of funds in any Master Servicer Account (other than a Custodial Account) or any REO
Account, the period that ends at the close of business (New York City time) on each Trust Determination Date (or, if the subject Investment Account relates solely to a Serviced Loan Combination, on each related Loan Combination
Determination Date) and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date); (b) with respect to any investment of funds in the Pool Custodial
Account, the Interest Reserve Account or the Excess Liquidation Proceeds
Account, the period that ends at the close of business (New York City time) on the Business Day prior to each Trust Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); (c) with respect to any investment of funds in any Loan Combination Custodial Account, the period that ends at the close of business (New York City time) on the Business Day prior to each related Loan Combination Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); and (d) with respect to any investment of funds in the Collection Account, the period that ends at the close of business (New York City time) on each Trust Master Servicer
Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date); provided that, if and to the extent that the depository institution maintaining any REO Account, Custodial Account or Trustee Account is the obligor on any investment of funds in such Investment Account, and if such funds are to be transferred to another Investment Account or distributed to
Certificateholders or any Serviced Non-Trust Mortgage Loan Noteholder on the
Business Day following the end of any particular Investment Period (determined without regard to this proviso) for such investment, then such Investment Period shall be deemed extended through such time on such next succeeding Business Day when such transfer or distribution is to occur.

          "IRS" shall mean the Internal Revenue Service or any successor agency.

          "LaSalle" shall mean LaSalle Bank National Association or its successor in interest.

          "Late Collections" shall mean: (a) with respect to any Trust Mortgage
Loan, all amounts Received by the Trust in connection therewith during any related Collection Period, whether as payments, Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a
Balloon Payment) or an Assumed Monthly Payment in respect of such Trust Mortgage
Loan due or

                                      -48-

deemed due on a Due Date in a previous related Collection Period, or on a Due
Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Trust Mortgage Loan, all amounts
Received by the Trust in connection with the related REO Property during any related Collection Period, whether as Insurance Proceeds, Condemnation Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment
(other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Trust Mortgage Loan, or the principal and/or interest portions of an
Assumed Monthly Payment in respect of such REO Trust Mortgage Loan, due or deemed due on a Due Date in a previous related Collection Period and not previously recovered.

          "LBHI" shall mean Lehman Brothers Holdings Inc. or its successor in interest.

          "LBHI/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of August 15, 2005, between
LBHI and the Depositor.

          "LBHI Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by LBHI to the Depositor, pursuant to the LBHI/Depositor Mortgage
Loan Purchase Agreement.

          "LB-UBS Series 2005-C3 Certificates" shall have the meaning assigned thereto in the Preliminary Statement.

          "LB-UBS Series 2005-C3 Securitization" shall have the meaning assigned thereto in the Preliminary Statement.

          "Legal Final Distribution Date" shall mean, with respect to any Loan
REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular
Interest, any Class of Regular Interest Certificates or any particular REMIC III
Component of a Class of Interest-Only Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

          "Lehman Brothers" shall mean Lehman Brothers Inc. or its successor in interest.

          "Lehman Mortgage Loan Seller" shall mean: (a) LBHI in matters relating to a LBHI Trust Mortgage Loan; and (b) LUBS in matters relating to a LUBS Trust
Mortgage Loan.

          "Lehman Trust Mortgage Loan" shall mean any LBHI Trust Mortgage Loan or LUBS Trust Mortgage Loan, as applicable.

          "Liquidation Event" shall mean: (a) with respect to any Trust Mortgage
Loan or Serviced Non-Trust Mortgage Loan, any of the following events--(i) such
Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, or (iii) in the case of a Trust Mortgage Loan, such Mortgage Loan is the subject of a Permitted Purchase; and (b) with respect to any REO Property (and the related REO Mortgage Loan(s)), any of the following events--(i) a Final Recovery Determination is made with respect to such REO
Property, or (ii) such REO Property is the subject of a Permitted Purchase.

          "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in

                                      -49-

connection with the liquidation of any Specially Serviced Mortgage Loan pursuant to Section 3.09 or in connection with the sale of a Specially Serviced Mortgage
Loan or an Administered REO Property in accordance with Section 3.18, or in connection with the final payoff of a Corrected Mortgage Loan (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events in respect of a Specially Serviced Mortgage Loan or an Administered REO Property
pursuant to, Section 3.11(c).

          "Liquidation Fee Rate" shall mean, with respect to each Specially
Serviced Mortgage Loan or Administered REO Property as to which a Liquidation
Fee is payable, 1.0%.

          "Liquidation Proceeds" shall mean all cash amounts (other than
Insurance Proceeds, Condemnation Proceeds and REO Revenues) Received by the
Trust (or, in the case of a Serviced Loan Combination or any related
Administered REO Property, collected on behalf of the Trust and/or the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) a
Permitted Purchase; or (iv) except for purposes of Section 3.11(c), the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund, or the deposit of any other payments contemplated by Section 2.03(d), in any event to the Pool Custodial Account.

          "LNR" shall mean LNR Partners, Inc. or its successor in interest.

          "Loan Combination" shall mean any group of two or more mortgage loans, at least one of which mortgage loans is included in the Trust Fund and at least one of which mortgage loans is not included in the Trust Fund, and all of which mortgage loans are secured by the same Mortgage(s) on the same Mortgaged
Property or Properties, as applicable. The Loan Combinations are the 200 Park
Avenue Loan Combination, the Courtyard by Marriott Loan Combination, the 1345
Avenue of the Americas Loan Combination, the Park Avenue Plaza Loan Combination,
the 500 West Madison Loan Combination and the other Serviced A/B Loan
Combinations.

          "Loan Combination Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the 200 Park Avenue
Collection Period with respect to the 200 Park Avenue Loan Combination and all related matters, (ii) the Courtyard by Marriott Collection Period with respect to the Courtyard by Marriott Loan Combination and all related matters, (iii) the
1345 Avenue of the Americas Collection Period with respect to the 1345 Avenue of the Americas Loan Combination and all related matters, (iv) the Park Avenue
Plaza Collection Period with respect to the Park Avenue Plaza Loan Combination and all related matters, and (v) the Trust Collection Period with respect to each other Loan Combination and all related matters.

          "Loan Combination Custodial Account" shall mean, with respect to each
Serviced Loan Combination, the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the holders of the Mortgage Loans included in such Serviced

                                      -50-

Loan Combination, which shall be entitled "[NAME OF MASTER SERVICER], as Master
Servicer, in trust for [NAMES OF RELATED MORTGAGE NOTEHOLDERS], as their interests may appear".

          "Loan Combination Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the 200 Park Avenue
Determination Date with respect to the 200 Park Avenue Loan Combination and all related matters, (ii) the Courtyard by Marriott Determination Date with respect to the Courtyard by Marriott Loan Combination and all related matters, (iii) the
1345 Avenue of the Americas Determination Date with respect to the 1345 Avenue of the Americas Loan Combination and all related matters, (iv) the Park Avenue
Plaza Determination Date with respect to the Park Avenue Plaza Loan Combination and all related matters, (v) 500 West Madison Determination Date with respect to the 500 West Madison Loan Combination and all related matters, and (vi) the
Trust Determination Date with respect to each other Loan Combination and all related matters.

          "Loan Combination Master Servicer Remittance Date" shall mean, with respect to any Serviced Loan Combination, the date of each month, commencing in
September 2005, on which, among other things, the Master Servicer is required to make normal monthly remittances to the related Serviced Non-Trust Mortgage Loan
Noteholder(s), which date shall be the Business Day immediately preceding the
Distribution Date in such month.

          "Loan Combination REO Account" shall mean, with respect to each
Serviced Loan Combination, the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the holders of the Mortgage Loans included in such Serviced Loan Combination, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for
[NAMES OF RELATED MORTGAGE NOTEHOLDERS], as their interests may appear".

          "Loan Combination Servicing Reports" shall mean, with respect to each
Serviced Loan Combination, each of the CMSA Delinquent Loan Status Report, CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Advance
Recovery Report, CMSA Loan Level Reserve/LOC Reserve, CMSA Historical
Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report,
CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File, CMSA
Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis,
CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that only the related Mortgaged Property or Properties or any related REO Property or Properties, as the case may be, shall be the subject of such report.

          "Loan Combination-Specific Special Servicer" shall have the meaning assigned thereto in Section 7.01(e).

          "Loan Group" shall mean either of Loan Group No. 1 or Loan Group No.
2.

          "Loan Group No. 1" shall mean, collectively, all of the Trust Mortgage
Loans that are Group 1 Trust Mortgage Loans and any successor REO Trust Mortgage
Loans with respect thereto.

          "Loan Group No. 2" shall mean, collectively, all of the Trust Mortgage
Loans that are Group 2 Trust Mortgage Loans and any successor REO Trust Mortgage
Loans with respect thereto.

          "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Mortgage Loan

                                      -51-

as to which written notice of anticipated payoff has been received by the Master
Servicer as of the related Determination Date preceding the delivery of such report, among other things, the loan number, the property name, the ending scheduled loan balance for the related Collection Period ending on such
Determination Date, the expected date of payment, the expected related
Distribution Date and the estimated amount of the Prepayment Consideration due
(if any).

          "Loan REMIC" shall mean, with respect to any Early Defeasance Trust
Mortgage Loan, subject to Section 2.06(b), the segregated pool of assets, as to which a separate REMIC election is to be made, consisting of: (i) such Trust
Mortgage Loan (for so long as it is subject to this Agreement) and all payments under and proceeds of such Trust Mortgage Loan Received by the Trust after the
Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all documents included in the related
Mortgage File; (ii) any REO Property acquired in respect of such Trust Mortgage
Loan (for so long as it is subject to this Agreement) and all income and proceeds therefrom; (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account, the Collection Account, the Interest
Reserve Account and, if established, the Pool REO Account with respect to such
Trust Mortgage Loan or any related REO Property; and (iv) insofar as they relate to such Trust Mortgage Loan or any related REO Property, the rights of the
Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement (but only if such Trust Mortgage Loan is a UBS Trust Mortgage Loan); provided that none of the Loan REMICs shall include (x) any collections of Additional Interest or (y)
the Loss of Value Reserve Fund or any amounts on deposit therein.

          "Loan REMIC Interest" shall mean, subject to Section 2.06(b), either a
Loan REMIC Regular Interest or a Loan REMIC Residual Interest.

          "Loan REMIC Regular Interest" shall mean, subject to Section 2.06(b), the uncertificated "regular interest" within the meaning of Section 860G(a)(1)
of the Code, in a Loan REMIC.

          "Loan REMIC Remittance Rate" shall mean: (a) with respect to any Loan
REMIC Regular Interest that, as of the Closing Date, corresponds to a Trust
Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust
Mortgage Loan subsequent to the Closing Date), minus (ii) the Administrative
Cost Rate for such corresponding Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto); and (b) with respect to any Loan REMIC
Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage
Loan that accrues interest on an Actual/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted
Actual/360 Accrued Interest Amount with respect to such Loan REMIC Regular
Interest for such Interest Accrual Period, and the denominator of which is the
Uncertificated Principal Balance of such Loan REMIC Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Trust Mortgage
Loan (or any successor REO Trust Mortgage Loan with respect thereto).

          "Loan REMIC Residual Interest" shall mean, subject to Section 2.06(b), the sole uncertificated "residual interest", within the meaning of Section
860G(a)(2) of the Code, in each Loan REMIC.

                                      -52-

          "Lockout Period" shall mean, with respect to any Mortgage Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

          "Loss of Value Payment" shall have the meaning assigned thereto under
Section 2.03(e).

          "Loss of Value Reserve Fund" shall mean the account or accounts created and maintained by the Special Servicer pursuant to Section 3.04(e) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, on behalf of [NAME OF
TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial
Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through Certificates, Series
2005-C5, Loss of Value Reserve Fund". The Loss of Value Reserve Fund shall be designated as an "outside reserve fund" (within the meaning of Treasury regulations section 1.860G-2(h)), pursuant to Section 2.05(b). The Loss of Value
Reserve Fund will be part of the Trust Fund but not part of the Grantor Trust
(if created hereunder taking into account Section 2.05(b)) or any REMIC Pool.

          "Loss Reimbursement Amount" shall mean:

          (a) with respect to any Loan REMIC Regular Interest, for any
     Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance
     (without any corresponding deemed distribution of principal) on all prior
     Distribution Dates, if any, pursuant to Section 4.04(d), over (ii) the total amount reimbursed to REMIC I with respect to any Loss Reimbursement
     Amount for such Loan REMIC Regular Interest on all prior Distribution
     Dates, if any, pursuant to Section 4.01(n);

          (b) with respect to any REMIC I Regular Interest, for any Distribution
     Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution
     Dates, if any, pursuant to Section 4.04(c), over (ii) the total amount reimbursed to REMIC II with respect to any Loss Reimbursement Amount for such REMIC I Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(m);

          (c) with respect to any REMIC II Regular Interest, for any
     Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance
     (without any corresponding deemed distribution of principal) on all prior
     Distribution Dates, if any, pursuant to Section 4.04(b), over (ii) the sum of (A) the total amount reimbursed to REMIC III with respect to any Loss
     Reimbursement Amount for such REMIC II Regular Interest on all prior
     Distribution Dates, if any, pursuant to Section 4.01(l), plus (B) the total amount reinstated to the Uncertificated Principal Balance of such REMIC II
     Regular Interest on all prior Distribution Dates, if any, pursuant to
     Section 4.05(c); and

          (d) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Class Principal Balance (without any corresponding distribution of principal) on all prior Distribution
     Dates, if any, pursuant to Section 4.04(a), over (ii) the sum of (A) the total amount of such reductions reimbursed to the Holders of such Class of
     Certificates with respect to any related Loss Reimbursement Amount on all prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section
     4.01(b), as applicable, plus (B) the total amount of such reductions reinstated to the

                                      -53-

     Class Principal Balance of such Class of Certificates on all prior
     Distribution Dates, if any, pursuant to Section 4.05(a).

          "LUBS" shall mean LUBS, Inc.

          "LUBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of August 15, 2005, between
LUBS as mortgage loan seller, LBHI as an additional party and the Depositor.

          "LUBS Trust Mortgage Loans" shall mean any Trust Mortgage Loan transferred by LUBS to the Depositor, pursuant to the LUBS/Depositor Mortgage
Loan Purchase Agreement.

          "Majority Controlling Class Certificateholder(s)" shall mean any single Holder or group of Holders (or any single Certificate Owner or group of
Certificate Owners) of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class.

          "Master Servicer" shall mean Wachovia, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

          "Master Servicer Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Master Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(h).

          "Master Servicer Certification" shall have the meaning assigned thereto in Section 2.01(d).

          "Master Servicer Remittance Amount" shall mean, with respect to any
Trust Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Trust
Mortgage Loans and any related REO Properties (including Loss of Value Payments and, in the case of the initial Distribution Date, any Initial Deposits) that
(i) were Received by the Trust as of the close of business on the immediately preceding applicable Determination Date and (ii) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Trust Master Servicer Remittance Date, including any such payments and other collections transferred or required to be transferred to the Pool
Custodial Account from the Pool REO Account (if established) and/or a Loan
Combination Custodial Account, net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a scheduled Monthly
Payment that is due on a Due Date in the same month as such Trust Master
Servicer Remittance Date but subsequent to the end of the related Collection
Period, following the end of the calendar month in which such Trust Master
Servicer Remittance Date occurs), (ii) any amount payable or reimbursable to any
Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii)
of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

          "Master Servicer Remittance Date" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan
Combination Master Servicer Remittance Date with respect to each Serviced Loan
Combination and all related matters, and (ii) the Trust Master Servicer

                                      -54-

Remittance Date with respect to the Mortgage Pool (exclusive of the Serviced
Combination Trust Mortgage Loans and any REO Trust Mortgage Loans with respect to the Serviced Combination Trust Mortgage Loans) and all related matters.

          "Master Servicing Fee" shall mean, with respect to each Serviced
Mortgage Loan (and any REO Mortgage Loan with respect thereto) and each Outside
Serviced Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate" shall mean: (a) with respect to each
Serviced Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), a rate per annum equal to the related Administrative Cost Rate minus the Trustee Fee Rate; (b) with respect to each Outside Serviced Trust
Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto),
0.01% per annum; and (c) with respect to each Serviced Non-Trust Mortgage Loan
(and any successor REO Mortgage Loan with respect thereto), 0.01% per annum.

          "Material Breach" shall have the meaning assigned thereto in Section
2.03(a).

          "Material Document Defect" shall have the meaning assigned thereto in
Section 2.03(a).

          "Maturity Date" shall mean, with respect to any Mortgage Loan as of any date of determination, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note, as such terms may be changed or modified from time to time in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by he Special
Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20.

          "Modified Loan" shall mean any Serviced Mortgage Loan as to which any
Servicing Transfer Event has occurred and which has been modified by the Special
Servicer pursuant to Section 3.20 in a manner that:

          (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly
     Payments current with respect to such Mortgage Loan);

          (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal
     Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related
     Mortgagor and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

                                      -55-

          "Monthly Payment" shall mean, with respect to any Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an ARD Mortgage Loan after its
Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note
(as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special
Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust
Mortgage Loan, by the applicable Outside Servicer pursuant to the related
Outside Servicing Agreement), including any Balloon Payment payable in respect of such Mortgage Loan on such Due Date; provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest; and
provided, further, that if the related loan documents for any Serviced Loan
Combination provide for a single monthly debt service payment for the entire such Loan Combination, then the Monthly Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Co-Lender
Agreement, in the absence of default, allocable to interest at the related
Mortgage Rate on and/or principal of the subject Mortgage Loan comprising such
Loan Combination.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest.

          "Mortgage" shall mean, with respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures such Mortgage Loan and creates a lien on the related Mortgaged Property.

          "Mortgage File" shall mean:

          (a) with respect to any Serviced Trust Mortgage Loan and, in the case of each Serviced Loan Combination, also with respect to each Serviced
     Non-Trust Mortgage Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each Serviced Loan
     Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause
     (a)(xiii) of this definition, relate to the entire such Loan Combination):

          (i)  (A) the original executed Mortgage Note for such Trust Mortgage
               Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National
               Association, as trustee for the registered holders of LB-UBS
               Commercial Mortgage Trust 2005-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C5" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related
               Mortgage Loan Seller) (or, alternatively, if the original
               executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of each Serviced Loan Combination, a copy of the executed
               Mortgage Note for each Serviced Non-Trust Mortgage Loan in such
               Loan Combination;

                                      -56-

          (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated
               thereon;

          (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

          (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of
               Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial
               Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through
               Certificates, Series 2005-C5" (or, in the case of a Serviced Loan
               Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS
               Commercial Mortgage Trust 2005-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C5, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST
               MORTGAGE LOAN NOTEHOLDER(S)]") (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for
               recording);

          (v)  an original or a copy of the assignment of all unrecorded documents relating to such Trust Mortgage Loan, in favor of
               "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C5, Commercial
               Mortgage Pass-Through Certificates, Series 2005-C5" (or, in the
               case of a Serviced Loan Combination, in favor of "LaSalle Bank
               National Association, in its capacity as trustee for the
               registered holders of LB-UBS Commercial Mortgage Trust 2005-C5,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C5,
               and in its capacity as lead lender on behalf of the [IDENTIFY
               RELATED SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (vi) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage
               Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

          (vii) an original or a copy of the Ground Lease relating to such Trust
               Mortgage Loan, if any;

          (viii) an original or a copy of the loan agreement for such Trust
               Mortgage Loan, if any;

                                      -57-

          (ix) an original of the related guaranty of payment under such Trust
               Mortgage Loan, if any;

          (x)  an original or a copy of the environmental indemnity from the related Mortgagor, if any;

          (xi) an original or a copy of the lock-box agreement or cash management agreement relating to such Trust Mortgage Loan, if any;

          (xii) a copy of the original letter of credit in connection with such
               Trust Mortgage Loan, if any;

          (xiii) originals or copies of final written modification agreements in those instances where the terms or provisions of the Mortgage
               Note for such Trust Mortgage Loan (and/or, if applicable, the
               Mortgage Note for a related Serviced Non-Trust Mortgage Loan) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office)
               with evidence of recording indicated thereon if the instrument being modified is a recordable document;

          (xiv) only if such Trust Mortgage Loan is secured by a nursing facility or hospitality property as identified on Schedule VI hereto, filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Trust Mortgage Loan or in favor of any assignee prior to the
               Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the
               Closing Date) and an original assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National
               Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C5, Commercial
               Mortgage Pass-Through Certificates, Series 2005-C5" (or, in the
               case of a Serviced Loan Combination, in favor of "LaSalle Bank
               National Association, in its capacity as trustee for the
               registered holders of LB-UBS Commercial Mortgage Trust 2005-C5,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C5,
               and in its capacity as lead lender on behalf of the [IDENTIFY
               RELATED SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (xv) an original or a copy of the related security agreement (if such item is a document separate from the Mortgage) and, if
               applicable, the originals or copies of any intervening
               assignments thereof;

          (xvi) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause
               (a)(iv) or clause (a)(v) of this definition), in favor of
               "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust
               2005-C5, Commercial Mortgage Pass-Through Certificates, Series
               2005-C5" (or, in the case of a Serviced Loan Combination, in favor of "LaSalle Bank National Association, in its capacity as

                                      -58-

               trustee for the registered holders of LB-UBS Commercial Mortgage
               Trust 2005-C5, Commercial Mortgage Pass-Through Certificates,
               Series 2005-C5, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN
               NOTEHOLDER(S)]");

          (xvii) if such Trust Mortgage Loan is a Serviced Combination Trust
               Mortgage Loan, a copy of the related Co-Lender Agreement;

          (xviii) in the case of any Trust Mortgage Loan as to which there exists a related mezzanine loan, the related intercreditor agreement;

          (xix) an original or a copy of any related Environmental Insurance
               Policy; and

          (xx) with respect to hospitality properties, a signed copy of the franchise agreement (if any) and franchisor comfort letter (if any); and

          (b) with respect to each Outside Serviced Trust Mortgage Loan, the following documents collectively:

               (i)  the original executed Mortgage Note for such Trust Mortgage
                    Loan, endorsed (without recourse, representation or
                    warranty, express or implied) to the order of "LaSalle Bank
                    National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C5, Commercial
                    Mortgage Pass-Through Certificates, Series 2005-C5" or in
                    blank, and further showing a complete, unbroken chain of
                    endorsement from the originator (if such originator is other than the related Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage
                    Note);

               (ii) a copy of the executed related Co-Lender Agreement; and

               (iii) a copy of the executed related Outside Servicing Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vii) through (a)(xx) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

          "Mortgage Loan" shall mean any Trust Mortgage Loan or Non-Trust
Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related
Mortgage Note, Mortgage and other security documents contained in the related
Mortgage File or otherwise held on behalf of the Trust and/or any affected
Non-Trust Mortgage Loan Noteholder(s), as applicable, including, in the case of an Outside Serviced Loan Combination, any such documents held by or on behalf of a related Non-Trust Mortgage Loan Noteholder.

                                      -59-

          "Mortgage Loan Origination Documents" shall mean, with respect to any
Serviced Trust Mortgage Loan, any of the following documents (other than any document that constitutes part of the Mortgage File for such Serviced Trust
Mortgage Loan), if applicable with respect to such Serviced Trust Mortgage Loan:
copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to the related mortgagor delivered in connection with the closing of such Serviced Trust Mortgage Loan, escrow agreements, organizational documentation for the related mortgagor, organizational documentation for any related guarantor or indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related Mortgaged Property, final seismic report and property management agreements, but, in each case, only if the subject document (a) was in fact obtained in connection with the origination of such Serviced Trust Mortgage
Loan, (b) relates to the administration or servicing of such Serviced Trust
Mortgage Loan, (c) is reasonably necessary for the ongoing administration and/or servicing of such Serviced Trust Mortgage Loan by the Master Servicer or Special
Servicer in connection with its duties under this Agreement, and (d) is in the possession or under the control of the Depositor (if such Serviced Trust
Mortgage Loan is a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller
(if such Serviced Trust Mortgage Loan is a UBS Trust Mortgage Loan), as
applicable; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

          "Mortgage Loan Purchase Agreements" shall mean the LBHI/Depositor
Mortgage Loan Purchase Agreement , the LUBS/Depositor Mortgage Loan Purchase
Agreement or the UBS/Depositor Mortgage Loan Purchase Agreement, as applicable.

          "Mortgage Loan Seller" shall mean a Lehman Mortgage Loan Seller or the
UBS Mortgage Loan Seller, as applicable.

          "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool" shall mean all of the Trust Mortgage Loans and any REO
Trust Mortgage Loans, collectively.

          "Mortgage Pool Data Update Report" shall mean, with respect to any
Distribution Date, a report (which may be included as part of the Distribution
Date Statement), prepared by the Trustee, containing information regarding the
Trust Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the
Trust Mortgage Loans set forth on Annexes A-1 through A-6 to the Prospectus
Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the
Special Servicer, as the case may be, and by the Master Servicer or the Special
Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance,
Mortgage Rate, paid-through date, maturity date, gross interest portion of the
Monthly Payment, principal portion of the Monthly Payment, and any Prepayment
Consideration received.

                                      -60-

          "Mortgage Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage
Note and applicable law, as such rate may be modified in accordance with Section
3.20 (or, in the case of a Mortgage Loan that is part of an Outside Serviced
Loan Combination, by the applicable Outside Servicer in accordance with the related Outside Servicing Agreement) or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of any ARD Mortgage Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its
Anticipated Repayment Date.

          "Mortgaged Property" shall mean the real property subject to the lien of a Mortgage.

          "Mortgagor" shall mean, individually and collectively, as the context may require, (i) the primary obligor or obligors under a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, and
(ii) the owner of the related Mortgaged Property, if such owner has executed the related Mortgage with respect to the subject Mortgage Loan in addition to a guaranty of the obligations of the named obligor on the related Mortgage Note, and such guaranty is secured by such Mortgage; provided that the foregoing definition of "Mortgagor" shall not include any guarantors except to the extent described in clause (ii) above.

          "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool in connection with Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received by the Trust on the Trust Mortgage Loans
(including Specially Serviced Trust Mortgage Loans) during the related
Collection Period, exceeds (b) the aggregate amount deposited by the Master
Servicer in the Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

          "Net Default Charges" shall have, with respect to any Trust Mortgage
Loan or REO Trust Mortgage Loan, the meaning assigned thereto in Section
3.26(a).

          "Net Investment Earnings" shall mean, with respect to any Investment
Account for any related Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment
Period on funds held in such Investment Account (exclusive, in the case of a
Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any
portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit
Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

          "Net Investment Loss" shall mean, with respect to any Investment
Account for any related Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with

                                      -61-

investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds
(exclusive, in the case of a Servicing Account, a Reserve Account or the
Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law).

          "Net Liquidation Proceeds" shall mean the excess, if any, of all
Liquidation Proceeds received with respect to any Specially Serviced Mortgage
Loan or Administered REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

          "Net Prepayment Consideration" shall mean the Prepayment Consideration
Received by the Trust (or, if applicable, on behalf of a Serviced Non-Trust
Mortgage Loan Noteholder) with respect to any Mortgage Loan or REO Mortgage
Loan, net of any Workout Fee or Liquidation Fee payable in connection with the receipt thereof.

          "New Lease" shall mean any lease of an Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s).

          "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance" shall mean:

          (1)  any P&I Advance previously made or proposed to be made in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan by the
               Master Servicer, the Trustee or the Fiscal Agent, which P&I
               Advance such party has determined in its reasonable, good faith judgment, will not be ultimately recoverable from late payments,
               Insurance Proceeds, Condemnation Proceeds or Liquidation
               Proceeds, or any other recovery on or in respect of such Trust
               Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and

          (2)  any P&I Advance previously made or proposed to be made in respect of any Specially Serviced Trust Mortgage Loan or any REO Trust
               Mortgage Loan that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation
               Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Trust Mortgage Loan or REO
               Trust Mortgage Loan, as the case may be.

          "Nonrecoverable Servicing Advance" shall mean:

          (1)  any Servicing Advance previously made or proposed to be made in respect of any Serviced Mortgage Loan or Administered REO
               Property by the Master Servicer, the Special Servicer, the
               Trustee or the Fiscal Agent, which Servicing Advance such party has determined, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds,
               Condemnation Proceeds, Liquidation Proceeds, or any other
               recovery on or in respect of such

                                      -62-

               Mortgage Loan (or, if such Mortgage Loan is part of a Serviced
               Loan Combination, on or in respect of such Loan Combination) or such Administered REO Property, as the case may be; and

          (2)  any Servicing Advance previously made or proposed to be made in respect of any Specially Serviced Mortgage Loan or Administered
               REO Property by the Master Servicer, the Special Servicer, the
               Trustee or the Fiscal Agent, that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds,
               Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Mortgage
               Loan (or, if such Mortgage Loan is part of a Serviced Loan
               Combination, on or in respect of such Loan Combination) or such
               Administered REO Property, as the case may be.

          "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing
Date, the Class X-CL, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class S, Class T, Class R-I, Class R-II and Class
R-III Certificates, the Class R-LR Certificates (if issued in accordance with
Section 2.06) and the Class V Certificates (if issued in accordance with Section
2.05) are Non-Registered Certificates.

          "Non-Trust Mortgage Loan" shall mean any mortgage loan that is part of a Loan Combination but is not included in the Trust Fund. The Non-Trust Mortgage
Loans consist of the 200 Park Avenue Non-Trust Mortgage Loans, the Courtyard by
Marriott Non-Trust Mortgage Loans, the 1345 Avenue of the Americas Non-Trust
Mortgage Loans, the Park Avenue Plaza Non-Trust Mortgage Loans, the 500 West
Madison Note B Non-Trust Mortgage Loan and the other Serviced Note B Non-Trust
Mortgage Loans.

          "Non-Trust Mortgage Loan Noteholder" shall mean the holder of the
Mortgage Note for a Non-Trust Mortgage Loan.

          "Non-Trust Mortgage Loan Securities" shall mean any securities evidencing an interest in, or secured by, a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Non-Trust Mortgage Loan Securitization Agreement" shall mean any agreement governing the securitization of a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Non-Trust Mortgage Loan Securitization Trust" shall mean any commercial mortgage securitization trust that is similar to the Trust and holds a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Non-United States Securities Person" shall mean a Person that is not a United States Securities Person.

          "Non-United States Tax Person" shall mean a Person that is not a
United States Tax Person.

                                      -63-

          "Offering Memorandum" shall mean the Offering Memorandum dated August
15, 2005, relating to the Class X-CL, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates.

          "Officer's Certificate" shall mean a certificate signed by a Servicing
Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any
Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust (if created hereunder taking into account Section 2.05(b)) as a grantor trust, (d) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust
Event, as may be applicable, or (e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of
Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

          "Original Class Notional Amount" shall mean, with respect to either
Class of Interest-Only Certificates, the initial Class Notional Amount thereof as of the Closing Date, which shall equal $2,344,068,538, in the case of the
Class X-CL Certificates, and $2,206,083,000, in the case of the Class X-CP
Certificates.

          "Original Class Principal Balance" shall mean, with respect to any
Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement.

          "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

          "Outside Administered REO Property" shall mean any REO Property relating to an Outside Serviced Loan Combination.

          "Outside Master Servicer" shall mean: (i) in the case of the 200 Park
Avenue Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the 200 Park Avenue Master Servicer; (ii) in the case of the
Courtyard by Marriott Trust Mortgage Loan (or any successor REO Trust Mortgage
Loan with respect thereto), the Courtyard by Marriott Master Servicer; (iii) in
the case of the 1345 Avenue of the Americas Trust Mortgage Loan (or any
successor REO Trust Mortgage Loan with respect thereto), the 1345 Avenue of the
Americas Master Servicer; and (iv) in the case of the Park Avenue Plaza Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Park Avenue Plaza Master Servicer.

                                      -64-

          "Outside Serviced Loan Combination" shall mean the 200 Park Avenue
Loan Combination, the Courtyard by Marriott Loan Combination, the 1345 Avenue of
the Americas Loan Combination or the Park Avenue Plaza Loan Combination, as
applicable.

          "Outside Serviced Mortgage Loan" shall mean any Mortgage Loan that is part of an Outside Serviced Loan Combination.

          "Outside Serviced Trust Mortgage Loan" shall mean the 200 Park Avenue
Trust Mortgage Loan, the Courtyard by Marriott Trust Mortgage Loan, the 1345
Avenue of the Americas Trust Mortgage Loan or the Park Avenue Plaza Trust
Mortgage Loan, as applicable.

          "Outside Servicer" shall mean, in the case of each Outside Serviced
Loan Combination, the related Outside Master Servicer or Outside Special
Servicer, as applicable.

          "Outside Servicer Default" shall mean an "Event of Default" on the part of an Outside Servicer under an Outside Servicing Agreement.

          "Outside Servicing Agreement" shall mean: (i) in the case of the 200
Park Avenue Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the 200 Park Avenue Servicing Agreement; (ii) in the case of the Courtyard by Marriott Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto), the Courtyard by Marriott Servicing
Agreement; (iii) in the case of the 1345 Avenue of the Americas Trust Mortgage
Loan (or any successor REO Trust Mortgage Loan with respect thereto), the 1345
Avenue of the Americas Servicing Agreement; and (iv) in the case of the Park
Avenue Plaza Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Park Avenue Plaza Servicing Agreement

          "Outside Servicing Fee" shall mean, with respect to any Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the monthly fee, comparable to the Master Servicing Fee hereunder and calculated at the related Outside Servicing Fee Rate, that is payable to the related Outside Master Servicer (or, if applicable, to the related Outside Master Servicer and a primary servicer in the aggregate).

          "Outside Servicing Fee Rate" shall mean: (i) 0.01% per annum, in the case of the 200 Park Avenue Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto; (ii) 0.01% per annum, in the case of the
Courtyard by Marriott Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto, (iii) 0.0025% per annum, in the case of the 1345
Avenue of the Americas Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto; and (iv) 0.0025% per annum, in the case of the Park
Avenue Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto.

          "Outside Special Servicer" shall mean: (i) in the case of the 200 Park
Avenue Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the 200 Park Avenue Special Servicer; (ii) in the case of the
Courtyard by Marriott Trust Mortgage Loan (or any successor REO Trust Mortgage
Loan with respect thereto), the Courtyard by Marriott Special Servicer; (iii) in
the case of the 1345 Avenue of the Americas Trust Mortgage Loan (or any
successor REO Trust Mortgage Loan with respect thereto), the 1345 Avenue of the
Americas Special Servicer; and (iv) in the case of the Park Avenue Plaza Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Park Avenue Plaza Special Servicer.

                                      -65-

          "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

          "Outside Trustee" shall mean: (i) in the case of the 200 Park Avenue
Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the 200 Park Avenue Trustee; (ii) in the case of the Courtyard by
Marriott Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Courtyard by Marriott Trustee; (iii) in the case of the
1345 Avenue of the Americas Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto), the 1345 Avenue of the Americas Trustee;
and (iv) in the case of the Park Avenue Plaza Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Park Avenue Plaza
Trustee.

          "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean, as to any Trust Mortgage Loan or REO Trust
Mortgage Loan, any advance made by the Master Servicer, the Trustee or the
Fiscal Agent pursuant to Section 4.03.

          "Pari Passu Mortgage Loan" shall mean any Mortgage Loan (or portion thereof) that (a) is part of an Outside Serviced Loan Combination and (b) is not a Subordinate Non-Trust Mortgage Loan.

          "Pari Passu Non-Trust Mortgage Loan" shall mean any Non-Trust Mortgage
Loan (or portion thereof) that is a Pari Passu Mortgage Loan.

          "Park Avenue Plaza Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Collection Period" shall mean, with respect to any
Trust Master Servicer Remittance Date or any Distribution Date, the period commencing on the day immediately following the Park Avenue Plaza Determination
Date in the calendar month preceding the calendar month in which such Trust
Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs (or, in the case of each of the initial Trust Master Servicer Remittance
Date and the initial Distribution Date, commencing immediately following the
Cut-off Date) and ending on and including the Park Avenue Plaza Determination
Date in the calendar month in which such Trust Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs.

          "Park Avenue Plaza Determination Date" shall mean the "Business Day"
(within the meaning of the initial Park Avenue Plaza Servicing Agreement)
following the eighth calendar day of each month, commencing in September 2005.

          "Park Avenue Plaza Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

                                      -66-

          "Park Avenue Plaza Mortgage Loan" shall mean the Park Avenue Plaza
Trust Mortgage Loan or any Park Avenue Plaza Non-Trust Mortgage Loan, as
applicable.

          "Park Avenue Plaza Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the
Park Avenue Plaza Non-Trust Mortgage Loan.

          "Park Avenue Plaza Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Note 1-A1 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Note 1-A1 Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the Park Avenue Plaza Note 1-A1 Non-Trust Mortgage Loan.

          "Park Avenue Plaza Note 1-A3 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Note 1-A3 Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the Park Avenue Plaza Note 1-A3 Non-Trust Mortgage Loan.

          "Park Avenue Plaza Note 1-A4 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Note 1-A4 Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the Park Avenue Plaza Note 1-A4 Non-Trust Mortgage Loan.

          "Park Avenue Plaza Note 1-B Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for a Park Avenue Plaza Note 1-B Non-Trust Mortgage Loan.

          "Park Avenue Plaza Note 1-B Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Note 2 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Note 2 Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the Park Avenue Plaza Note 2 Non-Trust Mortgage Loan.

                                      -67-

          "Park Avenue Plaza Noteholders" shall mean, collectively, the holder of the Mortgage Note for the Park Avenue Plaza Trust Mortgage Loan, together with the Park Avenue Plaza Non-Trust Mortgage Loan Noteholders.

          "Park Avenue Plaza Servicer" shall mean the Park Avenue Plaza Master
Servicer or the Park Avenue Plaza Special Servicer.

          "Park Avenue Plaza Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which Trust Mortgage Loan is identified on the Trust Mortgage Loan Schedule by loan number 25 and is, together with the Park Avenue Plaza Non-Trust Mortgage Loans, secured by the same Mortgage on the Park Avenue Plaza Mortgaged Property.

          "Park Avenue Plaza Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

          "Park Avenue Plaza Underlying Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the
"Due Period" (within the meaning of the initial Park Avenue Plaza Servicing
Agreement) with respect to the Park Avenue Plaza Loan Combination that ends in the calendar month in which such Distribution Date or Trust Master Servicer
Remittance Date, as the case may be, occurs.

          "Pass-Through Rate" shall mean:

          (a) with respect to the Class A-1 Certificates, for any Interest
     Accrual Period, 4.741% per annum;

          (b) with respect to the Class A-2 Certificates, for any Interest
     Accrual Period, 4.885% per annum;

          (c) with respect to the Class A-3 Certificates, for any Interest
     Accrual Period, 4.964% per annum;

          (d) with respect to the Class A-AB Certificates, for any Interest
     Accrual Period, 4.930% per annum;

          (e) with respect to the Class A-4 Certificates, for any Interest
     Accrual Period, 4.954% per annum;

          (f) with respect to the Class A-1A Certificates, for any Interest
     Accrual Period, 4.946% per annum;

                                      -68-

          (g) with respect to the Class A-M Certificates, for any Interest
     Accrual Period, an annual rate equal to the lesser of (i) the Weighted
     Average REMIC I Remittance Rate for such Interest Accrual Period and (ii)
     5.017% per annum;

          (h) with respect to the Class A-J Certificates, for any Interest
     Accrual Period, an annual rate equal to the lesser of (i) the Weighted
     Average REMIC I Remittance Rate for such Interest Accrual Period and (ii)
     5.057% per annum;

          (i) with respect to the Class B Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.127%
     per annum;

          (j) with respect to the Class C Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.146%
     per annum;

          (k) with respect to the Class D Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.195%
     per annum;

          (l) with respect to the Class E Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.225%
     per annum;

          (m) with respect to the Class F Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.245%
     per annum;

          (n) with respect to the Class G Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.350%
     per annum;

          (o) with respect to the Class H Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.350%
     per annum;

          (p) with respect to the Class J Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.350%
     per annum;

          (q) with respect to the Class K Certificates, for any Interest Accrual
     Period, an annual rate equal to the Weighted Average REMIC I Remittance
     Rate for such Interest Accrual Period;

          (r) with respect to the Class L, Class M, Class N, Class P, Class Q,
     Class S and Class T Certificates, for any Interest Accrual Period, 4.750%
     per annum;

          (s) with respect to any Class X-CL REMIC III Component, for any
     Interest Accrual Period, an annual rate equal to either: (i) if such Class
     X-CL REMIC III Component has a

                                      -69-

     Corresponding Class X-CP REMIC III Component, and if such Interest Accrual
     Period relates to, or otherwise ends prior to, the Class X-CP Termination
     Date for such Corresponding Class X-CP REMIC III Component, the excess, if any, of (A) the REMIC II Remittance Rate with respect to such Class X-CL
     REMIC III Component's Corresponding REMIC II Regular Interest for such
     Interest Accrual Period, over (B) the greater of (1) the Adjusted REMIC II
     Remittance Rate with respect to such Class X-CL REMIC III Component's
     Corresponding REMIC II Regular Interest for such Interest Accrual Period and (2) the Reference Rate for such Interest Accrual Period; or (ii) in all other cases, the excess, if any, of (X) the REMIC II Remittance Rate with respect to such Class X-CL REMIC III Component's Corresponding REMIC II
     Regular Interest for such Interest Accrual Period, over (Y) the Adjusted
     REMIC II Remittance Rate with respect to such Class X-CL REMIC III
     Component's Corresponding REMIC II Regular Interest for such Interest
     Accrual Period;

          (t) with respect to the Class X-CL Certificates, for any Interest
     Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective
     Pass-Through Rates applicable to the Class X-CL REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective
     Component Notional Amounts of the Class X-CL REMIC III Components
     outstanding immediately prior to the related Distribution Date;

          (u) with respect to any Class X-CP REMIC III Component, for any
     Interest Accrual Period, an annual rate equal to either: (i) if such
     Interest Accrual Period relates to, or otherwise ends prior to, the Class
     X-CP Termination Date for such Class X-CP REMIC III Component, the excess, if any, of (A) the lesser of (1) the REMIC II Remittance Rate with respect to such Class X-CP REMIC III Component's Corresponding REMIC II Regular
     Interest for such Interest Accrual Period and (2) the Reference Rate for such Interest Accrual Period, over (B) the Adjusted REMIC II Remittance
     Rate with respect to such Class X-CP REMIC III Component's Corresponding
     REMIC II Regular Interest for such Interest Accrual Period; or (ii) if such
     Interest Accrual Period relates to a Distribution Date subsequent to the
     Class X-CP Termination Date for such Class X-CP REMIC III Component, 0% per annum; and

          (v) with respect to the Class X-CP Certificates, for any Interest
     Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective
     Pass-Through Rates applicable to the Class X-CP REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective
     Component Notional Amounts of the Class X-CP REMIC III Components
     outstanding immediately prior to the related Distribution Date; provided that, for reporting purposes, the Pass-Through Rate of the Class X-CP
     Certificates for each Interest Accrual Period shall be calculated in accordance with the Prospectus Supplement.

          The Weighted Average REMIC I Remittance Rate referenced above in this definition is also the REMIC II Remittance Rate for each REMIC II Regular
Interest.

          "Percentage Interest" shall mean: (a) with respect to any Regular
Interest Certificate, the portion of the relevant Class evidenced by such
Certificate, expressed as a percentage, the numerator of which is the
Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the

                                      -70-

Original Class Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class; and (b) with respect to any other Certificate, the percentage interest in distributions to be made with respect to the relevant
Class, as stated on the face of such Certificate.

          "Performing Serviced Mortgage Loan" shall mean any Corrected Mortgage
Loan and any Serviced Mortgage Loan as to which a Servicing Transfer Event has never occurred.

          "Performing Serviced Trust Mortgage Loan" shall mean any Trust
Mortgage Loan that is a Performing Serviced Mortgage Loan.

          "Permitted Encumbrances" shall have the meaning assigned thereto in paragraph (viii) of Schedule II.

          "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee
(in its individual capacity) if otherwise qualifying hereunder):

          (i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase obligations with respect to any security described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each Rating Agency
               (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any
               Class of Certificates that is rated by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
               Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in the highest rating category of each Rating Agency (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates that is rated by such Rating
               Agency, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar

                                      -71-

               amount of principal due at maturity that cannot vary or change.
               Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the
               United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each Rating Agency (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of
               Certificates that is rated by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v)  units of money market funds rated in the highest applicable rating category of each Rating Agency (or, in the case of either
               Rating Agency, such lower rating as will not result in an Adverse
               Rating Event with respect to any Class of Certificates that is rated by such Rating Agency, as evidenced in writing by such
               Rating Agency) and which seeks to maintain a constant net asset value; and

          (vi) any other obligation or security that (A) is acceptable to each
               Rating Agency, evidence of which acceptability shall (1) in the case of any Rating Agency, be evidenced in a writing by such
               Rating Agency to the effect that such obligation or security will not result in an Adverse Rating Event with respect to any Class of Certificates that is rated by such Rating Agency, or (2)
               otherwise be evidenced in a writing by each Rating Agency to the
               Master Servicer, the Special Servicer and the Trustee, (B) has a
               short-term rating of at least "A-1" or its equivalent from each
               Rating Agency and (C) constitutes a "cash flow investment"
               (within the meaning of the REMIC Provisions), as evidenced by an
               Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted
               Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

          "Permitted Purchase" shall mean:

          (i) the repurchase of a Lehman Trust Mortgage Loan or any related REO
     Property by the Depositor, pursuant to Section 2.03;

                                      -72-

          (ii) the repurchase of a UBS Trust Mortgage Loan or any related REO
     Property by or on behalf of the UBS Mortgage Loan Seller, pursuant to the
     UBS/Depositor Mortgage Loan Purchase Agreement;

          (iii) the purchase of a Specially Serviced Trust Mortgage Loan by a
     Purchase Option Holder or its assignee, pursuant to Section 3.18;

          (iv) the purchase of a Trust Mortgage Loan or REO Property by the
     Special Servicer, a Controlling Class Certificateholder, the Master
     Servicer, the Depositor or Lehman Brothers, pursuant to Section 9.01;

          (v) the purchase of a Mortgage Loan by the holder of a related mezzanine loan in connection with a default under such Mortgage Loan, as set forth in the related intercreditor agreement; or

          (vi) in the case of a Combination Trust Mortgage Loan, the purchase of such Mortgage Loan by a related Non-Trust Mortgage Loan Noteholder or its designee, pursuant to the related Co-Lender Agreement.

          "Permitted Transferee" shall mean any Transferee of a Residual
Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the
Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause any
REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified
Partnership, or (e) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall have the meaning assigned thereto in Section 5.02(c).

          "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Interest
Certificates.

          "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, on behalf of [NAME OF
TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial
Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through Certificates, Series
2005-C5, Pool Custodial Account".

          "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the

                                      -73-

Certificateholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as
Special Servicer, on behalf of [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C5, Commercial
Mortgage Pass-Through Certificates, Series 2005-C5, Pool REO Account".

          "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, the assumption that no Mortgage
Loan is prepaid prior to stated maturity, except that it is assumed that each
ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Consideration" shall mean any Prepayment Premium, Yield
Maintenance Charge and/or Excess Defeasance Deposit Proceeds.

          "Prepayment Consideration Entitlement" shall mean:

          (i) with respect to (A) any Distribution Date on which any Net
     Prepayment Consideration Received by the Trust on any Group 1 Trust
     Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is distributable and (B) any Class of YM Principal Balance
     Certificates that is entitled to distributions of principal with respect to
     Loan Group No. 1 on such Distribution Date, for purposes of determining the portion of such Net Prepayment Consideration distributable with respect to such Class of YM Principal Balance Certificates, an amount equal to the product of (x) the amount of such Net Prepayment Consideration, multiplied by (y) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such
     Class of YM Principal Balance Certificates for the related Interest Accrual
     Period over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Trust Mortgage
     Loan (or REO Trust Mortgage Loan) over the relevant Discount Rate, and further multiplied by (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of YM Principal
     Balance Certificates on such Distribution Date pursuant to Section 4.01 or
     9.01, as applicable, with respect to Loan Group No. 1, and the denominator of which is equal to the portion, if any, of the Adjusted Principal
     Distribution Amount for such Distribution Date that is attributable to Loan
     Group No. 1; and

          (ii) with respect to (A) any Distribution Date on which any Net
     Prepayment Consideration Received by the Trust on any Group 2 Trust
     Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is distributable and (B) any Class of YM Principal Balance
     Certificates that is entitled to distributions of principal with respect to
     Loan Group No. 2 on such Distribution Date, for purposes of determining the portion of such Net Prepayment Consideration distributable with respect to such Class of YM Principal Balance Certificates, an amount equal to the product of (x) the amount of such Net Prepayment Consideration, multiplied by (y) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such
     Class of YM Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the
     Mortgage Rate for such Trust Mortgage Loan (or REO Trust Mortgage Loan)
     over the relevant Discount Rate, and further multiplied by (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of YM Principal Balance Certificates on such
     Distribution Date pursuant to Section 4.01 or 9.01, as applicable,

                                      -74-

     with respect to Loan Group No. 2, and the denominator of which is equal to the portion, if any, of the Adjusted Principal Distribution Amount for such
     Distribution Date attributable to Loan Group No. 2.

          For purposes of the foregoing, to the extent that distributions of principal on any Class of Principal Balance Certificates could be made from principal amounts allocable to either Loan Group, the Trustee shall assume that those distributions of principal on that Class of Principal Balance Certificates are made from principal amounts allocable to each Loan Group, on a pro rata basis in accordance with the respective principal amounts allocable to each Loan
Group that were available for distributions of principal on that Class. In connection therewith, (i) distributions of principal made with respect to the
Class A-1A Certificates, pursuant to subclause (i) of clause second of Section
4.01(a), on any Distribution Date prior to both the Senior Class A Principal
Distribution Cross-Over Date and the Final Distribution Date, shall be deemed made solely from principal amounts allocable to Loan Group No. 2, and (ii) all other distributions of principal made with respect to any Class of Principal
Balance Certificates, pursuant to Section 4.01(a) or 4.01(b), on any
Distribution Date, shall be deemed made from principal amounts allocable to both
Loan Groups (net of any principal amounts allocable to Loan Group No. 2 that may have been applied on such Distribution Date as contemplated by clause (i) of this sentence).

          "Prepayment Interest Excess" shall mean: (a) with respect to any
Serviced Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or
Condemnation Proceeds, any other early recovery of principal received) after its
Due Date in any applicable Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Consideration that may have been collected and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, further exclusive of any Additional Interest); and (b) with respect to any Outside Serviced Trust
Mortgage Loan that was subject to a Principal Prepayment in full or in part made
(or, if resulting from the application of Insurance Proceeds or Condemnation
Proceeds, any other early recovery of principal received) after its Due Date in any applicable Underlying Collection Period, any payment of interest (net of related Master Servicing Fees and any comparable related servicing fees payable under the related Outside Servicing Agreement) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such
Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Consideration that may have been collected).

          "Prepayment Interest Shortfall" shall mean: (a) with respect to any
Mortgage Loan that was subject to a Principal Prepayment in full or in part made
(or, if resulting from the application of Insurance Proceeds or Condemnation
Proceeds, any other early recovery of principal received) prior to its Due Date in any applicable Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any
Prepayment Consideration that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (reduced, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, by the related
Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date (exclusive of any related Master Servicing Fees that would have been payable out of such uncollected interest); and (b) with respect to any Outside Serviced Trust Mortgage Loan that was subject to a
Principal Prepayment in full

                                      -75-

or in part made (or, if resulting from the application of Insurance Proceeds or
Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any applicable Underlying Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise
(without regard to any Prepayment Consideration that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate
(reduced by the related Outside Servicing Fee Rate) on the amount of such
Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date (exclusive of any related Master Servicing Fees that would have been payable out of such uncollected interest).

          "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge or any Excess Defeasance Deposit Proceeds) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan.

          "Primary Servicing Office" shall mean the offices of the Master
Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing
Date, the Primary Servicing Office of the Master Servicer is located at 8739
Research Drive, URP4, Charlotte, North Carolina 28262-1075 and the Primary
Servicing Office of the Special Servicer is located at 1601 Washington Avenue,
Suite 800, Miami Beach, Florida 33139.

          "Prime Rate" shall mean the "prime rate" published in the "Money
Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such
"prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the
Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer
and each Serviced Non-Trust Mortgage Loan Noteholder in writing of its selection.

          "Principal Balance Certificate" shall mean any Regular Interest
Certificate (other than an Interest-Only Certificate).

          "Principal Distribution Amount" shall mean, with respect to any
Distribution Date, an amount equal to the aggregate (without duplication) of the following:

          (a) the aggregate of all payments of principal (other than Principal
     Prepayments) Received by the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a
     Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

          (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received by the
     Trust prior to the related Collection Period;

          (c) the aggregate of all Principal Prepayments Received by the Trust on the Trust Mortgage Loans during the related Collection Period;

                                      -76-

          (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received by the Trust with respect to any Trust
     Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Trust
     Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

          (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds,
     Insurance Proceeds and REO Revenues Received by the Trust with respect to any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Trust Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date; and

          (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Trust Mortgage Loans and any REO
     Trust Mortgage Loans for such Distribution Date;

provided that none of the amounts set forth in clauses (a) through (f) of this definition shall represent amounts received, due or advanced on or in respect of any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Principal Prepayment" shall mean any voluntary payment of principal made by or on behalf of the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date, that is Received by the Trust and that is not accompanied by an amount of interest (without regard to any Prepayment
Consideration that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Prohibited Transaction Exemption" shall mean Prohibited Transaction
Exemption 91-14 granted to a predecessor of Lehman Brothers by the United States
Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

          "Proposed Plan" shall have the meaning assigned thereto in Section
3.17(a)(iii).

          "Prospectus" shall mean the prospectus dated August 15, 2005, as supplemented by the Prospectus Supplement, relating to the Registered
Certificates.

          "Prospectus Supplement" shall mean the prospectus supplement dated
August 15, 2005, relating to the Registered Certificates.

          "PTCE" shall mean prohibited transaction class exemption.

          "PTE" shall mean prohibited transaction exemption.

          "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.18(b).

                                      -77-

          "Purchase Price" shall mean, with respect to any Trust Mortgage Loan
(or REO Property or, in the case of any REO Property that relates to a Loan
Combination, the Trust's interest therein), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Trust Mortgage Loan (or, in the case of an REO Property, the related REO Trust Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Trust Mortgage Loan
(or, in the case of an REO Property, the related REO Trust Mortgage Loan) to, but not including, the Due Date in the applicable Collection Period of purchase
(exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Trust Mortgage Loan (or, in the case of an REO Property, any successor REO Trust Mortgage Loan with respect thereto) after its Anticipated Repayment Date, Additional Interest), (c)
all related unreimbursed Servicing Advances with respect to such Trust Mortgage
Loan (or REO Property), if any, together with the amount of any Servicing
Advance (and accrued interest thereon in accordance with Section 3.11(g)) with respect to such Trust Mortgage Loan (or REO Property) that has been previously reimbursed as a Nonrecoverable Advance out of general collections of principal on the Mortgage Pool (but only to the extent such amounts have not been reimbursed to the Trust), (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.11(g)
and/or Section 4.03(d), and (e) in the case of a repurchase by the Depositor pursuant to Section 2.03 or by the UBS Mortgage Loan Seller pursuant to the
UBS/Depositor Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid
Special Servicing Fees and other Additional Trust Fund Expenses with respect to such Trust Mortgage Loan (or REO Property), including any Liquidation Fee that may be payable because the subject repurchase occurred subsequent to the expiration of the Seller/Depositor Resolution Period for the Material Document
Defect or Material Breach, as applicable, that gave rise to the repurchase, and
(ii) to the extent not otherwise included in the amount described in clause (c)
of this definition, any costs and expenses incurred by the Master Servicer, the
Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Trust Mortgage Loan (or such REO
Property or an interest therein); provided that, in the case of a Trust Mortgage
Loan that is part of a Loan Combination, the Purchase Price calculated above may be reduced (subject to the provisions of the related Co-Lender Agreement) by any related unpaid Master Servicing Fees, unreimbursed Advances and/or, to the extent included therein pursuant to clause (d) above, unpaid interest on
Advances which, following the subject purchase, will continue to be payable or reimbursable under the related Co-Lender Agreement and/or any successor servicing agreement to the Master Servicer and/or the Special Servicer in
respect of such Trust Mortgage Loan (which amounts shall no longer be payable hereunder); and provided, further, that, in the case of an REO Property that relates to a Serviced Loan Combination, for purposes of Section 3.18, Section
6.11 and Section 6.12, the Purchase Price for such REO Property shall instead equal the aggregate of the amounts described in clauses (a), (b), (c) and (d)
above with respect to all of the REO Mortgage Loans comprising such Loan
Combination.

          "Qualified Bidder" shall have the meaning assigned thereto in Section
7.01(c).

          "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Qualified Mortgage" shall have the meaning assigned thereto in
Section 2.03(a).

                                      -78-

          "Rated Final Distribution Date" shall mean: (a) with respect to the
Senior Class A Certificates, the Distribution Date in September 2030; and (b)
with respect to the other Classes of Principal Balance Certificates (exclusive of the Class T Certificates), the Distribution Date in September 2040.

          "Rating Agency" shall mean each of S&P and Fitch.

          "Realized Loss" shall mean:

          (1) with respect to each Trust Mortgage Loan and Serviced Non-Trust
     Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Mortgage Loan as to which a Final Recovery
     Determination has been made as to the related REO Property, or with respect to any Trust Mortgage Loan that was the subject of a Permitted Purchase for less than the applicable Purchase Price, an amount (not less than zero)
     equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the applicable Collection Period in which the Final
     Recovery Determination or purchase, as the case may be, was made, plus (ii)
     without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Mortgage Loan, as the case may be, to but not including the Due
     Date in the applicable Collection Period in which the Final Recovery
     Determination or purchase, as the case may be, was made (exclusive, however, of any portion of such accrued but unpaid interest that represents
     Default Interest or, in the case of an ARD Mortgage Loan or any successor
     REO Trust Mortgage Loan with respect thereto after its Anticipated
     Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, received in respect of such Mortgage Loan or, to the extent allocable to such REO Mortgage Loan, the related REO Property, as the case may be, during the applicable Collection Period in which such Final
     Recovery Determination or purchase, as the case may be, was made, insofar as such payments and proceeds are allocable to interest (other than Default
     Interest and Additional Interest) on or principal of such Mortgage Loan or
     REO Mortgage Loan; provided that, in the case of any Outside Serviced Trust
     Mortgage Loan or any related REO Trust Mortgage Loan that was the subject of a Final Recovery Determination or a Permitted Purchase under the related
     Outside Servicing Agreement and/or the related Co-Lender Agreement, references to "Collection Period" in this clause (1) shall mean the related
     Underlying Collection Period;

          (2) with respect to each Trust Mortgage Loan and Serviced Non-Trust
     Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable Outside
     Servicer pursuant to the related Outside Servicing Agreement), the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date,
     Additional Interest) so canceled;

          (3) with respect to each Trust Mortgage Loan and Serviced Non-Trust
     Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related

                                      -79-

     Mortgagor or a modification, extension, waiver or amendment of such
     Mortgage Loan granted or agreed to by the Special Servicer pursuant to
     Section 3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside
     Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such
     Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); and

          (4) with respect to any Trust Mortgage Loan or REO Trust Mortgage
     Loan, to the extent not otherwise taken into account as part of a Realized
     Loss determined pursuant to any of clauses (1), (2) and (3) of this definition, the amount of any related Advance that is reimbursed as a
     Nonrecoverable Advance out of general collections on the Mortgage Pool (net of any Recovered Amount in connection with the item for which such
     Nonrecoverable Advance was made).

          "Received by the Trust" shall mean: (a) in the case of an Outside
Serviced Trust Mortgage Loan or any related REO Property, received by the
Trustee (or the Master Servicer on behalf of the Trustee), as holder of the
Mortgage Note for such Outside Serviced Trust Mortgage Loan, on behalf of the
Trust; and (b) in the case of any other Trust Mortgage Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special
Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

          "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

          "Recovered Amount" shall have the meaning assigned thereto in Section
1.03(c).

          "Reference Rate" shall mean, with respect to any Interest Accrual
Period, the applicable rate per annum set forth on the Reference Rate Schedule.

          "Reference Rate Schedule" shall mean the list of Reference Rates set forth on the schedule attached hereto as Schedule VIII.

          "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-CP,
Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F
Certificates are Registered Certificates.

          "Regular Interest Certificate" shall mean any REMIC III Certificate other than a Class R-III Certificate.

          "Regulation S" shall mean Regulation S under the Securities Act.

          "Regulation S Global Certificate" shall mean, with respect to any
Class of Book-Entry Non-Registered Certificates offered and sold outside of the
United States in reliance on Regulation S, one or collectively more global
Certificates of such Class registered in the name of the Depository or its

                                      -80-

nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S CUSIP number.

          "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.11(g) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "Remaining Adjusted Principal Distribution Amount" shall mean, with respect to any Class of Class B Through T Certificates for any Distribution
Date, an amount equal to the Adjusted Principal Distribution Amount for such
Distribution Date, reduced by all distributions of principal to be made on such
Distribution Date: (i) pursuant to Section 4.01(a) with respect to the Senior
Class A Certificates, the Class A-M Certificates and the Class A-J Certificates;
and (ii) pursuant to Section 4.01(b) with respect to any and all other Classes of the Class B Through T Certificates that evidence a right to payment in accordance with such Section 4.01(b) that is prior to the right to payment evidenced by the subject Class of Class B Through T Certificates. The priority of payments on the various Classes of the Class B Through T Certificates under
Section 4.01(b) shall be consistent with the alphabetic order of the respective
Class designations of such Classes of Certificates, with the Class B
Certificates entitling the Holders thereof to the highest payment priority under
Section 4.01(b) as among the respective Classes of the Class B Through T
Certificates and the Class T Certificates entitling the Holders thereof to the lowest payment priority under Section 4.01(b) as among the respective Classes of the Class B Through T Certificates.

          "Remaining Available Distribution Amount" shall mean, with respect to any Class of Class B Through T Certificates for any Distribution Date, an amount equal to the Available Distribution Amount for such Distribution Date, reduced by all distributions to be made on such Distribution Date: (i) pursuant to
Section 4.01(a) with respect to the Senior Certificates, the Class A-M
Certificates and the Class A-J Certificates; and (ii) pursuant to Section
4.01(b) with respect to any and all other Classes of the Class B Through T
Certificates that evidence a right to payment in accordance with such Section
4.01(b) that is prior to the right to payment evidenced by the subject Class of
Class B Through T Certificates. The priority of payments on the various Classes of the Class B Through T Certificates under Section 4.01(b) shall be consistent with the alphabetic order of the respective Class designations of such Classes of Certificates, with the Class B Certificates entitling the Holders thereof to the highest payment priority under Section 4.01(b) as among the respective
Classes of the Class B Through T Certificates and the Class T Certificates
entitling the Holders thereof to the lowest payment priority under Section
4.01(b) as among the respective Classes of the Class B Through T Certificates.

                                      -81-

          "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) any Loan
REMIC Regular Interests; (ii) the Trust Mortgage Loans (exclusive of any Early
Defeasance Trust Mortgage Loans) as from time to time are subject to this
Agreement and all payments under and proceeds of such Trust Mortgage Loans
Received by the Trust after the Closing Date (other than any such payments and/or proceeds that represent (A) scheduled payments of interest and principal due in respect of the Trust Mortgage Loans on or before the Cut-off Date, or (B)
Additional Interest Received by the Trust in respect of the ARD Trust Mortgage
Loans, if any, after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files; (iii) any REO
Properties (other than an REO Property acquired in respect of any Early
Defeasance Trust Mortgage Loan) as from time to time are subject to this
Agreement (or, in the case of any REO Property that relates to a Loan
Combination, the Trust's interest therein) and all income and proceeds therefrom; (iv) such funds or assets (including any Initial Deposits) as from time to time are deposited in the Pool Custodial Account, the Collection
Account, the Interest Reserve Account and, if established, the Pool REO Account, exclusive of any such funds or assets that (A) are included in a Loan REMIC or
(B) represent Additional Interest Received by the Trust in respect of the ARD
Trust Mortgage Loans, if any, after their respective Anticipated Repayment
Dates; (v) to the extent not included in a Loan REMIC, the rights of the
Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement; and (vi) the
rights of the holder of the Mortgage Note for each Trust Mortgage Loan that is part of a Loan Combination under the related Co-Lender Agreement and, in the case of each Outside Serviced Trust Mortgage Loan, under the related Outside
Servicing Agreement; provided that REMIC I shall not include the Non-Trust
Mortgage Loans or any successor REO Mortgage Loans with respect thereto or any payments or other collections of principal, interest, Prepayment Consideration or other amounts collected on such Non-Trust Mortgage Loans or any successor REO
Mortgage Loans with respect thereto; and provided, further, that REMIC I shall not include the Loss of Value Reserve Fund or any amounts on deposit therein.

          "REMIC I Regular Interest" shall mean any of the separate
non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary
Statement hereto.

          "REMIC I Remittance Rate" shall mean: (a) with respect to any REMIC I
Regular Interest issued in respect of a Loan REMIC Regular Interest, a rate per annum that is, for any Interest Accrual Period, equal to the Loan REMIC
Remittance Rate with respect to such Loan REMIC Regular Interest for such
Interest Accrual Period; (b) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Serviced Trust Mortgage Loan (other than any Early Defeasance Trust Mortgage Loan) that accrues interest on a 30/360
Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i)
the Mortgage Rate in effect for such corresponding Trust Mortgage Loan as of the
Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust Mortgage Loan subsequent to the Closing
Date), minus (ii) the Administrative Cost Rate for such corresponding Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto);
(c) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Serviced Trust Mortgage Loan (other than any Early Defeasance
Trust Mortgage Loan) that accrues interest on an Actual/360 Basis, a rate per annum that is, for any Interest Accrual Period,

                                      -82-

equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I
Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto); and (d) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to an Outside Serviced Trust Mortgage Loan, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction
(expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I
Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest
Accrual Period, minus (ii) the sum of the related Master Servicing Fee Rate plus the Trustee Fee Rate.

          "REMIC II" shall mean the segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the
Holders of the Class R-II Certificates, pursuant to Section 2.09, with respect to which a separate REMIC election is to be made.

          "REMIC II Regular Interest" shall mean any of the 43 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at its REMIC II Remittance Rate in effect from time to time and, further, shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

          "REMIC II Remittance Rate" shall mean, with respect to any REMIC II
Regular Interest for any Interest Accrual Period, an annual rate equal to the
Weighted Average REMIC I Remittance Rate for such Interest Accrual Period.

          "REMIC III" shall mean the segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates, pursuant to Section 2.11, with respect to which a separate REMIC election is to be made.

          "REMIC III Certificate" shall mean any Class A-1, Class A-2, Class
A-3, Class A-AB, Class A-4, Class A-1A, Class X-CL, Class X-CP, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T or Class
R-III Certificate.

          "REMIC III Component" shall mean:

          (a) with respect to the Class X-CL Certificates, any of the Class X-CL
     REMIC III Components; and

          (b) with respect to the Class X-CP Certificates, any of the Class X-CP
     REMIC III Components.

                                      -83-

          "REMIC Pool" shall mean any of REMIC I, REMIC II, REMIC III and, subject to Section 2.06(b), the Loan REMICs.

          "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter
M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property" shall mean, with respect to any REO
Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account" shall mean the Pool REO Account or a Loan Combination
REO Account, as applicable.

          "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09 (or, in the case of any REO Property relating to an
Outside Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing
Agreement).

          "REO Disposition" shall mean the sale or other disposition of any
Administered REO Property pursuant to Section 3.18 (or, in the case of any REO
Property relating to an Outside Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing Agreement).

          "REO Extension" shall have the meaning assigned thereto in Section
3.16(a).

          "REO Mortgage Loan" shall mean the mortgage loan (or, if a Serviced
Loan Combination is involved, one of the two or more mortgage loans comprising such Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to relate to and succeed the Mortgage Loan (or, in the case of any REO Property that relates to a
Serviced Loan Combination, one of the two or more Mortgage Loans) relating to the subject REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly
Payment and otherwise to have the same terms and conditions as its predecessor
Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO
Property as part of the Trust Fund or, if applicable in the case of any REO
Property that relates to a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and, if applicable hereunder, an initial Stated Principal Balance equal to the unpaid principal balance and
Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a
Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage
Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage
Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. Amounts Received by the
Trust (or, if applicable, received on behalf of the related Serviced Non-Trust
Mortgage Loan Noteholder) with respect to each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining any related Administered REO Property or for the reimbursement of the Master Servicer, the Special Servicer, the Trustee or
the

                                      -84-

Fiscal Agent for any other related Servicing Advances, but otherwise without regard to any Advances, Advance Interest, fees, costs, expenses and other potential Additional Trust Fund Expenses payable or reimbursable therefrom until after the following applications have been made) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related
Mortgage Rate (net, in the case of any successor REO Mortgage Loan in respect of an Outside Serviced Trust Mortgage Loan, of the related "Outside Servicing Fee
Rate") to but not including the Due Date in the related Collection Period of receipt (exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); second, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts (or, in the case of an
REO Mortgage Loan in respect of an Outside Serviced Trust Mortgage Loan, any
Prepayment Consideration) due and owing in respect of such REO Mortgage Loan
(exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD
Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); and fourth, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its
Anticipated Repayment Date, as a recovery of accrued and unpaid Additional
Interest on such REO Mortgage Loan; provided that, in the case of an REO
Mortgage Loan in respect of an Outside Serviced Trust Mortgage Loan, if an allocation in accordance with this sentence would conflict with remittance reports from the applicable Outside Servicer, the Master Servicer shall, in the absence of actual knowledge of an error, rely on the allocation in such remittance reports; and provided, further, that, if one or more Advances previously made in respect of an REO Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more
Nonrecoverable Advances, then collections in respect of such REO Trust Mortgage
Loan available for application pursuant to clauses first through fourth of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such REO Trust Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such REO Trust Mortgage Loan, (ii) as a recovery of the item(s)
for which such previously reimbursed Nonrecoverable Advance(s) were made
(together with any interest on such previously reimbursed Nonrecoverable
Advance(s) that was also paid out of general collections of principal on the
Mortgage Pool), and (iii) in accordance with clauses first through fourth of this sentence (taking into account the applications pursuant to clauses (i) and
(ii) of this proviso); and provided, further, that if the Mortgage Loans comprising any Serviced Loan Combination become REO Mortgage Loans, amounts
(other than Loss of Value Payments deemed to constitute Liquidation Proceeds with respect to the REO Trust Mortgage Loan in such Serviced Loan Combination and other than Liquidation Proceeds resulting from the purchase of the Trust's interest in any related REO Property pursuant to or as contemplated by Section
2.03) received with respect to such REO Mortgage Loans shall be applied to amounts due and owing in respect of such REO Mortgage Loans as provided in the related Co-Lender Agreement; and provided, further, that Loss of Value Payments shall not be applied in accordance with the foregoing provisions of this definition unless and until such amounts are transferred to the Pool Custodial
Account, and deemed to constitute Liquidation Proceeds in respect of a particular REO Trust Mortgage Loan, in accordance with Section 3.05(e).
Notwithstanding the foregoing, all amounts payable or reimbursable to the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and
P&I Advances, together with any interest accrued and payable to the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.11(g) and
4.03(d), respectively, shall continue to be payable or reimbursable to the
Master Servicer, the Special Servicer, the Trustee or

                                      -85-

the Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan. The foregoing allocations are not intended to limit the rights of the parties hereunder to reimbursements or indemnities to which they are otherwise entitled hereunder.

          "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property related to a Serviced Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (or a Loan
Combination); provided that the Mortgaged Property securing an Outside Serviced
Loan Combination (if acquired under the related Outside Servicing Agreement)
shall constitute an REO Property if such Mortgaged Property is so acquired for the benefit of the related Non-Trust Mortgage Loan Noteholder(s) and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the subject Outside Serviced Loan Combination.

          "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

          "REO Trust Mortgage Loan" shall mean the successor REO Mortgage Loan with respect to any Trust Mortgage Loan as to which the related Mortgaged
Property has become an REO Property.

          "Request for Release" shall mean a request signed by a Servicing
Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal" shall mean, with respect to each Required
Appraisal Loan, an appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with
12 CFR Section 225.62 and conducted in accordance with the standards of the
Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated
Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

          "Required Appraisal Loan" shall mean any Serviced Mortgage Loan:

          (i) that becomes a Modified Loan;

          (ii) that is 60 days or more delinquent in respect of any Monthly
     Payment, except for a Balloon Payment;

          (iii) that is delinquent in respect of its Balloon Payment, if any,
     (A) for one (1) Business Day beyond the date on which such Balloon Payment was due (unless clause (B) below

                                      -86-

     applies) or (B) if the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date when such
     Balloon Payment was due, for 30 days beyond the date on which such Balloon
     Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

          (iv) with respect to which the related Mortgaged Property has become an REO Property;

          (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related
     Mortgaged Property;

          (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof; or

          (vii) that remains outstanding five years following any extension of its maturity date pursuant to Section 3.20;

provided that all of the Mortgage Loans comprising a Serviced Loan Combination shall, upon the occurrence of any of the events described in clauses (i) through
(vii) of this definition in respect of any such Mortgage Loan, be deemed to be a single "Required Appraisal Loan". Any Required Appraisal Loan shall cease to be such at such time as it has become a Corrected Mortgage Loan (assuming such
Required Appraisal Loan was a Specially Serviced Mortgage Loan), it has remained current for at least three consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period. The term "Required Appraisal Loan"
shall include any successor REO Mortgage Loan(s) in respect of a Serviced Trust
Mortgage Loan or Serviced Loan Combination. In no event shall any Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto or any Outside Serviced Loan Combination constitute a Required
Appraisal Loan hereunder.

          "Required Appraisal Value" shall mean, with respect to any Mortgaged
Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised
Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as such Appraised Value may be reduced by the Special Servicer, acting in accordance with the Servicing Standard, based upon the Special Servicer's review of the subject Required Appraisal and such other information that the Special
Servicer, acting in accordance with the Servicing Standard, deems relevant
(provided that the Special Servicer shall not be obligated to make any such reduction)), over (ii) the amount of any obligations secured by liens on such
Mortgaged Property (or REO Property) that are prior to the lien of the related
Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve
Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held for purposes of paying any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the 12-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal

                                      -87-

Loan and that may be drawn upon for purposes of paying down the principal balance of such Required Appraisal Loan.

          "Required Insurer Rating" shall mean:

          (i) for purposes of Sections 3.07(a) and 3.07(b), a "claims paying ability", "financial strength" or comparable rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, if not then rated by Fitch, an equivalent rating thereto from at least one nationally recognized statistical rating agency in addition to S&P or a rating of "A:IX" or better from A.M. Best's Key Rating Guide) or, in the case of either such
     Rating Agency, such lower rating as will not result in an Adverse Rating
     Event with respect to any Class of Certificates rated by such Rating
     Agency; and

          (ii) for purposes of Section 3.07(c), a "claims paying ability",
     "financial strength" or comparable rating, as applicable, of at least "A"
     from S&P and "A" from Fitch (or, if not then rated by Fitch, an equivalent rating thereto from at least one nationally recognized statistical rating agency in addition to S&P or a rating of "A:IX" or better from A.M. Best's
     Key Rating Guide) or, in the case of either such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any
     Class of Certificates rated by such Rating Agency (as evidenced in writing by such Rating Agency).

          "Reserve Account" shall have the meaning assigned thereto in Section
3.03(d).

          "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Mortgage Loan.

          "Residual Interest Certificate" shall mean any of the Class R-I
Certificates, the Class R-II Certificates, the Class R-III Certificates or, if
issued in accordance with Section 2.06, the Class R-LR Certificates.

          "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(a).

          "Responsible Officer" shall mean: (a) when used with respect to the
Trustee, any Vice President, any Assistant Vice President, any Trust Officer,
any Assistant Secretary or any other officer of the Trustee's Global Securities and Trust Services Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal Agent, any officer thereof.

          "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the
Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

                                      -88-

          "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable
Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer,
and specific ratings of Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act" shall have the meaning assigned thereto in
Section 8.15(d).

          "Sarbanes-Oxley Certification" shall have the meaning assigned thereto in Section 8.15(d).

          "SASCO II" shall mean Structured Asset Securities Corporation II or any successor in interest.

          "Scheduled Payment" shall mean, with respect to any Trust Mortgage
Loan or Serviced Non-Trust Mortgage Loan, for any Due Date following the Cut-off
Date as of which it is outstanding, the Monthly Payment on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the
Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing
Agreement), and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Seller/Depositor Notification" shall mean, with respect to any Trust
Mortgage Loan, a written notification executed (in each case promptly upon becoming aware of such event) by a Responsible Officer of the Trustee, or a
Servicing Officer of the Master Servicer or the Special Servicer, as applicable, and delivered to the Master Servicer, the Special Servicer and the Trustee
(except to the extent any of the foregoing three parties is the party delivering the subject Seller/Depositor Notification) and, as applicable, to either the UBS
Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) or the Depositor
(in the case of a Lehman Trust Mortgage Loan), in each case identifying and describing the circumstances relating to any of the events set forth below, which notification shall be substantially in the form of Exhibit N attached hereto:

          (i) the occurrence of a Material Document Defect or Material Breach with respect to the subject Trust Mortgage Loan;

                                      -89-

          (ii) the direction to cure the Material Document Defect or Material
     Breach with respect to the subject Trust Mortgage Loan in all material respects, or repurchase the subject Trust Mortgage Loan, within the time period and subject to the conditions provided for in Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan) or Section 5(a) of the
     UBS/Depositor Mortgage Loan Purchase Agreement (in the case of a UBS Trust
     Mortgage Loan), as applicable;

          (iii) following or simultaneously with the occurrence of a Material
     Document Defect, the existence or occurrence of a Servicing Transfer Event with respect to the subject Trust Mortgage Loan;

          (iv) following or simultaneously with the occurrence of a Material
     Document Defect, the existence or occurrence of an assumption or a proposed assumption with respect to the subject Trust Mortgage Loan;

          (v) only (A) under the circumstances contemplated by the last paragraph of Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan)
     or Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement (in
     the case of a UBS Trust Mortgage Loan), as applicable, and (B) following the expiration of the applicable Resolution Extension Period and (C)
     following either the occurrence of a Servicing Transfer Event or an assumption with respect to the subject Trust Mortgage Loan, as applicable, the direction to cure the subject Material Document Defect in all material respects within 15 days of receipt of such Seller/Depositor Notification;

          (vi) following the expiration of the 15-day period set forth in clause
     (v) above, notification of the election by the Master Servicer or the
     Special Servicer, as applicable, to perform the cure obligations with respect to the subject Material Document Defect; and/or

          (vii) the expiration of the applicable Resolution Extension Period with respect to such Trust Mortgage Loan and the direction to promptly repurchase such Trust Mortgage Loan.

In addition to the foregoing parties, a copy of each such Seller/Depositor
Notification shall be delivered to the Controlling Class Representative by the
Trustee (to the extent the Trustee knows the identity of the Controlling Class
Representative) and, in the case of an event described in clauses (v) and/or
(vii) of this definition, to internal counsel to the Depositor or counsel to the
UBS Mortgage Loan Seller, as applicable (to the extent known to the Trustee).

          "Seller/Depositor Resolution Period" shall mean the 90-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor
Notification with respect to the Material Document Defect or Material Breach that gave rise to the particular repurchase obligation; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90-day period, (ii) the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan), as the case may be, has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such initial 90-day period, and (iii) the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan), as the case may be, delivers an Officer's Certificate to the Special Servicer setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions such party is pursuing in connection with the cure thereof, then the Seller/Depositor Resolution Period shall

                                      -90-

mean the 180-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor Notification with respect to the Material Document Defect or
Material Breach that gave rise to the particular repurchase obligation; and
provided, further, that, if any such Material Document Defect is still not cured after the 180-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor Notification with respect to the Material Document Defect or
Material Breach that gave rise to the particular repurchase obligation solely due to the failure of the Depositor (in the case of a Lehman Trust Mortgage
Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage
Loan), as the case may be, to have received a recorded document, then the
Seller/Depositor Resolution Period shall continue for an additional period of time so long as the Depositor or the UBS Mortgage Loan Seller, as applicable, certifies to the Special Servicer every six months thereafter that the Document
Defect is still in effect solely because of its failure to have received the recorded document and that such party is diligently pursuing the cure of such defect.

          "Senior Certificate" shall mean any Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A, Class X-CL or Class X-CP Certificate.

          "Senior Class A Certificates" shall mean the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates.

          "Senior Class A Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of the commencement of business on which (i) any two or more Classes of the Senior Class A Certificates remain outstanding and (ii)
the aggregate of the Class Principal Balances of the Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates has been reduced to zero as a result of the allocation of Realized Losses and Additional
Trust Fund Expenses pursuant to Section 4.04(a).

          "Series FB 2005-1 Certificates" shall have the meaning assigned thereto in the Preliminary Statement.

          "Series FB 2005-1 Securitization" shall have the meaning assigned thereto in the Preliminary Statement.

          "Serviced Combination Trust Mortgage Loan" shall mean the 500 West
Madison Trust Mortgage Loan or any other Serviced Note A Trust Mortgage Loan, as applicable.

          "Serviced A/B Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "Serviced Loan Combination" shall mean any Loan Combination that is to be primarily serviced and administered under this Agreement. The Serviced A/B
Loan Combinations will be, and the Outside Serviced Loan Combinations will not be, Serviced Loan Combinations.

          "Serviced Loan Combination Change of Control Event" shall mean: (a)
with respect to the 500 West Madison Trust Loan Combination only, the event that occurs when (i) the outstanding principal amount of the 500 West Madison Note B
Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto
(net of any existing Appraisal Reduction Amount with respect to the 500 West
Madison Loan Combination) is less than 27.5% of an amount equal to the original principal amount of the 500 West Madison Note B Non-Trust Mortgage Loan, and
(ii) the 500 West

                                      -91-

Madison Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto has not been repaid in full; and (b) with respect to each
Serviced Loan Combination (other than the 500 West Madison Loan Combination), the event that occurs when (i) the aggregate outstanding principal amount of the related Serviced Note B Non-Trust Mortgage Loan or any successor REO Mortgage
Loan with respect thereto (net of any existing Appraisal Reduction Amount with respect to the subject Serviced Loan Combination) is less than 25.0% of an amount equal to the original principal amount of such Serviced Note B Non-Trust
Mortgage Loan, and (ii) the related Serviced Note A Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto has not been repaid in full.

          "Serviced Loan Combination Controlling Party" shall mean, with respect to any Serviced Loan Combination or any related REO Property, the related
Serviced Loan Combination Directing Lender or any representative appointed thereby, consistent with Section 3.02(d) of the related Co-Lender Agreement, to exercise the rights and powers of the related Serviced Loan Combination
Directing Lender under the related Co-Lender Agreement or this Agreement.

          "Serviced Loan Combination Directing Lender" shall mean, with respect to any Serviced Loan Combination, as of any date of determination, the
"Directing Lender" under the related Co-Lender Agreement.

          "Serviced Mortgage Loan" shall mean each Mortgage Loan (including a
Specially Serviced Mortgage Loan), other than any Mortgage Loan that is part of an Outside Serviced Loan Combination.

          "Serviced Non-Trust Mortgage Loan" shall mean each Non-Trust Mortgage
Loan that is a Serviced Mortgage Loan. A Non-Trust Mortgage Loan that is part of an Outside Serviced Loan Combination shall in no event constitute a Serviced
Non-Trust Mortgage Loan hereunder.

          "Serviced Non-Trust Mortgage Loan Noteholder" shall mean each holder of the Mortgage Note for a Serviced Non-Trust Mortgage Loan. Notwithstanding
anything herein to the contrary, no 200 Park Avenue Non-Trust Mortgage Loan
Noteholder, Courtyard by Marriott Non-Trust Mortgage Loan Noteholder, 1345
Avenue of the Americas Non-Trust Mortgage Loan Noteholder or Park Avenue Plaza
Non-Trust Mortgage Loan Noteholder shall in any event constitute a Serviced
Non-Trust Mortgage Loan Noteholder hereunder.

          "Serviced Note A Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Serviced Note B Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Serviced Senior Mortgage Loan" shall mean any of the Serviced
Combination Trust Mortgage Loans.

          "Serviced Subordinate Non-Trust Mortgage Loan" shall mean each
Subordinate Non-Trust Mortgage Loan that is a Serviced Non-Trust Mortgage Loan.

                                      -92-

          "Serviced Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, no
Outside Serviced Trust Mortgage Loan shall in any event constitute a Serviced
Trust Mortgage Loan hereunder.

          "Servicer Backup Certification" shall mean the Master Servicer Backup
Certification or the Special Servicer Backup Certification, as applicable.

          "Servicer Fee Amount" shall mean: (a) with respect to each
Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Mortgage Loan primary serviced by such Sub-Servicer (and any successor REO Mortgage Loan with respect thereto),
(i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan; and (b)
with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Mortgage
Loan (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the excess, if any, of the
Master Servicing Fee Rate for such Mortgage Loan, over the sub-servicing fee rate (if any) applicable to such Mortgage Loan, as specified in any
Sub-Servicing Agreement related to such Mortgage Loan.

          "Servicer Notice" shall have the meaning assigned thereto in Section
3.14.

          "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File and the
CMSA Collateral Summary File) and the Supplemental Report.

          "Servicing Account" shall have the meaning assigned thereto in Section
3.03(a).

          "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the
Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing and administration of a Serviced Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any
Administered REO Property, including, but not limited to, the cost of (a)
compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged
Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or
Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, and (g) obtaining any related ratings confirmation;
provided that, notwithstanding anything to the contrary, "Servicing Advances"
shall not include allocable overhead of the Master Servicer, the Special
Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement, any Outside Servicing Agreement, any Co-Lender Agreement or any intercreditor agreement relating to mezzanine debt.

                                      -93-

          "Servicing Fees" shall mean: (a) with respect to each Serviced
Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the
Master Servicing Fee and the Special Servicing Fee; and (b) with respect to each
Outside Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicing Fee.

          "Servicing File" shall mean, collectively, any and all documents
(other than documents required to be part of the related Mortgage File, except as specifically provided below in this definition), in the possession of the
Master Servicer or the Special Servicer and relating to the origination and servicing of any Serviced Mortgage Loan, including any original letter of credit
(together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related
Mortgagor, escrow agreements, property management agreements and, in the case of a Serviced Non-Trust Mortgage Loan, a copy of the related Mortgage Note.

          "Servicing Officer" shall mean any officer or employee of the Master
Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Mortgage Loans and any Administered REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the
Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the
Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced
Mortgage Loans and any applicable co-lender, intercreditor and/or similar agreements; (ii) with a view to: (A) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Mortgage
Loans or, in the case of any such Serviced Mortgage Loan that is (1) a Specially
Serviced Mortgage Loan or (2) a Serviced Mortgage Loan as to which the related
Mortgaged Property has become an REO Property, the maximization of recovery on the subject Serviced Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Serviced Loan Combination is involved, the maximization of recovery on such Loan Combination to the Certificateholders and the related
Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)) of principal and interest, including Balloon Payments, on a present value basis
(the relevant

                                      -94-

discounting of anticipated collections that will be distributable to the
Certificateholders (or, if a Serviced Loan Combination is involved, to the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole)) to be performed at the related Mortgage
Rate (or, in the case of a Serviced Loan Combination, at the weighted average of the respective Mortgage Rates for the Mortgage Loans that comprise such Loan
Combination); and (iii) without regard to (A) any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Mortgage
Loan), that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any
Affiliate thereof, or any other party to this Agreement, (B) the ownership of any Certificate or any direct or indirect interest in a Non-Trust Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be, or any
Affiliate thereof, (C) the obligation of the Master Servicer or the Special
Servicer, as the case may be, to make Advances, (D) the right of the Master
Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction, and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

          "Servicing Transfer Event" shall mean, with respect to any Serviced
Mortgage Loan, the occurrence of any of the events described in clauses (a)
through (g) of the definition of "Specially Serviced Mortgage Loan".

          "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

          "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or
Properties securing one or more Mortgage Loans, or owning and pledging
Defeasance Collateral in connection with the defeasance of a Defeasance Mortgage
Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance
Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person,
(vi) it will hold itself out as a legal entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

          "Special Servicer" shall mean, subject to Section 6.09(d) and Section
7.01(e) (insofar as such sections contemplate multiple parties acting as Special
Servicer), LNR, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

          "Special Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(i).

                                      -95-

          "Special Servicing Fee" shall mean, with respect to each Specially
Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property, the fee designated as such in, and payable to the
Special Servicer pursuant to, Section 3.11(c).

          "Special Servicing Fee Rate" shall mean, with respect to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property, 0.35% per annum (provided that there shall be a minimum Special Servicing Fee with respect to each Specially Serviced Mortgage
Loan, each REO Mortgage Loan that relates to an Administered REO Property and each entire Serviced Loan Combination in the event they constitute Specially
Serviced Mortgage Loans or REO Mortgage Loans, as set forth in Section 3.11(c)).

          "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Trust Mortgage Loan, the following documents collectively:

          (i)  the original executed Mortgage Note for such Trust Mortgage Loan
               (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

          (ii) an original or copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage
               Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy, or an irrevocable, binding commitment to issue such title insurance policy);

          (iv) an original or copy of any Ground Lease and Ground Lease estoppels, if any, relating to such Trust Mortgage Loan; and

          (v)  with respect to Trust Mortgage Loans secured by hospitality properties only, the related franchise agreement (if any) and franchisor comfort letter (if any).

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the
Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; and provided, further, that the only Specially Designated Mortgage
Loan Document with respect to each of the Outside Serviced Trust Mortgage Loans shall be the document described in clause (i) of this definition.

          "Specially Designated Servicing Action" means:

          (a) with respect to the 500 West Madison Loan Combination or any related REO Property, the actions specified in clauses (i) through (ix) of
     Section 3.02(a) of the related Co-Lender Agreement;

          (b) with respect to each other Serviced Loan Combination or any related REO Property, the actions specified in clauses (i) through (xiv) of
     Section 3.02(a) of the related Co-Lender Agreement; and

                                      -96-

          (c) with respect to each other Serviced Mortgage Loan and Administered
     REO Property, any of the following actions--

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an Administered REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default,

               (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Charges) or any material non-monetary term (including any material term relating to insurance) of a Specially Serviced Mortgage Loan,

               (iii) any proposed sale of an Administered REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price,

               (iv) any acceptance of a discounted payoff with respect to a
     Specially Serviced Mortgage Loan,

               (v) any determination to bring a Mortgaged Property securing a
     Specially Serviced Mortgage Loan or an Administered REO Property into compliance with applicable environmental laws or to otherwise address
     Hazardous Materials located at a Mortgaged Property securing a Specially
     Serviced Mortgage Loan or an Administered REO Property,

               (vi) any release of collateral for a Specially Serviced Mortgage
     Loan, other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan,

               (vii) any acceptance of substitute or additional collateral for a
     Specially Serviced Mortgage Loan, other than in accordance with the terms of such Mortgage Loan,

               (viii) any waiver of a "due-on-sale" or "due-on-encumbrance"
     clause with respect to any Serviced Mortgage Loan, and

               (ix) any acceptance of an assumption agreement releasing a
     Mortgagor from liability under any Serviced Mortgage Loan.

          "Specially Serviced Mortgage Loan" shall mean any Serviced Mortgage
Loan as to which any of the following events has occurred:

          (a) the related Mortgagor (or any related guarantor) has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or which failure the Master Servicer or (with the consent of the Controlling Class Representative) the Special Servicer
     determines, in each case in accordance with the Servicing Standard, will continue, unremedied (without regard to any grace period) by the related
     Mortgagor, any related guarantor or otherwise (including, in the case of a
     Serviced Combination Trust Mortgage Loan, by a related Serviced Non-Trust
     Mortgage Loan Noteholder exercising any cure rights under the related
     Co-Lender Agreement) (i) except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one (1) Business Day

                                      -97-

     beyond the date on which the subject Balloon Payment was due (unless clause
     (B) below applies) or (B) in the case of a Balloon Mortgage Loan as to which the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date on which the subject
     Balloon Payment was due, for 30 days beyond the date on which the subject
     Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur); or

          (b) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that the
     Master Servicer or the Special Servicer has determined, in each case in accordance with the Servicing Standard, (i) materially impairs the value of the related Mortgaged Property as security for such Serviced Mortgage Loan or otherwise materially adversely affects the interests of
     Certificateholders (or, in the case of a Serviced Non-Trust Mortgage Loan, the interests of the related Serviced Non-Trust Mortgage Loan Noteholder)
     (it being acknowledged and agreed that any default requiring a Servicing
     Advance shall be deemed to materially and adversely affect the interests of
     Certificateholders or, in the case of a Serviced Non-Trust Mortgage Loan, the interests of the related Serviced Non-Trust Mortgage Loan Noteholder), and (ii) continues unremedied by the related Mortgagor, any related guarantor or otherwise (including, in the case of a Serviced Combination
     Trust Mortgage Loan, by a related Serviced Non-Trust Mortgage Loan
     Noteholder exercising any cure rights under the related Co-Lender
     Agreement) for either (A) one Business Day (but only if, pursuant to the related loan documents, the subject default gives rise to immediate acceleration without application of a cure period under such Serviced
     Mortgage Loan) or (B) otherwise, the greater of (1) the applicable grace period under the terms of such Serviced Mortgage Loan and (2) 30 days; or

          (c) the Master Servicer or, with the consent of the Controlling Class
     Representative, the Special Servicer shall have determined, in accordance with the Servicing Standard, that (i) a default in the making of a Monthly
     Payment on such Serviced Mortgage Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise
     (including, in the case of a Serviced Combination Trust Mortgage Loan, by a related Serviced Non-Trust Mortgage Loan Noteholder exercising any cure rights under the related Co-Lender Agreement) for at least the applicable period contemplated by clause (a) of this definition or (ii) a default
     (other than as described in clause (a) of this definition and other than an
     Acceptable Insurance Default) is likely to occur under such Mortgage Loan that will materially impair the value of the related Mortgaged Property as security for such Serviced Mortgage Loan or otherwise materially adversely affect the interests of Certificateholders (or, in the case of a Serviced
     Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan
     Noteholder) and such default is likely to remain unremedied for at least the applicable period contemplated by clause (b) of this definition; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related

                                      -98-

     Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided, however, that a Serviced Mortgage Loan will cease to be a Specially
Serviced Mortgage Loan when a Liquidation Event has occurred with respect to such Serviced Mortgage Loan, when the related Mortgaged Property has become an
REO Property or, so long as at such time no circumstance identified in clauses
(a) through (g) above exists that would cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

          (w)  with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan
               (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special
               Servicer pursuant to Section 3.20);

          (x)  with respect to the circumstances described in clause (b) of this definition, the default is cured in the good faith, reasonable judgment of the Special Servicer;

          (y)  with respect to the circumstances described in clauses (c), (d),
               (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (z)  with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

          The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Mortgage Loan's becoming a Specially Serviced Mortgage Loan. If any Mortgage Loan that is part of a Serviced Loan Combination becomes a
Specially Serviced Mortgage Loan, then the other Mortgage Loan or each of the other Mortgage Loans, as the case may be, in such Loan Combination shall also become a Specially Serviced Mortgage Loan; provided that if, subject to the terms, conditions and limitations of the related Co-

                                      -99-

Lender Agreement, a Serviced Non-Trust Mortgage Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related Serviced
Combination Trust Mortgage Loan through the exercise of any cure rights granted under the related Co-Lender Agreement with respect to such Serviced Combination
Trust Mortgage Loan, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Mortgage Loan (because any such cure rights do not include the cure of defaults under the related Serviced Non-Trust
Mortgage Loan) will not, in and of itself, result in any Mortgage Loan that is part of the subject Serviced Loan Combination becoming a Specially Serviced
Mortgage Loan (provided that a separate Servicing Transfer Event may occur with respect thereto).

          None of the Mortgage Loans comprising an Outside Serviced Loan
Combination shall constitute a Specially Serviced Mortgage Loan hereunder.

          "Specially Serviced Trust Mortgage Loan" shall mean any Trust Mortgage
Loan that is a Specially Serviced Mortgage Loan.

          "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special
Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable
Outside Servicer pursuant to the related Outside Servicing Agreement) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment
Date.

          "Stated Principal Balance" shall mean: (a) with respect to any Trust
Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), the Cut-off Date Balance of such Trust Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such
Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto), without giving effect to any adjustments pursuant to Section 1.03 in connection with the calculation of the Adjusted Principal Distribution Amount, and (ii) the principal portion of any Realized Loss incurred in respect of such
Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto) during the applicable related Collection Period (or, in the case of a forgiveness of principal, a Permitted Purchase under the related Outside
Servicing Agreement and/or the related Co-Lender Agreement for less than the related Purchase Price or a Final Recovery Determination with respect to an
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, during the related Underlying Collection Period) (provided that, if some or all of the principal portion of such Realized Loss constitutes an Advance that previously reduced the Stated Principal Balance of such Trust
Mortgage Loan by operation of clause (i) above, then the amount of that Advance included in the principal portion of such Realized Loss shall not further reduce the Stated Principal Balance of such Trust Mortgage Loan under this clause
(ii)); and (b) with respect to any Serviced Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut-off Date Balance of such

                                      -100-

Non-Trust Mortgage Loan, as permanently reduced on each related Master Servicer
Remittance Date (to not less than zero) by (i) any principal amounts in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) distributed to the related Non-Trust Mortgage Loan Noteholder on such Master Servicer Remittance Date, and (ii) the principal portion of any
Realized Loss incurred in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) in connection with a
Liquidation Event or the forgiveness of principal during the related Collection
Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or any related REO Property, then the "Stated Principal
Balance" of such Mortgage Loan or of any successor REO Mortgage Loan with respect thereto, as the case may be, shall be zero commencing as of the first
Distribution Date (or, in the case of a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the first related Master
Servicer Remittance Date) following the end of the applicable Collection Period in which such Liquidation Event occurred; provided that, in the case of an
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, if the subject Liquidation Event is a Final Recovery
Determination made by the applicable Outside Servicer with respect to, or a
Permitted Purchase under the related Outside Servicing Agreement and/or the related Co-Lender Agreement of, such Trust Mortgage Loan or REO Trust Mortgage
Loan, as the case may be, then references to "Collection Period" in this sentence shall be deemed to mean the related Underlying Collection Period.

          "Subordinate Certificate" shall mean any Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S or Class T Certificate or any
Residual Interest Certificate.

          "Subordinate Non-Trust Mortgage Loans" shall mean, collectively, the
Serviced Note B Non-Trust Mortgage Loans, the junior component of the 200 Park
Avenue Note A-1 Non-Trust Mortgage Loan, the junior component of the Courtyard by Marriott Note A-1 Non-Trust Mortgage Loan, the Courtyard by Marriott Note B
Non-Trust Mortgage Loan, the junior component of the 1345 Avenue of the Americas
Note 2 Non-Trust Mortgage Loan, the 1345 Avenue of the Americas Note 1-B/C
Non-Trust Mortgage Loans, the junior component of the Park Avenue Plaza Note 2
Non-Trust Mortgage Loan and the Park Avenue Plaza Note 1-B Non-Trust Mortgage
Loans.

          "Subordinate Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for a Subordinate Non-Trust Mortgage Loan.

          "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean the written contract between the
Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Mortgage
Loans as provided in Section 3.22.

          "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

          "Successful Bidder" shall have the meaning assigned thereto in Section
7.01(c).

          "Supplemental Report" shall mean have the meaning assigned thereto in
Section 3.12(c).

                                      -101-

          "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the
Trustee).

          "Tax Matters Person" shall mean, with respect to any REMIC Pool, the
Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest
Certificateholder in respect of the related Class of Residual Interest
Certificates.

          "Tax Returns" shall mean the federal income tax return on Internal
Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust (if created hereunder taking into account Section
2.05(b)) due to its classification as a grantor trust under the Grantor Trust
Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

          "Total Principal Reinstatement Amount" shall mean, with respect to any
Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to the lesser of:
(1) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject
Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (after taking into account the distributions made with respect to the Certificates on the subject Distribution
Date, but prior to any adjustments to the Class Principal Balances of the respective Classes of Principal Balance Certificates pursuant to Section 4.04 or
Section 4.05); and (2) the amount, if any, by which (a) the aggregate Loss
Reimbursement Amount in respect of all the Classes of Principal Balance
Certificates for the subject Distribution Date, exceeds (b) the total portion of such aggregate Loss Reimbursement Amount reimbursed in respect of all of the
Classes of Principal Balance Certificates for the subject Distribution Date, if any, pursuant to Section 4.01(a) and/or Section 4.01(b).

          "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

          "Transferee" shall mean any Person who is acquiring, by Transfer, any
Ownership Interest in a Certificate.

          "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

          "Trust" shall mean the common law trust created hereunder.

                                      -102-

          "Trust Collection Period" shall mean, with respect to any Distribution
Date or Trust Master Servicer Remittance Date, the period commencing on the day immediately following the Trust Determination Date in the calendar month preceding the month in which such Distribution Date or Trust Master Servicer
Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Trust Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Trust Determination Date in the calendar month in which such Distribution
Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Trust Determination Date" shall mean the 11th calendar day of each month (or, if such 11th day is not a Business Day, the Business Day immediately following), commencing in September 2005.

          "Trust Fund" shall mean, collectively, all of the assets of the REMIC
Pools, the Grantor Trust (if created hereunder taking into account Section
2.05(b)) and the Loss of Value Reserve Fund.

          "Trust Master Servicer Remittance Date" shall mean the date each month, commencing in September 2005, on which, among other things, the Master
Servicer is required to (i) make P&I Advances and (ii) transfer the Master
Servicer Remittance Amount and any Excess Liquidation Proceeds to the Trustee,
which date shall be the Business Day immediately preceding the Distribution Date in such month.

          "Trust Mortgage Loan" shall mean each of the mortgage loans listed on the Trust Mortgage Loan Schedule and from time to time held in the Trust Fund.
As used herein, the term "Trust Mortgage Loan" includes the related Mortgage
Note, Mortgage and other security documents contained in the related Mortgage
File or otherwise held on behalf of the Trust. Notwithstanding the foregoing, if any of the mortgage loans listed on the Trust Mortgage Loan Schedule are, in accordance with their terms or pursuant to any modification, waiver or amendment agreed to in accordance with Section 3.20, severed or split into two or more mortgage loans that are to remain part of the Trust Fund, then such two or more mortgage loans shall constitute separate "Trust Mortgage Loans" for all purposes hereof, except that such mortgage loans will collectively constitute the "Trust
Mortgage Loan" that relates to the applicable REMIC I Regular Interest and/or any applicable Loan REMIC Regular Interest.

          "Trust Mortgage Loan Schedule" shall mean the list of Trust Mortgage
Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master
Servicer in a computer readable format). Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i)  the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

                                      -103-

          (v)  the original Mortgage Rate;

          (vi) the (A) remaining term to stated maturity and (B) Stated Maturity
               Date;

          (vii) in the case of a Balloon Trust Mortgage Loan, the remaining amortization term;

          (viii) the Interest Accrual Basis;

          (ix) the (A) Administrative Cost Rate and (B) primary servicing fee rate;

          (x)  whether such Trust Mortgage Loan is secured by a Ground Lease;

          (xi) the related Mortgage Loan Seller;

          (xii) whether such Trust Mortgage Loan is a Defeasance Mortgage Loan;

          (xiii) whether such Trust Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date and Additional Interest
               Rate;

          (xiv) whether such Trust Mortgage Loan is a Cross-Collateralized
               Mortgage Loan and the Cross-Collateralized Group to which it belongs; and

          (xv) the applicable Loan Group to which such Mortgage Loan belongs.

          "Trustee" shall mean LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

          "Trustee Account" shall have the meaning assigned thereto in Section
3.06(a).

          "Trustee Backup Certification" shall have the meaning assigned thereto in Section 8.15(g).

          "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the annual Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

          "Trustee Fee Rate" shall mean 0.00075% per annum.

          "Trustee Liability" shall have the meaning assigned thereto in Section
8.05(b).

          "UBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of August 15, 2005, between the UBS Mortgage Loan Seller, UBS Principal Finance LLC and the Depositor.

          "UBS Mortgage Loan Seller" shall mean UBS Real Estate Investments Inc.
or its successor in interest.

                                      -104-

          "UBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the UBS Mortgage Loan Seller to the Depositor, pursuant to the
UBS/Depositor Mortgage Loan Purchase Agreement.

          "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement" shall mean a financing statement executed
(if required by the UCC) and filed pursuant to the UCC.

          "Uncertificated Accrued Interest" shall mean the interest accrued from time to time with respect to any Loan REMIC Regular Interest, REMIC I Regular
Interest or REMIC II Regular Interest, the amount of which interest shall equal:
(a) in the case of any Loan REMIC Regular Interest for any Interest Accrual
Period, one-twelfth of the product of (i) the annual Loan REMIC Remittance Rate applicable to such Loan REMIC Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such Loan REMIC
Regular Interest outstanding immediately prior to the related Distribution Date;
(b) in the case of any REMIC I Regular Interest for any Interest Accrual Period,
one-twelfth of the product of (i) the annual REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by
(ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and (c) in the case of any REMIC II Regular Interest for any Interest Accrual Period,
one-twelfth of the product of (i) the annual REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. Each Loan REMIC
Regular Interest (if any), REMIC I Regular Interest and REMIC II Regular
Interest shall accrue interest on a 30/360 Basis.

          "Uncertificated Distributable Interest" shall mean: (a) with respect to any Loan REMIC Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject Loan REMIC Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by any portion of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date allocable to the corresponding
Early Defeasance Trust Mortgage Loan; (b) with respect to any REMIC I Regular
Interest for any Distribution Date, an amount of interest equal to the amount of
Uncertificated Accrued Interest in respect of the subject REMIC I Regular
Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for
such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC I
Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for the related Interest Accrual Period; and
(c) with respect to any REMIC II Regular Interest for any Distribution Date,
subject to Section 4.05(d), an amount of interest equal to the amount of
Uncertificated Accrued Interest in respect of the subject REMIC II Regular
Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for
such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC II
Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for the related Interest Accrual Period.

                                      -105-

          "Uncertificated Principal Balance" shall mean the principal balance of any Loan REMIC Regular Interest, REMIC I Regular Interest or REMIC II Regular
Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Loan REMIC Regular Interest (if any) and each REMIC I Regular Interest shall equal the Cut-off Date Balance of the corresponding Trust Mortgage Loan. In addition, as of the Closing Date, the
Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial
Uncertificated Principal Balance. On each Distribution Date, the Uncertificated
Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution
Date pursuant to Section 4.01(l), and shall be further reduced (subject to
Section 4.05) on such Distribution Date by all Realized Losses and Additional
Trust Fund Expenses deemed to have been allocated thereto on such Distribution
Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated
Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I
Regular Interest on such Distribution Date pursuant to Section 4.01(m), and shall be further reduced on such Distribution Date by all Realized Losses and
Additional Trust Fund Expenses deemed to have been allocated thereto on such
Distribution Date pursuant to Section 4.04(c). On each Distribution Date, the
Uncertificated Principal Balance of each Loan REMIC Regular Interest (if any)
shall be reduced by all distributions of principal deemed to have been made in respect of such Loan REMIC Regular Interest on such Distribution Date pursuant to Section 4.01(n), and shall be further reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(d).
Notwithstanding the foregoing, on any given Distribution Date, the
Uncertificated Principal Balance of any REMIC II Regular Interest shall be subject to increase (and, when appropriate, shall be increased), as and to the extent provided in Section 4.05(c).

          "Underlying Collection Period" shall mean the 200 Park Avenue
Underlying Collection Period, the Courtyard by Marriott Underlying Collection
Period, the 1345 Avenue of the Americas Underlying Collection Period or the Park
Avenue Plaza Underlying Collection Period, as applicable.

          "Underwriters" shall mean Lehman Brothers Inc. and UBS Securities LLC and their respective successors in interest.

          "United States Tax Person" shall mean a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state or the District of
Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a
United States person), all within the meaning of Section 7701(a) (30) of the
Code.

          "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "Voting Rights" shall mean the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting

                                      -106-

Rights shall be allocated among the Holders of the various Classes of the
Principal Balance Certificates in proportion to the respective Class Principal
Balances of their Certificates, and 1% of the Voting Rights shall be allocated among the Holders of the various Classes of the Interest-Only Certificates in proportion to the respective Class Notional Amounts of their Certificates.
Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Certificates that are not Regular Interest Certificates.

          "Wachovia" means Wachovia Bank, National Association or its successor in interest.

          "Weighted Average REMIC I Remittance Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective
REMIC I Remittance Rates in effect for the REMIC I Regular Interests for such
Interest Accrual Period, weighted on the basis of the respective Uncertificated
Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          "Wells Fargo" means Wells Fargo Bank, National Association or its successor in interest.

          "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected
Mortgage Loan pursuant to, Section 3.11(c).

          "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage
Loan as to which a Workout Fee is payable, 1.0%.

          "Yield Maintenance Charge" shall mean the amount paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, which amount is not otherwise due thereon in respect of principal or interest and has been calculated (based on scheduled payments of interest and/or principal on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance
Charges". In addition, any Excess Defeasance Deposit Proceeds will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance
Charge shall become due for any particular Serviced Mortgage Loan, the Master
Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, that, in the event the particular
Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield
Maintenance Charge shall be calculated (which depending on the applicable
Mortgage Note is based on the remaining average life of the subject Serviced
Mortgage Loan or the actual term remaining through the related Stated Maturity
Date or Anticipated Repayment Date, as applicable), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall
Street Journal on the date that is 14 days prior to the date that the Yield
Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly

                                      -107-

compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY
= (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S.
Treasury Reinvestment Yield which is in decimal form and not in percentage, and
1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X
100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is
5.44%.

          "Yield Maintenance Treasury Rate" shall mean, for purposes of calculating a Discount Rate, the yield calculated by the Master Servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Anticipated
Repayment Date) of the relevant prepaid Trust Mortgage Loan or REO Trust
Mortgage Loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the Master
Servicer shall select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

          "YM Principal Balance Certificates" shall mean, collectively, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J and Class K Certificates.

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby"
     and other words of similar import refer to this Agreement as a whole and not to any particular provision;

               (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration; and

                                      -108-

               (vii) references to "Current Report on Form 8-K" and "Annual
     Report on Form 10-K" shall be deemed to include any successor or equivalent forms adopted by the Commission.

          SECTION 1.03. Certain Adjustments to the Principal Distributions on
                        the Certificates.

          (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.11(g) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges or Loss of Value Payments), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

               first, out of any amounts then on deposit in the Pool Custodial
     Account that represent payments or other collections of principal Received by the Trust with respect to the Loan Group that includes the Trust
     Mortgage Loan or REO Trust Mortgage Loan in respect of which such
     Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution Date;

               second, out of any amounts then on deposit in the Pool Custodial
     Account that represent payments or other collections of principal Received by the Trust with respect to the Loan Group that does not include the Trust
     Mortgage Loan or REO Trust Mortgage Loan in respect of which such
     Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution Date;

               third, out of any amounts then on deposit in the Pool Custodial
     Account that represent any other payments and/or collections Received by the Trust with respect to the Loan Group that includes the Trust Mortgage
     Loan or REO Trust Mortgage Loan in respect of which such Nonrecoverable
     Advance was made, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution
     Date;

               fourth, out of any amounts then on deposit in the Pool Custodial
     Account that represent any other payments and/or collections Received by the Trust with respect to the Loan Group that does not include the Trust
     Mortgage Loan or REO Trust Mortgage Loan in respect of which such
     Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution Date; and

               fifth, out of any other amounts then on deposit in the Pool
     Custodial Account that may be available to reimburse the subject
     Nonrecoverable Advance and/or to pay interest thereon.

                                      -109-

          (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with clause first or clause second of Section 1.03(a) to reimburse a Nonrecoverable Advance or to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then: (i)
the Adjusted Principal Distribution Amount for such Distribution Date shall exclude such payment or other collection of principal; and (ii) in accordance with clause (c) of the definition of "Adjusted Principal Distribution Amount", in order to calculate the Adjusted Principal Distribution Amount for such
Distribution Date, the amount of such payment or other collection of principal shall be subtracted from the Principal Distribution Amount for such Distribution
Date. In addition, for purposes of determining the respective portions of the
Adjusted Principal Distribution Amount for any Distribution Date that are attributable to the two Loan Groups, the Trustee shall take into account whether any payment or other collection of principal excluded from such Adjusted
Principal Distribution Amount in accordance with the preceding sentence relates to a Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, in Loan
Group No. 1 or Loan Group No. 2.

          (c) If and to the extent that (1) any Advance is determined to be a
Nonrecoverable Advance, (2) such Advance is reimbursed or interest thereon is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and (3) the particular item for which such Advance was originally made or such interest on such Advance, as the case may be, is subsequently Received by the Trust (in whole or in part) out of payments or other collections in respect of the related Trust Mortgage Loan or REO Trust
Mortgage Loan (such item or such interest on such Advance, as the case may be, if and to the extent so collected, a "Recovered Amount"), then: (i) without duplication of any amounts already included therein, the Adjusted Principal
Distribution Amount for the Distribution Date that corresponds to the related
Collection Period in which such item or such interest on such Advance, as the case may be, was Received by the Trust shall include such Recovered Amount; (ii)
in accordance with clause (b) of the definition of "Adjusted Principal
Distribution Amount", in order to calculate the Adjusted Principal Distribution
Amount for the Distribution Date that corresponds to the related Collection
Period in which such item was Received by the Trust, such Recovered Amount (to the extent not already included therein) shall be added to the Principal
Distribution Amount for such Distribution Date; and (iii) such Advance or such interest thereon, as the case may be, to the extent of such Recovered Amount, will no longer be considered to have been reimbursed or paid, as the case may be, out of general principal collections on the Mortgage Pool. In addition, if and to the extent that any Advance is determined to be a Nonrecoverable Advance, interest on such Advance is paid out of general principal collections on the
Mortgage Pool as contemplated by Section 1.03(a) above and such interest on such
Advance is subsequently reimbursed to the Trust out of Default Charges or Loss of Value Payments collected on the Trust Mortgage Loan or REO Trust Mortgage
Loan as to which such Advance was made, then: (i) the Adjusted Principal
Distribution Amount for the Distribution Date that corresponds to the related
Collection Period in which such Default Charges were Received by the Trust or such Loss of Value Payments were so applied shall include the portion of such
Default Charges or Loss of Value Payments that was applied to reimburse the
Trust for such interest on such Advance; (ii) in accordance with clause (b) of the definition of "Adjusted Principal Distribution Amount", in order to calculate the Adjusted Principal Distribution Amount for the Distribution Date
that corresponds to the related Collection Period in which such Default Charges were Received by the Trust or such Loss of Value Payments were so applied, an amount equal to the portion of such Default Charges or Loss of Value Payments that was applied to reimburse the Trust for such interest on such Advance shall be added to the Principal Distribution Amount for such Distribution Date; and
(iii) such interest on such

                                      -110-

Advance, to the extent of such Recovered Amount, will no longer be considered to have been paid out of general principal collections on the Mortgage Pool. In addition, for purposes of determining the respective portions of the Adjusted
Principal Distribution Amount for any Distribution Date that are attributable to the two Loan Groups, the Trustee shall take into account whether any Recovered
Amount included in such Adjusted Principal Distribution Amount in accordance with the foregoing sentences of this Section 1.03(c) relates to a Trust Mortgage
Loan or REO Trust Mortgage Loan, as the case may be, in Loan Group No. 1 or Loan
Group No. 2; provided that, if the Nonrecoverable Advance or interest thereon to which such Recovered Amount corresponds was deemed reimbursed or paid, as the case may be, out of payments and other collections of principal attributable to both Loan Groups, then such Recovered Amount shall be deemed allocated to the two Loan Groups, in each case up to the amount of payments and other collections of principal attributable thereto that were deemed applied to reimburse or pay, as the case may be, such Nonrecoverable Advance or interest thereon, in the reverse order contemplated by Section 1.03(a).

          (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.11(g) or Section 4.03(d)) to collections of principal Received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

                                      -111-

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Creation of Trust; Conveyance of Trust Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as
"LB-UBS Commercial Mortgage Trust 2005-C5". LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Trust
Mortgage Loans, (ii) the UBS/Depositor Mortgage Loan Purchase Agreement, (iii)
the respective Co-Lender Agreements; and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the related Co-Lender
Agreement. With respect to each Trust Mortgage Loan that is part of a Loan
Combination, the Trustee, on behalf of the Trust, assumes the obligations of the holder of such Trust Mortgage Loan and the related Mortgage Note under, and agrees to be bound by, the related Co-Lender Agreement.

          The parties hereto acknowledge and agree that, notwithstanding Section
11.07, the transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage
Loan, deliver to and deposit with, and the UBS Mortgage Loan Seller has
(pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) agreed, in the case of each UBS Trust Mortgage Loan, to deliver to and deposit with, on or before the Closing Date: (i) the Trustee or a Custodian appointed thereby, the
Mortgage File for such Trust Mortgage Loan, with copies of each Mortgage File to be delivered by the Trustee to, upon request, the Master Servicer (and at the expense of the Trustee and not at the expense of the Trust Fund), within 10
Business Days of such request; and (ii) the Master Servicer (or, at the direction of the Master Servicer, to the appropriate Sub-Servicer), all unapplied Escrow Payments and Reserve Funds in the possession or under the control of the Depositor or the UBS Mortgage Loan Seller, as the case may be, that relate to such Trust Mortgage Loan (except in the case of an Outside
Serviced Trust Mortgage Loan). None of the Trustee, any Custodian, the Master
Servicer or the Special Servicer shall be liable for any failure by a Mortgage
Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this Section 2.01(b).

          After the Depositor's transfer of the Trust Mortgage Loans to the
Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Trust Mortgage Loans.

                                      -112-

          (c) The Depositor hereby covenants that it shall retain with respect to each Lehman Trust Mortgage Loan (other than the Outside Serviced Trust
Mortgage Loans), and the UBS Mortgage Loan Seller has covenanted in the
UBS/Depositor Mortgage Loan Purchase Agreement that it shall retain with respect to each UBS Trust Mortgage Loan (other than an Outside Serviced Trust Mortgage
Loan), an Independent Person (each such Person, a "Recording/Filing Agent")
through which the Depositor or the UBS Mortgage Loan Seller, as applicable, shall: (i) promptly (and in any event within 45 days following the later of the
Closing Date and the date on which all necessary recording or filing (as applicable) information is available to the subject Recording/Filing Agent)
submit for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate,
(A) each related assignment of Mortgage and assignment of Assignment of Leases in favor of, and delivered under clause (a)(iv) of the definition of "Mortgage
File" to, the Trustee, and (B) solely with respect to nursing facilities and hospitality properties (as identified on Schedule VI hereto), each related assignment of UCC Financing Statement in favor of, delivered under clause
(a)(xiv) of the definition of "Mortgage File" to, the Trustee; and (ii) cause each such assignment of Mortgage, assignment of Assignment of Leases and assignment of UCC Financing Statement to be delivered to the Trustee following its return by the appropriate public office for real property records or UCC
Financing Statements, as appropriate, with copies of any such returned assignments to be delivered by the Trustee to the Master Servicer, at the expense of the Depositor (in the case of Lehman Trust Mortgage Loans) or the UBS
Mortgage Loan Seller (in the case of UBS Trust Mortgage Loans), as applicable, at least every 90 days after the Closing Date (or at such additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Serviced Trust Mortgage Loan by the Master Servicer); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of
Assignment of Leases, the Trustee shall obtain a certified copy of the recorded original.

          Notwithstanding the foregoing, the Depositor may, in the case of a
Lehman Trust Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), and the UBS Mortgage Loan Seller may, in the case of a UBS Trust Mortgage Loan
(other than an Outside Serviced Trust Mortgage Loan), request the Trustee to submit for recording or filing, as applicable, any of the assignments of
Mortgage, assignments of Assignment of Leases or assignments of UCC Financing
Statements referred to in the prior paragraph, and in such event, the requesting party shall cause any such unrecorded or unfiled document to be delivered to the
Trustee. The Trustee shall promptly undertake to submit for recording or filing any such document upon its receipt thereof.

          Each assignment of Mortgage and assignment of Assignment of Leases referred to in the prior two paragraphs that is submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each assignment of UCC Financing Statement referred to in the prior two paragraphs that is submitted for filing shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of
Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. At least every 90 days after the Closing Date (or at additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Trust Mortgage
Loan by the Master Servicer) and at the expense of the Depositor (in the case of a Lehman Trust Mortgage Loan (other than an Outside Serviced Trust Mortgage
Loan)) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan
(other than an Outside Serviced Trust Mortgage Loan)), the Trustee shall forward to the Master Servicer a copy of any of the aforementioned

                                      -113-

assignments of Mortgage, assignments of Assignment of Leases and/or assignments of UCC Financing Statements that have been received by the Trustee.

          The Depositor shall bear the out-of-pocket costs and expenses of the recording referred to in the first two paragraphs of this Section 2.01(c) with respect to the Lehman Trust Mortgage Loans (other than the Outside Serviced
Trust Mortgage Loans), and the UBS/Depositor Mortgage Loan Purchase Agreement
provides that the UBS Mortgage Loan Seller shall bear the out-of-pocket costs and expenses of the recording referred to in the first two paragraphs of this
Section 2.01(c) with respect to the UBS Trust Mortgage Loans (other than the
Outside Serviced Trust Mortgage Loans).

          If any of the assignments of Mortgage, assignments of Assignment of
Leases and/or assignments of UCC Financing Statements referred to in the first two paragraphs of this Section 2.01(c) relating to a UBS Trust Mortgage Loan
(other than an Outside Serviced Trust Mortgage Loan) is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the
Trustee shall direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor
Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. If any of the assignments of Mortgage, assignments of Assignment of Leases and/or assignments of UCC Financing Statements referred to in the first two paragraphs of this
Section 2.01(c) relating to a Lehman Trust Mortgage Loan (other than an Outside
Serviced Trust Mortgage Loan) is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Depositor shall promptly prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt, whether from the UBS Mortgage Loan
Seller or the Depositor, cause the same to be duly recorded or filed, as appropriate.

          (d) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage
Loan (other than an Outside Serviced Trust Mortgage Loan), deliver to and deposit with, and the UBS Mortgage Loan Seller has agreed (pursuant to the
UBS/Depositor Mortgage Loan Purchase Agreement), in the case of each UBS Trust
Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), to deliver to and deposit with, the Master Servicer (or, at the direction of the Master
Servicer, to and with the applicable Sub-Servicer), within 45 days of the
Closing Date, the Mortgage Loan Origination Documents that relate to such
Serviced Trust Mortgage Loan; provided that neither the Depositor nor the UBS
Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

          The Master Servicer shall review the documents with respect to each
Serviced Trust Mortgage Loan delivered by the Depositor or the UBS Mortgage Loan
Seller pursuant to or as contemplated by the immediately preceding paragraph and provide the Depositor or the UBS Mortgage Loan Seller, as applicable, with a certificate (the "Master Servicer Certification") within 90 days of the Closing
Date acknowledging its (or, if the Master Servicer has directed that such documents be delivered only to the applicable Sub-Servicer, the applicable
Sub-Servicer's) receipt as of the date of the Master Servicer Certification of such documents actually received; provided that such review shall be limited to identifying the document received, the Serviced Trust Mortgage Loan to which it purports to relate, that it appears regular on its face and that it appears to have been executed (where appropriate).

                                      -114-

Notwithstanding anything to the contrary set forth herein, to the extent the
Depositor or the UBS Mortgage Loan Seller, as applicable, has not been notified in writing of its failure to deliver any document with respect to a Serviced
Trust Mortgage Loan required to be delivered pursuant to or as contemplated by the immediately preceding paragraph prior to the first anniversary of the date of the Master Servicer Certification, the Depositor or the UBS Mortgage Loan
Seller, as applicable, shall have no obligation to provide such document.

          In addition, pursuant to the related Mortgage Loan Purchase Agreement, each Mortgage Loan Seller will be required to deliver, on the Closing Date, to the Master Servicer for deposit in the Pool Custodial Account, the Initial
Deposit relating to each Initial Deposit Mortgage Loan, if any, being sold by such Mortgage Loan Seller. The Master Servicer shall hold all documents and records received by it in accordance with this Section 2.01(d) (as well as any funds received by it pursuant to Section 2.01(b)) on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to any Serviced Non-Trust Mortgage Loan, on behalf of and for the benefit of the related Serviced Non-Trust Mortgage Loan Noteholder).

          (e) In connection with the obligations of the Master Servicer under
Sections 3.01(e) and 3.19(c), with regard to each Serviced Trust Mortgage Loan that is secured by the interests of the related Mortgagor in a hospitality property and each Serviced Trust Mortgage Loan that has a related letter of credit, the Depositor (with respect to each such Serviced Trust Mortgage Loan that is a Lehman Trust Mortgage Loan) shall, and the UBS Mortgage Loan Seller
(with respect to each such Serviced Trust Mortgage Loan that is a UBS Trust
Mortgage Loan) will be obligated under the UBS/Depositor Mortgage Loan Purchase
Agreement to, deliver to and deposit with the Master Servicer, on or before the
Closing Date, any related franchise agreement and franchise comfort letter and the original of such letter of credit.

          (f) It is not intended that this Agreement create a partnership or a joint-stock association.

          SECTION 2.02. Acceptance of Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i)
the Trust Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the
Trust Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.
To the extent that the Mortgage File for any Serviced Combination Trust Mortgage
Loan relates to a Serviced Non-Trust Mortgage Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Serviced
Non-Trust Mortgage Loan Noteholder. In connection with the foregoing, the
Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan
Seller and each Underwriter that, as to each Trust Mortgage Loan, (i) the
Specially Designated Mortgage Loan Documents are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note
(or, if accompanied by a lost note affidavit, the copy of such Mortgage Note)
received by it or any Custodian with respect to such Trust Mortgage Loan has

                                      -115-

been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed
(where appropriate) and (C) purports to relate to such Trust Mortgage Loan.

          (b) The Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan
(such review to be conducted with respect to each document so delivered, prior to the date that a certification or deemed certification, as applicable, is required to be delivered in accordance with the following sentence), and the
Trustee shall, or shall cause a Custodian on its behalf to, subject to Sections
2.01, 2.02(c) and 2.02(d), certify (at the times and in the manner set forth below) to each of the other parties hereto, each Mortgage Loan Seller and each
Underwriter and, in the case of a Serviced Non-Trust Mortgage Loan, to the related Serviced Non-Trust Mortgage Loan Noteholder(s), that, as to each
Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification or delivered with a deemed certification, as applicable): (A) all documents specified in clauses (a)(i)
through (a)(viii) and (a)(xiv) (without regard to the second parenthetical in such clause (a)(xiv)) of the definition of "Mortgage File" or, in the case of an
Outside Serviced Trust Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of "Mortgage File", are in its possession or the possession of a
Custodian on its behalf; (B) the recordation/filing contemplated by Section
2.01(c) (except in the case of an Outside Serviced Trust Mortgage Loan) has been completed (based solely on receipt by the Trustee or by a Custodian on its behalf of the particular recorded/filed documents); (C) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (1) appear regular on their face
(handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (2) appear to have been executed
(where appropriate) and (3) purport to relate to such Mortgage Loan; and (D)
based on the examinations referred to in Section 2.02(a) above and this Section
2.02(b) and only as to the foregoing documents, the information set forth in the
Trust Mortgage Loan Schedule with respect to the items specified in clauses (v)
and (vi)(B) of the definition of "Trust Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. The certification referred to in the first sentence of this Section 2.02(b) shall be delivered in writing, substantially in the form of Exhibit C hereto (with an exception report annexed thereto), on or about (i) the 60th day following the Closing Date and
(ii) if any exceptions are noted, upon the earliest to occur of (X) the second anniversary of the Closing Date, (Y) the day on which all material exceptions have been removed and (Z) the day on which the Depositor has repurchased the last affected Trust Mortgage Loan); provided that, if any exceptions are noted
following the initial certification in clause (i) of this sentence, then the
Trustee may deliver subsequent certifications in the form of an updated exception report, on or about the 90th day following the Closing Date and monthly thereafter until the final certification in clause (ii) of this sentence is delivered (and upon and by delivery of each such updated exception report the
Trustee shall be deemed to have made the certifications set forth in clauses (A)
through (D) of the first sentence of this Section 2.02(b) as to each Mortgage
Loan then subject to this Agreement, except as specifically identified in such updated exception report). If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall (or shall cause a Custodian on its behalf to) deliver a comparable certification, upon request, to any party hereto, any Serviced Non-Trust Mortgage Loan Noteholder and/or any Underwriter.

          (c) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments,

                                      -116-

certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the
Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) It is understood that the scope of the Trustee's review of the
Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (vii) and (xiv) (or, in the case of an Outside Serviced
Trust Mortgage Loan, in clauses (b)(i) through (b)(iii)) of the definition of
"Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b)
above.

          SECTION 2.03. Repurchase of Trust Mortgage Loans for Document Defects
                        and Breaches of Representations and Warranties.

          (a) If any party hereto (other than the Depositor) discovers or receives written notice, with respect to any Trust Mortgage Loan, that (i) any document constituting a part of the related Mortgage File pursuant to clauses
(a)(i) through (a)(x) (or, in the case of an Outside Serviced Trust Mortgage
Loan, clause (b)(i)) of the definition of "Mortgage File" has not been executed
(if applicable) or is missing (each, a "Document Defect") or (ii) there exists a breach of any representation or warranty of the UBS Mortgage Loan Seller made pursuant to Section 3(b) of the UBS/Depositor Mortgage Loan Purchase Agreement
with respect to any UBS Trust Mortgage Loan (a "Breach") or a breach of any representation or warranty of the Depositor made pursuant to Section 2.04(b)
hereof with respect to any Lehman Trust Mortgage Loan (also, a "Breach"), then such party shall give prompt written notice thereof to each Rating Agency, the related Mortgage Loan Seller, the other parties hereto and the Controlling Class
Representative. If the Depositor (in the case of a Lehman Trust Mortgage Loan)
or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan)
receives written notice of a Document Defect or a Breach and such Document
Defect or Breach with respect to any Trust Mortgage Loan, materially and adversely affects the value of such Trust Mortgage Loan at the time of such notice, then such Document Defect shall constitute a "Material Document Defect"
or such Breach shall constitute a "Material Breach", as the case may be.

          Promptly upon becoming aware of any such Material Document Defect or
Material Breach with respect to a UBS Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the UBS Mortgage Loan Seller, the
Master Servicer and the Special Servicer and shall require the UBS Mortgage Loan
Seller, within the time period and subject to the conditions provided for in the
UBS/Depositor Mortgage Loan Purchase Agreement, except as otherwise contemplated by Sections 2.03(d) and 2.03(e), to cure such Material Document Defect or
Material Breach, as the case may be, in all material respects, or repurchase the affected Trust Mortgage Loan or any related REO Property (or, in the case of an
REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the
Pool Custodial Account. Promptly upon becoming aware of any such Material
Document Defect or Material Breach with respect to a Lehman Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the Depositor, the
Master Servicer and the Special Servicer, and the Depositor shall, subject to
Sections 2.03(d), 2.03(e) and 2.03(f), (A) not later than 90 days after (1) the
Depositor and the Trustee

                                      -117-

have agreed upon the existence of such Material Document Defect or Material
Breach or (2) a court of competent jurisdiction makes a final non-appealable determination that a Material Document Defect or Material Breach exists or (B)
in the case of a Material Document Defect or Material Breach that affects whether a Lehman Trust Mortgage Loan is or will continue to be a "qualified mortgage" within the meaning of the REMIC Provisions (a "Qualified Mortgage"), not later than 90 days following the discovery by any party of such Material
Document Defect or Material Breach (either such 90-day period, in the case of
(A) or (B) (with respect to a Lehman Trust Mortgage Loan), and any "Initial
Resolution Period", as defined in the UBS/Depositor Mortgage Loan Purchase
Agreement (with respect to a UBS Trust Mortgage Loan), as applicable, are each referred to herein as an "Initial Resolution Period"), (i) cure such Material
Document Defect or Material Breach, as the case may be, in all material respects
(which cure shall include payment of any out-of-pocket expenses that are reasonably incurred and directly attributable to pursuing such a claim based on such Material Document Defect or Material Breach associated therewith) or (ii)
if any such Material Document Defect or Material Breach, as the case may be, cannot be cured within the Initial Resolution Period, repurchase the affected
Lehman Trust Mortgage Loan or any related REO Property (or, in the case of an
REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the
Pool Custodial Account; provided, however, that if (w) such Material Document
Defect or Material Breach is capable of being cured but not within the Initial
Resolution Period, (x) such Material Document Defect or Material Breach, as the case may be, does not affect whether any Lehman Trust Mortgage Loan is a
Qualified Mortgage, (y) the Depositor has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the Initial Resolution Period, and (z) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming that such Material
Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period, setting forth what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such Material Breach or Material
Document Defect, as the case may be, will be cured within an additional period not to exceed 90 days beyond the end of the Initial Resolution Period, then the
Depositor shall have an additional 90-day period (such additional 90-day period
(with respect to a Lehman Trust Mortgage Loan), and any "Resolution Extension
Period", as defined in the UBS/Depositor Mortgage Loan Purchase Agreement (with respect to a UBS Trust Mortgage Loan), as applicable, are each referred to herein as the "Resolution Extension Period"), to complete such cure or, failing such, to repurchase the affected Trust Mortgage Loan (or the related Mortgaged
Property); and provided, further, that, if any such Material Document Defect is still not cured after the Initial Resolution Period and any such Resolution
Extension Period solely due to the failure of the Depositor to have received a recorded document, then the Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Material Document Defect so long as the Depositor certifies to the Trustee every six months thereafter that the Material Document Defect is still in effect solely because of its failure to have received the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken). The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Depositor (in the case of a Lehman Trust Mortgage Loan) or the
UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) pursuant to
Section 2.02(b) or otherwise nor possession of such certification or schedule by the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan) shall, in and of itself, constitute delivery of notice of any Material Document Defect or Material Breach or knowledge or awareness by the Depositor or the UBS Mortgage Loan Seller, as
the case may be, of any Material Document Defect or Material Breach.

                                      -118-

          If, during the period of deferral by the Depositor of its cure and repurchase obligations as contemplated by the last proviso of the penultimate sentence of the preceding paragraph, or during any comparable deferral by the
UBS Mortgage Loan Seller of its cure and repurchase obligations as provided in
Section 5 of the UBS/Depositor Mortgage Loan Purchase Agreement, as applicable, the Trust Mortgage Loan that is the subject of the Material Document Defect either becomes a Specially Serviced Trust Mortgage Loan or becomes the subject of a proposed or actual assumption of the obligations of the related Mortgagor under such Trust Mortgage Loan, then (i) any party to this Agreement that becomes aware of such event shall deliver a Seller/Depositor Notification to such effect (unless a Seller/Depositor Notification with respect to such event has already been delivered by another party) to the Master Servicer, the Special
Servicer, the Trustee, the Depositor (in the case of a Lehman Trust Mortgage
Loan) and the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage
Loan), and (ii) the Trustee, upon becoming aware of such event, shall deliver a
Seller/Depositor Notification to the Master Servicer, the Special Servicer, the
Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan), providing notice of such event and directing the Depositor or the UBS Mortgage Loan Seller, as applicable, to cure the subject Material Document Defect within 15 days of receipt of such Seller/Depositor Notification. If, upon the expiration of such
15-day period, the Depositor or the UBS Mortgage Loan Seller, as applicable, has failed to cure the subject Material Document Defect, the Master Servicer or the
Special Servicer, as applicable, shall be entitled (but not obligated) to perform the obligations of the Depositor or the UBS Mortgage Loan Seller, as
applicable, with respect to curing the subject Material Document Defect; and, upon electing to perform such obligations, the Master Servicer or the Special
Servicer, as applicable, shall promptly deliver a Seller/Depositor Notification to such effect. In connection with the preceding sentence, the Depositor will, and the UBS Mortgage Loan Seller will be obligated under the UBS/Depositor
Mortgage Loan Purchase Agreement to, pay all reasonable actual out-of-pocket costs and expenses in connection with the applicable servicer's effecting such cure.

          (b) In connection with the events in Section 2.03(a), the Trustee shall prepare and deliver, in each case promptly upon becoming aware of such event, to the Master Servicer, the Special Servicer and either the Depositor
(with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller
(with respect to a UBS Trust Mortgage Loan), as applicable, a Seller/Depositor
Notification identifying and describing the circumstances identified in the definition of "Seller/Depositor Notification" (unless, in the case of an event described in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification", a Seller/Depositor Notification with respect to such event has already been delivered by the Master Servicer or the Special
Servicer). Further, in connection with the events in Section 2.03(a), the Master
Servicer or the Special Servicer, as applicable, shall prepare and deliver, in each case promptly upon becoming aware of such event, to the other such servicer, the Trustee and either the Depositor (with respect to a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust
Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification" (unless such notification has already been delivered). A copy of each such Seller/Depositor
Notification shall also be delivered to the Controlling Class Representative and, in the case of an event described in clauses (v) and/or (vii) of the definition of "Seller/Depositor Notification", to either internal counsel to the
Depositor (with respect to a Lehman Trust Mortgage Loan) or counsel to the UBS
Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, to the extent the Trustee, Master Servicer or Special Servicer, as applicable, knows the identity of such person.

                                      -119-

          (c) If one or more (but not all) of the Trust Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Depositor or the UBS Mortgage Loan Seller as contemplated by this Section 2.03, then, prior to the subject repurchase, the Depositor or the UBS Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Trust Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Trust Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Trust Mortgage Loan(s)
therein, on the other hand, such that those two groups of Trust Mortgage Loans are each secured only by the Mortgaged Properties identified in the Trust
Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until (i) the Controlling Class
Representative, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Depositor or the UBS Mortgage Loan Seller, as the
case may be, within ten (10) Business Days of the Controlling Class
Representative's receipt of a written request for such consent) and (ii) the
Trustee has received from the Depositor or the UBS Mortgage Loan Seller, as the case may be, (A) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an
Adverse Grantor Trust Event to occur with respect to the Grantor Trust and (B)
written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of
Certificates; and provided, further, that the Depositor, in the case of Lehman
Trust Mortgage Loans, or the UBS Mortgage Loan Seller, in the case of UBS Trust
Mortgage Loans, may, at its option, purchase the entire subject
Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any
Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Trust Mortgage Loan(s) to be
repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether the subject Breach or Document Defect, as the case may be, materially and adversely affects the value of such
Cross-Collateralized Group and (ii) the application of remedies, such
Cross-Collateralized Group shall be treated as a single Trust Mortgage Loan.

          (d) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of the Depositor set forth in, or made pursuant to, paragraph (xlviii) of Schedule II hereto, or on the part of the UBS Mortgage Loan Seller set forth in, or made pursuant to, paragraph (xlviii) of Exhibit B to the UBS/Depositor Mortgage Loan Purchase
Agreement, in each case specifically relating to whether or not the Mortgage
Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related Mortgagor to bear the reasonable costs and expenses associated with the subject matter of such representation or warranty, as set forth in such representation or warranty, then the Master Servicer shall (and the Special Servicer may) direct the Depositor (in the case of a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust
Mortgage Loan) in writing to wire transfer to the Pool Custodial Account, within
90 days of such party's receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) are due from the
Mortgagor, (ii) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (iii)
have not been paid by the Mortgagor, (iv) are the basis of such Breach and (v)
constitute "Covered Costs". Upon payment of such costs, the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the
case of a UBS Trust Mortgage Loan) shall be deemed to have cured such Breach in all respects.

                                      -120-

Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the Depositor (in the case of a Lehman Trust Mortgage Loan) nor the UBS
Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) shall be obligated to otherwise cure such Breach or repurchase the affected Trust
Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial
Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

          (e) Subject to the penultimate sentence of this paragraph and subject to Section 2.03(d), if the Depositor determines that a Material Breach (other than a Material Breach of a representation or warranty on the part of the
Depositor set forth in, or made pursuant to, paragraph (xvii) of Schedule II hereto) or a Material Document Defect with respect to a Lehman Trust Mortgage
Loan is not capable of being cured in accordance with Section 2.03(a), or the
UBS Mortgage Loan Seller determines that a Material Breach (other than a
Material Breach of a representation or warranty on the part of the UBS Mortgage
Loan Seller set forth in, or made pursuant to, paragraph (xvii) of Exhibit B to the UBS/Depositor Mortgage Loan Purchase Agreement) or Material Document Defect
with respect to a UBS Trust Mortgage Loan is not capable of being cured in accordance with Section 5(a) of the UBS/Depositor Mortgage Loan Purchase
Agreement, then in lieu of repurchasing such Trust Mortgage Loan the Depositor or the UBS Mortgage Loan Seller, as the case may be, may, at its sole option, pay a cash amount equal to the loss of value (each such payment, a "Loss of
Value Payment") with respect to such Trust Mortgage Loan, which loss of value is directly attributed to such Material Breach or Material Document Defect, as the case may be. The amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to the subject Material Breach or Material Document Defect, as the case may be, and either the Depositor or the UBS Mortgage Loan Seller, as the case may be, or (ii) by judicial decision; provided that, in the event there is a legal action for determining the existence of a Material Breach or a Material
Document Defect with respect to any Trust Mortgage Loan, such legal action must also include a determination of the amount of the loss of value to such Trust
Mortgage Loan directly attributed to such Material Breach or such Material
Document Defect, as the case may be. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the
Trustee on their behalf regarding any such Material Breach or Material Document
Defect and neither the Depositor (in the case of a Lehman Trust Mortgage Loan)
nor the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan)
shall be obligated to otherwise cure such Material Breach or Material Document
Defect or repurchase the affected Mortgage Loan based on such Material Breach or
Material Document Defect under any circumstances. Notwithstanding the foregoing provisions of this Section 2.03(e), if substantially all of the loss of value to a Mortgage Loan was caused by a Material Breach or Material Document Defect, which Material Breach or Material Document Defect is not capable of being cured, then this Section 2.03(e) shall not apply, and the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan) shall be obligated to repurchase the affected Mortgage
Loan at the applicable Purchase Price in accordance with Section 2.03(a); and, furthermore, neither the Depositor nor the UBS Mortgage Loan Seller shall have the option of delivering Loss of Value Payments in connection with any Material
Breach relating to a Trust Mortgage Loan's failure to be a Qualified Mortgage.
In the event there is a Loss of Value Payment made by the Depositor or the UBS
Mortgage Loan Seller, as the case may be, in accordance with this Section
2.03(e), the amount of such Loss of Value Payment shall be deposited into the
Loss of Value Reserve Fund to be applied in accordance with Section 3.05(e).

                                      -121-

          In the event the amount of any Loss of Value Payment is determined by judicial decision, then such Loss of Value Payment shall also include the payment of any costs and expenses (including costs incurred in establishing the amount of any related loss of value to the subject Trust Mortgage Loan) that are: (i) reasonably incurred in good faith by the Master Servicer, the Special
Servicer and/or the Trustee (on behalf of the Trust) in enforcing the rights of the Trust against the Depositor or the UBS Mortgage Loan Seller with respect to the subject Material Breach or Material Document Defect, as the case may be; and
(ii) directly attributable to the enforcement of the rights of the Trust with respect to the subject Material Breach or Material Document Defect, as the case may be; provided that, if the Depositor (with respect to a Lehman Trust Mortgage
Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage
Loan) tenders a loss of value payment in a specified amount in connection with a
Material Breach or Material Document Defect prior to the institution of legal proceedings and that offer is rejected, and if an amount equal to or less than the loss of value payment originally tendered by the Depositor or the UBS
Mortgage Loan Seller, as the case may be, is ultimately determined by judicial decision to be the actual amount of the Loss of Value Payment attributed to such
Material Breach or Material Document Defect, as the case may be, then that Loss of Value Payment shall not include the payment of any costs or expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee in connection with the subject litigation; provided, further, that, if the Special Servicer requests a loss of value payment from the Depositor or the UBS Mortgage Loan
Seller, as the case may be, of a specified amount in connection with a Material
Breach or Material Document Defect, as the case may be, and the Depositor or the
UBS Mortgage Loan Seller, as the case may be, refuses to pay that amount, and if an amount equal to or greater than the loss of value payment originally requested by the Special Servicer is ultimately determined by judicial decision to be the actual Loss of Value Payment attributable to such Material Document
Defect or Material Breach, then that Loss of Value Payment shall also include the payment of all costs and expenses reasonably incurred in connection with that judicial determination; and provided, further, that, if the Depositor (with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan) tenders a loss of value payment in connection with a Material Breach or Material Document Defect, as the case may be, in a specified amount, and the Special Servicer rejects such tender and requests a greater loss of value payment amount, and an amount in between the respective amounts tendered and requested is ultimately determined by judicial decision to be the actual Loss of Value Payment attributable to such Material
Breach or Material Document Defect, as the case may be, then that Loss of Value
Payment shall also include the payment of an amount equal to the product of (i)
all costs and expenses reasonably incurred in connection with that judicial determination, multiplied by (ii) a fraction, the numerator of which is the excess of the amount determined by judicial decision over the amount tendered by the Depositor or the UBS Mortgage Loan Seller, as the case may be, and the denominator of which is the excess of the amount requested by the Special
Servicer over the amount tendered by the Depositor or the UBS Mortgage Loan
Seller, as the case may be. Notwithstanding the foregoing, in the event any Loss of Value Payment is determined by the parties hereto by mutual agreement (and not by a judicial decision), that Loss of Value Payment shall not include any costs and expenses incurred by the Master Servicer, the Special Servicer or the
Trustee unless such costs and expenses were specifically included in such mutual agreement.

          (f) Notwithstanding the foregoing, if there exists a Material Breach of the representation or warranty on the part of the Depositor set forth in, or made pursuant to, paragraph (xvii) of Schedule II hereto or the UBS Mortgage
Loan Seller set forth in, or made pursuant to, paragraph (xvii) of Exhibit B to the UBS/Depositor Mortgage Loan Purchase Agreement, and the subject Mortgage
Loan becomes a Qualified Mortgage prior to the expiration of the Initial
Resolution Period applicable to

                                      -122-

a Material Document Defect or Material Breach that affects whether a Mortgage
Loan is a Qualified Mortgage, and without otherwise causing an Adverse REMIC
Event or an Adverse Grantor Trust Event, then such breach will be cured and the
Depositor or the UBS Mortgage Loan Seller, as the case may be, will not be obligated to repurchase or otherwise remedy such Breach.

          (g) In connection with any purchase or repurchase of a Trust Mortgage
Loan pursuant to or otherwise as contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the purchasing/repurchasing entity, upon delivery to each of them of a receipt executed by the purchasing/repurchasing entity, all portions of the Mortgage
File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the
purchasing/repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the
Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee or by a
Custodian on its behalf shall be conditioned upon its receipt from the Master
Servicer of a Request for Release accompanied by a certification of a Servicing
Officer to the effect that all amounts received or to be received in connection with such purchase or repurchase, as the case may be, which are required to be deposited in the Pool Custodial Account pursuant to Section 3.04(a) have been deposited. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the
Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(g), and such other instruments as may be necessary or appropriate to transfer title to an REO Property or any interest therein in connection with the repurchase of an REO Trust Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master
Servicer.

          (h) The UBS/Depositor Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any UBS Trust Mortgage Loan. This Section 2.03 provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to any
Lehman Trust Mortgage Loan. Any purchase of a Trust Mortgage Loan pursuant to or as contemplated by this Section 2.03 shall be on a whole loan, servicing release basis.

          (i) In the event that the Master Servicer receives notice from the
Mortgagor under any Early Defeasance Trust Mortgage Loan that (i) such Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan in whole on or before the second anniversary of the Closing Date and the cash amount tendered by such Mortgagor to purchase Defeasance Collateral or other permitted collateral in order to defease such Early Defeasance Trust Mortgage Loan (in accordance with the related loan documents) is less than the Purchase Price that would be applicable in the event of a repurchase of such Trust Mortgage Loan in connection with a Material Breach or a Material Document Defect, or (ii) such
Mortgagor intends to partially defease such Early Defeasance Trust Mortgage Loan on or prior to the second anniversary of the Closing Date, or (iii) such
Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan in whole on or before the second anniversary of the Closing Date and such Mortgagor is to tender Defeasance Collateral or such other collateral as is permitted in connection with a defeasance under the related loan documents that does not constitute a cash amount

                                      -123-

equal to or greater than the Purchase Price set forth in clause (i) above, then the Master Servicer shall promptly notify the Trustee and either the Depositor
(with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller
(with respect to a UBS Trust Mortgage Loan) of such Mortgagor's intention, and the Trustee shall direct the Depositor (with respect to a Lehman Trust Mortgage
Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage
Loan), as applicable, to repurchase (and the Depositor, with respect to a Lehman
Trust Mortgage Loan, hereby agrees, and the UBS Mortgage Loan Seller, with respect to a UBS Trust Mortgage Loan, pursuant to the UBS/Depositor Mortgage
Loan Purchase Agreement, has agreed to repurchase) such Trust Mortgage Loan at the Purchase Price that would be applicable in the event of a repurchase of such
Trust Mortgage Loan in connection with a Material Breach or a Material Document
Defect, upon deposit by the related Mortgagor of Defeasance Collateral, or cash sufficient to purchase the Defeasance Collateral, as contemplated by the related loan documents (if applicable), but in any event no later than the related defeasance date.

          (j) In connection with any repurchase of any Early Defeasance Trust
Mortgage Loan, pursuant to or as contemplated by this Section 2.03, the Tax
Administrator shall in accordance with Section 9.02 effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.
The Depositor (in the case of a Lehman Trust Mortgage Loan) hereby agrees to pay, and the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage
Loan Purchase Agreement (in the case of a UBS Trust Mortgage Loan) is obligated to pay, all reasonable costs and expenses, including the costs of any Opinions of Counsel, in connection with any such "qualified liquidation" of a Loan REMIC in accordance with the REMIC Provisions.

          SECTION 2.04. Representations, Warranties and Covenants of the
                        Depositor.

          (a) The Depositor hereby represents, warrants and covenants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Master Servicer and the Special Servicer, as of the
Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the
     Depositor, and the performance and compliance with the terms of this
     Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of

                                      -124-

     creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) The Depositor is not transferring the Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

               (viii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Trust
     Mortgage Loans to the Trustee pursuant to Section 2.01(a).

               (ix) After giving effect to its transfer of the Trust Mortgage
     Loans to the Trustee pursuant to Section 2.01(a), the value of the
     Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

               (x) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xi) No proceedings looking toward merger, liquidation,
     dissolution or bankruptcy of the Depositor are pending or contemplated.

               (xii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (xiii) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the
     Trust Mortgage Loans by the Depositor to the Trustee.

                                      -125-

               (xiv) Immediately prior to the transfer of the UBS Trust Mortgage
     Loans to the Trust pursuant to this Agreement (and assuming that the UBS
     Mortgage Loan Seller transferred to the Depositor good and marketable title to each UBS Trust Mortgage Loan, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each UBS Trust
     Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the UBS Trust Mortgage Loans, exclusive of the servicing rights pertaining thereto.

          (b) The Depositor hereby makes to the Trustee, for the Trustee's own benefit and the benefit of the Certificateholders, with respect to each Lehman
Trust Mortgage Loan only, the representations and warranties shown on Schedule
II hereto, as of the Closing Date or such other date specified in the particular representation and warranty, subject to the exceptions set forth on Schedule III hereto (the headings set forth in Schedule II hereto with respect to each representation and warranty being for convenience of reference only and in no way limiting, expanding or otherwise affecting the scope or subject matter thereof).

          Except as expressly provided in Section 2.04(a), the Depositor does not make any representations or warranties regarding the UBS Trust Mortgage
Loans.

          (c) The representations, warranties and covenants of the Depositor set forth in or made pursuant to Section 2.04(a) and Section 2.04(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05. Acceptance of Grantor Trust Assets by Trustee; Issuance
                        of the Class V Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest Received by the
Trust on or with respect to the ARD Trust Mortgage Loans, if any, and any successor REO Trust Mortgage Loans with respect thereto constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor Trust Assets, if any, and declares that it holds and will hold any such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V
Certificates. Concurrently with the assignment to it of the Grantor Trust
Assets, subject to Section 2.05(b), the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing, in the aggregate, the entire beneficial ownership of the Grantor Trust. Subject to Section 2.05(b): (i) the Class V Certificates shall evidence the entire beneficial ownership of the Grantor Trust; and (ii) the rights of Holders of the
Class V Certificates to receive distributions from the proceeds of the Grantor
Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b) Notwithstanding Section 2.05(a) or anything else to the contrary set forth in this Agreement, if the Mortgage Pool does not, on the Closing Date, include any ARD Trust Mortgage Loans, then: (i) there shall be no Grantor Trust;
(ii) no Class V Certificates shall be issued; (iii) insofar as, but only insofar as, the provisions of this Agreement specifically relate to the Grantor Trust,
Grantor

                                      -126-

Trust Assets, Class V Certificates, the Class V Sub-Account, ARD Mortgage Loans,
ARD Trust Mortgage Loan and/or Additional Interest, such provisions (other than this Section 2.05(b), the definitions of such terms set forth in Section 1.01 and Schedule VII annexed hereto) shall, without otherwise affecting the enforceability or validity of this Agreement with respect to any other matters, be of no force and effect; and (iv) the parties hereto shall have no rights or obligations with respect to the Grantor Trust, Grantor Trust Assets, Class V
Certificates, the Class V Sub-Account, ARD Mortgage Loans, ARD Trust Mortgage
Loans and/or Additional Interest.

          SECTION 2.06. Acceptance of Loan REMICs by Trustee; Execution,
                        Authentication and Delivery of Class R-LR Certificates;
                        Creation of Loan REMIC Regular Interests.

          (a) The Trustee hereby acknowledges the assignment to it of any assets to be included in the Loan REMICs. Concurrently with such assignment and in exchange therefor, subject to Section 2.06(b), (i) the Loan REMIC Regular
Interests have been issued, and (ii) pursuant to the written request of the
Depositor executed by an authorized officer thereof, the Trustee, as Certificate
Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class
R-LR Certificates in authorized denominations. Subject to Section 2.06(b): the interests evidenced by the Class R-LR Certificates, together with the related
Loan REMIC Regular Interests, constitute the entire beneficial ownership of the respective Loan REMICs; and (ii) the rights of the Class R-LR Certificateholders and REMIC I (as holder of the Loan REMIC Regular Interests) to receive distributions from the proceeds of the Early Defeasance Trust Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) in respect of the Class
R-LR Certificates and the Loan REMIC Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-LR Certificates and the Loan REMIC Regular Interests, shall be as set forth in this Agreement.

          (b) Notwithstanding Section 2.06(a) or anything else to the contrary set forth in this Agreement, if the Mortgage Pool does not, on the Closing Date, include any Early Defeasance Trust Mortgage Loans, then: (i) there shall be no
Loan REMICs; (ii) no Class R-LR Certificates and no Loan REMIC Interests shall be issued; (iii) insofar as, but only insofar as, the provisions of this
Agreement specifically relate to Loan REMICs, Loan REMIC Interests, Class R-LR
Certificates, Excess Defeasance Deposit Proceeds and/or Early Defeasance Trust
Mortgage Loans, such provisions (other than this Section 2.06(b), the definitions of such terms set forth in Section 1.01 and the Trust Mortgage Loan
Schedule) shall, without otherwise affecting the enforceability or validity of this Agreement with respect to any other matters, be of no force and effect; and
(iv) the parties hereto and the respective Mortgage Loan Sellers shall have no rights or obligations with respect to the Loan REMICs, Loan REMIC Interests,
Class R-LR Certificates, Excess Defeasance Deposit Proceeds and/or Early
Defeasance Trust Mortgage Loans.

          SECTION 2.07. Conveyance of Loan REMIC Regular Interests.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Loan REMIC
Regular Interests, if any, to the Trustee for the benefit of the Holders of the
Class R-I Certificates and REMIC II as the holder of the REMIC I Regular
Interests. The Trustee acknowledges the assignment to it of the Loan REMIC
Regular Interests, if any, and declares that it

                                      -127-

holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-I Certificates, the Class R-II
Certificates and the REMIC III Certificates.

          SECTION 2.08. Execution, Authentication and Delivery of Class R-I
                        Certificates; Creation of REMIC I Regular Interests.

          The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor,
(a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the
Trustee, as Certificate Registrar, has executed, and the Trustee, as
Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I
Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC
I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests,
respectively, and all ownership interests evidenced or constituted by the Class
R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

          SECTION 2.09. Conveyance of REMIC I Regular Interests; Acceptance of
                        REMIC II by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the Holders of the Class R-II
Certificates and REMIC III as the holder of the REMIC II Regular Interests. The
Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and the
REMIC III Certificates.

          SECTION 2.10. Execution, Authentication and Delivery of Class R-II
                        Certificates; Creation of REMIC II Regular Interests.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class R-II Certificateholders and REMIC III (as
holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II
Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests,
shall be as set forth in this Agreement.

          SECTION 2.11. Conveyance of REMIC II Regular Interests; Acceptance of
                        REMIC III by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II
Regular Interests to the Trustee for the benefit of the Holders of the REMIC III

                                      -128-

Certificates. The Trustee acknowledges the assignment to it of the REMIC II
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III
Certificates.

          SECTION 2.12. Execution, Authentication and Delivery of REMIC III
                        Certificates.

          Concurrently with the assignment to the Trustee of the REMIC II
Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate
Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III
Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the Holders of the respective Classes of
REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

          SECTION 2.13. Acceptance of Loss of Value Reserve Fund by Trustee.

          It is the intention of the parties hereto that any Loss of Value
Payments Received by the Trust pursuant to Section 2.03(e), together with the
Loss of Value Reserve Fund, shall collectively constitute an "outside reserve fund" within the meaning of Treasury regulation section 1.860G-2(h). The
Trustee, by execution and delivery hereof, acknowledges the assignment to it of the assets consisting of the Loss of Value Reserve Fund, including the amounts held therein, and declares that it holds and will hold such assets, through the
Special Servicer, in accordance with Section 3.04(e), in trust and for the benefit of the Certificateholders, as their interests may appear.
Notwithstanding anything herein to the contrary, based on applicable law as of the date hereof, for all income and franchise tax purposes, the Holder or
Holders of the Class R-III Certificates shall be treated and reported as the sole beneficial owner(s) of the Loss of Value Reserve Fund.

                                      -129-

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) All of the Serviced Mortgage Loans and Administered REO Properties
are to be serviced and administered by the Master Servicer and/or the Special
Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Mortgage Loans and Administered REO
Properties that it is obligated to service and administer pursuant to this
Agreement on behalf of the Trustee, for the benefit of the Certificateholders
(or, in the case of a Serviced Loan Combination, for the benefit of the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), as determined in the good faith and reasonable judgment of the
Master Servicer or the Special Servicer, as the case may be, in accordance with:
(i) any and all applicable laws; (ii) the express terms of this Agreement; (iii)
the express terms of the respective Serviced Mortgage Loans and any and all related intercreditor, co-lender or similar agreements (including with respect to performing the duties of the holders of the respective Serviced Mortgage
Loans thereunder (to the extent not inconsistent with this Agreement and to the extent consistent with the Servicing Standard)); and (iv) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Serviced
Mortgage Loan as and when necessary and appropriate consistent with the
Servicing Standard. Without limiting the foregoing and subject to Section 3.21,
(i) the Master Servicer shall service and administer all of the Performing
Serviced Mortgage Loans and shall render such services with respect to the
Specially Serviced Mortgage Loans as are specifically provided for herein, and
(ii) the Special Servicer shall service and administer each Specially Serviced
Mortgage Loan and Administered REO Property and shall render such services with respect to Performing Serviced Mortgage Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Sections 3.01(a), 3.20, 6.11 and 6.12, the Master
Servicer and the Special Servicer shall each have full power and authority, acting alone (or, to the extent contemplated by Section 3.22 of this Agreement, through subservicers), to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a)
that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own
name, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is authorized and empowered by the Trustee and, to the extent provided in the related Co-Lender Agreement, each related Serviced Non-Trust
Mortgage Loan Noteholder (if any) to execute and deliver, on behalf of the
Certificateholders, the Trustee and such Serviced Non-Trust Mortgage Loan
Noteholder or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.01(a), 3.20, 6.11 and
6.12, any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii)
any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and
(iv) any

                                      -130-

and all instruments that such party may be required to execute on behalf of the
Trustee in connection with the defeasance of a Serviced Mortgage Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the
Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder;
provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Co-Lender Agreement; and, with respect to each Loan Combination, the parties hereto further recognize the respective rights and obligations of the Trust, as holder of the related
Combination Trust Mortgage Loan, and of the related Non-Trust Mortgage Loan
Noteholder(s) under the related Co-Lender Agreement.

          (d) With respect to any Serviced Loan Combination, in the event that neither the related Trust Mortgage Loan nor the related REO Property (or any interest therein) is an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(d), in accordance with the related
Co-Lender Agreement, the servicing and administration of such Serviced Loan
Combination and any related REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Serviced
Loan Combination or (ii) if expressly provided for in the related Co-Lender
Agreement) the Master Servicer and, if such Serviced Loan Combination is then being specially serviced hereunder or the related Mortgaged Property has become an REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the Master Servicer and/or the
Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

          Further, with respect to any Serviced Loan Combination, if at any time neither the related Trust Mortgage Loan nor any related REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Serviced Loan Combination or any related REO
Property, as applicable, has not been entered into as contemplated by the related Co-Lender Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Co-Lender Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related REO
Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Serviced Loan Combination, the Master Servicer and, if applicable, the
Special Servicer shall continue to service and administer such Serviced

                                      -131-

Loan Combination and/or any related REO Property, for the benefit of the respective holders of such Serviced Loan Combination, under this Agreement as if such Serviced Loan Combination or any related REO Property were the sole assets subject hereto, with certain references in this Agreement applicable to the
Trust, the Trustee, the Certificates, the Certificateholders (or any subgroup thereof) or any representative of any such Certificateholders, all being construed to refer to such similar terms as are applicable to the then current holder of the Mortgage Note for the related Serviced Combination Trust Mortgage
Loan.

          (e) The Master Servicer shall use efforts consistent with the
Servicing Standard to have prepared, executed (with the cooperation of the
Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan) in obtaining requisite signatures, if applicable) and delivered by the applicable party (and included in the Servicing File), not later than the later of (i) 30 days following the
Master Servicer's receipt of the subject franchisor comfort letter, guaranty of payment or letter of credit and (ii) the expiration of the period that may be required for such transfer or assignment pursuant to the terms of the applicable franchisor comfort letter, guaranty of payment or letter of credit, if any, (A)
with respect to any Serviced Mortgage Loan secured by a hospitality property (as identified on Schedule VI hereto) (and with respect to which a franchise agreement constitutes part of the related Mortgage File on the Closing Date), any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related franchisor comfort letter; and (B) with respect to any Serviced Mortgage Loan that has a related guaranty or letter of credit that constitutes part of the related Mortgage File on the Closing Date, any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related guaranty of payment or letter of credit. In the event, with respect to a Serviced Trust Mortgage Loan with a related letter of credit, it is determined by the Master Servicer that a draw under such letter of credit has become necessary under the terms thereof prior to the assignment under clause (B) of the preceding sentence having been effected, the Master Servicer shall direct (in writing) the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the
case of a UBS Trust Mortgage Loan) to make such draw or to cause such draw to be made on behalf of the Trustee, and, the Depositor will, and the UBS Mortgage
Loan Seller will be obligated under the UBS/Depositor Mortgage Loan Purchase
Agreement to, use its best efforts to cause such draw to be made; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall have any liability in connection with the determination to make, or the making of, such draw (other than to remit the proceeds of such draw to the Master Servicer).

          (f) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee, to the Serviced Non-Trust Mortgage Loan Noteholders and
to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the
Servicing Standard; provided, however, that neither the Master Servicer nor the
Special Servicer shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such
ARD Mortgage Loan is, in the good

                                      -132-

faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special Servicer shall ensure that, with respect to Specially Serviced Mortgage Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special
Servicer receives a payment that should have been made directly to the Master
Servicer, the Special Servicer shall promptly forward such payment to the Master
Servicer. Upon receipt of any such payment with respect to a Specially Serviced
Mortgage Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Performing Serviced Mortgage Loan, may waive or defer any Default
Charges in connection with collecting any late payment on a Serviced Mortgage
Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

          (b) All amounts Received by the Trust with respect to any
Cross-Collateralized Group in the form of payments from Mortgagors, Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Trust Mortgage Loans constituting such
Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except as otherwise contemplated by the following paragraphs in this Section 3.02(b), all amounts
Received by the Trust in respect of or allocable to any particular Trust
Mortgage Loan (whether or not such Trust Mortgage Loan constitutes part of a
Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation
Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under such Trust Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, the related Mortgage and/or any related loan agreement and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows: first, as a recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan at the related Mortgage Rate
(net, in the case of an Outside Serviced Trust Mortgage Loan, of related Outside
Servicing Fees) to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of an ARD Trust Mortgage Loan after its
Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Trust
Mortgage Loan then due and owing, including by reason of acceleration of such
Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums
(including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; fifth, unless a

                                      -133-

Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow;
sixth, as a recovery of any Prepayment Consideration then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid
Additional Interest on such ARD Trust Mortgage Loan to but not including the date of receipt; provided that, if one or more Advances previously made in respect of a Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such Trust Mortgage Loan available for application pursuant to clauses second through eleventh of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such Trust Mortgage Loan, to the extent of any outstanding
P&I Advances and unpaid Master Servicing Fees in respect of such Trust Mortgage
Loan, (ii) as a recovery of the item(s) for which such previously reimbursed
Nonrecoverable Advance(s) were made (together with, but only if a Liquidation
Event has occurred with respect to such Trust Mortgage Loan, any interest on such previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and (iii) in accordance with clauses second through eleventh of this sentence (taking into account the applications pursuant to clauses (i) and (ii) of this proviso).

          Subject to the last paragraph of this Section 3.02(b), all amounts received with respect to any Serviced Loan Combination shall be applied to amounts due and owing under the Mortgage Loans comprising such Loan Combination
(including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

          Subject to the last paragraph of this Section 3.02(b), all amounts
Received by the Trust with respect to an Outside Serviced Trust Mortgage Loan shall be allocated among interest, principal and/or prepayment consideration due thereon in accordance with the terms of any distribution date statement or servicer report received from the related Outside Servicers with respect to such
Outside Serviced Trust Mortgage Loan and, in the absence of any such statement or report, in accordance with the related Co-Lender Agreement and, in the absence of any allocation in the related Co-Lender Agreement, in accordance with the first paragraph of this Section 3.02(b). Any nonrecoverable payment made by an Outside Servicer to cover interest shortfalls incurred with respect to an
Outside Serviced Trust Mortgage Loan by reason of a Principal Prepayment or other early collection of principal being applied to such Outside Serviced Trust
Mortgage Loan prior to the related Due Date during the relevant Underlying
Collection Period, will be treated for purposes of this Agreement as if it was a payment of interest by the related Mortgagor.

          Notwithstanding the foregoing, Loss of Value Payments shall not be applied in accordance with the foregoing provisions of this Section 3.02(b)
unless and until such amounts are transferred to the Pool Custodial Account, and deemed to constitute Liquidation Proceeds in respect of a particular Trust
Mortgage Loan, in accordance with Section 3.05(e); and Liquidation Proceeds resulting

                                      -134-

from any purchase or repurchase out of the Trust Fund of, or any application of
Loss of Value Payments to, any Trust Mortgage Loan that is part of a Loan
Combination shall be applied in accordance with the provisions of the first paragraph of this Section 3.02(b).

          (c) Promptly following the Closing Date, in the case of each Outside
Serviced Trust Mortgage Loan, the Trustee shall send written notice, substantially in the form of Exhibit S hereto, to the related Outside Master
Servicer, stating that, as of the Closing Date, the Trustee is the holder of such Outside Serviced Trust Mortgage Loan and directing the related Outside
Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master
Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the subject Outside Serviced Trust Mortgage Loan under the related
Co-Lender Agreement and the related Outside Servicing Agreement. The Master
Servicer shall, within one (1) Business Day of receipt thereof, deposit into the
Pool Custodial Account all amounts received by it from any Outside Servicer or any other party under the related Outside Servicing Agreement and/or the related
Co-Lender Agreement with respect to any Outside Serviced Trust Mortgage Loan, the related Mortgaged Property or any related REO Property. In connection with the foregoing, the Master Servicer shall provide each Outside Master Servicer wiring instructions for remittances to the Master Servicer. In the event that, during any calendar month, the Master Servicer fails to so receive any amounts, including advances, due to the holder of an Outside Serviced Trust Mortgage Loan under the related Co-Lender Agreement and/or the related Outside Servicing
Agreement by the end of the related Collection Period ending in such calendar month, then the Master Servicer shall promptly (i) notify the related Outside
Master Servicer and any related Outside Trustee that such amounts due with respect to the subject Outside Serviced Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto have not been received (specifying the amount of such deficiency), (ii) make inquiry of the related Outside Master
Servicer and any related Outside Trustee (and, to the extent learned, inform the
Trustee) as to the reason that such amounts have not been timely received, (iii)
as and to the extent appropriate, request that the related Outside Master
Servicer promptly remedy such failure to make a payment or an advance, as the case may be, and (iv) make a P&I Advance with respect to such amounts as and if required by the terms of this Agreement in accordance with Section 4.03.
Further, in accordance with Section 4.03, in the event the Master Servicer fails to make such P&I Advance with respect to any Outside Serviced Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto, then the
Trustee or, if it fails to do so, the Fiscal Agent, shall make such P&I Advance.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), in which all related Escrow Payments shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Servicing Account includes funds with respect to any other Serviced Mortgage Loan, then the Master
Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Serviced Loan Combination. Subject to the terms of the related loan documents, each Servicing Account shall be an Eligible Account.
Withdrawals of amounts so collected from a Servicing Account may be made (in each case, to the extent of amounts on deposit therein in respect of the related
Serviced Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related loan

                                      -135-

documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective
Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing Standard; (v)
to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (vi) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section
3.06, if and to the extent not required by law or the terms of the related loan documents to be paid to the Mortgagor; or (vii) to clear and terminate such
Servicing Account at the termination of this Agreement in accordance with
Section 9.01. To the extent permitted by law or the applicable loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Serviced Mortgage Loan. If the Master Servicer shall deposit in a
Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

          (b) The Master Servicer shall, as to each and every Serviced Mortgage
Loan, (i) maintain accurate records with respect to the related Mortgaged
Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced
Mortgage Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master
Servicer shall apply Escrow Payments as allowed under the terms of the related
Serviced Mortgage Loan (or, if such Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master
Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related
Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.11(h), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

          (c) The Master Servicer shall, as to each and every Serviced Mortgage
Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii)
ground rents (if applicable), and (iii) premiums on Insurance Policies
(including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor (or any related guarantor or party entitled to exercise cure rights) has failed to pay such item

                                      -136-

on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related payments by or on behalf of the Mortgagors, and further as provided in Section 3.05(a) and/or Section 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged
Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          (d) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve
Accounts"), into which all related Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve
Account that relates solely to such Serviced Loan Combination. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, (ii) to pay the Master Servicer interest and investment income earned on amounts in the
Reserve Accounts as described below, and (iii) following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing
Standard. To the extent permitted in the applicable loan documents, funds in the
Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related loan documents, all Reserve
Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the
Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special
Servicer.

          SECTION 3.04. Pool Custodial Account, Defeasance Deposit Account,
                        Collection Account, Interest Reserve Account, Excess
                        Liquidation Proceeds Account and Loss of Value Reserve
                        Fund.

          (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (xi) below (which shall not include any amounts allocable to the Non-Trust Mortgage Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. The
Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one (1)
Business Day of receipt (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including amounts Received by the
Trust with respect to the Outside Serviced Trust Mortgage Loans and/or any
successor REO Trust Mortgage Loans with respect thereto) or made by the Master
Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the
Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than

                                      -137-

amounts required to be deposited in the Defeasance Deposit Account), or any of the following payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Serviced Trust
     Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related co-lender, intercreditor or similar agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (ii) all payments on account of interest on the Serviced Trust
     Mortgage Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related co-lender, intercreditor or similar agreement, out of any related Reserve
     Funds maintained for such purpose, out of collections on any related
     Defeasance Collateral or from any other source;

               (iii) all Prepayment Consideration and late payment charges
     Received by the Trust in respect of any Trust Mortgage Loan;

               (iv) all Insurance Proceeds, Condemnation Proceeds and
     Liquidation Proceeds Received by the Trust in respect of any Trust Mortgage
     Loan or, except to the extent such proceeds are to first be deposited in an
     REO Account, any REO Property;

               (v) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Mortgage Loan
     Noteholder in accordance with the related Co-Lender Agreement;

               (vi) all remittances to the Trust under the related Outside
     Servicing Agreement and/or the related Co-Lender Agreement with respect to each Outside Serviced Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto;

               (vii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in the Pool Custodial Account;

               (viii) any amounts required to be deposited by the Master
     Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Mortgage Pool resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (ix) any amounts required to be transferred from the Loss of
     Value Reserve Fund pursuant to Section 3.05(e), any Loan Combination
     Custodial Account pursuant to Section 3.05A or the Pool REO Account pursuant to Section 3.16(c);

               (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor with respect to a Serviced Trust Mortgage Loan specifically to cover items for which a Servicing Advance has been made;
     and

                                      -138-

               (xi) the Initial Deposits, if any;

provided that any amounts described in clauses (i) through (iv), (viii) and (x)
above that relate to a Serviced Combination Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto (other than Liquidation Proceeds derived from the Permitted Purchase of such Trust Mortgage Loan or the Trust's interest in any related REO Property) shall be deposited in the applicable Loan
Combination Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A, together with any other amounts required to be transferred from such Loan Combination
Custodial Account to the Pool Custodial Account from time to time pursuant to
Section 3.05A.

          The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (other than
Prepayment Consideration) not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the
Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special
Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master
Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special
Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(v) and (x) of the second preceding paragraph with respect to any Serviced Trust
Mortgage Loan, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph (or, if applicable, in the case of a Serviced Combination
Trust Mortgage Loan, into the applicable Loan Combination Custodial Account in accordance with Section 3.04A(a) and the proviso to the second preceding paragraph), unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special
Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an Administered REO Property (other than an Administered REO Property that relates to a Serviced Loan Combination) shall be deposited by the Special
Servicer into the Pool REO Account and thereafter remitted to the Master
Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.16(c).

                                      -139-

          If and when any Mortgagor under any Defeasance Mortgage Loan that is also a Serviced Mortgage Loan elects to defease all or any part of its Serviced
Mortgage Loan and, pursuant to the provisions of the related loan documents, delivers cash to the Master Servicer to purchase the required Defeasance
Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one (1) Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase
Defeasance Collateral. The Master Servicer shall hold such cash and maintain the
Defeasance Deposit Account on behalf of the Trustee and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s), to secure payment on the related Defeasance Mortgage Loan. The
Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Mortgage Loan, prior to the purchase of
Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.
The Master Servicer shall pay or cause to be paid to the related Mortgagor(s)
interest, if any, earned on the investment of funds in the Defeasance Deposit
Account, if required by law or the terms of the related Defeasance Mortgage
Loan(s).

          Notwithstanding the foregoing, in the event that the Master Servicer receives cash to purchase Defeasance Collateral for any Early Defeasance Trust
Mortgage Loan that the Depositor or the UBS Mortgage Loan Seller, as applicable, is required to repurchase pursuant to or as otherwise contemplated by Section
2.03(j), the Master Servicer shall retain such cash in the Defeasance Deposit
Account on behalf of the Trust Fund until the Depositor or the UBS Mortgage Loan
Seller, as applicable, tenders the full Purchase Price in connection with such repurchase and shall, on the date of such repurchase, transfer such cash to the
Depositor or the UBS Mortgage Loan Seller, as applicable.

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Collection Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Collection
Account shall be an Eligible Account. Subject to Section 2.05(b), the Trustee
shall establish and maintain, on a book-entry basis, the Class V Sub-Account, which sub-account shall be deemed to be held in trust for the benefit of the
Holders of the Class V Certificates. The Master Servicer shall deliver to the
Trustee each month on or before the Trust Master Servicer Remittance Date therein, for deposit in the Collection Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Trust Master Servicer Remittance Date, together with, in the case of the
Final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01 and any Loss of Value Payments contemplated by Section
3.05(e). Immediately upon deposit of the Master Servicer Remittance Amount for any Trust Master Servicer Remittance Date into the Collection Account, subject to Section 2.05(b), any portion thereof that represents Additional Interest shall be deemed to have been deposited into the Class V Sub-Account.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the
Collection Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls.

                                      -140-

          The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by it that are required by the terms of this Agreement to be deposited therein. In addition, as and when required pursuant to Section
3.06, the Trustee shall (in all cases prior to distributions on the Certificates being made on the related Distribution Date) deposit in the Collection Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account.

          In the event that the Master Servicer fails, on any Trust Master
Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime
Rate, on such amount(s) not timely remitted, from and including that Trust
Master Servicer Remittance Date, to but not including the related Distribution
Date.

          On the Trust Master Servicer Remittance Date in March of each year
(commencing in March 2006), the Trustee shall transfer from the Interest Reserve
Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage
Loans and any Interest Reserve REO Mortgage Loans.

          As and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Collection
Account.

          (c) The Trustee shall establish and maintain one or more accounts
(collectively, the "Interest Reserve Account"), to be held in trust for the benefit of the Certificateholders, for purposes of holding the Interest Reserve
Amounts in respect of the Interest Reserve Mortgage Loans and any Interest
Reserve REO Mortgage Loans. Each account that constitutes the Interest Reserve
Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, commencing in January 2006, prior to any distributions being made in respect of the Certificates on the subject Distribution Date, the Trustee shall withdraw from the Collection
Account and deposit in the Interest Reserve Account with respect to each
Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution Date; provided that no such transfer of funds shall occur if the subject Distribution Date is the Final Distribution Date. In addition, as and when required pursuant to
Section 3.06, the Trustee shall (in any event prior to any distributions on the
Certificates and any transfers to the Collection Account on or before the related Distribution Date) deposit in the Interest Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account. Subject to the next paragraph, the
Interest Reserve Account may be a sub-account of the Collection Account.

          Notwithstanding that the Interest Reserve Account may be a sub-account of the Collection Account for reasons of administrative convenience, the
Interest Reserve Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust
Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the
Trustee and appointment of a successor trustee.

                                      -141-

          (d) If any Excess Liquidation Proceeds are received on the Mortgage
Pool, the Trustee shall establish and maintain one or more accounts
(collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Excess
Liquidation Proceeds. Each account that constitutes the Excess Liquidation
Proceeds Account shall be an Eligible Account. On each Trust Master Servicer
Remittance Date, the Master Servicer shall withdraw from the Pool Custodial
Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds
Account all Excess Liquidation Proceeds received with respect to the Mortgage
Pool during the related Collection Period ending in the calendar month in which such Trust Master Servicer Remittance Date occurs. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in any event prior to any transfers to the Collection Account on or before the related Distribution Date)
deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess
Liquidation Proceeds Account. Subject to the next paragraph, the Excess
Liquidation Proceeds Account may be a sub-account of the Collection Account.

          Notwithstanding that the Excess Liquidation Proceeds Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Excess Liquidation Proceeds Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the
Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (e) If any Loss of Value Payments are received in connection with a
Material Document Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(e), the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the "Loss of
Value Reserve Fund") to be held in trust for the benefit of the
Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible
Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value
Reserve Fund all Loss of Value Payments received by it.

          (f) Funds (other than the Initial Deposits) in the Pool Custodial
Account, the Collection Account, the Interest Reserve Account and the Excess
Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Loss of Value
Reserve Fund shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the
Pool Custodial Account as of the Closing Date and of the new location of the
Pool Custodial Account prior to any change thereof. As of the Closing Date, the
Collection Account, the Interest Reserve Account and the Excess Liquidation
Proceeds Account shall be located at the Trustee's Corporate Trust Office. The
Trustee shall give notice to the Master Servicer, the Special Servicer and the
Rating Agencies of any change in the location of the Collection Account, the
Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

                                      -142-

          SECTION 3.04A. Loan Combination Custodial Accounts for Serviced Loan
                         Combinations.

          (a) With respect to each Serviced Loan Combination, the Master
Servicer shall establish and maintain one or more separate accounts
(collectively, with respect to such Serviced Loan Combination, the related "Loan
Combination Custodial Account") in which the amounts described in clauses (i)
through (ix) below, insofar as they are related to one or more Mortgage Loans included in such Serviced Loan Combination, shall be deposited and held in trust for the benefit of the holders of such Mortgage Loans, as their interests may appear; provided that, subject to the last paragraph of this Section 3.04A(a), each Loan Combination Custodial Account may be a sub-account of the Pool
Custodial Account. Each Loan Combination Custodial Account shall be an Eligible
Account or, subject to the last paragraph of this Section 3.04A(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in each Loan Combination Custodial Account, within one (1)
Business Day of receipt (in the case of payments or other collections on the related Serviced Loan Combination) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Serviced Loan Combination subsequent to the Cut-off Date (other than in respect of principal and interest on such
Serviced Loan Combination due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the related Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit
Account):

               (i) all payments on account of principal of the related Serviced
     Loan Combination, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising any cure rights under the related
     Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (ii) all payments on account of interest on the related Serviced
     Loan Combination, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising any cure rights under the related Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related
     Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (iii) all Prepayment Consideration and/or late payment charges received in respect of the related Serviced Loan Combination;

               (iv) all Insurance Proceeds, Condemnation Proceeds and
     Liquidation Proceeds received in respect of the related Serviced Loan
     Combination or, except to the extent such proceeds are to first be deposited in a Loan Combination REO Account, any related Administered REO
     Property;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such Loan Combination Custodial
     Account;

                                      -143-

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the related Serviced Loan Combination resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (vii) any amounts required to be transferred from the Loan
     Combination REO Account established with respect to the related Serviced
     Loan Combination pursuant to Section 3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the related Serviced
     Loan Combination specifically to cover items for which a Servicing Advance has been made; and

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any related
     Non-Trust Mortgage Loan Noteholder in accordance with the related Co-Lender
     Agreement;

provided that, with respect to a Serviced Loan Combination, any Liquidation
Proceeds derived from a Permitted Purchase of the Trust Mortgage Loan included in such Serviced Loan Combination or the Trust's interest in any related REO
Property, shall in each case be deposited into the Pool Custodial Account.

          The foregoing requirements for deposit in each Loan Combination
Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the related Serviced Loan
Combination in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the subject Loan
Combination Custodial Account. If the Master Servicer shall deposit into any
Loan Combination Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial
Account, any provision herein to the contrary notwithstanding. The Master
Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to each Serviced
Loan Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the
Special Servicer describing the item and amount (unless pursuant to this
Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan
Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to any
Serviced Loan Combination, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master
Servicer for deposit into the related Loan Combination Custodial Account in accordance with the

                                      -144-

second preceding paragraph (or, if applicable, into the Pool Custodial Account in accordance with Section 3.04(a) and the proviso to the second preceding paragraph), unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special
Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an Administered REO Property that relates to a Serviced Loan
Combination shall initially be deposited by the Special Servicer into the Loan
Combination REO Account established with respect to such Serviced Loan
Combination and thereafter remitted to the Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section
3.16(c).

          Notwithstanding that a Loan Combination Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, such Loan Combination Custodial Account and the Pool Custodial
Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master
Servicer shall indemnify and hold harmless the Trust Fund and the respective related Non-Trust Mortgage Loan Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (b) If and when the related Mortgagor elects to defease any Serviced
Loan Combination or any portion thereof, the provisions of the next to last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

          (c) In connection with each Serviced Loan Combination, the Master
Servicer shall give notice to the Trustee, the related Non-Trust Mortgage Loan
Noteholder(s) and the Special Servicer of the location of the related Loan
Combination Custodial Account when first established and of the new location of the related Loan Combination Custodial Account prior to any change thereof.

          SECTION 3.05. Permitted Withdrawals From the Pool Custodial Account,
                        the Collection Account, the Interest Reserve Account and
                        the Excess Liquidation Proceeds Account.

          (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b), and any amounts that may be applied to make P&I Advances with respect to the Mortgage Pool pursuant to Section 4.03(a);

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the
     Mortgage Pool (exclusive of any Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with

                                      -145-

     respect thereto), the Fiscal Agent's, the Trustee's and the Master
     Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late
     Collections of interest and principal (net of related Master Servicing Fees and any related Workout Fees and/or Liquidation Fees) received in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to
     which such P&I Advance was made;

               (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of any Serviced Combination
     Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicer's right to payment pursuant to this clause
     (iii) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Trust Mortgage Loan or REO
     Trust Mortgage Loan as to which such Master Servicing Fees were earned;

               (iv) to pay (A) to the Special Servicer, out of general
     collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially
     Serviced Trust Mortgage Loan and each REO Trust Mortgage Loan that relates to an Administered REO Property and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Trust Mortgage Loan or
     REO Trust Mortgage Loan that remains unpaid in accordance with clause (iii)
     above or Section 3.05A, as applicable, following a Final Recovery
     Determination made with respect to such Trust Mortgage Loan or the related
     REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Trust Mortgage Loan, each Corrected
     Trust Mortgage Loan and/or each REO Trust Mortgage Loan that relates to an
     Administered REO Property (other than, if applicable, any Serviced
     Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), as applicable, in the amounts and from the sources specified in Section 3.11(c);

               (vi) to reimburse the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Serviced Trust Mortgage Loan or
     Administered REO Property (other than any Serviced Combination Trust
     Mortgage Loan or any related Administered REO Property), the Fiscal
     Agent's, the Trustee's, the Master Servicer's and the Special Servicer's
     respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the
     Pool Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds
     and, if applicable, REO Revenues (in each case, if applicable, net of any
     Liquidation Fee or Workout Fee payable therefrom) received in respect of the particular Serviced Trust Mortgage Loan or Administered REO Property as
     to which such Servicing Advance was made;

                                      -146-

               (vii) to reimburse the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, out of general collections on the Mortgage
     Pool on deposit in the Pool Custodial Account, for any unreimbursed
     Advances that have been or are determined to be Nonrecoverable Advances
     (provided that such amounts may be withdrawn over time in accordance with
     Sections 3.11(g) or 4.03(d), as applicable);

               (viii) to pay the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby under this Agreement, the Fiscal Agent's, the Trustee's, the
     Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Trust Mortgage
     Loan or REO Trust Mortgage Loan, as applicable, as to which the subject
     Advance was made, as and to the extent contemplated by Section 3.26;

               (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Fiscal Agent, the Trustee,
     itself and the Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (or, in the case of a Servicing Advance, made thereby with respect to a Serviced Loan
     Combination), but only to the extent that such Advance has been reimbursed or is then being reimbursed and the related Default Charges then on deposit in the Pool Custodial Account are not sufficient to make such payment as contemplated by the immediately preceding clause (viii); provided that, if such Advance relates to any Serviced Combination Trust Mortgage Loan or any
     successor REO Trust Mortgage Loan with respect thereto (or, in the case of
     Servicing Advance, relates to any Serviced Loan Combination), such payment pursuant to this clause (ix) is to be made only to the extent that the funds on deposit in the related Loan Combination Custodial Account are not sufficient to make such payment as contemplated by Section 3.05A and such payment cannot be made out of the Pool Custodial Account pursuant to clause
     (xviii) of this Section 3.05(a);

               (x) to pay, out of amounts on deposit in the Pool Custodial
     Account that represent Default Charges collected on or in respect of the
     Trust Mortgage Loan or REO Trust Mortgage Loan to which the subject expense relates (to the extent such Default Charges are not otherwise applied as contemplated by clause (viii) above), any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii)
     above, and other than Special Servicing Fees, Liquidation Fees and Workout
     Fees) that is incurred with respect to such Trust Mortgage Loan or REO
     Trust Mortgage Loan and that, if paid from collections on the Mortgage Pool other than Default Charges collected with respect to such Trust Mortgage
     Loan or REO Trust Mortgage Loan, would constitute an Additional Trust Fund
     Expense, as and to the extent contemplated by Section 3.26;

               (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a
     Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.11(h), 3.18 or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related Administered REO Property

                                      -147-

     pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special
     Servicer); provided that, in the case of a Mortgaged Property that relates to a Serviced Loan Combination, such payment pursuant to this clause (xi)
     is to be made only to the extent that (X) it would not ultimately be payable out of collections on or in respect of such Loan Combination or (Y)
     it is in the best interests of the Certificateholders;

               (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), any amounts on deposit in the Pool
     Custodial Account that represent (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any related Investment Period,
     (B) Prepayment Interest Excesses collected on the Mortgage Pool and (C) Net
     Default Charges (after application pursuant to Section 3.26) actually
     Received by the Trust that accrued in respect of an Outside Serviced Trust
     Mortgage Loan or Performing Serviced Trust Mortgage Loan; and to pay the
     Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), any amounts on deposit in the Pool
     Custodial Account that represent Net Default Charges (after application to cover such other payments and reimbursements as are provided for under
     Section 3.26) actually collected that accrued in respect of a Specially
     Serviced Trust Mortgage Loan and/or an REO Trust Mortgage Loan that relates to an Administered REO Property;

               (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such
     Person pursuant to Section 6.03; provided that such payment does not relate solely to a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage
     Loan with respect thereto;

               (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of
     Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of
     Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special
     Servicer that protects or is in furtherance of the rights and interests of
     Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a); provided that, in the cases of clauses
     (xiv)(A) and (xiv)(C), such payment shall be made from the Pool Custodial
     Account only to the extent that it is not otherwise paid from the related
     Loan Combination Custodial Account by the Trust Master Servicer Remittance
     Date following the applicable Collection Period in which the expense is incurred;

               (xv) to pay itself, the Special Servicer, the Depositor, any
     Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool
     Custodial Account;

                                      -148-

               (xvi) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable
     Servicing Advances (other than servicing expenses that relate solely to a
     Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto);

               (xvii) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, to a Non-Trust Mortgage Loan
     Noteholder or an Outside Servicer, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan or REO Trust
     Mortgage Loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement;

               (xviii) to reimburse the Fiscal Agent, the Trustee, the Master
     Servicer and/or the Special Servicer, as applicable, for unreimbursed
     Advances, unpaid Master Servicing Fees and/or any unpaid interest on any
     Advances, but only if and to the extent that such items relate solely to a
     Serviced Combination Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto, each such party's respective rights to reimbursement pursuant to this clause (xviii) to be limited to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds derived from a Permitted Purchase of such Serviced Combination Trust
     Mortgage Loan or the Trust's interest in any related Administered REO
     Property; provided that, such items may only be reimbursed to any party pursuant to this clause (xviii) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05A; and provided, further, that, in the case of a sale of a
     Serviced Combination Trust Mortgage Loan with respect to which the Purchase
     Price therefor has been reduced by amounts set forth in the next to last proviso of the definition of "Purchase Price", the amount of any unpaid
     Master Servicing Fees, unreimbursed Advances and/or unpaid interest on
     Advances reimbursable to any party pursuant to this clause (xviii) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Serviced
     Combination Trust Mortgage Loan or REO Trust Mortgage Loan that have served to so reduce such Purchase Price therefor and which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Co-Lender
     Agreement and/or any successor servicing agreement with respect to the related Serviced Loan Combination to the Master Servicer and/or the Special
     Servicer (and which amounts shall no longer be payable hereunder);

               (xix) on each Trust Master Servicer Remittance Date, to transfer
     Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
     Section 3.04(d); and

               (xx) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through
(xix) above.

                                      -149-

          The Master Servicer shall pay to the Special Servicer (or to third-party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third-party contractor), the
Trustee or the Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible
Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third-party contractor), the Trustee or the
Fiscal Agent, as applicable, is entitled (unless such payment to the Special
Servicer, the Trustee (for example, the Trustee Fee) or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein.

          In connection with any payments required to be made to a Non-Trust
Mortgage Loan Noteholder or an Outside Servicer in accordance with Section
3.05(a)(xvii), the Master Servicer may request a written statement from a servicing officer or responsible officer, as applicable, of such Non-Trust
Mortgage Loan Noteholder or an Outside Servicer, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Co-Lender Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the
Master Servicer may not condition payments required to be made to a Non-Trust
Mortgage Loan Noteholder or an Outside Servicer in accordance with Section
3.05(a)(xvii) upon receipt of such a written statement (other than as permitted under the related Co-Lender Agreement); and provided, further, that to the extent such a written statement from a servicing officer or responsible officer, as applicable, of the subject Non-Trust Mortgage Loan Noteholder or an Outside
Servicer is received by the Master Servicer, the Master Servicer may reasonably rely upon such statement as the nature and amount of the item for which reimbursement is sought.

          The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Trust Mortgage Loan and Administered REO Property, on a
loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Trust Mortgage Loan for which it makes an Advance, each of the Trustee and the Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or payments of interest thereon.

          (b) The Trustee may, from time to time, make withdrawals from the
Collection Account for any of the following purposes (in no particular order of priority):

               (i) to make distributions to Certificateholders on each
     Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

               (ii) to pay (A) the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the
     Collection Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

                                      -150-

               (iii) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause
     (iv) of the definition of "Disqualified Organization", (B) as contemplated by Sections 10.01(i) and 10.02(e), or (C) as contemplated by Section
     11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (iv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any
     REMIC Pool, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the Tax Administrator, the Master
     Servicer or the Special Servicer is liable therefor pursuant to Section
     10.01(j) or Section 10.02(f);

               (v) to pay the Tax Administrator, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

               (vi) to pay the Master Servicer any amounts deposited by the
     Master Servicer in the Collection Account in error;

               (vii) to transfer Interest Reserve Amounts in respect of the
     Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans
     to the Interest Reserve Account as and when required by Section 3.04(c);

               (viii) to pay itself any Net Investment Earnings with respect to the Collection Account for any related Investment Period; and

               (ix) to clear and terminate the Collection Account at the
     termination of this Agreement pursuant to Section 9.01.

          On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii)
through (viii) above from the Collection Account prior to making distributions to Certificateholders on such Distribution Date.

          (c) On each Trust Master Servicer Remittance Date in March (commencing in March 2006), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve
Mortgage Loans and any Interest Reserve REO Mortgage Loans during January and/or
February of the same year in accordance with Section 3.04(c). On each
Distribution Date, the Trustee may withdraw from the Interest Reserve Account and pay itself any Net Investment Earnings with respect to the Interest Reserve
Account for the then most recently ended related Investment Period.

          (d) On each Trust Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the
Collection Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to

                                      -151-

Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such
Distribution Date (calculated without regard to such transfer from the Excess
Liquidation Proceeds Account to the Collection Account); provided that on the
Trust Master Servicer Remittance Date immediately prior to the Final
Distribution Date, the Trustee shall withdraw from the Excess Liquidation
Proceeds Account and deposit in the Collection Account, for distribution on such
Distribution Date, any and all amounts then on deposit in the Excess Liquidation
Proceeds Account. On each Distribution Date, the Trustee may withdraw from the
Excess Liquidation Proceeds Account and pay itself any Net Investment Earnings with respect to the Excess Liquidation Proceeds Account for the then most recently ended related Investment Period.

          (e) If any Loss of Value Payments are deposited into the Loss of Value
Reserve Fund with respect to any Trust Mortgage Loan or any related REO
Property, then the Special Servicer shall, promptly when needed, transfer such
Loss of Value Payments (up to the remaining portion thereof) from the Loss of
Value Reserve Fund to the Pool Custodial Account for the following purposes:

               (i) to reimburse the Master Servicer, the Special Servicer, the
     Trustee or the Fiscal Agent, in accordance with Section 3.05(a), for any
     Nonrecoverable Advance made by such party with respect to such Trust
     Mortgage Loan or any related REO Property (together with interest thereon);

               (ii) to pay, in accordance with Section 3.05(a), or to reimburse the Trust for the prior payment of, any expense relating to such Trust
     Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust
     Fund Expense;

               (iii) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

               (iv) following the occurrence of a Liquidation Event with respect to such Trust Mortgage Loan or any related REO Property, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Trust Mortgage Loan or REO Trust Mortgage Loan.

          Any Loss of Value Payments transferred to the Pool Custodial Account pursuant to clauses (i)-(iii) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds Received by the
Trust in respect of the related Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Pool Custodial
Account pursuant to clause (iv) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds
Received by the Trust in respect of the Trust Mortgage Loan or REO Trust
Mortgage Loan for which such Loss of Value Payments are being transferred to the
Pool Custodial Account to cover an item contemplated by clauses (i) - (iii) of the prior paragraph.

          On the Trust Master Servicer Remittance Date related to the Final
Distribution Date, the Special Servicer shall withdraw from the Loss of Value
Reserve Fund and transfer to the Trustee, for deposit in the Collection Account and, thereafter, for distribution on the Final Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the
Loss of Value Reserve

                                      -152-

Fund and (ii) the excess, if any, of the aggregate amount needed to distribute to the Holders of the Regular Interest Certificates in accordance with Section
9.01(a), all Distributable Certificate Interest then payable thereto, together with the aggregate Certificate Principal Balance of, and all Loss Reimbursement
Amounts for such Final Distribution Date in respect of, the respective Classes of the Regular Interest Certificates, over the Available Distribution Amount for the Final Distribution Date (calculated without regard to such transfer from the
Loss of Value Reserve Fund to the Collection Account). Such Loss of Value
Payments so deposited in the Collection Account shall constitute part of the
Available Distribution Amount for the Final Distribution Date. Any amount remaining in the Loss of Value Reserve Fund on the Final Distribution Date,
after application in accordance with the second preceding sentence, shall be distributable to the Holders of the Class R-III Certificates on the Final
Distribution Date.

          SECTION 3.05A. Permitted Withdrawals From the Loan Combination
                         Custodial Accounts.

          The Master Servicer may, from time to time, make withdrawals from the
Loan Combination Custodial Account related to each Serviced Loan Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the related Co-Lender Agreement):

               (i) to make remittances each month, on or before the related Loan
     Combination Master Servicer Remittance Date occurring in such month (and at such other times as may be required under the related Co-Lender Agreement), to the respective holders of the Mortgage Loans or any successor REO
     Mortgage Loans contained in the subject Serviced Loan Combination, including the Trust (as holder of the Trust Mortgage Loan contained in the subject Serviced Loan Combination or any successor REO Trust Mortgage Loan with respect thereto, as applicable), all in accordance with the related
     Co-Lender Agreement, such remittances to the Trust to be made into the Pool
     Custodial Account;

               (ii) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the Trust Mortgage Loan included in the subject Serviced Loan Combination or any successor REO Trust
     Mortgage Loan with respect thereto, any such reimbursement pursuant to this clause (ii) with respect to any such P&I Advance to be made out of amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable to the Trust as late collections of interest on and/or principal of the Trust Mortgage Loan included in the subject
     Serviced Loan Combination or any successor REO Mortgage Loan with respect thereto, as the case may be, without regard to such P&I Advance, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable;

               (iii) to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the subject
     Serviced Loan Combination or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance being limited to amounts on deposit in the related Loan Combination Custodial Account that represent payments made by or on behalf of the related Mortgagor to

                                      -153-

     cover the item for which such Servicing Advance was made, and to amounts on deposit in the related Loan Combination Custodial Account that represent
     Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if
     applicable, REO Revenues (in each case, if applicable, net of any
     Liquidation Fee or Workout Fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of such Servicing Advance and the reimbursement thereof to one or more of the Mortgage Loans comprising the subject
     Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of such Servicing Advance from the amounts otherwise distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Non-Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto);

               (iv) to pay the Fiscal Agent, the Trustee and itself for any unpaid interest accrued and payable hereunder on any P&I Advance made thereby under this Agreement on the Trust Mortgage Loan included in the subject Serviced Loan Combination or any successor REO Trust Mortgage Loan with respect thereto, any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (iv)
     out of: first, any amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto as Default Charges on their respective Mortgage Loans or any successor REO Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from the amounts otherwise so distributable; and second, to the maximum extent permitted by the related Co-Lender Agreement, any amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Non-Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and third, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such
     P&I Advance and the payment thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such interest on such P&I Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Non-Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor

                                      -154-

     REO Mortgage Loan(s) with respect thereto); provided that, in the case of subclauses second and third of this clause (iv), such payment shall be made only to the extent the related P&I Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (iv);

               (v) to pay the Fiscal Agent, the Trustee, itself and the Special
     Servicer for any unpaid interest accrued and payable hereunder on any
     Servicing Advance made thereby under this Agreement with respect to the subject Serviced Loan Combination or any related Administered REO Property, any such payment (as and to the extent provided in the related Co-Lender
     Agreement) to be made pursuant to this clause (v) out of: first, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto as
     Default Charges on their respective Mortgage Loans or any successor REO
     Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from such amounts otherwise so distributable; second, to the maximum extent permitted by the related
     Co-Lender Agreement, any amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and third, any remaining amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such Servicing Advance and the payment thereof to one or more of the Mortgage Loans comprising the subject
     Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such interest on such Servicing Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced
     Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto); provided that, in the case of subclause second and third of this clause (v), such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first above of this clause
     (v);

               (vi) to pay to itself any earned and unpaid Master Servicing Fees with respect to each Mortgage Loan and successor REO Mortgage Loan contained in the subject Serviced Loan Combination, the right of the Master
     Servicer to payment pursuant to this clause (vi) with respect to any such
     Mortgage Loan or successor REO Mortgage Loan being limited to amounts

                                      -155-

     on deposit in the related Loan Combination Custodial Account that were received on or in respect of such Mortgage Loan or such successor REO
     Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

               (vii) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the Trust Mortgage Loan included in the subject Serviced Loan Combination or any successor REO
     Trust Mortgage Loan with respect thereto that such party has determined are
     Nonrecoverable Advances, any such reimbursement (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (vii) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Non-Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such P&I Advances and the reimbursement thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such P&I Advances from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced
     Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto);

               (viii) to reimburse, first, the Fiscal Agent, second, the
     Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advance made by such party (with its own funds)
     with respect to the subject Serviced Loan Combination or any related
     Administered REO Property that such party has determined is a
     Nonrecoverable Advance, any such reimbursement (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (viii) out of: first, to the maximum extent permitted by the related
     Co-Lender Agreement, amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto, with such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans comprising the

                                      -156-

     subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related
     Co-Lender Agreement, a corresponding allocation of the remaining portion of such Servicing Advance and the reimbursement thereof to one or more of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such Servicing Advance from such remaining amounts otherwise so distributable under the related Co-Lender
     Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, all in accordance with the related
     Co-Lender Agreement, and taking into account the subordination of the
     Non-Trust Mortgage Loan(s) included in the subject Serviced Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (ix) to pay to the Special Servicer any earned and unpaid Special
     Servicing Fees in respect of the subject Serviced Loan Combination, any such payment (as and to the extent provided in the related Co-Lender
     Agreement) to be made pursuant to this clause (ix) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the
     Non-Trust Mortgage Loan(s) included in the subject Serviced Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable;
     and, second, any remaining amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such Special Servicing Fees and the payment thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such Special Servicing
     Fees from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (x) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the subject Serviced Loan Combination, in the amounts and, subject to the following priority, from the sources specified in Section
     3.11(c) out of: first, to the maximum extent permitted under the related
     Co-Lender Agreement, any amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)

                                      -157-

     with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such Workout Fees and/or Liquidation
     Fees and the payment thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such Workout Fees and/or Liquidation Fees from such remaining amounts otherwise so distributable under the related Co-Lender
     Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, all in accordance with the related
     Co-Lender Agreement, and taking into account the subordination of the
     Non-Trust Mortgage Loan(s) included in the subject Serviced Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xi) to pay for (A) costs and expenses incurred with respect to the Mortgaged Property securing the subject Serviced Loan Combination pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B)
     the costs and expenses of obtaining appraisals of such Mortgaged Property pursuant to Section 3.11(h), 3.18 or Section 4.03(c), as applicable, (C)
     any servicing expenses incurred with respect to the subject Serviced Loan
     Combination or any related REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section
     3.11(i), and (D) the fees of any Independent Contractor retained with respect to any Administered REO Property related to the subject Serviced
     Loan Combination pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such Administered
     REO Property to the Special Servicer), any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (xi) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Non-Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such items specified in subclauses (A)-(D) of this clause (xi) and the payment thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such items specified in subclauses (A)-(D) of this clause (xi) from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the

                                      -158-

     subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Non-Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto);

               (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the related Loan Combination Custodial
     Account as provided in Section 3.06(b), but only to the extent of the Net
     Investment Earnings with respect to the related Loan Combination Custodial
     Account for any related Investment Period;

               (xiii) to pay itself, the Special Servicer, the Depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject Loan
     Combination, any such payment (as and to the extent provided in the related
     Co-Lender Agreement) to be made pursuant to this clause (xiii) out of:
     first, to the maximum extent permitted under the related Co-Lender
     Agreement, any amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such amounts payable pursuant to
     Section 6.03 and the payment thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such amounts payable pursuant to Section 6.03 from such remaining amounts otherwise so distributable under the related
     Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xiv) to pay (out of amounts otherwise payable thereto under the related Co-Lender Agreement on any related Loan Combination Master Servicer
     Remittance Date) the respective shares of the holders of the Mortgage Loans or any REO Mortgage Loans contained in the subject Serviced Loan
     Combination of the cost of recording of the related Co-Lender Agreement in accordance with such Co-Lender Agreement;

               (xv) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the holders of

                                      -159-

     the Mortgage Loans or any successor REO Mortgage Loans contained in the subject Serviced Loan Combination, any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (xv) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Non-Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such costs and the payment thereof to one or more of the Mortgage Loans comprising the subject
     Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such costs from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Non-Trust Mortgage Loan(s) included in the subject Serviced Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xvi) to the extent (A) consistent with the Co-Lender Agreement for the subject Serviced Loan Combination and (B) not otherwise included among the payments contemplated by clause (i) above of this Section 3.05A, to transfer to the Pool Custodial Account the aggregate of all Additional
     Trust Fund Expenses and/or any other amounts relating to the subject
     Serviced Loan Combination, that have been previously paid out of the Pool
     Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from such Loan Combination Custodial
     Account under this Section 3.05A;

               (xvii) if the related Co-Lender Agreement permits any related
     Non-Trust Mortgage Loan Noteholder to cure defaults under the Trust
     Mortgage Loan included in the subject Serviced Loan Combination, to reimburse any amounts paid by the applicable Non-Trust Mortgage Loan
     Noteholder in connection with exercising such cure rights, such Non-Trust
     Mortgage Loan Noteholder's right to reimbursement under this clause (xvii)
     to be limited to amounts on deposit in the related Loan Combination
     Custodial Account that represent collections on the subject Serviced Loan
     Combination that are specifically allocable to such reimbursement in accordance with the related Co-Lender Agreement; and

               (xviii) to clear and terminate such Loan Combination Custodial
     Account at the termination of this Agreement pursuant to Section 9.01.

                                      -160-

          The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from each Loan Combination Custodial
Account pursuant to clauses (ii) through (xvii of the preceding paragraph.

          The Master Servicer shall pay to each of the Special Servicer (or to third-party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent, as applicable, from each Loan Combination Custodial
Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of (i) a Servicing Officer of the Special
Servicer or (ii) a Responsible Officer of the Trustee or the Fiscal Agent, as
the case may be, in each case describing the item and amount to which the
Special Servicer (or such third-party contractor), the Trustee or the Fiscal
Agent, as the case may be, is entitled (unless such payment to the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case written statements shall not be required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Combination Custodial Account, on a loan-by-loan basis.

          In the case of each Serviced Loan Combination, the Master Servicer shall remit or cause to be remitted to the respective Serviced Non-Trust
Mortgage Loan Noteholder, within one Business Day of the Master Servicer's receipt thereof, late collections (not including Principal Prepayments) received on the related Serviced Non-Trust Mortgage Loan subsequent to the related
Determination Date therefor in any particular month (exclusive of any portion of such amount payable or reimbursable to any third party in accordance in accordance with this Agreement and the related Co-Lender Agreement), to the extent such amount is not otherwise included or scheduled to be included in a normal monthly remittance during such month to such Serviced Non-Trust Mortgage
Loan Noteholder and in respect of which an advance is required to be made or has been made by a service provider of the related securitization trust.

          To the extent (i) consistent with the Co-Lender Agreement for the related Serviced Loan Combination and (ii) not otherwise included as part of the normal monthly remittance, the Master Servicer shall transfer from each Loan
Combination Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in such Loan Combination Custodial
Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to such Serviced Loan Combination, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section
3.05(a), would have been otherwise payable from such Loan Combination Custodial
Account under this Section 3.05A.

          In accordance with Article IV of the Co-Lender Agreement for each
Serviced Loan Combination, the Master Servicer shall, on each applicable Loan
Combination Master Servicer Remittance Date, withdraw from the related Loan
Combination Custodial Account and (i) transfer to the Pool Custodial Account all amounts required to be remitted to the Trust with respect to the Trust Mortgage
Loan included in such Serviced Loan Combination and/or any successor REO Trust
Mortgage Loan with respect thereto, pursuant to the related Co-Lender Agreement, and (ii) remit to the related Serviced Non-Trust Mortgage Loan Noteholder(s) all amounts required to be remitted thereto with respect to the Serviced Non-Trust
Mortgage Loan(s) included in such Serviced Loan Combination and/or any successor
REO Mortgage Loan with respect thereto, pursuant to the related Co-Lender

                                      -161-

Agreement. Monthly remittances to the holder(s) of the Non-Trust Mortgage
Loan(s) included in any Serviced Loan Combination and/or any successor REO
Mortgage Loan(s) with respect thereto shall, in each case, be made on the applicable Loan Combination Master Servicer Remittance Date in accordance with the reasonable instructions of such respective holder(s), including as to the method of payment (which shall be by wire transfer of immediately available funds, if so requested).

          SECTION 3.06. Investment of Funds in the Collection Account, the
                        Servicing Accounts, the Reserve Accounts, the Defeasance
                        Deposit Account, the Custodial Accounts, the REO
                        Accounts, the Interest Reserve Account and the Excess
                        Liquidation Proceeds Account.

          (a) (i) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance
Deposit Account or a Custodial Account (any of the foregoing accounts listed in this clause (i), a "Master Servicer Account"), (ii) the Special Servicer may
direct in writing any depository institution maintaining an REO Account, and
(iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Collection Account, the Interest Reserve
Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii), a "Trustee Account"; and any of the Master
Servicer Accounts, the REO Accounts and Trustee Accounts, an "Investment
Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein (other than, in the case of the Pool Custodial
Account and the Collection Account, the Initial Deposits) in one or more
Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (x) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or (y) if and to the extent that the depository institution maintaining such Investment Account is the obligor on such investment, no later than the time and date as of which such funds are required to be withdrawn from such account pursuant to this Agreement
(but in any event prior to distributions on the Certificates or any transfers to another Investment Account being made on or before the related Distribution
Date); provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related loan documents and applicable law.

          All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a
Permitted Investment in any Investment Account solely related to a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s). The
Master Servicer (with respect to Permitted Investments of amounts in the Master
Servicer Accounts) and the Special Servicer (with respect to Permitted
Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), or the
Trustee in its capacity as such (in the case of any Trustee Account), shall (i)
be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a
"certificated security", "uncertificated security" or "deposit account". The
Trustee hereby designates the Master Servicer (with respect to Permitted
Investments of amounts in the Master Servicer Accounts) and the Special Servicer
(with respect to Permitted Investments of amounts in the REO Accounts), as applicable, as the Person that shall be the "entitlement holder" and maintain
"control" as set forth under clauses (i) and (ii) above. For purposes of this
Section 3.06(a), (i) the terms "entitlement holder", "security entitlement",
"control" (except with respect to deposit accounts),

                                      -162-

"certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms
"control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the
Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any
Investment Account solely related to a Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s), for purposes of Revised Article
8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as
applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Server Account), the Special Servicer (in the case of the
REO Accounts) or the Trustee (in the case of any Trustee Account) shall:

          (x)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such
               Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y)  demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the
               Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds
               thereafter on deposit in the Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Master Servicer Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each related Investment Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit
Account, to the extent not otherwise payable to Mortgagors under applicable law or the related loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(d), 3.04(a), 3.04A(b), 3.05(a) or 3.05A, as applicable.
Whether or not the Special Servicer directs the investment of funds in any of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such
Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in any of the Trustee Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for such Investment Account for each related Investment
Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b), 3.05(c) or
3.05(d), as the case may be. If any loss shall be incurred in respect of any
Permitted Investment on deposit in any Investment Account, the Master Servicer
(in the case of (i) the Servicing Accounts, the Reserve Accounts and the
Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related loan documents or applicable law) and (ii) the Custodial Accounts), the
Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of any Trustee Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the related Investment
Period, during which such loss was incurred, the amount of the Net Investment
Loss, if any, for such Investment Account for such Investment Period.
Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any

                                      -163-

loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

          (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Trustee may, and subject to Section 8.02, upon the request of the Certificateholders entitled to a majority of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount,
the amounts so invested shall be deemed to remain on deposit in such Investment
Account.

          (e) Notwithstanding the foregoing, the Initial Deposits shall remain uninvested.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                        and Fidelity Coverage; Environmental Insurance.

          (a) The Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property that secures a Serviced Mortgage Loan and is not an REO Property, all insurance coverage as is required under the related Mortgage Loan (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance
Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the
Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master
Servicer or Special Servicer, as the case may be, shall use reasonable efforts to require the related Mortgagor to obtain the required insurance coverage from
Qualified Insurers that, in each case, have the applicable Required Insurer
Rating; and provided, further, that the Master Servicer shall cause to be maintained, with Qualified Insurers that, in each case, have the applicable
Required Insurer Rating, for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain, but only to the extent that (i) the Trustee (as mortgagee of record on behalf of the Certificateholders or, in the case of a Mortgaged Property that secures a Serviced Loan
Combination, the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s)) has an insurable interest, and (ii) either (A) such insurance is available at a commercially reasonable rate, or (B) solely in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, the failure by the Mortgagor to maintain such insurance has not been determined by the Special Servicer to constitute an Acceptable Insurance Default. The related Serviced Loan Combination Controlling Party (in the case of a Mortgaged
Property that secures a Serviced Loan Combination) or the Controlling Class
Representative (in the case of any other Mortgaged Property securing a Serviced
Mortgage Loan) may request that earthquake insurance be secured for such
Mortgaged Property by the related Mortgagor, to the extent that (i) such insurance may

                                      -164-

be obtained at a commercially reasonable price and (ii) the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee. Subject to Section
3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each Administered REO Property no less insurance coverage than was previously required of the Mortgagor under the related
Mortgage; provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against for properties similar to the subject Administered REO Property located in or around the region in which such Administered REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, either such insurance is available at a commercially reasonable rate or, based upon due inquiry in accordance with the Servicing Standard, the subject hazards are at the time commonly insured against for properties similar to the subject
Administered REO Property located in or around the region in which such
Administered REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have the applicable Required Insurer Rating. All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO
Property) a "standard" mortgagee clause, with loss payable to the Master
Servicer (in the case of insurance maintained in respect of Serviced Mortgage
Loans, including Specially Serviced Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of
Administered REO Properties), on behalf of the Trustee. If the Special Servicer is in the process of making a determination, in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, as to whether the failure by the Mortgagor under any Mortgage Loan to maintain such insurance constitutes an Acceptable Insurance Default, then, during the period of such evaluation by the Special Servicer, the Master Servicer shall not be liable for any loss related to its failure to require the related Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure to maintain terrorism insurance provided that the
Master Servicer used reasonable efforts in accordance with the Servicing
Standard required by this Section 3.07(a) to cause such Mortgagor to maintain such insurance and has given prompt written notice to the Special Servicer of its determination that it will not be successful in its efforts to cause the
Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The Special Servicer shall promptly notify the Master Servicer of each such determination under this paragraph.

          Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a)
or 3.04A(a), as applicable, in the case of amounts received in respect of a
Serviced Mortgage Loan, or in the applicable REO Account in accordance with
Section 3.16(b), in the case of amounts received in respect of an Administered
REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Serviced Loan Combination Controlling Party or the
Controlling Class Representative, as applicable) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced
Mortgage Loan(s) or REO Mortgage Loan(s), notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer or the Special
Servicer, as applicable, as a Servicing Advance.

                                      -165-

          (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Serviced
Mortgage Loans and/or Administered REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified
Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) the applicable Required Insurer Rating, and (ii) provides protection equivalent to the individual policies otherwise required, then the
Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or the subject Administered
REO Properties. Such blanket policy or master force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or subject
Administered REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy or master force placed policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Mortgage Loan
(or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The
Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), claims under any such blanket policy or master force placed policy in a timely fashion in accordance with the terms of such policy.

          (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or
Administered REO Properties are part of the Trust Fund) keep in force with
Qualified Insurers that in each case have (or whose obligations are in each case guaranteed or backed, in writing, by an entity that has) the applicable Required
Insurer Rating, a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special
Servicer shall be deemed to have complied with the foregoing provision if an
Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

          Subject to the third paragraph of this Section 3.07(c), each of the
Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or
Administered REO Properties are part of the Trust Fund) also keep in force with
Qualified Insurers that in each case have (or whose obligations are in each case guaranteed or backed, in writing, by an entity that has) the applicable Required
Insurer Rating, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other

                                      -166-

form and amount as would not cause an Adverse Rating Event with respect to any
Class of Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

          Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer (or its direct corporate parent if such parent is responsible for the obligations of the Master Servicer or Special Servicer, as applicable), as the case may be, are rated at least "A"
from S&P and "A" from Fitch (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any
Class of Certificates rated by such Rating Agency, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

          (d) In the event that either of the Master Servicer or the Special
Servicer has actual knowledge of any event (an "Insured Environmental Event")
giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan (other than, if applicable, an Outside
Serviced Trust Mortgage Loan) for which the Mortgagor has not filed a claim or in respect of an Administered REO Property, the Master Servicer shall notify the
Special Servicer if such Mortgage Loan is a Specially Serviced Mortgage Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the
case of a Performing Serviced Mortgage Loan, and the Special Servicer, in the
case of a Specially Serviced Mortgage Loan or an Administered REO Property, in
accordance with the terms of such Environmental Insurance Policy and the
Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental
Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the Master Servicer (in the case of any such Mortgage Loan that is a Performing Serviced Mortgage Loan) and the
Special Servicer (in the case of any such Mortgage Loan that is a Specially
Serviced Mortgage Loan or in the case of an Administered REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special
Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

          The Master Servicer (in the case of Performing Serviced Mortgage
Loans) and the Special Servicer (in the case of Specially Serviced Mortgage
Loans and Administered REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance
Policies with respect to the Environmentally Insured Mortgage Loans (other than, if applicable, any Outside Serviced Trust Mortgage Loan) and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

          In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan), then the party

                                      -167-

receiving such notice shall, within five (5) Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a
Performing Serviced Mortgage Loan, or the Special Servicer, with respect to a
Specially Serviced Mortgage Loan or an Administered REO Property, shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any
Environmental Insurance Policy or a resolution of such termination of an
Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          The Master Servicer (with respect to Performing Serviced Mortgage
Loans) and the Special Servicer (with respect to Specially Serviced Mortgage
Loans) shall monitor the actions, and enforce the obligations, of the related
Mortgagor under each Environmentally Insured Mortgage Loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an
Environmental Insurance Policy with respect to the related Mortgaged Property or
(ii) environmental testing or remediation at the related Mortgaged Property.

          SECTION 3.08. Enforcement of Alienation Clauses.

          (a) If, with respect to any Performing Serviced Mortgage Loan, the
Master Servicer receives a request from a Mortgagor regarding the transfer of the related Mortgaged Property to, and assumption of such Performing Serviced
Mortgage Loan by, another Person and/or transfers of certain interests in such
Mortgagor (including, without limitation, sales or transfers of the related
Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners) or, in the case of a Performing Serviced Mortgage Loan that by its terms permits transfer or assumption without the consent of the lender so long as certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied, then the Master Servicer shall immediately notify the Special Servicer of such request, perform an underwriting analysis in connection therewith and deliver to the Special
Servicer such underwriting analysis and any documents or other materials that the Master Servicer shall have received regarding the proposed transfer and, if applicable, the proposed assumption. The Special Servicer shall have the right hereunder to, in accordance with the Servicing Standard, withhold or grant consent to any such request for such transfer and/or assumption and/or to make a determination as to whether the conditions to transfer or assumption (as described above) have been satisfied, as applicable, each in accordance with the terms of the subject Performing Serviced Mortgage Loan and this Agreement;
provided that any grant of consent on the part of the Special Servicer shall be subject to Section 3.08(d), Section 6.11 and/or Section 6.12, in each case if and as applicable. If the Special Servicer, in accordance with the Servicing
Standard, (i) withholds or denies its consent to any such request for such transfer and/or assumption with respect to any Performing Serviced Mortgage Loan and/or (ii) determines, with respect to any Performing Serviced Mortgage Loan that by its terms permits transfer or assumption without lender consent so long as certain conditions are satisfied, that such conditions have not been satisfied, then in either case the Master Servicer shall not permit the requested transfer or assumption of such Performing Serviced Mortgage Loan. If the Special Servicer consents to such proposed transfer and/or assumption and/or determines that the conditions to transfer or assumption have been satisfied, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Performing Serviced Mortgage Loan by, another

                                      -168-

Person, the Master Servicer (subject to Section 3.08(d)) shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under such Performing Serviced Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a
Mortgaged Property that is senior to, or on parity with, the lien of the related
Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency, the Controlling Class Representative and, in the case of a
Serviced Loan Combination that consists of Performing Serviced Mortgage Loans, the related Serviced Non-Trust Mortgage Loan Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package. Subject to the terms of the related loan documents, no assumption of a
Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Serviced Trust Mortgage Loans making up the related Cross-Collateralized
Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Serviced Mortgage Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

          (b) If, with respect to a Specially Serviced Mortgage Loan, the Master
Servicer receives a request from a Mortgagor for consent to a transfer of the related Mortgaged Property and assumption of such Specially Serviced Mortgage
Loan and/or consent to a transfer of interests in the related Mortgagor
(including, without limitation, sales or transfers of the related Mortgaged
Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners) or in the case of a Specially Serviced Mortgage Loan that by its terms permits transfer or assumption without the consent of the lender so long as certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied, the Master Servicer shall immediately notify the
Special Servicer of such request and deliver to the Special Servicer any documents that the Master Servicer shall have received regarding the proposed transfer and assumption. Subject to Section 3.08(d), Section 6.11 and/or Section
6.12, in each case if and as applicable, the Special Servicer shall determine whether to grant such consent, whether the conditions to transfer or assumption
(as described above) have been satisfied and/or whether to enforce any restrictions on such transfer and/or assumption contained in the related loan documents, as applicable, each in accordance with the Servicing Standard.

          Upon consent by the Special Servicer to any proposed transfer of a
Mortgaged Property and assumption by the proposed transferee of the related
Serviced Mortgage Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Serviced Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged
Property has been or is proposed to be conveyed; provided, however, that the
Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust
Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the
Trustee, the Master Servicer, each Rating Agency, the Controlling Class
Representative and, with respect to a Serviced Loan

                                      -169-

Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), of any
assumption or substitution agreement executed pursuant to this Section 3.08(b)
and shall forward thereto a copy of such agreement. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Serviced Trust Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Serviced
Mortgage Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related
Mortgagor.

          As used in this Section 3.08, the terms "sale" and "transfer" shall include the matters contemplated by the parentheticals in the first sentence of
Section 3.08(a).

          (c) If, with respect to a Performing Serviced Mortgage Loan, the
Master Servicer receives a request from the related Mortgagor regarding a further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor (including, without limitation, any mezzanine financing of the related Mortgagor or any direct or indirect owners of the related Mortgagor or the Mortgaged Property or any sale, issuance or transfer of preferred equity in the Mortgagor or its owners or, in the case of a Performing Serviced Mortgage
Loan that by its terms permits further encumbrance without the consent of the lender provided certain conditions are satisfied, a request by the related
Mortgagor for a determination that such conditions have been satisfied), then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the
Servicing Standard, to approve such further encumbrance or that the conditions precedent to such further encumbrance have been satisfied, as applicable, then the Master Servicer shall provide to the Special Servicer a written copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days (or, in the case of a consent to a determination as to whether the conditions precedent to a further encumbrance have been satisfied, within 10 days) of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d) and, further, subject to the Special
Servicer obtaining any consent to the extent required pursuant to Section 6.11 and/or Section 6.12, in each case if and as applicable, grant consent to any such request for such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor or to object or consent to the determination by the Master Servicer as to whether the conditions to further encumbrance (as described above) have been satisfied, as applicable, each in accordance with the terms of such Performing Serviced Mortgage Loan and this
Agreement and subject to the Servicing Standard. If the Special Servicer does not respond within such 15-day period or 10-day period, as applicable, such party's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such further encumbrance of the related Mortgaged
Property or of an interest in the related Mortgagor, as applicable, the Master
Servicer shall process such request of the related Mortgagor. If the Special
Servicer does not consent to, and is not deemed to have consented to, such further encumbrance, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, with respect to a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of an interest in the related Mortgagor, as applicable. To the extent permitted by the applicable loan documents and applicable law, the Master Servicer may charge the related Mortgagor (and retain to the extent permitted

                                      -170-

under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          With respect to any Specially Serviced Mortgage Loan, the Special
Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the
Certificateholders and, in the case of a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of interests in the related Mortgagor, as applicable, and shall, with respect to Specially Serviced Mortgage Loans that by their terms permit further encumbrance without mortgagee consent so long as certain conditions are satisfied, make all determinations as to whether such conditions have been satisfied, and shall process all documentation in connection therewith, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions or such conditions, as the case may be, would be in accordance with the Servicing
Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating
Agency and, with respect to a Serviced Loan Combination, the related Serviced
Non-Trust Mortgage Loan Noteholder(s)); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11 and/or Section
6.12, in each case if and as applicable. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          If the Special Servicer, in accordance with the Servicing Standard, objects to the determination by the Master Servicer with respect to a Performing
Serviced Mortgage Loan (which by its terms permits further encumbrance without lender consent provided certain conditions are satisfied) that such conditions have been satisfied, then the Master Servicer shall not permit the requested further encumbrance of such Performing Serviced Mortgage Loan. If the Special
Servicer, in accordance with the Servicing Standard, determines with respect to any other Serviced Mortgage Loan (which by its terms permits further encumbrance without lender consent provided certain conditions are satisfied) that such conditions have not been satisfied, then the Master Servicer shall not permit further encumbrance of such Serviced Mortgage Loan.

          As used in this Section 3.08, the term "encumbrance" shall include the matters contemplated by the parentheticals in the first sentence of this Section
3.08(c).

          (d) Notwithstanding anything to the contrary contained in this Section
3.08, but subject to the related loan documents and applicable law: (i) if (A)
the then unpaid principal balance of the subject Serviced Trust Mortgage Loan is at least equal to the lesser of (1) $35,000,000 and (2) 5% of the then aggregate principal balance of the Mortgage Pool or (B) the subject Serviced Trust
Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the
Mortgage Pool, then neither the Master Servicer nor the Special Servicer, as applicable, shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor, and (ii) if (W) the then unpaid principal balance of the subject Serviced Trust Mortgage Loan is at least equal to the lesser of (1)
$20,000,000 and (2) 2% of the then aggregate principal balance of the Mortgage
Pool or (X) the subject Serviced Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the Mortgage Pool or (Y) the aggregate loan-to-value ratio of the subject Serviced Trust Mortgage Loan (together with any additional loans that would further encumber the

                                      -171-

related Mortgaged Property and/or interests in the related Mortgagor) would be equal to or greater than 85% or (Z) the aggregate debt service coverage ratio of the related Mortgaged Property (taking into account any additional loans that would further encumber the related Mortgaged Property and/or interests in the related Mortgagor) would be less than 1.20x, then neither the Special Servicer nor the Master Servicer shall waive any restrictions contained in the related
Mortgage on further encumbrances of the related Mortgaged Property or of interests in the related Mortgagor, unless, in the case of either (i) or (ii)
above, the Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of
Certificates rated by such Rating Agency. Neither the Master Servicer nor the
Special Servicer has the authority to perform any of the actions set forth above in this paragraph with respect to an Outside Serviced Trust Mortgage Loan. In connection with any request for rating confirmation from a Rating Agency pursuant to this paragraph of Section 3.08(d), the Master Servicer or the
Special Servicer, as the case may be, shall deliver a Review Package to such
Rating Agency. Further, subject to the terms of the related loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related
Mortgagor or on further encumbrances thereof may be waived by the Master
Servicer or the Special Servicer, as applicable, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related
Mortgagor (or from the Depositor or the UBS Mortgage Loan Seller pursuant to
Section 2.03), any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

          Notwithstanding the foregoing, with respect to any Outside Serviced
Trust Mortgage Loan, in the event that any action set forth in clause (i) or
(ii) of the first sentence of the preceding paragraph regarding such Trust
Mortgage Loan would require written confirmation from a Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of
Certificates rated by such Rating Agency in accordance with clause (i) or (ii)
of the first sentence of the preceding paragraph if such Trust Mortgage Loan were a Serviced Trust Mortgage Loan, then the Controlling Class Representative shall not consent to a waiver of any restrictions contained in the related
Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor or to a waiver of any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged
Property or of interests in the related Mortgagor, in each case to the extent it is permitted to do so under the related Outside Servicing Agreement and/or the related Co-Lender Agreement, unless it has obtained written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency. Upon being asked to consent to any action set forth in the preceding sentence (i) if the party initially in receipt of such request for consent is the Controlling
Class Representative, the Controlling Class Representative shall request from the Master Servicer, and the Master Servicer shall thereupon provide, a determination to the Controlling Class Representative as to, and (ii) if the
party initially in receipt of such request for consent is the Master Servicer, the Master Servicer shall forward such request to the Controlling Class
Representative together with a determination as to, and (iii) if the party initially in receipt of such request for consent is the Special Servicer, the
Special Servicer shall forward such request to the Master Servicer and the
Controlling Class Representative, and the Master Servicer shall thereupon provide a determination to the Controlling Class Representative as to, in the
case of (i), (ii) and (iii) above, whether such action would require written confirmation from each Rating Agency that such action would not result in an
Adverse Rating Event with respect to any Class of Certificates rated by such
Rating Agency in accordance with clause (i) or clause (ii) of the first sentence of the preceding

                                      -172-

paragraph if such Trust Mortgage Loan were a Serviced Trust Mortgage Loan (and the Controlling Class Representative shall be entitled to conclusively rely on such determination by the Master Servicer). Further, subject to the terms of the related loan documents and applicable law, the Controlling Class Representative shall not consent to a waiver of any restrictions contained in the related
Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor or to a waiver of any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged
Property or of interests in the related Mortgagor, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not payable by and collected from the related Mortgagor, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer by withdrawing the amount of such charges from the Pool Custodial Account.

          If and to the extent that any expenses paid by the Master Servicer in connection with the actions contemplated by this Section 3.08(d) would result in the failure of any one or more Holder(s) of Regular Interest Certificates to receive any amount of principal or interest at the related Pass-Through Rate to which such Holder(s) are entitled (in each case by the time any such amounts are due and payable to such Holder(s)), then such amounts shall be deemed to have been distributed to such Holder(s) from REMIC III, as of the time paid by the
Master Servicer, and then paid by such Holder(s) and not by any of the REMIC
Pools.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                        Appraisals; Appraisal Reduction Calculation.

          (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c),
3.09(d), 6.11 and 6.12, exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the
Special Servicer shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such
ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special
Servicer, necessary, appropriate and consistent with the Servicing Standard or
(ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special
Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. Subject to Section 3.11(h), the Special Servicer shall request that the Master Servicer advance all costs and expenses incurred by it in any such proceedings, and the
Master Servicer shall be entitled to reimbursement therefor as provided in
Section 3.05(a) or Section 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special
Servicer, on behalf of the Certificateholders and, in the case of a Mortgaged
Property that secures a Serviced Loan Combination, on behalf of the affected
Serviced Non-Trust Mortgage Loan Noteholder(s), to make a bid on any Mortgaged
Property at a

                                      -173-

foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section
3.18 and the results of any appraisal obtained as provided below in this Section
3.09, all such bids to be made in a manner consistent with the Servicing
Standard.

          If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any
Mortgaged Property securing a Specially Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the
Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the
Special Servicer regarding such appraisal.

          If any Serviced Mortgage Loan or Serviced Loan Combination becomes a
Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days (or, in the case of a
Serviced Loan Combination, such shorter time period (if any) as may be required under the related Co-Lender Agreement) of such occurrence (unless a Required
Appraisal was obtained or conducted, as applicable, with respect to such
Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and
(ii) obtain or conduct, as applicable, an update of the most recent Required
Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Serviced Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or such Serviced Loan
Combination, as the case may be, remains a Required Appraisal Loan. The Special
Servicer shall deliver copies of all such Required Appraisals and updated
Required Appraisals to the Trustee, the Master Servicer and, in the case of a
Mortgaged Property that secures a Serviced Loan Combination, the related
Non-Trust Mortgage Loan Noteholder(s), in each such case, promptly following the
Special Servicer's receipt of the subject appraisal, and, upon request, to the
Controlling Class Representative. Based on each such Required Appraisal and updated Required Appraisal, the Special Servicer shall (monthly, on each related
Determination Date, until the subject Required Appraisal Loan ceases to be such)
calculate and notify the Trustee, the Master Servicer, the Controlling Class
Representative, and, in the case of any Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s), of any resulting Appraisal Reduction Amount in respect of the subject Required Appraisal Loan. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, provided that the
Master Servicer may rely on any information provided by the Special Servicer.
The Master Servicer shall, at the direction of the Special Servicer, advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master
Servicer as a Servicing Advance out of the related Custodial Account pursuant to
Section 3.05(a) or Section 3.05A, as applicable. At any time that an Appraisal
Reduction Amount exists with respect to any Required Appraisal Loan, the related
Serviced Loan Combination Controlling Party (in the case of a Serviced Loan
Combination or related REO Property) or the Controlling Class Representative (in
all other cases involving a Serviced Mortgage Loan or an Administered REO
Property), as applicable, may, at its own expense, obtain and deliver to the
Master Servicer, the Special Servicer and the Trustee an appraisal that is reasonably satisfactory to the Special Servicer and satisfies the requirements of a "Required Appraisal", and upon the written

                                      -174-

request of the related Serviced Loan Combination Controlling Party or the
Controlling Class Representative, as applicable, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of the subject Required
Appraisal Loan based on such appraisal delivered by such party and shall notify the Trustee, the Master Servicer, the Controlling Class Representative and, in
the case of a Serviced Loan Combination, the related Serviced Loan Combination
Controlling Party, of such recalculated Appraisal Reduction Amount.

          (b) Notwithstanding any other provision of this Agreement, no
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer
(exercised in accordance with the Servicing Standard), (i) cause such Mortgaged
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by a REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulations section
1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the
Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) from potential liability.

          In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), incident to real property (within the meaning of
     Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which shall be covered by, and be reimbursable as, a
     Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any
     REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee (and, in the case of a Mortgaged Property that secures a Serviced Loan
Combination, on behalf of the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any
Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust
Mortgage Loan Noteholder(s)), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent

                                      -175-

with Section 6.11 and/or Section 6.12, in each case if and as applicable, and the Special Servicer has previously determined (as evidenced by an Officer's
Certificate to such effect delivered to the Trustee (and, in the case of a
Mortgaged Property that secures a Serviced Loan Combination, to the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an
Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which
Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a Mortgaged Property that secures a Serviced Loan
Combination, on behalf of the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance
     Policy) maximize the recovery on the related Serviced Mortgage Loan to the
     Certificateholders (or, if a Serviced Loan Combination is involved, to the
     Certificateholders and the related Serviced Non-Trust Mortgage Loan
     Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan
     Noteholder(s)), as a collective whole, to be performed at the related
     Mortgage Rate(s)) to acquire title to or possession of the Mortgaged
     Property and to take such actions as are necessary to bring the Mortgaged
     Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Mortgage Loan to the Certificateholders (or, if a Serviced
     Loan Combination is involved, to the Certificateholders and the related
     Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Serviced Loan
     Combination is involved, to the Certificateholders and the related Serviced
     Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing
Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the

                                      -176-

preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05(a) or Section 3.05A, as applicable (or, in the case of a Mortgaged Property that secures a Serviced Loan Combination, to the extent the funds in the applicable Loan Combination Custodial Account are insufficient, shall be advanced by the Master Servicer, subject to Section 3.11(h)).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged
Property securing a defaulted Serviced Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a
Serviced Loan Combination is involved, the related Serviced Non-Trust Mortgage
Loan Noteholder(s)), subject to Section 6.11 and/or Section 6.12, in each case if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the Master Servicer, the
Underwriters, the Trustee and, if a Serviced Loan Combination is involved, the related Serviced Non-Trust Mortgage Loan Noteholder(s), monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Specially Serviced Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related
Mortgage on such Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the affected Serviced Mortgage Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

          (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Serviced Mortgage Loan required by Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged Property (other than any Mortgaged Property that secures an Outside Serviced Trust Mortgage Loan) and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged
Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by
Sections 6050H, 6050J and 6050P of the Code.

          (h) As soon as the Special Servicer makes a Final Recovery
Determination with respect to any Specially Serviced Mortgage Loan or
Administered REO Property, it shall promptly notify the Trustee, the Master
Servicer and, if a Serviced Loan Combination is involved, the related Serviced
Non-Trust Mortgage Loan Noteholder(s). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery
Determination (if any) and the basis thereof. Each such Final Recovery
Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Serviced Loan Combination is

                                      -177-

involved, the related Serviced Non-Trust Mortgage Loan Noteholder(s), no later than the seventh Business Day following such Final Recovery Determination.

          SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                        Files.

          (a) Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the
Master Servicer or the Special Servicer shall promptly notify the Trustee and any related Custodian (and, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder) by a certification
(which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Custodial Account pursuant to Section 3.04(a) or
Section 3.04A(a), as applicable, have been or will be so deposited) of a
Servicing Officer (a copy of which certification shall be delivered to the
Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Serviced Non-Trust Mortgage Loan, the original of the
Mortgage Note for such Serviced Non-Trust Mortgage Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related
Custodian to release, the related Mortgage File (and, in the case of a Serviced
Non-Trust Mortgage Loan, the Trustee shall cause the related Serviced Non-Trust
Mortgage Loan Noteholder to release the Mortgage Note for such Serviced
Non-Trust Mortgage Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the
Collection Account or any Custodial Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the Master Servicer or the Special
Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Serviced Non-Trust Mortgage Loan), the
Trustee, upon request of the Master Servicer and receipt from the Master
Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of
Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of a
Serviced Non-Trust Mortgage Loan, the Trustee shall cause the related Serviced
Non-Trust Mortgage Loan Noteholder to release the original of the Mortgage Note for such Non-Trust Mortgage Loan) to the Master Servicer or the Special
Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) to the Trustee or related Custodian (and, if applicable, such original
Mortgage Note for such Serviced Non-Trust Mortgage Loan to the related Serviced
Non-Trust Mortgage Loan Noteholder), or the delivery to the Trustee (and, if applicable, to the related Serviced Non-Trust Mortgage Loan Noteholder) of a certificate of a Servicing Officer of the Special Servicer stating that such
Serviced Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or Section
3.04A(a), as applicable, have been or will be so deposited, or that the related
Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the
Special Servicer, as applicable.

                                      -178-

          (c) Within seven (7) Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) of an exigency) of the Special Servicer's request therefor, the
Trustee shall execute and deliver to the Special Servicer (or the Special
Servicer may execute and deliver in the name of the Trustee (on behalf of the
Certificateholders and, in the case of a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, with respect to any Serviced Mortgage Loan, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the
Master Servicer, the Special Servicer or, if applicable, any Serviced Non-Trust
Mortgage Loan Noteholder. Together with such documents or pleadings, the Special
Servicer shall deliver to the Trustee (and, if applicable, any affected Serviced
Non-Trust Mortgage Loan Noteholder) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the
Certificateholders and, in the case of a Serviced Loan Combination, also on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (d) If from time to time, pursuant to the terms of the related
Co-Lender Agreement and the related Outside Servicing Agreement, and as appropriate for enforcing the terms of any Outside Serviced Trust Mortgage Loan, any related Outside Servicer or the appropriate Non-Trust Mortgage Loan
Noteholder requests delivery to it of the original Mortgage Note for such
Outside Serviced Trust Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for any
Outside Serviced Trust Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation (such as a custodial receipt) as is appropriate to evidence the holding by the related Outside Servicer or the appropriate Non-Trust Mortgage Loan Noteholder as custodian on behalf of and for the benefit of the Trustee.

          SECTION 3.11. Servicing Compensation; Payment of Expenses; Certain
                        Matters Regarding Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Trust
Mortgage Loan, each REO Trust Mortgage Loan, each Serviced Non-Trust Mortgage
Loan and any successor REO Mortgage Loan with respect to a Serviced Non-Trust
Mortgage Loan. As to each such Mortgage Loan and REO Mortgage

                                      -179-

Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any such Mortgage Loan or
REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Mortgage Loan and REO
Revenues allocable as interest on each such REO Mortgage Loan. The Master
Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Mortgage Loan or REO Mortgage Loan out of that portion of related
Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or Section
3.05A, as applicable, and in the case of a Trust Mortgage Loan or an REO Trust
Mortgage Loan, out of such other amounts as may be permitted by Section 3.05(a).
The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

          (b) Additional master servicing compensation, in the form of the items set forth in clauses (i) through (iii) below in this paragraph, shall be retained by the Master Servicer or promptly paid to the Master Servicer by the
Special Servicer and such additional master servicing compensation is not required to be deposited in any Custodial Account: (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment
Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Mortgage Loan (or, in the case of Net Default Charges, any Serviced Trust Mortgage Loan) and accrued during the time that such Serviced Mortgage Loan (or, in the case of Net Default Charges, such Serviced Trust Mortgage Loan) was a Performing Serviced Mortgage Loan (or,
in the case of Net Default Charges, a Performing Serviced Trust Mortgage Loan),
and any Net Default Charges Received by the Trust with respect to an Outside
Serviced Trust Mortgage Loan; (ii) 100% of each modification fee, extension fee or other similar fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver, amendment or encumbrance of the related Mortgaged Property agreed to by the Master Servicer pursuant to Section
3.20(c) or Section 3.08(c), and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Mortgage Loan as contemplated under
Section 3.20; and (iii) with respect to any Performing Serviced Mortgage Loan,
50% of any and all assumption fees, 100% of any and all assumption application fees (or, in the event that (x) the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith, or (y)
the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under
Section 3.08(a) is not approved or is denied and does not occur and, additionally, in the case of (x), (y) and (z), assumption application fees are paid by the Mortgagor in connection therewith, then 50% of such assumption application fees) and other applicable fees actually paid by a Mortgagor in accordance with the related loan documents with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the
Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section
3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a
Mortgagor pursuant to Section 3.08(a). The

                                      -180-

Master Servicer shall also be entitled to additional master servicing compensation in the form of (i) Prepayment Interest Excesses Received by the
Trust with respect to the Trust Mortgage Loans; (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b)
(but only to the extent of the Net Investment Earnings, if any, with respect to such account for each related Investment Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the
Net Investment Earnings, if any, with respect to each such account for each related Investment Period).

          The parties hereto acknowledge that, with regard to each Outside
Serviced Trust Mortgage Loan, as and to the extent provided in the related
Outside Servicing Agreement and/or the related Co-Lender Agreement, as applicable, amounts in the nature of the foregoing may be payable to one of the related Outside Servicers, and there can be no assurance that any related
Prepayment Interest Excesses and/or Default Charges shall be Received by the
Trust with respect to an Outside Serviced Trust Mortgage Loan.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property. With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO Property, the
Special Servicing Fee shall: (i) accrue from time to time at the Special
Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO
Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a
Principal Prepayment in full or other Liquidation Event shall occur with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due
Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of
30 days); provided that the Special Servicing Fee with respect to each Specially
Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property (or, in the case of each Serviced Loan Combination in the event they constitute Specially Serviced Mortgage Loans or REO Mortgage
Loans, with respect to the entire Serviced Loan Combination), shall not be less than $4,000 for any one-month period during which such Special Servicing Fee accrues (or, in those cases where such Special Servicing Fee is accruing for a partial period of less than one month, shall not be less than the prorated portion of such $4,000 amount). The Special Servicing Fee with respect to any
Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a
Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees in respect of
Specially Serviced Trust Mortgage Loans and, to the extent they relate to
Administered REO Properties, REO Trust Mortgage Loans shall be payable monthly out of general collections on the Mortgage Pool on deposit in the Pool Custodial
Account, to the extent permitted by Section 3.05(a). In addition, earned but unpaid Special Servicing Fees in respect of a Serviced Loan Combination consisting of Specially Serviced Mortgage Loans or REO Mortgage Loans shall be payable out of collections on such Loan Combination on deposit in the applicable
Loan Combination Custodial Account, to the extent permitted pursuant to Section
3.05A and the related Co-Lender Agreement.

                                      -181-

          As further compensation for its services hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan. As to each Corrected Mortgage Loan, subject to the second following paragraph, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate, to all collections of principal, interest (other than any Default Interest, Additional Interest and
Excess Defeasance Deposit Proceeds), Prepayment Premiums and/or Yield
Maintenance Charges received on the subject Serviced Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with a Permitted Purchase, or out of any Loss of Value Payments,
Insurance Proceeds or Condemnation Proceeds. The Workout Fee with respect to any
Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged
Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Serviced Mortgage Loan again becomes a
Corrected Mortgage Loan. If the Special Servicer is terminated or removed (other than for cause) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all
Workout Fees (and the successor Special Servicer (including the Trustee if it is the successor Special Servicer as provided in the first paragraph of Section
7.02) shall not be entitled to any portion of such Workout Fees) that are payable in respect of:

               (i) each Mortgage Loan that became a Corrected Mortgage Loan during the period that the terminated, removed or resigning Special
     Servicer acted as Special Servicer and was still such at the time of such termination, removal or resignation; and

               (ii) each Mortgage Loan that would have been a "Corrected
     Mortgage Loan" at the time of such termination, removal or resignation but for the payment (in accordance with clause (w) of the definition of
     "Specially Serviced Mortgage Loan") by the related Mortgagor of the three consecutive full and timely Monthly Payments under the terms of such
     Serviced Mortgage Loan (as such terms may have been changed or modified in connection with a bankruptcy or similar proceeding involving the related
     Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), but only if such three consecutive full and timely Monthly Payments are in fact made within three months of such termination, removal or resignation;

in each case until the Workout Fee for any such Serviced Mortgage Loan ceases to be payable in accordance with the preceding sentence.

          As further compensation for its activities hereunder, the Special
Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which it receives a full, partial or discounted payoff and, subject to the provisos to the next sentence, each
Specially Serviced Mortgage Loan and Administered REO Property as to which it receives Net Liquidation Proceeds. As to each such Specially Serviced Mortgage
Loan or Administered REO Property, subject to the following paragraph, the
Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or such
Net Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest and/or Additional Interest); provided that no
Liquidation Fee shall be payable (i) with respect to any Specially Serviced
Mortgage Loan that becomes a Corrected Mortgage Loan or (ii) from,

                                      -182-

or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any Specially Serviced Trust Mortgage Loan by a Purchase Option
Holder pursuant to Section 3.18, by the Special Servicer, a Controlling Class
Certificateholder, the Master Servicer, the Depositor or Lehman Brothers
pursuant to Section 9.01, by a Non-Trust Mortgage Loan Noteholder or its
designee pursuant to the related Co-Lender Agreement (unless such purchase occurs after the expiration of 60 days from the date such Non-Trust Mortgage
Loan Noteholder's right to purchase such Specially Serviced Trust Mortgage Loan arose under such Co-Lender Agreement and such Liquidation Fee is actually paid), by the Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage
Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in
connection with a Material Document Defect or a Material Breach (in either such case, prior to the expiration of the Seller/Depositor Resolution Period), by the
Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage Loan
Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in
connection with the defeasance of an Early Defeasance Trust Mortgage Loan prior to the second anniversary of the Closing Date, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement (unless, to the extent permitted under the related intercreditor agreement, such purchase occurs after the expiration of 60 days from the date such mezzanine lender's right to purchase such defaulted Mortgage Loan arose under such intercreditor agreement and such Liquidation Fee is actually paid; provided that, if the Master Servicer or Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Trust Mortgage Loan of mezzanine financing in accordance with the related loan documents and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard) shall require the related mezzanine lender to pay a
Liquidation Fee in connection with any purchase right that arises upon a
Mortgage Loan default in the event such purchase occurs after the expiration of
60 days from the date the right to purchase arises under such mezzanine intercreditor agreement) or (iii) from, or based upon the receipt or application of, Loss of Value Payments; and provided, further, that, in connection with any purchase by the Depositor pursuant to Section 2.03 or the UBS Mortgage Loan
Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in
connection with a Material Document Defect or a Material Breach (in either case, subsequent to the expiration of the Seller/Depositor Resolution Period), the
Liquidation Fee shall equal 1% of the Stated Principal Balance of the repurchased Trust Mortgage Loan (or, if an REO Property is being repurchased, 1%
of the Stated Principal Balance of the related REO Trust Mortgage Loan).

          Notwithstanding the foregoing, any Workout Fee and/or Liquidation Fee payable in accordance with the two preceding paragraphs with respect to Mortgage
Loans or REO Mortgage Loans that comprise a Serviced Loan Combination shall be paid from collections received on such Loan Combination on deposit in the applicable Loan Combination Custodial Account, to the extent permitted pursuant to Section 3.05A and the related Co-Lender Agreement.

          Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds with respect to such Mortgage Loan.

                                      -183-

          Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation
Fees with respect to any Mortgage Loan or REO Mortgage Loan or comparable deemed mortgage loan comprising an Outside Serviced Loan Combination.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          (d) Additional special servicing compensation in the form of the items set forth below in clauses (i) through (v) below shall be retained by the
Special Servicer or promptly paid to the Special Servicer by the Master
Servicer, as the case may be, and shall not be required to be deposited in any
Custodial Account pursuant to Section 3.04(a) or Section 3.04A(a): (i) Net
Default Charges actually collected with respect to any Serviced Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto that accrued while the subject loan was a Specially Serviced Trust Mortgage Loan or an REO
Trust Mortgage Loan; (ii) with respect to any Specially Serviced Mortgage Loan,
100% of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a
Serviced Loan Combination, on behalf of the Trust and the related Serviced
Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(b) or paid by a
Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to
Section 3.08(b); (iii) with respect to any Performing Serviced Mortgage Loan,
50% of any and all assumption fees actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a); (iv) with respect to any Performing Serviced
Mortgage Loan, in the event that (x) the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith or
(y) the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under
Section 3.08(a) is not approved or is denied and does not occur and, additionally, in the case of (x), (y) and (z), assumption application fees are paid by the Mortgagor in connection therewith, then 50% of such assumption application fees; and (v) any and all modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Mortgage Loans that are not otherwise payable to the Master Servicer as additional master servicing compensation pursuant to Section 3.11(b). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment
Earnings, if any, with respect to such account for each related Investment
Period).

          (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy or the standby fee or similar premium for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial
Accounts or, in the case of the Special Servicer, any of the REO

                                      -184-

Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this
Agreement.

          (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or
Special Servicer, as the case may be, give written notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Servicing
Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three (3) Business Days after such notice is given to the
Master Servicer or the Special Servicer, as the case may be, then (subject to
Section 3.11(h)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.11(h)) the Fiscal Agent shall make such Servicing
Advance within one (1) Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

          (g) The Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent shall each be entitled to receive interest at the Reimbursement
Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such
Servicing Advance is outstanding, such interest to be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such
Servicing Advance relates (provided that such Default Charges will only be applied to pay interest accrued on such Servicing Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Trust Mortgage Loans and REO Trust Mortgage Loans on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Serviced Loan Combination or any related Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section 3.05A and the related Co-Lender Agreement. The Master Servicer shall reimburse itself, the
Special Servicer, the Trustee or the Fiscal Agent, as appropriate, in accordance with Section 3.03, Section 3.05(a) or Section 3.05A, as applicable, for any
Servicing Advance as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made Servicing Advance is a
Nonrecoverable Servicing Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such
Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class
Representative) and the unreimbursed portion of such Servicing Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable Servicing Advance over time, or not to do so, benefits some
Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer, or a
breach of any fiduciary duty owed to the Certificateholders by the Trustee or the Fiscal Agent, or a breach of any other contractual obligation owed to the
Certificateholders by any party to this Agreement.

                                      -185-

          (h) Notwithstanding anything herein to the contrary, none of the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Master
Servicer or the Special Servicer that it has made (or, in the case of the
Special Servicer, that the Master Servicer has, with respect to a Specially
Serviced Mortgage Loan or an REO Property, made) a Nonrecoverable Servicing
Advance or that any proposed Servicing Advance, if made, would constitute a
Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing
Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, in the case of a Servicing Advance with respect to a Serviced Loan Combination, the related Non-Trust Mortgage Loan
Noteholder(s)), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.18 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal
Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related
Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master
Servicer shall so notify the Special Servicer and consult with the Special
Servicer regarding such appraisal. In determining whether any Servicing Advance constitutes a Nonrecoverable Servicing Advance, the Master Servicer and the
Special Servicer shall each be entitled to consider (among other things) only the obligations of the related Mortgagor under the terms of the related Mortgage
Loan (as such terms may have been modified), to consider (among other things)
the related Mortgaged Property in its "as is" or then current condition and occupancies, as modified by such party's reasonable assumptions regarding the possibility and effects of future adverse change with respect to the related
Mortgaged Property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, the Master Servicer or the Special Servicer may update or change its recoverability determination at any time with respect to any
Servicing Advance, and the Master Servicer may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for purposes of determining whether a
Servicing Advance is a Nonrecoverable Servicing Advance. The Trustee and the
Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Servicing Advance; provided, however, that if the
Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special
Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable
Advance, the Trustee or the Fiscal Agent, as applicable, shall make such
Servicing Advance within the time periods required by Section 3.11(f) unless the
Trustee or the Fiscal Agent, in good faith, makes a determination that such
Servicing Advance would be a Nonrecoverable Advance.

          (i) Notwithstanding anything set forth herein to the contrary, the
Master Servicer shall (at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an Administered REO Property is involved) pay directly out of the Pool Custodial Account and/or (if a Serviced Loan Combination is
involved) the related Loan Combination Custodial Account, in accordance with
Section 3.05(a) or Section 3.05A, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a
Nonrecoverable Servicing Advance; provided that the Master

                                      -186-

Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an
Administered REO Property is involved) has determined in accordance with the
Servicing Standard that making such payment, in the case of withdrawals from a
Loan Combination Custodial Account, is in the best interests of the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole), or, in the case of withdrawals from the
Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class
Representative and any affected Serviced Non-Trust Mortgage Loan Noteholder(s), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination.
A copy of any such Officer's Certificate (and accompanying information) of the
Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the
Special Servicer shall also be promptly delivered to the Master Servicer. The
Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

          SECTION 3.12. Property Inspections; Collection of Financial
                        Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of the Mortgaged Property securing a Serviced Mortgage Loan as soon as practicable after such Serviced Mortgage Loan becomes a Specially
Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the
Administered REO Properties at least once per calendar year, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. Beginning in 2006, the Master
Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Mortgage
Loan: (i) at least once every two calendar years in the case of Mortgaged
Properties securing Performing Serviced Mortgage Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of)
$2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided that, the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged
Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The Master Servicer and the
Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee, the related Serviced Non-Trust Mortgage Loan Noteholder(s) (if the subject Mortgaged Property secures a Serviced Loan Combination) and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii)
any change in the condition or value of the Mortgaged Property that the Master
Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged
Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the
Controlling Class Representative upon request, subject to payment of a reasonable fee.

                                      -187-

          The Special Servicer, in the case of each Specially Serviced Mortgage
Loan and each REO Mortgage Loan that relates to an Administered REO Property, and the Master Servicer, in the case of each Performing Serviced Mortgage Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The
Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master
Servicer. The Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it (including pursuant to the preceding sentence) to the Trustee, the Special Servicer, any related Serviced
Non-Trust Mortgage Loan Noteholder(s) (if the subject Mortgaged Property secures a Serviced Loan Combination) or any Controlling Class Certificateholder, in each case upon request.

          Within 30 days after receipt by the Master Servicer or Special
Servicer, as applicable, of any annual operating statements with respect to any
Mortgaged Property (other than a Mortgaged Property that secures an Outside
Serviced Loan Combination) or Administered REO Property, the Master Servicer
(with respect to a Mortgaged Property that secures a Performing Serviced
Mortgage Loan) and the Special Servicer (with respect to a Mortgaged Property that secures a Specially Serviced Mortgage Loan or with respect to an
Administered REO Property) shall prepare or update and forward to the Trustee a
CMSA NOI Adjustment Worksheet for such Mortgaged Property or Administered REO
Property (with, upon request, the annual operating statements attached thereto as an exhibit).

          The Master Servicer, with respect to a Mortgaged Property that secures a Performing Serviced Mortgage Loan, and the Special Servicer, with respect to a
Mortgaged Property that secures a Specially Serviced Mortgage Loan or with respect to an Administered REO Property, shall prepare and maintain one CMSA
Operating Statement Analysis Report for each such Mortgaged Property and
Administered REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may
be. The Master Servicer or Special Servicer, as applicable, shall use the
"Normalized" column from the CMSA NOI Adjustment Worksheet for any Mortgaged
Property or REO Property, as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement
Analysis Report and shall use any annual operating statements and related data fields received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property.
Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets (as well as any comparable items received with respect to an Outside
Serviced Trust Mortgage Loan or any related REO Property) are to be forwarded by the Master Servicer or the Special Servicer, as applicable, to each other, the
Trustee and any Controlling Class Certificateholder, in each case upon request.

          (b) Not later than 12:00 p.m. (New York City time) on the Business Day after each Trust Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the
Specially Serviced Trust Mortgage Loans and any Administered REO Properties and,
to the extent that the subject information relates to when they were Specially
Serviced Trust Mortgage Loans, with respect to any Corrected Trust Mortgage
Loans, providing the required information as of the related Determination Date:
(A) a CMSA Property File; (B) a CMSA Comparative Financial Status Report; (C) a
CMSA Delinquent Loan Status Report; (D) a

                                      -188-

Loan Payoff Notification Report; (E) a CMSA Historical Liquidation Report; (F) a
CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (G) a
CMSA REO Status Report.

          (c) Not later than 1:00 p.m. (New York City time) on the second
Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee and, upon request, to the Depositor, the Underwriters and the
Special Servicer, by electronic transmission (or in such other form to which the
Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Trust Mortgage Loans and any REO Trust Mortgage
Loans as of the related Determination Date (or, in the case of an Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as of the end of the related Underlying Collection Period). Not later than 2:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical
Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the most recent CMSA Property File, CMSA
Financial File, CMSA Loan Setup File (if modified), CMSA Loan Level Reserve/LOC
Report, CMSA Delinquent Loan Status Report, CMSA Comparative Financial Status
Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (iii) a CMSA Servicer
Watch List with information that is current as of the related Determination Date with respect to each subject Trust Mortgage Loan; and (iv) a CMSA Advance
Recovery Report providing the required information for the Trust Mortgage Loans and any REO Trust Mortgage Loans as of the related Determination Date (or, in the case of an Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, as of the end of the related Underlying
Collection Period). The Master Servicer shall incorporate in the foregoing reports referred to above in this Section 3.12(c) any information and reports received (by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the related Outside Servicing Agreement) from the applicable Outside Servicer with respect to each Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          (d) If the Master Servicer or the Special Servicer determines, in its reasonable judgment, that information regarding the Trust Mortgage Loans and REO
Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then the Master Servicer or, solely as to Specially
Serviced Mortgage Loans and Administered REO Properties, the Special Servicer,
shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the Trustee and the Master Servicer and, if applicable, the Special Servicer (the "Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of the Master Servicer's reports described in Section 3.12(c).

          In addition, during any fiscal year of the Trust until the Trustee provides written notice that it has filed a Form 15 with respect to the Trust as to that fiscal year in accordance with Section 8.15(c), each of the Master
Servicer (solely with respect to Performing Serviced Mortgage Loans) and

                                      -189-

the Special Servicer (solely with respect to Specially Serviced Mortgage Loans and Administered REO Properties and any material impairment to any such Mortgage
Loan or REO Property), shall monitor for the occurrence of any events specified under Section 8.15(b) and (to the extent the Master Servicer or the Special
Servicer, as applicable, has actual knowledge of, or should (in performing its obligations in accordance with the Servicing Standard) have actual knowledge of, any such event) shall promptly, but not later than one Business Day after obtaining knowledge of such event, so notify the Trustee and the Depositor, set forth such information in a Supplemental Report, and deliver such report to the
Trustee upon preparation thereof.

          (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master
Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder the reports set forth in Section 3.12(c)
in an electronic format reasonably acceptable to the Master Servicer and the
Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b)
and, with respect to an Outside Serviced Trust Mortgage Loan or an Outside
Administered REO Property, by a related Outside Servicer pursuant to the related
Outside Servicing Agreement. The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer, and the
Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.12(c), if and to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) or by an
Outside Servicer pursuant to an Outside Servicing Agreement, or if and to the extent such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or by an Outside Servicer pursuant to an Outside
Servicing Agreement, then, so long as the Master Servicer and the party required to provide the subject reports are not the same Person or Affiliates, the Master
Servicer shall have no obligation to provide such information or reports to the
Trustee until it has received such information or reports from the Special
Servicer or the relevant Outside Servicer, as applicable. The Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) of this Agreement, or by an
Outside Servicer's failure to provide any report required to be provided to the holder of the related Outside Serviced Trust Mortgage Loan pursuant to the related Outside Servicing Agreement or the related Co-Lender Agreement, as applicable.

          (f) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

          SECTION 3.12A. Preparation and Delivery of Certain Statements and
                         Reports to the Serviced Non-Trust Mortgage Loan
                         Noteholders.

          (a) The Master Servicer shall promptly deliver to each Serviced
Non-Trust Mortgage Loan Noteholder: (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA

                                      -190-

Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to Section 3.12 with respect to the Mortgaged Property securing the related Serviced Loan Combination.

          (b) If the Mortgage Loans forming a Serviced Loan Combination constitute Specially Serviced Mortgage Loans, or if a Mortgaged Property
securing a Serviced Loan Combination has become an REO Property, then each calendar month, not later than 12:00 p.m. (New York City time) on the Business
Day after the applicable Loan Combination Determination Date in such month, the
Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to such Serviced Loan Combination and/or the related Mortgaged Property, providing the required information as of such Loan
Combination Determination Date: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial
Status Report (or similar report satisfactory to the Master Servicer). If the
Mortgage Loans forming a Serviced Loan Combination constitute Specially Serviced
Mortgage Loans, or if a Mortgaged Property securing a Serviced Loan Combination has become an REO Property, then each calendar month, not later than 10:00 a.m.
(New York City time) on the second Business Day prior to the applicable Loan
Combination Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to such Serviced Loan
Combination and/or the related Mortgaged Property: (i) a CMSA Delinquent Loan
Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical
Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected
Mortgage Loan Report; and (v) a CMSA REO Status Report.

          (c) Prior to 12:00 noon (New York City time) on each applicable Master
Servicer Remittance Date, the Master Servicer shall, with respect to each
Serviced Loan Combination, prepare all Loan Combination Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special
Servicer pursuant to Section 3.12A(b). The Master Servicer shall also include on one of such reports updated information as of the applicable Loan Combination
Determination Date regarding the amount of accrued and unpaid interest on
Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer
may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to a Serviced Non-Trust Mortgage
Loan Noteholder pursuant to Section 3.12A(f), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12A(b), so long as the Master
Servicer and the Special Servicer are not the same Person or Affiliates, the
Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12A(f) caused by the Special
Servicer's failure to timely provide any report required under Section 3.12A(b)
of this Agreement.

          (e) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

                                      -191-

          (f) Not later than 12:00 noon (New York City time) on each related
Master Servicer Remittance Date, the Master Servicer shall forward to the related Non-Trust Mortgage Loan Noteholder(s) all related Loan Combination
Servicing Reports prepared with respect to each Serviced Loan Combination, pursuant to this Section 3.12A, during the calendar month in which such Master
Servicer Remittance Date occurs.

          (g) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.12A(f) to the extent it receives the necessary underlying information from the Special
Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information.
Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special
Servicer to disseminate information for such reason shall not be a breach hereunder.

          Absent manifest error of which it has actual knowledge, neither the
Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage
Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the
Special Servicer, as applicable, pursuant to this Agreement. Neither the Master
Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage
Loan Seller, a third party or each other.

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each Serviced
Non-Trust Mortgage Loan Noteholder and each other, on or before April 30 of each year, beginning in 2006 (or, as to any such year, such earlier date as is contemplated by the last sentence of this Section 3.13), an Officer's
Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the
Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing
Date to December 31, 2005, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or the Grantor Trust (if created hereunder taking into account Section 2.05(b)) as a grantor trust, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof).
Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor or any other party hereto is required to file an Annual Report on Form 10-K with the Commission in respect of the Trust covering any particular calendar year, or (if applicable)
any other depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust is required to file an
Annual Report on Form 10-K with the Commission in connection with the securitization of any Serviced Non-Trust

                                      -192-

Mortgage Loan covering any particular calendar year, then the Annual Performance
Certification to be delivered by each of the Master Servicer and the Special
Servicer during the following year, shall be delivered on or before March 20 of such following year to the Depositor, each Serviced Non-Trust Mortgage Loan
Noteholder and any such depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust, as applicable; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file an Annual Report on Form 10-K with the
Commission in respect of the Trust covering calendar year 2005.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before April 30 of each year, beginning in 2006 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement
(the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the
Depositor, the Underwriters, each Serviced Non-Trust Mortgage Loan Noteholder and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master
Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single
Attestation Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants,
such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file an Annual Report on
Form 10-K with the Commission in respect of the Trust covering any particular calendar year, or (if applicable) any other depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust is required to file an Annual Report on Form 10-K with the Commission in connection with the securitization of any Serviced Non-Trust Mortgage Loan covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year shall be delivered to the Depositor, the Trustee, each
Serviced Non-Trust Mortgage Loan Noteholder and any such depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust, as applicable, on or before March 20 of such following year and shall not contain any restrictions on the filing thereof with the
Commission with respect to calendar year 2005; and the Master Servicer and the
Special Servicer are hereby notified that the Depositor is required to file an
Annual Report on Form 10-K (including the foregoing Annual Accountants' Report)
with the Commission in respect of the Trust covering calendar year 2005. In the event the Trustee does not receive the Annual Accountants' Report from the
Master Servicer or the Special Servicer, as applicable, by March 20th of any year during which an Annual Report on Form 10-K is required to be filed with the
Commission with respect to the Trust, then the Trustee shall forward a Servicer
Notice to the Master

                                      -193-

Servicer or the Special Servicer, as the case may be, and the Depositor within one (1) Business Day of such failure. For the purposes of the preceding sentence of this Section 3.14 and Section 7.01(v)(B) of this Agreement, a "Servicer
Notice" shall constitute either any writing forwarded to such party or, solely in the case of the Master Servicer, notwithstanding the provisions of Section
11.05, e-mail notice which shall be forwarded to all of the following e-mail addresses: recmcres.compliance@wachovia.com; clyde.alexander@wachovia.com; and
lars.carlsten@wachovia.com, or such other e-mail addresses as are provided in writing by the Master Servicer to the Trustee and the Depositor; provided that any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to the Master Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of Section 7.01(v)(B).

          The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the
Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

          SECTION 3.15. Access to Certain Information.

          (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any
Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder and any
Certificate Owner (identified as such to the reasonable satisfaction of the
Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special
Servicer, as the case may be) or any Serviced Non-Trust Mortgage Loan
Noteholder, access to any records regarding the Serviced Mortgage Loans and the servicing thereof within its control (which access shall be limited, in the case of any Serviced Non-Trust Mortgage Loan Noteholder or any regulatory authority seeking such access in respect of a Serviced Non-Trust Mortgage Loan Noteholder, to records relating to the related Serviced Non-Trust Mortgage Loan), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Serviced Non-Trust Mortgage
Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master
Servicer or the Special Servicer, as the case may be, designated by it.

          In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, a
Serviced Non-Trust Mortgage Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or a Serviced
Non-Trust Mortgage Loan Noteholder, the Master Servicer and the Special Servicer
each may require payment from such Certificateholder, a Certificate Owner or a
Serviced Non-Trust Mortgage Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing
Certificateholders and Certificate Owners

                                      -194-

access to the information described in the preceding paragraph, the Master
Servicer and the Special Servicer shall require (prior to affording such access)
a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special
Servicer, as the case may be, generally to the effect that such Person is a
Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          Upon the reasonable request of any Certificateholder, or any
Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner)
copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of
Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          (b) No less often than on a monthly basis, upon reasonable prior notice and during normal business hours, each of the Master Servicer and the
Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions (if and to the extent the Master Servicer or the
Special Servicer, as the case may be, is responsible (or, in the case of the
Special Servicer, would be responsible upon the occurrence of a Servicing
Transfer Event) for the servicing thereof) from the following parties: (i) the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or the REO Properties; and (ii) the related Serviced Loan
Combination Controlling Party regarding the performance and servicing of each
Serviced Loan Combination and/or any related REO Property. Except as provided in the following sentence, in connection with providing the Controlling Class
Representative with the information described in the preceding sentence, the
Master Servicer and the Special Servicer shall require (prior to providing such information for the first time to such Controlling Class Representative) a
Controlling Class Representative Confirmation (as defined in Section 6.09(b)), generally to the effect that such Person will keep any information received by it from time to time pursuant to this Agreement confidential (other than with respect to communications with the Controlling Class). In the case of the initial Controlling Class Representative, upon its or an Affiliate's acquisition of the Class T Certificates, such entity shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law, and such initial Controlling Class Representative shall be deemed to have made such agreement without delivery of the Controlling Class Representative Confirmation.

          SECTION 3.16. Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property (other than a Mortgaged
Property that secures an Outside Serviced Loan Combination) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust
Mortgage Loan Noteholder(s). If, pursuant to Section 3.09(b), the Special
Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more Administered REO Properties pursuant to this Agreement, then (subject to the interests of any affected Serviced
Non-Trust Mortgage Loan Noteholder), the deed or certificate of sale with respect to any such Administered REO Property shall be

                                      -195-

issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special
Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable Administered REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

          The Special Servicer, on behalf of the Trust Fund and, in the case of any Administered REO Property that relates to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), shall sell any
Administered REO Property by the end of the third calendar year following the calendar year in which the applicable REMIC Pool acquires ownership of such REO
Property for purposes of Section 860G(a)(8) of the Code, unless the Special
Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of
Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer,
to the effect that the holding by the applicable REMIC Pool of such Administered
REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section
860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special
Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be.
Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing
Advance.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than a Mortgaged Property that secures a Loan Combination), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any REO Property that relates to a Loan Combination). If such REO
Acquisition occurs with respect to the Mortgaged Property that secures any
Serviced Loan Combination, then the Special Servicer shall establish one or more accounts solely with respect to such property (the related "Loan Combination REO
Account"), to be held for the benefit of the Certificateholders and the related
Serviced Non-Trust Mortgage Loan Noteholder(s). The Pool REO Account and each
Loan Combination REO Account shall each be an Eligible Account. The Special
Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds received in respect of any Administered REO Property. Funds in an REO Account (other than any such funds representing Additional Interest)
may be invested in Permitted Investments in accordance with Section 3.06. The
Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with
Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any related
Investment Period). The Special

                                      -196-

Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Serviced
Non-Trust Mortgage Loan Noteholder(s) of the location of any Loan Combination
REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On the Business
Day following each Trust Determination Date, the Special Servicer shall withdraw from any Pool REO Account and deposit into the Pool Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the
Master Servicer for deposit into the Pool Custodial Account) the aggregate of all amounts received in respect of each Administered REO Property (other than any Administered REO Property relating to a Serviced Loan Combination) during the Trust Collection Period ending on such Trust Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence and, further, net of any reserves to be maintained in the Pool REO Account in accordance with the last sentence of this Section 3.16(c). On the Business Day following each related Loan Combination Determination Date, the Special Servicer
shall withdraw from the Loan Combination REO Account related to any Serviced
Loan Combination and deposit into the Loan Combination Custodial Account that relates to such Serviced Loan Combination (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into such Loan Combination Custodial Account) the aggregate of all amounts received in respect of any Administered REO Property that relates to such Serviced Loan
Combination during the related Loan Combination Collection Period ending on such related Loan Combination Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence and, further, net of any reserves to be maintained in the related Loan Combination REO Account in accordance with the last sentence of this Section 3.16(c). Notwithstanding the foregoing, the Special Servicer may retain in the related REO Account such portion of proceeds and collections in respect of any Administered REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property
(including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any Outside Administered REO Property.

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition by it of title to a Mortgaged Property
(other than a Mortgaged Property that secures an Outside Serviced Loan
Combination), the Special Servicer shall review the operation of such Mortgaged
Property and determine the nature of the income that would be

                                      -197-

derived from such property if it were acquired by the Trust Fund. If the Special
Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged
     Property would be subject to tax as "net income from foreclosure property"
     within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO
     Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special
     Servicer, it is commercially reasonable) acquire such Mortgaged Property as
     REO Property and so lease or operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as
     REO Property without the Trust Fund incurring or possibly incurring an REO
     Tax on income from such property, the Special Servicer shall deliver to the
     Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special
     Servicer, the Tax Administrator shall advise the Special Servicer of the
     Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the
     Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO
     Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

          The Special Servicer's decision as to how each Administered REO
Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special
Servicer as to which means would be in the best interest of the
Certificateholders (and, in the case of any Administered REO Property related to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), as a collective whole, by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received with respect to such property without materially impairing the Special
Servicer's ability to promptly sell such property for a fair price. In connection with performing their respective duties under this Section 3.17(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

          (b) If title to any Administered REO Property is acquired, the Special
Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and,

                                      -198-

in the case of any Administered REO Property related to a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of
Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an
Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO
Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO
     Property;

               (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

          To the extent that amounts on deposit in the related REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master
Servicer shall, at the direction of the Special Servicer, make Servicing
Advances in such amounts as are necessary for such purposes unless the Master
Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master
Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any Administered REO Property:

               (i) enter into, renew or extend any New Lease with respect to such Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on such Administered
     REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related
     Serviced Mortgage Loan became imminent, all within the meaning of Section
     856(e)(4)(B) of the Code; or

                                      -199-

               (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate such Administered REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such Administered REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by a REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (d) The Special Servicer may contract with any Independent Contractor for the operation and management of any Administered REO Property; provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund and, in the case of any Administered REO
     Property that relates to a Serviced Loan Combination, the related Serviced
     Non-Trust Mortgage Loan Noteholder(s)) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, (A) pay out of related REO
     Revenues all costs and expenses incurred in connection with the operation and management of such Administered REO Property, including those listed in
     Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such Administered REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such Administered REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
     Administered REO Property.

          (e) The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

                                      -200-

          (f) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any Outside Administered REO Property.

          SECTION 3.18. Sale of Trust Mortgage Loans and Administered REO
                        Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or
Administered REO Property only in connection with a Permitted Purchase of such
Trust Mortgage Loan or Administered REO Property, as the case may be, and/or in connection with a sale of such Administered REO Property in accordance with this
Section 3.18.

          (b) Within five (5) Business Days after any Trust Mortgage Loan has become a Specially Serviced Trust Mortgage Loan, the Special Servicer shall give notice of such event to the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (if such Trust Mortgage Loan is part of a Serviced Loan
Combination), each Holder of a Certificate of the Controlling Class and the
Trustee. The Special Servicer, any single Certificateholder or any group of
Certificateholders entitled to a majority of the Voting Rights allocated to the
Controlling Class and any assignees of the foregoing parties (collectively, the
"Purchase Option Holders") shall each have the option to purchase such Specially
Serviced Trust Mortgage Loan at a cash price that is at least equal to the
Purchase Price; provided that a material default exists with respect to such
Specially Serviced Trust Mortgage Loan. The Special Servicer shall accept the first offer by a Purchase Option Holder that is at least equal to the Purchase
Price for the subject Trust Mortgage Loan.

          (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Trust Mortgage Loan as described in subsection
(b) above, then each Purchase Option Holder will also have the option to purchase that Specially Serviced Trust Mortgage Loan at a price equal to the fair value (the "FV Price") of such Specially Serviced Trust Mortgage Loan;
provided that a material default exists with respect to such Specially Serviced
Trust Mortgage Loan. Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Trust Mortgage Loan as to which a material default exists at a price that is below the Purchase Price, the Special
Servicer shall promptly obtain an MAI appraisal of the related Mortgaged
Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal).
Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price for the subject Specially Serviced Trust Mortgage Loan in accordance with the Servicing Standard and the provisions of subsection (i)
below. Promptly after determining such FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder.

          (d) If the Special Servicer determines that it is willing, or another
Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Trust Mortgage Loan as to which a material default exists (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), then the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten (10)
Business Day period following such notice. At the conclusion of the above-described ten (10) Business Day period, the Special Servicer shall accept the highest bid received from any Purchase

                                      -201-

Option Holder that is at least equal to the FV Price for the subject Specially
Serviced Trust Mortgage Loan.

          (e) If the Special Servicer accepts the bid of any Purchase Option
Holder, such Purchase Option Holder shall be required to purchase the subject
Specially Serviced Trust Mortgage Loan within ten (10) Business Days of receipt of notice of such acceptance.

          (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of 120 days from its determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV
Price, the Special Servicer shall within 45 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an
FV Bid) and repeat the notice and bidding procedure provided in subsection (d)
above until the purchase option terminates under subsection (j) below.

          (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Trust Mortgage Loan is the Special Servicer or an
Affiliate thereof, the Trustee shall verify that the FV Price of such Trust
Mortgage Loan is at least equal to the fair value of such Trust Mortgage Loan.
In conducting such verification, the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify such FV Price and/or the opinion of an
Independent expert in real estate matters (including the Master Servicer) with at least five years' experience in valuing or investing in loans, similar to the subject Specially Serviced Trust Mortgage Loan, that has been selected by the
Trustee with reasonable care at the expense of the Trust Fund.

          (h) Any Purchase Option Holder may, once such purchase option is exercisable pursuant to this Section 3.18, assign its purchase option with respect to any Specially Serviced Trust Mortgage Loan to a third party other than the related Mortgagor or, if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any Affiliate of the related Mortgagor; and, upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special
Servicer. Any Purchase Option Holder that acquires, pursuant to this Section
3.18, a Trust Mortgage Loan that is part of a Loan Combination must satisfy the requirements for an acceptable transferee under the related Co-Lender Agreement.

          (i) In determining the FV Price for any Specially Serviced Trust
Mortgage Loan under this Section 3.18, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this
Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially
Serviced Trust Mortgage Loan; the period and amount of any delinquency on the subject Specially Serviced Trust Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Trust Mortgage Loan if the
Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

                                      -202-

          (j) The purchase option for any Specially Serviced Trust Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of such Specially Serviced Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the Special Servicer has accepted a FV Bid (although the purchase option shall resume if the Person that submitted that FV Bid does not complete the purchase of the subject Specially
Serviced Trust Mortgage within the time period provided for under Section
3.18(e)), (ii) such Specially Serviced Trust Mortgage Loan has become a
Corrected Mortgage Loan or is otherwise no longer in material default, (iii) the related Mortgaged Property has become an REO Property, (iv) a Final Recovery
Determination has been made with respect to such Specially Serviced Mortgage
Loan or (v) the subject Specially Serviced Trust Mortgage Loan has been removed from the Trust Fund.

          (k) Notwithstanding anything herein to the contrary, if and for so long as an Outside Serviced Trust Mortgage Loan constitutes a "Specially
Serviced Mortgage Loan" (or the equivalent) under the related Outside Servicing
Agreement as to which there exists a material default, then such Outside
Serviced Trust Mortgage Loan shall be deemed a "Specially Serviced Trust
Mortgage Loan" for purposes of, and be subject to the purchase options contemplated by, Sections 3.18(b) through 3.18(j); provided that the FV Bid may be calculated based upon, among other things, appraisals and other information obtained from the related Outside Servicers under the related Outside Servicing
Agreement.

          (l) Until such time as a FV Bid is accepted with respect to any
Specially Serviced Trust Mortgage Loan, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to such
Specially Serviced Trust Mortgage Loan in accordance with the Servicing
Standard.

          (m) Any Specially Serviced Trust Mortgage Loan that is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to any cure and/or purchase rights of any holder of a related mezzanine loan in connection with a Mortgage Loan default as set forth in the related intercreditor agreement. Further, any Trust Mortgage Loan that is part of a Loan
Combination and is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to any cure and/or purchase rights of the related Serviced Non-Trust Mortgage Loan Noteholder(s) provided for under the related Co-Lender Agreement.

          (n) The Special Servicer shall use its best efforts to solicit bids for each Administered REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a).
Subject to Section 6.11 and/or Section 6.12, if and as applicable, the Special
Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any
Person that constitutes a fair price for such Administered REO Property. If the
Special Servicer reasonably believes that it will be unable to realize a fair price for any Administered REO Property within the time constraints imposed by
Section 3.16(a), then (subject to Section 6.11 and/or Section 6.12, in each case if and as applicable) the Special Servicer shall dispose of such Administered
REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

                                      -203-

          (o) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any Administered REO Property pursuant to this Section 3.18.

          (p) No Interested Person shall be obligated to submit a bid to purchase any Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its
Affiliates may bid for or purchase any Administered REO Property pursuant hereto.

          (q) Whether any cash bid constitutes a fair price for any Administered
REO Property for purposes of this Section 3.18, shall be determined by the
Special Servicer or, if such cash bid is from the Special Servicer or an
Affiliate of the Special Servicer, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate of the Special Servicer
represents a fair price for any Administered REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject Administered REO Property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing
Advance)). The appraiser conducting any such new appraisal shall be an
Independent Appraiser selected by the Special Servicer if neither the Special
Servicer nor any Affiliate thereof is bidding with respect to an Administered
REO Property and selected by the Trustee if either the Special Servicer or any
Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an Administered REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any
Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than itself or one of its
Affiliates constitutes a fair price for any Administered REO Property, the
Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject Administered REO
Property, the state of the local economy and the obligation to dispose of the subject Administered REO Property within the time period specified in Section
3.16(a). The Purchase Price for any Administered REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section
3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Administered REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate thereof) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such
Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(q), that such bid constitutes a fair price for any Administered REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject Administered REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

          (r) Subject to Sections 3.18(a) through 3.18(q) above, and further subject to Section 6.11 and/or Section 6.12, in each case if and as applicable, the Special Servicer shall act on behalf of the

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Trustee in negotiating with independent third parties seeking to purchase an
Administered REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Trust Mortgage Loan or
Administered REO Property pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the
Special Servicer may charge prospective bidders for any Administered REO
Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such Administered REO Property without obligation to deposit such amounts into any Custodial Account. Any sale of a Specially
Serviced Trust Mortgage Loan or an Administered REO Property pursuant to this
Section 3.18 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any
Certificateholder with respect to the purchase price therefor accepted by the
Special Servicer or the Trustee.

          (s) Any sale of a Specially Serviced Trust Mortgage Loan or an
Administered REO Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis.

          SECTION 3.19. Additional Obligations of the Master Servicer and
                        Special Servicer; Obligations to Notify Ground Lessors
                        and Hospitality Franchisors; the Special Servicer's
                        Right to Request the Master Servicer to Make Servicing
                        Advances; Mortgage Enforcement Actions.

          (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each Trust Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of: (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments Received by the Trust, during the most recently ended applicable Collection Period, with respect to Performing Serviced
Trust Mortgage Loans and, if it constitutes a "Performing Serviced Mortgage
Loan" (or the equivalent) under the related Outside Servicing Agreement, any
Outside Serviced Trust Mortgage Loan; and (ii) the sum of (1) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection
Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum with respect to each and every Trust Mortgage Loan and REO Trust Mortgage Loan) and (2) the aggregate amount of Prepayment Interest Excesses received in respect of the entire
Mortgage Pool during such Collection Period; provided, however, that if any
Prepayment Interest Shortfall occurs with respect to any Serviced Trust Mortgage
Loan as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments, the
Master Servicer shall be obligated to pay an amount equal to the entire
Prepayment Interest Shortfall with respect to the subject Serviced Trust
Mortgage Loan without any limitation of the kind set forth in clauses (1) and
(2) above.

          (b) The Master Servicer shall, as to each Serviced Trust Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

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          (c) The Master Servicer shall, as to each Serviced Trust Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property (as identified on Schedule VI hereto), not later than the later of (i)
30 days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Serviced Trust
Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer.

          (d) Notwithstanding anything to the contrary contained in this
Agreement, if the Special Servicer is required under this Agreement to make any
Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such
Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request.
If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master
Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with
Sections 3.05(a) or 3.05A and/or 3.11(g), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(d), the
Master Servicer shall not be required to make at the direction of the Special
Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the
Special Servicer in writing of such determination, which shall be made pursuant to Section 3.11(h). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special
Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing
Advance, and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on such determination. Upon making a determination, in accordance with the applicable requirements under Section
3.11(h), that any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or an Administered REO Property is
a Nonrecoverable Servicing Advance, the Special Servicer shall report to the
Master Servicer and the Trustee the Special Servicer's determination. The Master
Servicer shall be entitled to conclusively rely on such a determination by the
Special Servicer.

          (e) The Master Servicer (if a Performing Serviced Trust Mortgage Loan
is involved) and the Special Servicer (if a Specially Serviced Trust Mortgage
Loan or an REO Trust Mortgage Loan is involved) shall each be responsible for:
(i) providing on a timely basis to any lender of any related

                                      -206-

mezzanine debt such notices (including with respect to Mortgage Loan defaults), reports and other information as may be required from the Trust, as holder of any Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement; and (ii) otherwise taking such actions as are required under or contemplated by the related co-lender, intercreditor or similar agreement to permit any lender of related mezzanine debt to exercise any purchase option or cure rights that it may have with respect to any Trust Mortgage Loan under such related co-lender, intercreditor or similar agreement.

          (f) Upon termination of the Trust Fund, any funds or other assets remaining in the Loss of Value Reserve Fund, to the extent not otherwise required to be part of the Available Distribution Amount for the Final
Distribution Date in accordance with Section 3.05(e), shall be distributed to the Holder or Holders of the Class R-III Certificates. The Trustee and the
Special Servicer shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury regulations section 1.860G-2(h) and not an asset of any REMIC Pool or the Grantor Trust (if created hereunder taking into account Section 2.05(b)). Furthermore, for all federal tax purposes, the
Trustee and the Special Servicer shall treat: (i) any amounts paid out of the
Loss of Value Reserve Fund to the Certificateholders as distributions by the
REMIC Pools for all federal tax purposes; and (ii) any amounts transferred by a
REMIC Pool to the Loss of Value Reserve Fund as amounts distributed by such
REMIC Pool to the beneficial owner of the Loss of Value Reserve Fund. The Holder or Holders of the Class R-III Certificates will be the sole beneficial owner(s)
of the Loss of Value Reserve Fund for all income and franchise tax purposes.

          (g) Notwithstanding anything to the contrary in this Agreement, the
Special Servicer (and not the Master Servicer) will have the right to direct, manage, prosecute and/or defend any and all litigation and/or claims relating to
(i) the enforcement of the obligations of a Mortgagor under the related loan documents (except with respect to the Outside Serviced Trust Mortgage Loans) and
(ii) any claim or action brought by a Mortgagor against the Trust; provided that, in the event there is a litigation or claim solely relating to or affecting the Master Servicer or directed solely against the Master Servicer
(and not the Trust or any other party to this Agreement) then the Master
Servicer and not the Special Servicer will have the right, to direct, manage, prosecute and/or defend such litigation and/or claim; and provided, further, that in the event there is a litigation or claim relating to or affecting the
Master Servicer and, additionally, the Trust and/or any other party to this
Agreement, then the Special Servicer and not the Master Servicer will have the right, to direct, manage, prosecute and/or defend such litigation and/or claim, and the Master Servicer shall (i) be entitled to participate therein and (ii)
consent to any settlement or judgment that may impose liability on or otherwise materially and adversely affect the Master Servicer; and provided, further, that
(i) in the event that any action, suit, litigation or proceeding names the
Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Special Servicer, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, except that the Special Servicer shall retain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents, the Special Servicer shall not, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the Trustee is a

                                      -207-

necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as Trustee or individually, except that the Special Servicer shall retain the right to manage and direct any such action, suit, litigation or proceeding.

          (h) Without the prior written consent of the applicable Mortgage Loan
Seller, the Master Servicing Group (as defined below) shall not disclose to any
Person employed by the Master Servicer or an affiliate thereof that is part of a business unit that originates or refinances mortgage loans any information that the Master Servicing Group has received or obtained or generated or is otherwise in its possession as a result of its acting as Master Servicer hereunder. In addition, without the prior written consent of the applicable Mortgage Loan
Seller, the Master Servicing Group shall not take any direct action, nor will it direct a third party to take any action, to refinance or solicit the refinancing of any Mortgage Loan. For purposes of this Section 3.19(h), the "Master
Servicing Group" shall mean the business unit of the Master Servicer (which, with respect to Wachovia Bank, National Association, is called Commercial Real
Estate Services) that is in the business of master servicing and/or primary servicing commercial mortgage loans that are in securitizations. Notwithstanding the foregoing, the following shall not constitute violations of this Section
3.19(h): (i) dissemination of information or reports as contemplated by this
Agreement, (ii) promotions undertaken by the Master Servicer or any Affiliate of the Master Servicer which are directed to commercial mortgage loan borrowers, originators and mortgage brokers generally, which promotions, in each case, are based upon information that has been acquired from a source other than the
Master Servicing Group, including, without limitation, commercially acquired mailing lists or information generally available in the public domain, or (iii)
actions taken in connection with serving the refinancing needs of a Mortgagor who, without such solicitation by the Master Servicer as described in the second preceding sentence, contacts the Master Servicer in connection with the refinance of such Mortgage Loan.

          (i) If any Serviced Mortgage Loan provides that the applicable grace period during which any Monthly Payment is due (without giving rise to a default) does not commence until after notice is given to the related Mortgagor, then the Master Servicer shall monitor the receipt of all Monthly Payments with respect to such Mortgage Loan. If any such Monthly Payment on any such Mortgage
Loan is not received by the related Due Date, then the Master Servicer shall use reasonable efforts to provide, in accordance with the Servicing Standard, as soon as reasonably practicable, written notice of such failure to the related
Mortgagor sufficient to cause the commencement of the applicable grace period.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents;
                        Defeasance.

          (a) Subject to Sections 3.20(b) through 3.20(f) and 3.20(m) below, and further subject to Section 6.11 and/or Section 6.12, in each case if and as applicable, and any related intercreditor, co-lender or similar agreement
(including, in the case of a Mortgage Loan that is part of a Serviced Loan
Combination, the related Co-Lender Agreement), the Special Servicer (or, under the limited circumstances set forth in Section 3.20(c), the Master Servicer)
may, on behalf of the Trustee and, in the case of a Serviced Non-Trust Mortgage
Loan, the related Serviced Non-Trust Mortgage Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced
Mortgage Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any

                                      -208-

Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder, the Master
Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer). Neither the Master Servicer nor the
Special Servicer (in its capacity as such) may agree with the related Mortgagor to any modification, extension, waiver or amendment of a Mortgage Loan in an
Outside Serviced Loan Combination.

          (b) All modifications, extensions, waivers or amendments of any
Serviced Mortgage Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard. All modifications, extensions, waivers or amendments of a Co-Lender Agreement shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

          (c) In the case of any Performing Serviced Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall
(without the consent of the Trustee, any Certificateholder, any Serviced
Non-Trust Mortgage Loan Noteholder or, except as expressly set forth below, the
Special Servicer), be responsible for the following:

               (i) consenting to subordination of the lien of the subject
     Performing Serviced Mortgage Loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the Master Servicer has determined in accordance with the
     Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by the related Mortgage or the related
     Mortgagor's ability to repay the subject Performing Serviced Mortgage Loan, or materially or adversely affect the value of the related Mortgaged
     Property;

               (ii) granting waivers of minor covenant defaults (other than financial covenants) including late financial statements;

               (iii) granting releases of non-material parcels of the related
     Mortgaged Property (provided that, if the related loan documents expressly require the mortgagee thereunder to grant its consent to a particular release upon the satisfaction of certain conditions, then such release shall be granted as required by the related loan documents);

               (iv) approving routine leasing activity with respect to (A)
     leases (other than Ground Leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (B) leases (other than Ground Leases) of more than 5,000 square feet and less than 10,000 square feet, provided that
     (1) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (2) the subject lease does not constitute more than 20% of the related Mortgaged Property;

               (v) approving or consenting to grants of easements and
     rights-of-way that do not materially affect the use or value of the related
     Mortgaged Property or the related Mortgagor's ability to make any payments with respect to the subject Performing Serviced Mortgage Loan; and

                                      -209-

               (vi) granting other non-material waivers, consents, modifications or amendments;

provided that, (1) any such modification, waiver or amendment would not in any way affect a payment term (including (except as provided in Section 3.20(o)
below) a waiver of the payment of assumption fees) of the subject Performing
Serviced Mortgage Loan (other than in the case of a waiver of the payment of
Default Charges), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of this Agreement, (4) the Master Servicer shall not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the Special Servicer and (5) any such modification, waiver or amendment does not materially violate the terms, conditions and limitations of Section 3.08, if applicable. With respect to any action proposed to be taken by the Master Servicer under this Section 3.20(c) where any thresholds in clauses (i) through (vi) of the preceding sentence are exceeded, or which cannot be taken by the Master Servicer by reason of the proviso to the previous sentence, the Special Servicer only may take such action (if and to the extent otherwise permitted under this Agreement).

          Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07,
Section 3.08(a), this Section 3.20(c), Section 3.20(m) and Section 3.20(o), the
Master Servicer may not agree to waive, modify or amend any term of any Serviced
Mortgage Loan (including allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments) or respond to any
Mortgagor requests for mortgagee consent and shall forward such requests to the
Special Servicer. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Serviced
Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC
Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust (if created hereunder taking into account Section 2.05(b)).

          (d) Except as provided in Section 3.02(a), Section 3.07, Section 3.08,
Section 3.20(e), Section 3.20(m) and Section 3.20(o), the Special Servicer, on
behalf of the Trustee or, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced
Mortgage Loan that would:

               (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Default Interest and, subject to Section
     3.20(o), other amounts payable as additional servicing compensation)
     payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge, or effectuate the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related loan documents prohibit Principal
     Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
     Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered

                                      -210-

     to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

               (iv) in the reasonable, good faith judgment of the Special
     Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

          (e) Notwithstanding Section 3.20(d), but subject to Section 3.20(o),
Section 6.11 and/or Section 6.12, in each case if and as applicable, and the second and third paragraphs of this Section 3.20(e), the Special Servicer may--

               (i) reduce the amounts owing under any Specially Serviced
     Mortgage Loan by forgiving principal, accrued interest (including
     Additional Interest) or any Prepayment Premium or Yield Maintenance Charge,

               (ii) reduce the amount of the Monthly Payment on any Specially
     Serviced Mortgage Loan, including by way of a reduction in the related
     Mortgage Rate,

               (iii) forbear in the enforcement of any right granted under any
     Mortgage Note, Mortgage or other loan document relating to a Specially
     Serviced Mortgage Loan,

               (iv) accept a Principal Prepayment on any Specially Serviced
     Mortgage Loan during any Lockout Period, or

               (v) extend the maturity of any Specially Serviced Mortgage Loan;

provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the
Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Mortgage Loan to
Certificateholders (as a collective whole) or, if a Serviced Loan Combination is involved, would increase the recovery on such Loan Combination to
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the
Certificateholders (or, in the case of a Serviced Loan Combination, to
Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), to be performed at the related Mortgage Rate(s)), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor
Trust (if created hereunder taking into account Section 2.05(b)); and provided, further, that any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that neither the Trust, as holder of the Trust Mortgage Loan that constitutes part of that Serviced Loan
Combination, on the one hand, nor any of the related Serviced Non-Trust Mortgage
Loan Noteholders, on the other hand, shall gain a priority over any other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in such loan documents and such Co-Lender
Agreement; and provided, further, that, with respect to any Serviced Loan
Combination, to the extent consistent with the Servicing Standard (taking into account the extent to which each Serviced Non-Trust

                                      -211-

Mortgage Loan that is part of such Serviced Loan Combination is junior to the
Trust Mortgage Loan that is part of the same Serviced Loan Combination), (1) no waiver, reduction or deferral of any particular amounts due on the Trust
Mortgage Loan that is part of such Serviced Loan Combination shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of each Serviced Non-Trust Mortgage Loan that is part of such Serviced
Loan Combination, and (2) no reduction of the Mortgage Rate on the Trust
Mortgage Loan that is part of such Serviced Loan Combination shall be effected prior to the reduction of the Mortgage Rate on each Non-Trust Mortgage Loan that is part of such Serviced Loan Combination, to the fullest extent possible.

          Notwithstanding the foregoing, in no event shall the Special Servicer:
(i) extend the maturity date of a Serviced Mortgage Loan beyond the date that is five years prior to the last Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Mortgage Loan for more than five years beyond its
Stated Maturity Date; or (iii) if the subject Serviced Mortgage Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease
(but not the related fee interest), extend the maturity date of such Serviced
Mortgage Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground
Lease.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the
Master Servicer (and, in the case of a Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures a Serviced Trust Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Mortgage Loan to withhold its consent;
or (2) it has received prior written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency.

          Any party hereto seeking Rating Agency confirmation with respect to the matters described above shall deliver a Review Package to such Rating
Agency.

          (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to

                                      -212-

charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

          (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master
Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special
Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, if a Serviced Non-Trust
Mortgage Loan is affected, the related Serviced Non-Trust Mortgage Loan
Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan (including fees charged the Mortgagor)
agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer) and, if a
Serviced Non-Trust Mortgage Loan is affected, the related Serviced Non-Trust
Mortgage Loan Noteholder)), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt) thereof.

          (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special
Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

          (k) If, with respect to any Serviced Mortgage Loan (1) under which the lender can require defeasance in lieu of prepayment, or (2) that permits defeasance, the Master Servicer shall receive a notice from the related
Mortgagor that it intends to prepay or defease, as applicable, such Serviced
Mortgage Loan in accordance with the terms thereof, then the Master Servicer shall, subject to the next paragraph and the related loan documents, (i) only in the case of a Serviced Mortgage Loan under clause (1) above, promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance
Collateral in lieu of such prepayment pursuant to the terms of the related
Mortgage Note, and (ii) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer of the intent to defease such Mortgage Loan, and (iii)
upon the written confirmation from each Rating Agency that the acceptance of a pledge of the Defeasance Collateral (or, in the case of a Serviced Mortgage Loan under clause (1) above, that the acceptance of a pledge of the Defeasance
Collateral in lieu of a full prepayment) will not result in an Adverse Rating
Event with respect to any Class of Certificates rated by such Rating Agency, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the
Certificateholders and, in the case of a Serviced

                                      -213-

Loan Combination, the affected Serviced Non-Trust Mortgage Loan Noteholder(s));
provided that the written confirmation contemplated by clause (iii) above shall not be required (A) from S&P in the case of a Serviced Trust Mortgage Loan (1)
with an unpaid principal balance less than or equal to $20,000,000, (2) that constitutes less than 5% of the aggregate unpaid principal balance of the
Mortgage Pool and (3) that does not then constitute one of the ten largest
(measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage
Pool, provided that, in lieu of obtaining such written confirmation from S&P, the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit M (a "Defeasance Certificate"), or (B) from Fitch in the case of any
Serviced Trust Mortgage Loan that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the
Mortgage Pool or that does not then constitute one of the ten largest groups
(measured by aggregate unpaid principal balance) of Trust Mortgage Loans with related Mortgagors, provided that, in lieu of obtaining such written confirmation from Fitch, the Master Servicer may deliver to Fitch a Defeasance
Certificate; and provided, further, that, the written confirmation contemplated by clause (iii) above shall not be required from S&P and/or Fitch (provided the
Master Servicer delivers a Defeasance Certificate to the applicable Rating
Agency), as applicable, in the event the subject Serviced Trust Mortgage Loan complies with the then current applicable guidelines set forth by such Rating
Agency, or the unpaid principal balance of the subject Serviced Trust Mortgage
Loan, the percentage the subject Serviced Trust Mortgage Loan constitutes of the
Mortgage Pool or the relative size of the subject Serviced Trust Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the then current applicable threshold for review as set forth by such Rating Agency.

          Notwithstanding the foregoing, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance
Collateral under any Serviced Mortgage Loan that is also a Defeasance Mortgage
Loan if (i) such defeasance would occur within two years of the Startup Day,
(ii) the defeasance collateral shall not be Government Securities, (iii) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (iv) unless such confirmation is not required pursuant to the first paragraph of this
Section 3.20(k), either Rating Agency does not confirm in writing to the Master
Servicer that the acceptance of a pledge of the Defeasance Collateral (in lieu of a full prepayment, if applicable) will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency.

          All expenses related to the defeasance of a Serviced Mortgage Loan shall be charged to the related Mortgagor or other responsible party.

          With respect to any Defeasance Serviced Trust Mortgage Loan that is a
Lehman Trust Mortgage Loan, to the extent the related Mortgage Loan documents expressly grant the lender or its designee the right to appoint a successor borrower (or words of similar import) thereunder in connection with a defeasance, the Trustee hereby designates LBHI as its designee with respect to the exercise of, and hereby grants to LBHI the right, in its capacity as designee of the Trustee as holder of the subject Serviced Trust Mortgage Loan, to exercise, the right and/or obligation of the lender under the related
Mortgage Loan documents to appoint a "successor borrower" (as defined under the related Mortgage Loan documents) or words of similar import, to hold and pledge the related Defeasance Collateral in the event a related Mortgagor exercises its right pursuant to the related Mortgage Loan documents to defease the subject
Serviced Trust Mortgage Loan and obtain the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage (provided that such rights and/or obligations as successor borrower shall be exercised in accordance with customary terms and costs). In connection

                                      -214-

with the foregoing, if the Master Servicer or the Trustee, as holder of the subject Defeasance Serviced Trust Mortgage Loan, receives written notice from the related Mortgagor that it intends to defease the subject Lehman Trust
Mortgage Loan in accordance with the related Mortgage Loan documents, then the
Trustee or the Master Servicer, as the case may be, shall send a copy of such written notice to LBHI or (if LBHI has notified the Master Servicer or the
Trustee, as the case may be, in writing that it has appointed a designee and has provided such party with such designee's contact information for any notice required in connection therewith) LBHI's designee, promptly after receipt of such written notice. If, however, the Master Servicer, in accordance with the
Servicing Standard, determines that neither LBHI nor its designee is performing the duties related to the appointment of a successor borrower in a timely manner and/or in accordance with the provisions of the related Mortgage Loan documents
(after LBHI and such designee having been provided with written notice in accordance with this paragraph and a reasonable period of time (which shall not be less than five (5) Business Days) to perform such duties), then the Master
Servicer (or a designee of the Master Servicer) shall itself perform those obligations under the related Mortgage Loan documents in accordance with the
Servicing Standard, applicable law and the related Mortgage Loan documents, and thereupon the appointment of LBHI or its designee in connection therewith shall be null and void. In the event, with respect to a Defeasance Serviced Trust
Mortgage Loan that is a Lehman Trust Mortgage Loan, LBHI, the Master Servicer or
a designee of LBHI or the Master Servicer actually appoints a successor borrower in accordance with the related Mortgage Loan documents and the foregoing provisions of this paragraph and the relevant portion or all, as applicable, of the subject Mortgaged Property is released from the lien of the related
Mortgage, then, to the extent provided under the related Mortgage Loan documents, such successor borrower shall succeed to all of the rights and obligations of the original Mortgagor under such Lehman Trust Mortgage Loan. In the event LBHI, by written notice to the Trustee and the Master Servicer, designates a third party to exercise its rights under this paragraph and provides contact information therefor, the Trustee and the Master Servicer shall be entitled to rely on such notice and, in such event, all notices required to be delivered to LBHI pursuant to this paragraph shall be delivered to LBHI's designee

          (l) If the Master Servicer receives notice from the Mortgagor under any Early Defeasance Trust Mortgage Loan that such Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan, in whole or in part, on or before the second anniversary of the Closing Date, then promptly after receipt of such notice the Master Servicer shall calculate or cause to be calculated the cash amount required to be tendered by such Mortgagor to purchase the Defeasance
Collateral or other permitted collateral required to defease such Early
Defeasance Trust Mortgage Loan. If (i) the defeasance is to be in full and the cash amount required to be tendered by the Mortgagor to purchase the Defeasance
Collateral or other permitted collateral required to defease the subject Early
Defeasance Trust Mortgage Loan (in accordance with the related loan documents)
is less than an amount equal to the Purchase Price (calculated as if the subject
Serviced Trust Mortgage Loan was to be repurchased in connection with a Material
Breach or Material Document Defect as of the date such defeasance is scheduled to occur), or (ii) the defeasance is to be in part, or (iii) the defeasance is to be in full and the related Mortgagor is to tender Defeasance Collateral or such other collateral as is permitted in connection with a defeasance under the related loan documents that does not constitute a cash amount equal to or greater than the Purchase Price set forth in clause (i) above, then the Master
Servicer shall promptly notify the Depositor (if such Early Defeasance Trust
Mortgage Loan is a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller
(if such Early Defeasance Trust Mortgage Loan is a UBS Trust Mortgage Loan), and
upon delivery by the related Mortgagor of the Defeasance Collateral, or cash sufficient to purchase the Defeasance Collateral, contemplated by the related loan documents, the

                                      -215-

Depositor (if such Early Defeasance Trust Mortgage Loan is a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (if such Early Defeasance Trust
Mortgage Loan is a UBS Trust Mortgage Loan) shall be required, pursuant to or as contemplated by Section 2.03(j) (if applicable), to repurchase such Early
Defeasance Trust Mortgage Loan on or before the proposed date on which such
Early Defeasance Trust Mortgage Loan will be defeased. The Master Servicer shall use reasonable efforts to require the Depositor or the UBS Mortgage Loan Seller, as applicable, to make any such required repurchase described above. If the defeasance is to be in full and the cash amount required to be tendered by the
Mortgagor to purchase the Defeasance Collateral or other permitted collateral required to purchase the Defeasance Collateral or other permitted collateral required to defease the subject Early Defeasance Trust Mortgage Loan is equal to or exceeds an amount equal to the Purchase Price set forth in clause (i) of the preceding sentence (as calculated as of the date such purchase is to be made), then the Master Servicer shall, notwithstanding the related loan documents, (i)
treat the cash amount tendered by such Mortgagor to defease the subject Early
Defeasance Trust Mortgage Loan as a prepayment in full of such Early Defeasance
Trust Mortgage Loan by the related Mortgagor on the related Due Date coinciding with or next succeeding the defeasance date (and any Excess Defeasance Deposit
Proceeds shall be allocated by the Trustee among and paid to the
Certificateholders in accordance with Section 4.01, with any Excess Defeasance
Deposit Proceeds to constitute, and be treated in the same manner as a payment of any other type of, Prepayment Consideration), (ii) deposit in the Pool
Custodial Account the cash amount tendered by such Mortgagor to purchase the
Defeasance Collateral or other permitted collateral required to defease the subject Early Defeasance Trust Mortgage Loan, (iii) mark the Mortgage Note
"cancelled" and return it to such Mortgagor, and (iv) take such other and further action, including the release of the Mortgage with respect to the related Mortgaged Property, consistent with the prepayment in full of such
Mortgage Loan. The Master Servicer shall promptly notify the Depositor and/or the UBS Mortgage Loan Seller, as applicable, of the foregoing.

          (m) With respect to any ARD Mortgage Loan after its Anticipated
Repayment Date, the Master Servicer shall be permitted, subject to obtaining the
Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on such ARD Mortgage Loan if (i) such ARD Mortgage
Loan is a Performing Serviced Mortgage Loan, (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay such ARD Mortgage
Loan in full together with all payments required under such ARD Mortgage Loan in connection with such prepayment (except for all or a portion of such accrued
Additional Interest), and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) on a present value basis
(the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) than a refusal to waive the right to such Additional Interest. Neither the Master
Servicer nor the Special Servicer shall have any liability to the Trust, the
Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.

          (n) Notwithstanding anything to the contrary in this Agreement, none of the Special Servicer, the Master Servicer or the Trustee shall: (i) enter into to any amendment or modification of any Co-Lender Agreement, the effect of which would materially and adversely affect the interests or materially increase or change the obligations of any other such Person under such Co-Lender
Agreement, without first consulting with and obtaining the consent of such other
Person; or (ii) enter into any amendment or modification of any Co-Lender
Agreement unless such amendment or

                                      -216-

modification was consistent with the Servicing Standard and satisfied the requirements for such amendments and modifications set forth in the Co-Lender
Agreement.

          (o) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer shall waive, modify or reduce any amount constituting an assumption fee (or portion thereof) payable by a Mortgagor if and to the extent such assumption fee (or applicable portion thereof) would be payable to the other such party as additional servicing compensation, as the case may be, without the consent of such other party. To the extent that the Master Servicer and the Special Servicer, in accordance with the preceding sentence, waive (or consent to a waiver of, as applicable) any amount constituting an assumption fee (or applicable portion thereof) in respect of any Mortgage Loan, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer from such assumption fee (or applicable portion thereof) shall be reduced proportionately based upon the respective amounts that would have been payable thereto as additional servicing compensation from such assumption fee (or applicable portion thereof) if such waiver had not been granted.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan that had otherwise been a Performing
Serviced Mortgage Loan, and if the Master Servicer is not also the Special
Servicer, the Master Servicer shall immediately give notice thereof (or, if applicable, the Special Servicer shall immediately give notice thereof to the
Master Servicer), and the Master Servicer shall deliver a copy of the related
Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof)
and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, either in the Master
Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event (or of notice of the occurrence of such Servicing Transfer Event, if applicable); provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special
Servicer may conclusively rely on the Master Servicer's determination (and the
Master Servicer may conclusively rely on the Special Servicer's determination, as applicable) that a Servicing Transfer Event has occurred giving rise to a
Serviced Mortgage Loan's becoming a Specially Serviced Mortgage Loan. The
Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially
Serviced Mortgage Loan in accordance with the requirements hereof.

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan, and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof, and shall within five (5) Business Days of such occurrence return the related Servicing
File, together with any and all new information, documents and records relating to the subject Mortgage Loan that were not part of the Servicing File when it was delivered to the Special

                                      -217-

Servicer, to the Master Servicer (or such other Person as may be directed by the
Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master
Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master
Servicer to service and administer such Mortgage Loan shall resume.

          Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized
Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such
Serviced Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master
Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no
Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized
Group.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related
Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage
Loan information, including correspondence with the related Mortgagor.

          (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the
Special Servicer shall deliver to the Master Servicer, the Trustee and each
Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to
Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (vii) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the
Master Servicer or the Trustee) and, insofar as it relates to the Special
Servicer, the information described in clauses (xxiv) and (xxx) of Section
4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Administered REO Property during the related
Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage
Loan and Administered REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced
Mortgage Loan and (5) such additional information relating to the Specially
Serviced Mortgage Loans and Administered REO Properties as the Master Servicer
reasonably requests to enable it to perform its responsibilities under this
Agreement. Notwithstanding the foregoing provisions of this subsection (c), the
Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and Administered REO Properties and shall provide the Special Servicer with any

                                      -218-

information reasonably available to the Master Servicer required by the Special
Servicer to perform its duties under this Agreement.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) Subject to Section 3.22(b) and Section 3.22(f), the Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x) through (xii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the
Sub-Servicer's obligations under the Sub-Servicing Agreement); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.22(d)
hereof and in such additional manner as is provided in such Sub-Servicing
Agreement); (iii) provides that the Trustee, for the benefit of the
Certificateholders and, in the case of a Sub-Servicing Agreement relating to a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s), shall each be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust, any successor Master Servicer or the Special Servicer, as the case may be, any Serviced Non-Trust Mortgage Loan Noteholder or any Certificateholder
shall have any duties under such agreement or any liabilities arising therefrom;
(iv) permits any purchaser of a Serviced Trust Mortgage Loan pursuant to this
Agreement to terminate such agreement with respect to such purchased Trust
Mortgage Loan at its option and without penalty; (v) does not permit the
Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the
Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vii)
provides that the Sub-Servicer will deliver to the Master Servicer (A) an annual accountants' report from a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants with respect to the Sub-Servicer and (B) a backup certification substantially similar to the
Master Servicer Backup Certification with respect to the Sub-Servicer, with such delivery, in the case of the backup certification, to occur at or before the same times, and under the same circumstances, as the Master Servicer Backup
Certification to be delivered by or with respect to the Master Servicer (except that each such document delivered by the Sub-Servicer shall only cover the
Mortgage Loans being subserviced thereby); and (viii) includes a representation by the Sub-Servicer that such Sub-Servicer is not an "affiliate" (as such term is defined in Section III of PTE 2000-58) of the Trustee or of any "affiliate"
(as such term is defined in Section III of PTE 2000-58) of the Trustee (provided that this clause (viii) shall not apply to a Sub-Servicer listed on Exhibit K hereto). In addition, each Sub-Servicing Agreement entered into by the Master
Servicer (including any with an

                                      -219-

effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Serviced Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such
Serviced Mortgage Loan for so long as such Mortgage Loan continues to be a
Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a
Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer
each shall deliver to the Trustee and each other copies of all Sub-Servicing
Agreements (and, to the related Serviced Non-Trust Mortgage Loan Noteholder, a copy of any Sub-Servicing Agreement in respect of a Serviced Non-Trust Mortgage
Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the
Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I
Advances or Servicing Advances shall be deemed to have been advanced by the
Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(g) or 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.
The Master Servicer and the Special Servicer each shall notify the other, the
Trustee, the Depositor, the Controlling Class Certificateholders and, if a
Serviced Loan Combination is involved, the related Non-Trust Mortgage Loan
Noteholder(s) in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Serviced Mortgage Loans on the
Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee, the Certificateholders and, in the case of a Serviced Loan
Combination, also for the benefit of the related Serviced Non-Trust Mortgage
Loan Noteholder(s), shall (at no expense to the Trustee, any Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master
Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Mortgage
Loans.

          (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person

                                      -220-

succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing
Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms
(including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the
Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), provided that neither the Trustee nor any successor Master Servicer shall enter into a new
Sub-Servicing Agreement with a Sub-Servicer that was a party to a Sub-Servicing
Agreement as of the Closing Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or Mortgage Loan Seller under the existing Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any
Underwriter or Mortgage Loan Seller as a third-party beneficiary under such
Sub-Servicing Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such
Underwriter or Mortgage Loan Seller, as the case may be; or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such
Sub-Servicing Agreement.

          The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholder(s) for
the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the
Serviced Mortgage Loans and/or Administered REO Properties for which it is responsible. The Master Servicer and the Special Servicer shall each be responsible (without right of reimbursement) for all compensation of each
Sub-Servicer retained by it.

          (f) Notwithstanding the above, the Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class
Representative.

          SECTION 3.23. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Master Servicer is a national banking association, duly organized under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this
     Agreement.

                                      -221-

               (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not: (A) violate the Master
     Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Master Servicer, would reasonably be expected to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the
     Master Servicer to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Master Servicer under this Agreement.

               (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

                                      -222-

               (ix) The Master Servicer has reviewed all Sub-Servicing
     Agreements in effect as of the Closing Date and will review all
     Sub-Servicing Agreements entered into by it after the Closing Date.

          (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.24. Representations and Warranties of the Special Servicer.

          (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special
     Servicer is in compliance with the laws of each state in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not: (A) violate the Special
     Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Special Servicer, would reasonably be expected to affect materially and adversely either the ability of the Special
     Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                      -223-

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this
     Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the
     Special Servicer to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Special Servicer under this Agreement.

               (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

          (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.25. Certain Matters Regarding the Purchase of the Trust
                        Mortgage Loan in a Loan Combination.

          If, in connection with a Permitted Purchase, a Trust Mortgage Loan that is part of a Loan Combination is purchased or repurchased from the Trust
Fund, the purchaser(s) thereof shall be bound by the terms of the related
Co-Lender Agreement and shall assume the rights and obligations of the holder of such Mortgage Loan under such Co-Lender Agreement. Subject to the terms of the related Co-Lender Agreement, all portions of the related Mortgage File and other documents pertaining to the subject Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser(s) of such
Trust Mortgage Loan in their capacity as holder of such Trust Mortgage Loan (as a result of such purchase or repurchase) under the related Co-Lender Agreement in the manner

                                      -224-

contemplated thereunder, which such purchaser(s) shall be deemed to acknowledge.
Thereafter, in the case of a Serviced Combination Trust Mortgage Loan, such
Mortgage File shall be held by the lender responsible for maintaining custody thereof under the related Co-Lender Agreement, or a custodian appointed thereby, for the benefit of each of the "Lenders" as defined under, and as their interests appear under, the related Co-Lender Agreement; provided that the
Mortgage Note for such Serviced Combination Trust Mortgage Loan may be held by the purchaser(s) of such Mortgage Loan. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the subject Loan Combination under, or otherwise in accordance with, any applicable separate servicing agreement for such Loan Combination or as otherwise contemplated by the related Co-Lender Agreement.

          SECTION 3.26. Application of Default Charges.

          (a) Any and all Default Charges that are actually Received by the
Trust and deposited in the Pool Custodial Account with respect to any Trust
Mortgage Loan or REO Trust Mortgage Loan during any applicable Collection
Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which interest on such outstanding Advance accrued on or prior to the date on which the subject Default Charges were received;

               second, to pay any other outstanding expenses (exclusive of
     Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that, if paid from collections on the Mortgage Pool other than such
     Default Charges, would constitute an Additional Trust Fund Expense;

               third, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special
     Servicer since the Closing Date with respect to such Trust Mortgage Loan or
     REO Trust Mortgage Loan, as the case may be, which interest payment was made from collections on the Mortgage Pool (other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan) and was not previously reimbursed under this clause third;

               fourth, to reimburse the Trust for any other Additional Trust
     Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and
     Workout Fees) paid since the Closing Date with respect to such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which payment was made from collections on the Mortgage Pool (other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan) and was not
     previously reimbursed under this clause fourth; and

               fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") to the extent actually Received by the Trust as additional master servicing compensation to the Master
     Servicer, if they were accrued in respect of an Outside Serviced Trust
     Mortgage Loan or a Performing Serviced Trust Mortgage Loan, or as
     additional special servicing compensation to the Special Servicer, if they were accrued in respect of a

                                      -225-

     Specially Serviced Trust Mortgage Loan or an REO Trust Mortgage Loan, in
     each case pursuant to Section 3.11;

provided that any and all Default Charges that are actually collected with respect to a Serviced Combination Trust Mortgage Loan shall first be applied pursuant to the applicable section of this Agreement related to permitted withdrawals from the related Loan Combination Custodial Account (Section 3.05A)
and the applicable provisions of the related Co-Lender Agreement; and provided, further, that the total interest on Advances payable pursuant to clause first above and other expenses payable pursuant to clause second above in connection with a Serviced Combination Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto shall take into account the application of funds on deposit in the related Loan Combination Custodial Account with respect to the related Serviced Non-Trust Mortgage Loan(s) or any successor REO Mortgage
Loan(s) with respect thereto to pay such interest on Advances or such other expenses, as the case may be; and provided, further, that, with respect to a
Serviced Loan Combination, Default Charges that are actually Received by the
Trust with respect to any Serviced Combination Trust Mortgage Loan or REO Trust
Mortgage Loan with respect thereto during any applicable Collection Period shall be applied to cover the items set forth in clauses first through fourth above only to the extent that such item or portion of such item (i) is allocable to such Serviced Combination Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto in accordance with the related Co-Lender
Agreement and (ii) is not otherwise first payable, pursuant to Section 3.26(c)
or Section 3.26(d) (and consistent with the related Co-Lender Agreement), out of amounts otherwise distributable to a related Serviced Non-Trust Mortgage Loan
Noteholder as Default Charges with respect to a related Serviced Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto or, pursuant to Section 3.05A (and consistent with the related Co-Lender Agreement)
out of any other amounts otherwise distributable to a related Serviced Non-Trust
Mortgage Loan Noteholder with respect to a related Serviced Non-Trust Mortgage
Loan or any successor REO Mortgage Loan with respect thereto.

          (b) Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Trust Master Servicer Remittance Date next following the applicable Collection Period during which they were received, for deposit in the Collection Account, subject to application pursuant to Section
3.05(a) for any items payable out of general collections on the Mortgage Pool.
Default Charges applied to pay outstanding interest on Advances in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, to any particular party, pursuant to clause first of subsection (a), shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, pursuant to clause second of subsection (a), shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust
Fund Expenses, depending on which clause is applicable, in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, in the chronological order in which such interest accrued or such expenses were incurred, as applicable (whereupon such interest paid on Advances or such other
Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable).

                                      -226-

          (c) Any and all amounts otherwise distributable to the related
Serviced Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any Serviced Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, in accordance with the related Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and as and to the extent permitted under the related Co-Lender Agreement, prior to being so distributed to the related Serviced Non-Trust Mortgage Loan Noteholder:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer any and all interest on any Servicing
     Advances made thereby with respect to the applicable Serviced Loan
     Combination or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default
     Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first);

               second, to pay to the Fiscal Agent, the Trustee and the Master
     Servicer any and all interest on any P&I Advances made thereby with respect to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

               third, to pay any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the related Co-Lender
     Agreement, out of amounts otherwise distributable to the related Serviced
     Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the subject Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          Any amounts otherwise distributable to the related Serviced Non-Trust
Mortgage Loan Noteholder as Default Charges with respect to any Serviced
Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are applied pursuant to clause first or clause second, as applicable, of the preceding paragraph shall be paid to the Fiscal Agent, the Trustee, the
Master Servicer and, if applicable, the Special Servicer, in that order, in each case up to the total amount of interest on any Advances so payable to such party in accordance with such clause first or clause second, as applicable.

                                      -227-

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date, through and including the Final
Distribution Date, the Trustee shall, based on, among other things, information provided by the Master Servicer and, if applicable, the Special Servicer, withdraw from the Collection Account and apply the Available Distribution Amount for such Distribution Date, such application to be made for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          first, concurrently, (i) from that portion, if any, of the Available
Distribution Amount for such Distribution Date attributable to Loan Group No. 1, to make distributions of interest to the Holders of the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates, pro rata as among such Classes of Certificateholders in accordance with the respective amounts of Distributable
Certificate Interest payable in respect of such Classes of Certificates on such
Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, (ii)
from that portion, if any, of the Available Distribution Amount for such
Distribution Date that is attributable to Loan Group No. 2, to make distributions of interest to the Holders of the Class A-1A Certificates, in an
amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and (iii) from the entire
Available Distribution Amount for such Distribution Date, distributions of interest to the Holders of the Class X-CL and Class X-CP Certificates, pro rata in accordance with the respective amounts of Distributable Certificate Interest payable in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; provided, however, that if the Available Distribution Amount for the subject Distribution Date or the applicable portion thereof attributable to either Loan Group is insufficient to pay in full the total amount of Distributable Certificate Interest, as provided above, payable in respect of any Class of Senior Certificates on such
Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective
Classes of the Senior Certificates, pro rata as among such Classes of
Certificateholders in accordance with the respective amounts of Distributable
Certificate Interest payable in respect of such Classes of Certificates on such
Distribution Date, up to an amount equal to all Distributable Certificate
Interest in respect of each such Class of Certificates for such Distribution
Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          second, to make distributions of principal to the Holders of the respective Classes of the Senior Class A Certificates, in the following amounts and order of priority:

               (i) to the Holders of the Class A-1A Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-1A
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire portion of the Adjusted Principal Distribution Amount for such Distribution Date attributable to Loan Group No. 2;

                                      -228-

               (ii) to the Holders of the Class A-AB Certificates, up to an
     amount equal to the lesser of (A) the excess, if any, of the Class
     Principal Balance of the Class A-AB Certificates outstanding immediately prior to such Distribution Date, over the Class A-AB Planned Principal
     Balance for such Distribution Date, and (B) the entire Adjusted Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A
     Certificates pursuant to subclause (i) of this clause second);

               (iii) to the Holders of the Class A-1 Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-1
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Senior Class A Certificates pursuant to a prior subclause of this clause second);

               (iv) to the Holders of the Class A-2 Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-2
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Senior Class A Certificates pursuant to a prior subclause of this clause second);

               (v) to the Holders of the Class A-3 Certificates, up to an amount
     (not to exceed the Class Principal Balance of the Class A-3 Certificates
     outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Senior Class A Certificates pursuant to a prior subclause of this clause second);

               (vi) to the Holders of the Class A-AB Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-AB
     Certificates outstanding immediately prior to such Distribution Date, net of any distributions of principal made with respect to the Class A-AB
     Certificates on such Distribution Date pursuant to subclause (ii) of this clause second), up to an amount equal to the entire Adjusted Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB
     Certificates and/or to the Holders of any other Class of Senior Class A
     Certificates pursuant to a prior subclause of this clause second);

               (vii) to the Holders of the Class A-4 Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-4
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Senior Class A Certificates pursuant to a prior subclause of this clause second); and

               (viii) to the Holders of the Class A-1A Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-1A
     Certificates outstanding immediately prior to such Distribution Date, net of any distributions of principal made with respect to the Class A-1A
     Certificates on such Distribution Date pursuant to subclause (i) of this clause second), up to

                                      -229-

     an amount equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of the Class A-1A Certificates and/or to
     the Holders of any other Class of Senior Class A Certificates pursuant to a prior subclause of this clause second);

provided, however, that, notwithstanding the immediately preceding clauses (i)
through (viii) of this clause second, on each Distribution Date coinciding with or following the Senior Class A Principal Distribution Cross-Over Date, and in
any event on the Final Distribution Date, the Trustee shall, pursuant to this clause second, subject to remaining available funds, make distributions of principal to the Holders of the respective Classes of the Senior Class A
Certificates, on a pro rata basis, in accordance with the respective Class
Principal Balances of those Classes of Certificates outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such
Class of Certificates has been reduced to zero (such distributions of principal to be made without regard to the Adjusted Principal Distribution Amount for such
Distribution Date);

          third, to reimburse the Holders of the respective Classes of the
     Senior Class A Certificates, up to an amount equal to, and on a pro rata basis as among such Classes of Certificateholders in accordance with, the
     Loss Reimbursement Amount with respect to each such Class of Certificates for such Distribution Date; and

          fourth, to make distributions of interest to the Holders of the Class
     A-M Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

          fifth, after the Class Principal Balances of the respective Classes of the Senior Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-M Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-M
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of the respective Classes of the Senior Class A Certificates pursuant to clause second of this Section 4.01(a)); provided, however, that, on the Final Distribution Date, the Trustee shall, pursuant to this clause fifth, subject to remaining available funds, make distributions of principal to the Holders of the Class A-M Certificates, until the Class
     Principal Balance of such Class of Certificates is reduced to zero;

          sixth, to reimburse the Holders of the Class A-M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

          seventh, to make distributions of interest to the Holders of the Class
     A-J Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

          eighth, after the Class Principal Balance of the Class A-M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates, up to an

                                      -230-

     amount (not to exceed the Class Principal Balance of the Class A-J
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of the respective Classes of the Senior Class A Certificates pursuant to clause second of this Section 4.01(a) and/or to the Holders of the Class A-M Certificates pursuant to clause fifth of this Section
     4.01(a)); provided, however, that, on the Final Distribution Date, the
     Trustee shall, pursuant to this clause eighth, subject to remaining available funds, make distributions of principal to the Holders of the
     Class A-J Certificates, until the Class Principal Balance of such Class of
     Certificates is reduced to zero;

          ninth, to reimburse the Holders of the Class A-J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date; and

          tenth, to make distributions to the Holders of the remaining Classes of the Regular Interest Certificates as provided in Section 4.01(b).

          All distributions of interest, if any, made with respect to either the
Class X-CL Certificates or the Class X-CP Certificates on any Distribution Date,
pursuant to this Section 4.01(a), shall be made, and shall be deemed to have been made, in respect of the various REMIC III Components of the subject Class of Interest-Only Certificates, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC III
Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

          (b) On each Distribution Date, through and including the Final
Distribution Date, after making the distributions with respect to the Senior
Certificates, the Class A-M Certificates and the Class A-J Certificates provided for in Section 4.01(a), the Trustee shall, based on information provided by the
Master Servicer and, if applicable, the Special Servicer, apply the remaining portion, if any, of the Available Distribution Amount for such Distribution to make the distributions described in the next paragraph to the Holders of the various Classes of the Class B Through T Certificates, such distributions to be made sequentially among such Classes of Certificateholders in the alphabetic order of the Class designations of their respective Certificates (beginning with the Class B Certificates and ending with the Class T Certificates), in each case to the extent of the Remaining Available Distribution Amount with respect to the subject Class of Certificates for such Distribution Date.

          On each Distribution Date, through and including the Final
Distribution Date, the Holders of each Class of the Class B Through T
Certificates will be entitled to receive, subject to the Remaining Available
Distribution Amount with respect to such Class of Certificates for such
Distribution Date, the following distributions in the following order of priority, in each case to the extent of the remaining available funds:

          first, distributions of interest, up to an amount equal to all
     Distributable Certificate Interest with respect to the subject Class of
     Certificates for such Distribution Date and, to the extent not previously received, for all prior Distribution Dates, if any;

          second, distributions of principal, up to an amount (not to exceed the
     Class Principal Balance of the subject Class of Certificates outstanding immediately prior to such Distribution

                                      -231-

     Date) equal to the Remaining Adjusted Principal Distribution Amount with respect to the subject Class of Certificates for such Distribution Date
     (or, if such Distribution Date is the Final Distribution Date, then up to an amount equal to the entire Class Principal Balance of the subject Class of Certificates immediately prior to, and without regard to the Remaining
     Adjusted Principal Distribution Amount with respect to the subject Class of
     Certificates for, such Distribution Date); and

          third, reimbursements of any and all reductions made in the Class
     Principal Balance of the subject Class of Certificates pursuant to Section
     4.04(a), up to an amount equal to the Loss Reimbursement Amount with respect to the subject Class of Certificates for such Distribution Date;

provided that no distributions of principal will be made with respect to any
Class of the Class B Through T Certificates until the reduction to zero of the
Class Principal Balance of each Class of the Class A Certificates, as well as the Class Principal Balance of each other Class of the Class B Through T
Certificates, if any, that has an earlier alphabetic Class designation (that is,
"Class B" comes before "Class C", "Class C" comes before "Class D", and so forth) then does the subject Class of Certificates.

          Any portion of the Available Distribution Amount that remains after the distributions with respect to the Regular Interest Certificates in accordance with Section 4.01(a) and this Section 4.01(b) shall be applied to make distributions to the Holders of the Residual Interest Certificates in
accordance with Section 4.01(c).

          (c) On each Distribution Date, through and including the Final
Distribution Date, after making the distributions with respect to the Regular
Interest Certificates provided for in Sections 4.01(a) and 4.01(b), the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions to the Holders of the Class R-III
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made with respect to the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(l), over (B) the aggregate distributions made with respect to the Regular Interest
     Certificates on such Distribution Date pursuant to Section 4.01(a) and/or
     Section 4.01(b);

               (ii) to make distributions to the Holders of the Class R-II
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made with respect to the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(m), over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration)
     deemed made with respect to the REMIC II Regular Interests on such
     Distribution Date pursuant to Section 4.01(l);

               (iii) subject to Section 2.06(b), to make distributions to the
     Holders of the Class R-LR Certificates, up to an amount equal to the excess, if any, of (A) that portion of the Available Distribution Amount for such Distribution Date that is allocable to the Early Defeasance Trust
     Mortgage Loans and/or any related REO Properties, over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration)
     deemed made with

                                      -232-

     respect to the Loan REMIC Regular Interests on such Distribution Date pursuant to Section 4.01(n); and

               (iv) to distribute to the Holders of the Class R-I Certificates the remaining portion, if any, of the Available Distribution Amount.

          (d) On each Distribution Date, through and including the Final
Distribution Date, the Trustee shall withdraw from the Collection Account any amount Received by the Trust with respect to any Trust Mortgage Loan or REO
Trust Mortgage Loan during the related Collection Period that represents Net
Prepayment Consideration and shall distribute such Net Prepayment Consideration:
first, to the Holders of the respective Classes of YM Principal Balance
Certificates that are entitled to distributions of principal on such
Distribution Date, pursuant to Section 4.01(a) or Section 4.01(b), as applicable, with respect to the Loan Group that includes the prepaid Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration
Entitlements for such Classes of Certificates for such Distribution Date in connection with such Net Prepayment Consideration; and second, as follows--(i)
if the subject Distribution Date occurs during or prior to August 2008, on a pari passu basis to (A) the Holders of the Class X-CL Certificates, in an amount equal to 93% of any remaining portion of such Net Prepayment Consideration, and
(B) the Holders of the Class X-CP Certificates, in an amount equal to 7% of any remaining portion of such Net Prepayment Consideration, or (ii) if the subject
Distribution Date occurs after August 2008, but during or prior to August 2010, on a pari passu basis to (A) the Holders of the Class X-CL Certificates, in an
amount equal to 98% of any remaining portion of such Net Prepayment
Consideration, and (B) the Holders of the Class X-CP Certificates, in an amount equal to 2% of any remaining portion of such Net Prepayment Consideration, or
(iii) if the subject Distribution Date occurs after August 2010, to the Holders of the Class X-CL Certificates, in an amount equal to 100% of any remaining portion of such Net Prepayment Consideration.

          For purposes of the foregoing, to the extent that distributions of principal on any Class of Principal Balance Certificates could be made from principal amounts allocable to either Loan Group, the Trustee shall assume that those distributions of principal on that Class of Principal Balance Certificates are made from principal amounts allocable to each Loan Group, on a pro rata basis in accordance with the respective principal amounts allocable to each Loan
Group that were available for distributions of principal on that Class. In connection therewith, (i) distributions of principal made with respect to the
Class A-1A Certificates, pursuant to subclause (i) of clause second of Section
4.01(a), on any Distribution Date prior to both the Senior Class A Principal
Distribution Cross-Over Date and the Final Distribution Date, shall be deemed made solely from principal amounts allocable to Loan Group No. 2, and (ii) all other distributions of principal made with respect to any Class of Principal
Balance Certificates, pursuant to Section 4.01(a) or 4.01(b), on any
Distribution Date, shall be deemed made from principal amounts allocable to both
Loan Groups (net of any principal amounts allocable to Loan Group No. 2 that may have been applied on such Distribution Date as contemplated by clause (i) of this sentence).

          Any Net Prepayment Consideration or portion thereof distributed with respect to either the Class X-CL Certificates or the Class X-CP Certificates on
any Distribution Date shall be deemed to have been distributed with respect to the respective REMIC III Components of the subject Class of Interest-Only
Certificates, on a pro rata basis in accordance with the respective amounts by which the

                                      -233-

Component Notional Amounts of such REMIC III Components were reduced on such
Distribution Date by deemed distributions of principal pursuant to Section
4.01(l).

          (e) On each Distribution Date, through and including the Final
Distribution Date, subject to Section 2.05(b), the Trustee shall withdraw from the Collection Account, and distribute to the Holders of the Class V
Certificates, any amounts that represent Additional Interest Received by the
Trust during the related Collection Period with respect to the ARD Trust
Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto).

          (f) On the Final Distribution Date, the Special Servicer shall withdraw from the Loss of Value Reserve Fund and remit to the Trustee, and (upon receipt) the Trustee shall distribute to the Holders of the Class R-III
Certificates, any Loss of Value Payments remaining on deposit in the Loss of
Value Reserve Fund as of the Final Distribution Date (after taking into account any transfer of Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account on the immediately preceding Trust Master Servicer
Remittance Date in accordance with Section 3.05(e)).

          (g) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to the related Record Date or, in the case of the initial Distribution Date, no later than the close of business on the later of (i) the fifth Business Day prior to the related Record Date and (ii) the Closing Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution
Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each
Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any related Loss Reimbursement
Amount) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section
9.01, any distribution that is to be made with respect to a Certificate in reimbursement of any related Loss Reimbursement Amount, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the
Trustee was subsequently notified in writing. If such check is returned to the
Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-III Certificateholders.

                                      -234-

          (h) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the
Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the
Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

          (i) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

          (j) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of
Principal Balance Certificates, without regard to any possible future reimbursement of any related Loss Reimbursement Amount) will be made on the next
Distribution Date, the Trustee shall, as soon as reasonably practicable and, in any event, no later than the second Business Day prior to such Distribution
Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering
Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on

                                      -235-

any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

          (k) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholder.

          (l) All distributions made in respect of each Class of Principal
Balance Certificates on each Distribution Date (including the Final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed on such Distribution Date from REMIC II to
REMIC III with respect to the Corresponding REMIC II Regular Interest(s) for
such Class of Certificates; and all distributions made with respect to each
Class of Interest-Only Certificates on each Distribution Date pursuant to
Section 4.01(a) or Section 4.01(d) and allocable to any particular REMIC III
Component of such Class of Certificates, shall be deemed to have first been distributed on such Distribution Date from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular
Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this Section 4.01(l)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such REMIC II Regular Interest.

          If a Class of Principal Balance Certificates has two or more
Corresponding REMIC II Regular Interests, then:

               (i) deemed distributions of accrued interest made on such
     Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of Uncertificated Distributable
     Interest in respect of such Corresponding REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) deemed distributions of principal made on such Corresponding
     REMIC II Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC II Regular Interests, in each case up to an amount equal to the Uncertificated Principal Balance of the subject Corresponding
     REMIC II Regular Interest outstanding immediately prior to such
     Distribution Date (such that no deemed

                                      -236-

     distributions of principal will be made on any such Corresponding REMIC II
     Regular Interest until the Uncertificated Principal Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full);

               (iii) deemed distributions of additional interest (in the form of
     Net Prepayment Consideration or any portion thereof) made on such
     Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of principal deemed distributed in respect of such Corresponding REMIC II Regular Interests on such
     Distribution Date; and

               (iv) deemed distributions made on such Corresponding REMIC II
     Regular Interests on any Distribution Date in reimbursement of the Loss
     Reimbursement Amounts with respect thereto shall be allocated to them in the same order that deemed distributions of principal made on such
     Corresponding REMIC II Regular Interests are allocated to them pursuant to subclause (ii) of this paragraph, in each case up to the amount of the Loss
     Reimbursement Amount with respect to the subject REMIC II Regular Interest for such Distribution Date.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a), Section
4.01(b), Section 4.01(c) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC
II Regular Interests on such Distribution Date pursuant to this Section 4.01(l).
Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(l), actual distributions of funds from the
Collection Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as
applicable.

          (m) On each Distribution Date, through and including the Final
Distribution Date, the Available Distribution Amount for such Distribution Date shall be deemed to have been distributed from REMIC I to REMIC II for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

               (i) as deemed distributions of interest with respect to all the
     REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) as deemed distributions of principal with respect to all the
     REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the
     Principal Distribution Amount for such Distribution Date attributable to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

               (iii) as deemed distributions of reimbursement with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, any Loss Reimbursement Amount with respect to each
     REMIC I Regular Interest for such Distribution Date (with compounded interest at the related REMIC I Remittance Rate in effect from time to

                                      -237-

     time on the aggregate amount of unreimbursed reductions made from time to time in the Uncertificated Principal Balance of such REMIC I Regular
     Interest pursuant to Section 4.04(c)).

          Any Net Prepayment Consideration distributed to any Class of Regular
Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed on such Distribution Date from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, in respect of which such Net Prepayment Consideration was received.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates and the Class R-II Certificates
pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section
4.01(d), as applicable, as well as the deemed distributions made on each
Distribution Date in respect of the REMIC II Regular Interests pursuant to
Section 4.01(l), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution
Date pursuant to this Section 4.01(m). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(m), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section
4.01(d) or Section 4.01(e), as applicable.

          (n) On each Distribution Date, through and including the Final
Distribution Date, any portion of the Available Distribution Amount for such date allocable to an Early Defeasance Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) shall be deemed to have first been distributed from the related Loan REMIC to REMIC I in respect of the corresponding Loan REMIC Regular Interest, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

               (i) as deemed distributions of interest in respect of the related
     Loan REMIC Regular Interest, up to an amount equal to all Uncertificated
     Distributable Interest in respect of such Loan REMIC Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) as deemed distributions of principal in respect of the related Loan REMIC Regular Interest, up to an amount equal to the portion of the Principal Distribution Amount for such Distribution Date attributable to such Early Defeasance Trust Mortgage Loan (or any successor
     REO Trust Mortgage Loan with respect thereto); and

               (iii) as deemed distributions of reimbursement with respect to the related Loan REMIC Regular Interest, up to an amount equal to any Loss
     Reimbursement Amount with respect to the related Loan REMIC Regular
     Interest for such Distribution Date (with compounded interest at the related Loan REMIC Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the
     Uncertificated Principal Balance of the related Loan REMIC Regular Interest pursuant to Section 4.04(d)).

          Any Net Prepayment Consideration distributed to any Class of Regular
Interest Certificates on any Distribution Date that is allocable to an Early
Defeasance Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) shall, in each case, be deemed to have been distributed on such
Distribution Date from the related Loan REMIC to REMIC I in respect of the Loan
REMIC Regular Interest corresponding to the prepaid Early Defeasance Trust
Mortgage Loan (or

                                      -238-

any successor REO Trust Mortgage Loan with respect thereto) as to which such Net
Prepayment Consideration was received.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates, the Class R-II Certificates and the
Class R-I Certificates pursuant to Section 4.01(a), Section 4.01(b), Section
4.01(c) or Section 4.01(d), as applicable, shall be deemed to have been so made in part from the amounts deemed distributed with respect to the Loan REMIC
Regular Interests, if any, on such Distribution Date pursuant to this Section
4.01(n). Notwithstanding the deemed distributions on the Loan REMIC Regular
Interests, if any, described in this Section 4.01(n), actual distributions of funds from the Collection Account shall be made only in accordance with Section
4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e),
as applicable.

          Notwithstanding the foregoing, the applicability of this Section
4.01(n) shall be subject to Section 2.06(b).

          SECTION 4.02. Statements to Certificateholders and Others.

          (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master
Servicer, the Special Servicer, the Controlling Class Representative, each
Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as
may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date
Statement"), together with the CMSA Bond Level File, the CMSA Collateral Summary
File and the Mortgage Pool Data Update Report, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to
     Distributable Certificate Interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to
     Prepayment Consideration;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of any related Loss Reimbursement Amount for such
     Distribution Date;

               (v) the Available Distribution Amount for such Distribution Date and the respective portions of such Available Distribution Amount attributable to each Loan Group;

               (vi) the aggregate amount of P&I Advances made in respect of the
     Mortgage Pool for such Distribution Date pursuant to Section 4.03(a);

               (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related

                                      -239-

     Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of any such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on such related Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances (and/or comparable advances made in respect of an Outside Serviced Trust Mortgage Loan or related REO Property pursuant to the related Outside Servicing Agreement)
     that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date (or, in the case of an
     Outside Serviced Trust Mortgage Loan or any related REO Property, as of the end of the related Underlying Collection Period) and the aggregate amount of interest accrued and payable to the Master Servicer, the Special
     Servicer, the Trustee or the Fiscal Agent (or, if applicable, to a party under an Outside Servicing Agreement) in respect of such unreimbursed
     Servicing Advances in accordance with Section 3.11(g) (or, if applicable, any such comparable advance(s) in accordance with the related Outside
     Servicing Agreement) as of the close of business on such related
     Determination Date (or, in the case of an Outside Serviced Trust Mortgage
     Loan or any related REO Property, as of the end of the related Underlying
     Collection Period);

               (viii) the aggregate unpaid principal balance of the Mortgage
     Pool and each Loan Group outstanding as of the close of business on the related Determination Date (or, in the case of an Outside Serviced Trust
     Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as of the end of the related Underlying Collection Period) and the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution
     Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans (but not the REO Trust Mortgage Loans) as of the
     close of business on the related Determination Date (or, in the case of an
     Outside Serviced Trust Mortgage Loan, as of the end of the related
     Underlying Collection Period);

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date (or, in the case of an
     Outside Serviced Trust Mortgage Loan, as of the end of the related
     Underlying Collection Period) and aggregate Stated Principal Balance
     (immediately after such Distribution Date) of Trust Mortgage Loans (A)
     delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special
     Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date and (C)
     whether the delinquency is in respect of its Balloon Payment;

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period (or, in the case of a Final Recovery Determination with respect to an Outside Serviced
     Trust Mortgage Loan, during the related Underlying Collection Period), (A)
     the loan number thereof, (B) the nature of the Liquidation

                                      -240-

     Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the aggregate amount of any Realized Loss and Additional Trust Fund Expenses in
     connection with such Liquidation Event;

               (xiii) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date (or, in the case of an Outside
     Administered REO Property, as of the end of the related Underlying
     Collection Period), the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xiv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related
     Collection Period (or, in the case of an REO Acquisition of an Outside
     Administered REO Property, during the related Underlying Collection
     Period), the loan number of such Trust Mortgage Loan and the Stated
     Principal Balance of such Trust Mortgage Loan as of the related Acquisition
     Date;

               (xv) with respect to any REO Property as to which a Final
     Recovery Determination was made during the related Collection Period (or, in the case of an Outside Administered REO Property, during the related
     Underlying Collection Period), (A) the loan number of the related Trust
     Mortgage Loan, (B) a brief description of the basis for the Final Recovery
     Determination, (C) the aggregate of all Liquidation Proceeds and other amounts Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the aggregate amount of any Realized Loss and Additional Trust Fund Expenses in respect of the related REO Trust Mortgage Loan in connection with such Final Recovery
     Determination and (E), if available, the Appraised Value of such REO
     Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvi) the Distributable Certificate Interest and Accrued
     Certificate Interest in respect of each Class of Regular Interest
     Certificates for such Distribution Date or the related Interest Accrual
     Period, as applicable;

               (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the
     Adjusted Principal Distribution Amount was not distributed on such
     Distribution Date, the portion of the shortfall affecting each Class of
     Principal Balance Certificates;

               (xviii) the Pass-Through Rate for each Class of Regular Interest
     Certificates for such Distribution Date;

                                      -241-

               (xix) the Principal Distribution Amount and the Adjusted
     Principal Distribution Amount, respectively, for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal
     Received by the Trust during the related Collection Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal), and the respective portions thereof attributable to each Loan Group;

               (xx) the aggregate of (A) all Realized Losses incurred during the related Collection Period (or, in the case of an Outside Serviced Trust
     Mortgage Loan or an Outside Administered REO Property, during the related
     Underlying Collection Period) and, as of the related Determination Date, from the Closing Date and (B) all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period (or, in the case of an Outside Serviced Trust Mortgage Loan or an Outside
     Administered REO Property, during the related Underlying Collection Period)
     and, as of the related Determination Date, from the Closing Date;

               (xxi) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that remain unallocated immediately following such
     Distribution Date;

               (xxii) the Class Principal Balance of each Class of Principal
     Balance Certificates and the Class Notional Amount of each Class of
     Interest-Only Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein pursuant to Section 4.04 on such Distribution Date;

               (xxiii) the Certificate Factor for each Class of Regular Interest
     Certificates immediately following such Distribution Date;

               (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Trustee, the
     Fiscal Agent or any other party hereto during the related Collection Period in accordance with Section 3.11(g) and/or Section 4.03(d) (and the aggregate amount of interest on servicing advances in respect of an Outside
     Serviced Trust Mortgage Loan or any Outside Administered REO Property paid to any Outside Servicer or other applicable party during the related
     Underlying Collection Period in accordance with the related Outside
     Servicing Agreement);

               (xxv) (A) the loan number for each Required Appraisal Loan (and each Outside Serviced Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto with a similar status under the related
     Outside Servicing Agreement) and any related Appraisal Reduction Amount
     (including an itemized calculation thereof) as of the related Determination
     Date and (B) the aggregate Appraisal Reduction Amount for all Required
     Appraisal Loans (and each Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto with a similar status under the related Outside Servicing Agreement) as of the related
     Determination Date (or, in the case of an Outside Serviced Trust Mortgage
     Loan or any successor REO Trust Mortgage Loan with respect thereto, if applicable, as of the end of the related Underlying Collection Period);

                                      -242-

               (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date
     (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date
     Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period
     (in the case of subclause (B)) of Trust Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

               (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

               (xxviii) the original and then current ratings, if any, for each
     Class of Regular Interest Certificates;

               (xxix) the aggregate amount of Prepayment Consideration Received by the Trust (A) during the related Collection Period and (B) during the period from and including the Closing Date to and including the related
     Determination Date;

               (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the
     Special Servicer, to each Sub-Servicer, during the related Collection
     Period, (B) the aggregate amount of servicing compensation in respect of each Outside Serviced Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto (separately identifying the amount of each category of compensation) paid to the related Outside Servicers during the related Underlying Collection Period and (C) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

               (xxxi) the amounts, if any, actually distributed with respect to each Class of Residual Interest Certificates on such Distribution Date.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xv), (xix), (xx),
(xxi), (xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master
Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

          The Trustee shall forward electronically a copy of each Distribution
Date Statement to the Depository.

                                      -243-

          (b) The Trustee shall make available each month, to
Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies,
the Controlling Class Representative, any party hereto, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee or any designee of the Depositor, via the Trustee's internet website, on a restricted basis, with the use of a password provided by the Trustee to such Person upon request and, in the case of a Certificateholder, a Certificate Owner or a prospective transferee of a Certificate or any interest therein, upon receipt by the Trustee from such Person of a certification substantially in the form of
Exhibit L-1 or Exhibit L-2, as applicable, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Pool as the Trustee
may have in its possession. Notwithstanding the foregoing, any reports required to be included in the Certificateholder Reports with respect to an Outside
Serviced Trust Mortgage Loan or any Outside Administered REO Property shall be forwarded or otherwise made available by the Trustee in accordance with this paragraph only to the extent that such information is actually received by the
Trustee. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's internet website shall initially be located at
www.etrustee.net or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the parties hereto, the Controlling Class Representative
(if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

          The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Representative, the Underwriters,
the Rating Agencies or any party hereto, the Certificateholder Reports, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

          The Master Servicer's internet website shall initially be located at
"www.wachovia.com" or at such other address as shall be specified by the Master
Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the
Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require registration, issuance and use of a password and username, execution of an access agreement and acceptance of a disclaimer. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and
Certificate Owners in accordance with this Agreement. Access to the Master
Servicer's internet website shall be coordinated with the Trustee and shall be with the use of a password provided by the Master Servicer, which, in the case of a Certificateholder or a Certificate Owner, shall only be provided upon receipt by the Master Servicer from such Person of a certification substantially in the form of Exhibit L-1. Notwithstanding the foregoing, upon the Depositor's notifying the Master Servicer that the Non-Registered Certificates have been sold by the Underwriters to unaffiliated third parties, the Master Servicer may make the Servicer Reports available on its internet website without a password, provided that, for so long as reports are required to be filed with the
Commission in respect of the Trust pursuant to Section 15(d) of

                                      -244-

the Exchange Act, the subject reports shall have been previously filed with the
Commission (which shall be confirmed by the Master Servicer by request made to the Trustee).

          (c) If the Master Servicer or the Special Servicer, as the case may be, delivers a Supplemental Report to the Trustee, in accordance with the first paragraph of Section 3.12(d), then the Trustee shall include the Supplemental
Report in or as an attachment to the Distribution Date Statement for the following Distribution Date and, to the extent required by Section 8.15(a), shall file such Supplemental Report, together with such Distribution Date
Statement, on the related Current Report on Form 8-K and/or the related Annual
Report on Form 10-K, as applicable, in accordance with Section 8.15(a). In addition, during any fiscal year of the Trust until the Trustee provides written notice that it has filed a Form 15 with respect to the Trust as to that fiscal year in accordance with Section 8.15(c), in the event the Master Servicer or the
Special Servicer (with respect to the Special Servicer, solely with respect to
Specially Serviced Mortgage Loans and Administered REO Properties and any
material impairment to any such Mortgage Loan or REO Property) delivers a
Supplemental Report, in accordance with the second paragraph of Section 3.12(d), regarding the occurrence of any event specified under Section 8.15(b), the
Trustee shall file such information on a Current Report on Form 8-K in accordance with Section 8.15(a).

          During any period that reports are required to be filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Exchange
Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment
Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI
Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

          (d) Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a
Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this
Agreement. None of the Trustee, the Master Servicer or the Special Servicer
shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other. The Master Servicer may conclusively rely on any information provided by the respective Mortgage Loan Sellers or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File
and CMSA Financial File.

          (e) Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest
(including any Prepayment Consideration and Additional Interest) and principal to such Certificateholder during such calendar year (or the applicable portion of such calendar year during which such Person was a Certificateholder) set forth in the Distribution Date Statements and such

                                      -245-

other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          (f) Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the
Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) Trepp, LLC (at 477 Madison Avenue, 18th
Floor, New York, New York 10022 or such other address as Trepp, LLC may designate), (ii) Intex Solutions, Inc. (at 110 A Street, Needham, Massachusetts
02494, or such other address as Intex Solutions, Inc. may hereafter designate),
(iii) Charter Research Corporation (at Two Oliver Street, 10th Floor, Boston,
Massachusetts 02109-4904, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider designated by the Depositor, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

          (g) Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholder or any other Person, together with payment of a reasonable fee specified by the
Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02 electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02 that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

          (h) The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02 to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (i) The information to be furnished by the Trustee to the
Certificateholders pursuant to this Section 4.02 shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to

                                      -246-

Certificateholders or to any Person any other information with respect to the
Trust Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be
provided to it by the Depositor, the Master Servicer or the Special Servicer or
gathered by it in any investigation or other manner from time to time (such information, other than as described in this Section 4.02, is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three
(3) Business Days' advance notice before doing so, (B) any such Additional
Information shall only be furnished with the consent or at the request of the
Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the
Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional
Information which, for their fulfillment, require the consent of the Depositor.
Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

          SECTION 4.03. P&I Advances With Respect to the Mortgage Pool.

          (a) On or before 2:00 p.m., New York City time, on each Trust Master
Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c)
below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool, first, by transferring to the Trustee for deposit in the Collection Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in the Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I
Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding applicable Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Trust Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the
Trustee the requisite Officer's Certificate and any required supporting documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704)
715-0036 (or such alternative number provided by the Master Servicer to the
Trustee in writing) and by telephone at telephone no. (704) 593-7682 or (704)
593-7867 (or such alternative number provided by the Master Servicer to the
Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New
York City time, on such Trust Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I
Advances by 10:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master
Servicer on such Trust Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

                                      -247-

          No party hereto shall be required to make a P&I Advance with respect to any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to this
Section 4.03 in respect of any Distribution Date shall, subject to Section
4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon
Payments) and any Assumed Monthly Payments, in each case net of related Master
Servicing Fees and Workout Fees (and, in the case of each Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, further net of any related similar fees payable to third parties with respect to the subject Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto pursuant to the related Outside Servicing
Agreement) due or deemed due, as the case may be, in respect of the Trust
Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans in the Mortgage
Pool on their respective Due Dates during the calendar month in which the subject Distribution Date occurs, in each case to the extent such amount was not
Received by the Trust (including as net income from any related REO Property) as of the end of the related Collection Period; provided that--

               (i) if it is determined by the applicable Outside Servicer and reported to the applicable parties hereunder that an Appraisal Reduction
     Amount exists with respect to any Outside Serviced Loan Combination, and a portion of such Appraisal Reduction Amount is allocable to the Trust
     Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as applicable, that is part of such Outside Serviced Loan
     Combination, then the interest portion of each P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such
     Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, during the period that such Appraisal
     Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the Stated
     Principal Balance of such Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto, as the case may be, reduced (to not less than zero) by the portion of any Appraisal Reduction Amount in respect of the subject Outside Serviced Loan Combination that is allocable to such
     Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or any successor
     REO Trust Mortgage Loan with respect thereto, as the case may be;

               (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Serviced Loan Combination and, further, that a portion of such Appraisal Reduction Amount is allocable to the Trust
     Mortgage Loan or REO Trust Mortgage Loan, as applicable, that is part of such Serviced Loan Combination, then the interest portion of each P&I
     Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 with respect to such Trust
     Mortgage Loan or REO Trust Mortgage

                                      -248-

     Loan, as the case may be, without regard to this proviso, multiplied by (B)
     a fraction, the numerator of which is equal to the then Stated Principal
     Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by the portion of such Appraisal
     Reduction Amount with respect to the subject Serviced Loan Combination that is allocable to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, and the denominator of which is equal to the then Stated
     Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and

               (iii) if it is determined that an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan
     that is not part of a Loan Combination, then the interest portion of each
     P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by such Appraisal Reduction Amount, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be;

and provided, further, that the existence of an Appraisal Reduction Amount with respect to, or that is allocable to, any Trust Mortgage Loan or REO Trust
Mortgage Loan shall not affect the principal portion of any required P&I Advance with respect thereto.

          For purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to any Serviced Loan Combination, then such Appraisal Reduction Amount shall be allocated: first, to the related Serviced Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that is part of such
Serviced Loan Combination, up to an amount equal to the then unpaid principal balance of such related Serviced Non-Trust Mortgage Loan (or any successor REO
Mortgage Loan with respect thereto), together with all accrued and unpaid interest thereon (exclusive of any portion of such interest that constitutes
Default Interest) to but not including the most recent prior Due Date; and, then, to the related Serviced Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto) that is part of such Serviced Loan
Combination.

          If the Master Servicer, the Trustee or the Fiscal Agent makes a P&I
Advance with respect to an Outside Serviced Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto, then it shall promptly so notify the related Outside Master Servicer of each such P&I Advance so made thereby and shall seek reimbursement for such P&I Advance (together with interest thereon)
out of amounts otherwise payable with respect to the Outside Serviced Loan
Combination that includes such Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, to the maximum extent permitted by, and out of amounts specified for such purpose under, the related
Co-Lender Agreement and/or the related Outside Servicing Agreement.

                                      -249-

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The Trustee and the Fiscal
Agent shall be entitled to rely, conclusively, on any determination by the
Master Servicer that a P&I Advance, if made pursuant to this Section 4.03, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance pursuant to this Section 4.03 for reasons other than a determination by the Master Servicer that such P&I Advance would be a
Nonrecoverable P&I Advance or for the reasons contemplated by the following paragraphs of this Section 4.03(c), the Trustee or the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the
Trustee or such Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I
Advance would be a Nonrecoverable P&I Advance. Upon determining that any P&I
Advance previously made or proposed to be made pursuant to this Section 4.03 with respect to any Specially Serviced Trust Mortgage Loan or any REO Trust
Mortgage Loan is or would, if made, constitute a Nonrecoverable P&I Advance, the
Special Servicer shall report its determination to the Master Servicer, the
Trustee and the Fiscal Agent. The Master Servicer, the Trustee and the Fiscal
Agent shall be entitled to conclusively rely on any determination by the Special
Servicer that a P&I Advance made or proposed to be made pursuant to this Section
4.03 with respect to any Specially Serviced Trust Mortgage Loan or any REO Trust
Mortgage Loan would be a Nonrecoverable P&I Advance. Any determination by the
Master Servicer or the Special Servicer that the Master Servicer has made a
Nonrecoverable P&I Advance pursuant to this Section 4.03, or that any proposed
P&I Advance, if made pursuant to this Section 4.03, would constitute a
Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent and the Depositor (and, if such determination is made by the Special Servicer or the Master Servicer, to the other such servicer) on or before the related Trust Master Servicer Remittance
Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent Appraiser within the
12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section
3.18 or, alternatively, in the case of an Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, shall either have been conducted by an Independent Appraiser as provided above or received from a related Outside Servicer), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's
possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing
Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or the Special Servicer, as applicable. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

          In addition, if (i) the Master Servicer reasonably believes, in accordance with the Servicing Standard, that a P&I Advance with respect to any
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto constitutes or may, if made, constitute a Nonrecoverable
P&I Advance, and (ii) either (A) the Master Servicer has made a request for an appraisal with respect to the related Mortgaged Property from the applicable
Outside Servicer and has not obtained, (x) within 15 Business Days of such request, a response from the applicable Outside Servicer indicating that an appraisal with respect to the related Mortgaged Property would be performed within 60 days of the date of such response or has been performed within the prior 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request, and (y) within 60 days of the date of such response, a copy of an appraisal report with respect to the related Mortgaged Property, relating to an appraisal that has been performed within the 12-month period (or

                                      -250-

such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request by the Master Servicer, that complies with the requirements for such an appraisal under the terms of the related Outside Servicing Agreement or this Agreement, or
(B) the Master Servicer has made a request for an appraisal with respect to the related Mortgaged Property from the applicable Outside Servicer and has been advised by the applicable Outside Servicer that such an appraisal with respect to the related Mortgaged Property will not be performed within the time periods specified in clause (ii)(A) above, then the Master Servicer may have an appraisal performed with respect to the related Mortgaged Property by an
Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal may be withdrawn from general collections on deposit in the Pool
Custodial Account. If, in connection with the foregoing, it is necessary for the
Master Servicer to obtain an appraisal, the Master Servicer shall so notify the
Special Servicer and consult with the Special Servicer regarding such appraisal.

          If any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master
Servicer receives written notice that the primary party responsible for making delinquency advances similar to P&I Advances hereunder with respect to such other commercial mortgage securitization has determined, in accordance with the requirements of the related Non-Trust Mortgage Loan Securitization Agreement, that any such delinquency advance made or to be made with respect to such securitized Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage
Loan or comparable deemed mortgage loan with respect thereto) would not ultimately be recoverable out of collections on such Pari Passu Non-Trust
Mortgage Loan (or such REO Mortgage Loan or comparable deemed mortgage loan), then the Master Servicer shall deliver written notice to such effect to the
Trustee, the Fiscal Agent and the Depositor.

          In addition, if the Master Servicer has actual knowledge that any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer determines that any P&I Advance made or to be made with respect to the related
Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the Master
Servicer shall, consistent with the related Co-Lender Agreement (if applicable), notify, in writing, its counterpart under each such other commercial mortgage securitization within one (1) Business Day of such determination, which written notice shall be accompanied by the supporting evidence for such determination.
It will, consistent with the related Co-Lender Agreement (if applicable), also notify, in writing, its counterpart under each such other commercial mortgage securitization (within one (1) Business Day of such determination) if it subsequently determines that P&I Advances made or to be made with respect to the related Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) are no longer Nonrecoverable P&I Advances. Following a determination of nonrecoverability by the Master Servicer in accordance with this paragraph or by another party responsible for making delinquency advances similar to P&I Advances with respect to a securitized Pari Passu Non-Trust
Mortgage Loan (or any successor REO Mortgage Loan or comparable deemed mortgage loan with respect thereto) in

                                      -251-

accordance with the preceding paragraph, prior to the Master Servicer resuming
P&I Advances with respect to the related Trust Mortgage Loan (or any successor
REO Trust Mortgage Loan with respect thereto), the Master Servicer shall consult with its counterparts under the securitizations of any such Pari Passu Non-Trust
Mortgage Loans regarding whether circumstances with respect to the subject mortgage loans have changed such that a proposed future P&I Advance would not be a Nonrecoverable P&I Advance.

          (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I
Advance is outstanding; provided that if the grace period for the delinquent
Monthly Payment as to which a P&I Advance was made under this Section 4.03 has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, Received by the Trust in connection with the late payment of such delinquent Monthly Payment; and
provided, further, that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master
Servicer or a Sub-Servicer on its behalf as of the related Trust Master Servicer
Remittance Date. Interest so accrued on any P&I Advance made under this Section
4.03 shall be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust
Mortgage Loan as to which the P&I Advance relates (provided that such Default
Charges will only be applied to pay interest accrued on such P&I Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance is being reimbursed or has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account; provided that, in the case of P&I
Advances with respect to an Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Master Servicer shall, no less often than monthly, notify the related Outside Master Servicer of the interest accruing on such P&I Advances in accordance with this Section
4.03(d) and, to the maximum extent permitted by the related Co-Lender Agreement, prior to paying such interest on such P&I Advances out of general collections in respect of the Mortgage Pool on deposit in the Pool Custodial Account, shall seek payment for such interest on such P&I Advances from the related Outside
Master Servicer out of amounts otherwise payable with respect to the Outside
Serviced Loan Combination that includes such Outside Serviced Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto, to the maximum extent permitted by, and out of amounts specified for such purpose under, the related Co-Lender Agreement; and provided, further, that, if such P&I
Advance was made with respect to a Combination Trust Mortgage Loan or any REO
Trust Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Serviced Loan
Combination Custodial Account in accordance with, and to the extent provided in,
Section 3.05A. The Master Servicer shall, in accordance with Section 3.05(a)
and/or Section 3.05A, reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this Section 4.03 as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made P&I Advance is a Nonrecoverable P&I
Advance, instead of obtaining reimbursement out of general collections on the
Mortgage Pool immediately, any of the Master Servicer, the Trustee or the Fiscal
Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months or such longer

                                      -252-

period of time as is approved in writing by the Controlling Class
Representative) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing
Standard by the Master Servicer or a breach of any fiduciary duty owed to the
Certificateholders by the Trustee or the Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this
Agreement.

          SECTION 4.04. Allocations of Realized Losses and Additional Trust Fund
                        Expenses

          (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class
Principal Balances of all the Classes of Principal Balance Certificates, exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the various Classes of the Class B Through T Certificates shall be reduced sequentially, in reverse alphabetic order of the respective Class designations of such Classes of
Certificates (beginning with the Class T Certificates and ending with the Class
B Certificates), in each case until such excess is eliminated or the applicable
Class Principal Balance has been reduced to zero (whichever occurs first). If, after the reduction to zero of the respective Class Principal Balances of all the Classes of Class B Through T Certificates, the amount described in clause
(i) of the second preceding sentence (taking into account such reductions) still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the various Classes of the Class
A Certificates shall be reduced sequentially as follows until such remaining excess is eliminated: first, the Class Principal Balance of the Class A-J
Certificates shall be reduced; second, if and to the extent necessary, the Class
Principal Balance of the Class A-M Certificates shall be reduced; and last, if and to the extent necessary, the respective Class Principal Balances of the various Classes of the Senior Class A Certificates shall be reduced, on a pro rata basis in accordance with the respective outstanding Class Principal
Balances thereof. Any and all such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates pursuant to this
Section 4.04(a) shall be deemed to constitute allocations of Realized Losses and
Additional Trust Fund Expenses.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II
Regular Interest (or, if applicable, the aggregate Uncertificated Principal
Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been reduced on such Distribution Date by the exact same amount.
If a Class of Principal Balance Certificates has two or more Corresponding REMIC
II Regular Interests, then the respective Uncertificated Principal Balances of such Corresponding REMIC II Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC II Regular Interests pursuant to Section 4.01(l), such that no reduction shall be made in the
Uncertificated Principal Balance of any such Corresponding REMIC II Regular
Interest pursuant to this Section 4.04(b) until the Uncertificated Principal
Balance of each other

                                      -253-

such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC
II Regular Interests shall be deemed to constitute allocations of Realized
Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(m), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced, if and to the extent necessary, to equal the Stated Principal Balance of the related Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC I
Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (d) On each Distribution Date, following any deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section
4.01(n), subject to Section 2.06(b), the Uncertificated Principal Balance of
each Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Early Defeasance Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto, as the case may be, that will be outstanding immediately following such Distribution Date. Any such reductions in the
Uncertificated Principal Balances of the respective Loan REMIC Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional
Trust Fund Expenses.

          SECTION 4.05. Various Reinstatement Amounts.

          (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance
Certificates. If such an excess does exist, then the Trustee shall allocate the
Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of the
Senior Class A Certificates, up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Senior
Class A Certificates with respect to such Distribution Date (minus any amounts reimbursed in respect of such respective Loss Reimbursement Amounts on the subject Distribution Date pursuant to Section 4.01(a)); second, to the Class A-M
Certificates, up to any Loss Reimbursement Amount for the Class A-M Certificates
with respect to such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to
Section 4.01(a)); third, to the Class A-J Certificates, up to any Loss
Reimbursement Amount for the Class A-J Certificates with respect to such
Distribution Date (minus any amount reimbursed in respect of such Loss
Reimbursement Amount on the subject Distribution Date pursuant to Section
4.01(a)); and then to the respective Classes of the Class B Through T
Certificates, sequentially as among such Classes in alphabetic order based on the respective Class designations thereof (beginning with the Class B
Certificates and ending with the Class T Certificates), in each case up to any
Loss Reimbursement Amount for the applicable Class of Class B Through T
Certificates with respect to such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(b)). Any portion of the Total Principal Reinstatement

                                      -254-

Amount for any Distribution Date that is allocated to a particular Class of
Principal Balance Certificates shall be: (i) referred to herein as the "Class
Principal Reinstatement Amount" in respect of such Class of Principal Balance
Certificates for such Distribution Date; and (ii) added to the Class Principal
Balance of such Class of Principal Balance Certificates on such Distribution
Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class
Principal Balance of any Class of Principal Balance Certificates on any
Distribution Date shall be a result of the collection of Recovered Amounts
Received by the Trust during the related Collection Period and the addition of such Recovered Amounts to the Principal Distribution Amount for purposes of calculating the Adjusted Principal Distribution Amount for such Distribution
Date.

          (b) In connection with the reinstatement of all or any portion of the
Class Principal Balance of any one or more Classes of Principal Balance
Certificates on any Distribution Date, pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no reduction to the Class Principal Balance of any Class of Principal Balance
Certificates, pursuant to Section 4.04(a), and no corresponding reduction to the
Uncertificated Principal Balance of any REMIC II Regular Interest(s), pursuant to Section 4.04(b), had resulted on a prior Distribution Date from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances (with interest thereon) that relate to the Recovered
Amounts associated with such reinstatement of outstanding principal on the subject Distribution Date. Once determined, such lost Distributable Certificate
Interest in respect of any particular Class of Regular Interest Certificates shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Regular
Interest Certificates from prior Distribution Dates. All such reinstated
Distributable Certificate Interest in respect of any particular Class of Regular
Interest Certificates shall be treated the same as any other unpaid
Distributable Certificate Interest in respect of such Class of Regular Interest
Certificates.

          (c) If the Class Principal Balance of any Class of Principal Balance
Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II
Regular Interest (or, if applicable, the aggregate Uncertificated Principal
Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been increased on such Distribution Date by the exact same amount.
In circumstances where there are multiple Corresponding REMIC II Regular
Interests with respect to a Class of Principal Balance Certificates, the increases in the respective Uncertificated Principal Balances of such
Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such
Uncertificated Principal Balances pursuant to Section 4.04(b), in each case up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC
II Regular Interest for such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(l)).

          (d) If any lost Distributable Certificate Interest is reinstated with respect to any Class of Regular Interest Certificates on any Distribution Date
pursuant to Section 4.05(b), then a corresponding amount of Uncertificated
Distributable Interest shall be reinstated with respect to such Class'
Corresponding REMIC II Regular Interest(s) (or, in the case of a Class of
Interest-Only Certificates, insofar as such lost Distributable Certificate
Interest corresponds to a particular REMIC III Component of such Class, a corresponding amount of Uncertificated Distributable Interest shall be reinstated with respect to such REMIC III Component's Corresponding REMIC II
Regular Interest). In

                                      -255-

circumstances where there are multiple Corresponding REMIC II Regular Interests with respect to a Class of Principal Balance Certificates, the reinstatement of such lost Uncertificated Distributable Interest with respect to such
Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be effected taking into account the respective portions of such lost
Uncertificated Distributable Interest attributable to such Corresponding REMIC
II Regular Interests. Once reinstated, such lost Uncertificated Distributable
Interest in respect of any particular REMIC II Regular Interest shall become due and payable on future Distribution Dates as part of the unpaid Uncertificated
Distributable Interest for such REMIC II Regular Interest from prior
Distribution Dates. All such reinstated Uncertificated Distributable Interest in respect of any particular REMIC II Regular Interest shall be treated the same as any other unpaid Uncertificated Distributable Interest in respect of such REMIC
II Regular Interest.

          SECTION 4.06. Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX, the allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04 and the reinstatements of principal balance and interest to be made pursuant to Section 4.05. The Trustee shall calculate the
Available Distribution Amount, the respective portions of the Available
Distribution Amount attributable to each Loan Group and the Subordinate
Available Distribution Amount for each Distribution Date and shall allocate such respective amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The
calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          SECTION 4.07. Use of Agents.

          The Master Servicer, the Special Servicer or the Trustee may at its
own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master
Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                      -256-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) Subject to Sections 2.05(b) and 2.06(b), the Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3,
A-4, A-5, A-6 and A-7; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Regular Interest Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular
Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class
A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class
A-J, Class B, Class C, Class D, Class E and Class F Certificates, $250,000 in
the case of the Interest-Only Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. Subject to Sections 2.05(b) and 2.06(b), the
Class R-I, Class R-II, Class R-III, Class R-LR and Class V Certificates will be issuable in denominations representing Percentage Interests in the applicable
Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial
Certificate Register shall be located, as of

                                      -257-

the Closing Date, at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attention: Global Securities and Trust Services Group--LB-UBS Commercial
Mortgage Trust 2005-C5. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer
and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the
Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Lehman Brothers or any of their respective
Affiliates or, in the case of a Global Certificate for any Class of Book-Entry
Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as
Exhibit F-2A or, except in the case of a Residual Interest Certificate, as
Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor
or a Qualified Institutional Buyer (or, in the case of Residual Interest
Certificate, to the effect that the prospective Transferee is a Qualified
Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in
their respective capacities as such), together with the written certification(s)
as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a

                                      -258-

Transfer of any interest in the Rule 144A Global Certificate for any Class of
Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates), then the
Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. If any Transferee of an interest in the Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of
Counsel or the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject
Transfer, true and correct. Further, as long as the Class T Certificates are
Book-Entry Certificates, any Certificate Owner desiring to effect a transfer of a Class T Certificate or any interest therein may not sell or otherwise transfer that Certificate or any interest therein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate required pursuant to clause (i) above, executed by the proposed transferee).

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (B) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred.
Upon delivery to the Certificate Registrar and the Trustee of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit F-2D hereto to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the

                                      -259-

certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (B) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository
Participant by a denomination of interests in such Regulation S Global
Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification or Opinion of Counsel and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the
Fiscal

                                      -260-

Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the
Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or any Transfer of a Non-Registered Certificate or
any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of
Book-Entry Non-Registered Certificates, any Transfer thereof to a successor
Depository or to the applicable Certificate Owner(s) in accordance with Section
5.03, the Certificate Registrar shall refuse to register the Transfer of a
Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a
Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of a Residual Interest Certificate or, if issued hereunder taking into account Section 2.05(b), a Class V Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the
excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b)
of the Code, by reason of Sections I and III of Prohibited Transaction Class
Exemption 95-60; or (iii) alternatively, but only in the case of a
Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Residual Interest Certificate or, if issued hereunder taking into account Section 2.05(b), a Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Person responsible for servicing an Outside Serviced Trust
Mortgage Loan or administering an Outside Administered REO Property, any
Exemption-Favored Party or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a

                                      -261-

violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate
(including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or
Opinion of Counsel contemplated by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing such
Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such
Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the
excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b)
of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any
     Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

               (A)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Interest Certificate shall be a Permitted
                    Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its
                    status as a Permitted Transferee.

               (B)  In connection with any proposed Transfer of any Ownership
                    Interest in a Residual Interest Certificate, the Certificate
                    Registrar shall require delivery to it, and shall not
                    register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement
                    substantially in the form attached hereto as Exhibit H-1 (a
                    "Transfer Affidavit and Agreement"), from the proposed
                    Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual
                    Interest Certificate that is the subject of the proposed
                    Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it
                    retains its Ownership Interest in a Residual Interest
                    Certificate it will endeavor to remain a Permitted
                    Transferee, and that it has reviewed the provisions of this
                    Section 5.02(d) and agrees to be bound by them.

               (C)  Notwithstanding the delivery of a Transfer Affidavit and
                    Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the
                    Certificate Registrar has actual knowledge that

                                      -262-

                    the proposed Transferee is not a Permitted Transferee, no
                    Transfer of an Ownership Interest in a Residual Interest
                    Certificate to such proposed Transferee shall be effected.

               (D)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Interest Certificate shall agree (1) to require a
                    Transfer Affidavit and Agreement from any prospective
                    Transferee to whom such Person attempts to Transfer its
                    Ownership Interest in such Residual Interest Certificate and
                    (2) not to Transfer its Ownership Interest in such Residual
                    Interest Certificate unless it provides to the Certificate
                    Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E)  Each Person holding or acquiring an Ownership Interest in a
                    Residual Interest Certificate, by purchasing such Ownership
                    Interest, agrees to give the Tax Administrator and the
                    Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an
                    Ownership Interest in a Residual Interest Certificate, if it
                    is, or is holding an Ownership Interest in a Residual
                    Interest Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
     Residual Interest Certificate in violation of the provisions of this
     Section 5.02(d), then the last preceding Holder of such Residual Interest
     Certificate that was in compliance with the provisions of this Section
     5.02(d) shall be restored, to the extent permitted by law, to all rights as
     Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or
     the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

     (B)  If any purported Transferee shall become a Holder of a Residual
          Interest Certificate in violation of the restrictions in this Section
          5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest
          Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest
          Certificate as a result of the Trustee's exercise of such discretion.
          Such purported Transferee shall promptly endorse and deliver such
          Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                                      -263-

               (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a
     Residual Interest Certificate to any Person who is a Disqualified
     Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section
     1381 of the Code that holds an Ownership Interest in a Residual Interest
     Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The
     Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

               (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event with
                    respect to any Class of Certificates; and

               (B)  an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the
                    expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC
                    Pool to cease to qualify as a REMIC or be subject to an
                    entity-level tax caused by the Transfer of any Residual
                    Interest Certificate to a Person which is not a Permitted
                    Transferee or (2) cause a Person other than the prospective
                    Transferee to be subject to a REMIC-related tax caused by
                    the Transfer of a Residual Interest Certificate to a Person
                    that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate
Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such

                                      -264-

purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          SECTION 5.03. Book-Entry Certificates.

          (a) Each Class of Regular Interest Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor
Depository that agrees to hold such Certificates for the respective Certificate
Owners with Ownership Interests therein. Such Certificate Owners shall hold and
Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.02(b) and Section 5.03(c), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership
Interests. The Class X-CL, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class S and Class T Certificates initially sold to
Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global
Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X-CL, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P, Class Q, Class S and Class T Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such
Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All
Transfers by Certificate Owners of their respective Ownership Interests in the
Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the
Ownership Interests in the Book-Entry Certificates of Certificate

                                      -265-

Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable
Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate or any Subordinate
Certificate) which interests are transferable through the book-entry facilities of the Depository.

                                      -266-

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC Pool or the Grantor
Trust (or, if created hereunder taking into account Section 2.05(b)), as applicable, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -267-

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01. Liability of Depositor, Master Servicer and Special
                        Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Continued Qualification and Compliance of Master
                        Servicer; Merger, Consolidation or Conversion of
                        Depositor, Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the
Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Each of the Depositor, the Master Servicer and the Special Servicer
may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any
Person resulting from any merger or consolidation to which the Depositor, the
Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the
Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as confirmed (at the expense of such successor or surviving
Person) in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.24
(in the case of a successor or surviving Person to the Special Servicer), as applicable. The successor or surviving Person shall be responsible for the cost of obtaining the rating confirmations contemplated by clause (i) of the proviso to the preceding sentence.

                                      -268-

          SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                        and Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer
shall be under any liability to the Trust Fund, the Trustee, the
Certificateholders or the Serviced Non-Trust Mortgage Loan Noteholders for any
action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Serviced Non-Trust
Mortgage Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any
director, manager, member, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial
Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or
(iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that, if a Serviced Loan Combination is involved, such indemnity shall be payable out of the related Loan Combination Custodial Account pursuant to
Section 3.05A and, if and to the extent not solely attributable to one or more
Serviced Non-Trust Mortgage Loans (or any successor REO Mortgage Loan(s) with respect thereto) included in such Serviced Loan Combination, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related
Loan Combination Custodial Account(s) are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to one or more Serviced Non-Trust Mortgage Loans (or any successor REO Mortgage Loan(s) with respect thereto), the fact that any related legal action was instituted by a related Serviced Non-Trust Mortgage Loan
Noteholder shall not create a presumption that such indemnity is solely attributable thereto. None of the Depositor, the Master Servicer or the Special
Servicer shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this
Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the
Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Serviced Loan Combination is
affected, the rights of

                                      -269-

the Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer
and the Special Servicer shall be entitled to be reimbursed therefor from the
Pool Custodial Account as provided in Section 3.05(a); provided, however, that if and to the extent a Serviced Loan Combination and/or a Serviced Non-Trust
Mortgage Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to
Section 3.05A and, if and to the extent attributable to one or more Trust
Mortgage Loans and/or REO Trust Mortgage Loans, shall also be payable out of the
Pool Custodial Account if amounts on deposit in the related Loan Combination
Custodial Account are insufficient therefor. In no event shall the Master
Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or
Affiliates) or for any action taken or omitted to be taken by the Depositor, the
Trustee, any Certificateholder or any Serviced Non-Trust Mortgage Loan
Noteholder (unless they are the same Person or Affiliates).

          SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

          (a) The Master Servicer and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the
Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each Rating Agency confirms in writing (at the expense of the resigning party) that the resignation and the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master
Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

          (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.07 and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties

                                      -270-

of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special Servicing Fee, any Workout Fee
(except as expressly contemplated by Section 3.11(c)) and/or any Liquidation
Fee, as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05. Rights of Depositor, Trustee and Serviced Non-Trust
                        Mortgage Loan Noteholders in Respect of the Master
                        Servicer and the Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, each Underwriter, the Trustee and each Serviced Non-Trust Mortgage
Loan Noteholder, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and each
Serviced Non-Trust Mortgage Loan Noteholder with its most recent publicly available financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other non-proprietary information as the Master
Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special
Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the
Depositor may not exercise any right pursuant to Section 7.01 to terminate the
Master Servicer or the Special Servicer as a party to this Agreement. The
Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not
obligated to supervise the performance of the Master Servicer or the Special
Servicer under this Agreement or otherwise.

          SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                        Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                        with Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

                                      -271-

          SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                        Special Servicer.

          The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09. Designation of Special Servicer and Controlling Class
                        Representative by the Controlling Class; Designation of
                        500 West Madison Special Servicer by the 500 West
                        Madison Note B Non-Trust Mortgage Loan Noteholder.

          (a) The Majority Controlling Class Certificateholder(s) may at any
time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer without cause or any
Special Servicer that has resigned or otherwise ceased to serve (including in connection with a termination pursuant to Section 7.01) as Special Servicer;
provided that, unless a Serviced Loan Combination Change of Control Event has
occurred and is continuing with respect to the 500 West Madison Loan
Combination, the Majority Controlling Class Certificateholder(s) may not
terminate or replace any 500 West Madison Special Servicer appointed by the 500
West Madison Note B Non-Trust Mortgage Loan Noteholder in accordance with
Section 6.09(d); and provided, further, that the Majority Controlling Class
Certificateholder(s) may not designate any Person to act as successor Special
Servicer with respect to any Serviced Loan Combination if such Person was previously terminated as Special Servicer with respect to such Serviced Loan
Combination pursuant to Section 7.01. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the
Trustee, the Master Servicer, each Serviced Non-Trust Mortgage Loan Noteholder and the existing Special Servicer of a written notice stating such designation.
The Trustee shall, promptly after receiving any such notice, deliver to the
Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If such Holders have not replaced a Special Servicer within 30 days of such Special Servicer's resignation or the date such Special
Servicer has ceased to serve in such capacity, and subject to the prior rights of the 500 West Madison Note B Non-Trust Mortgage Loan Noteholder to appoint a
500 West Madison Special Servicer in accordance with Section 6.09(d) while no
Serviced Loan Combination Change of Control Event exists with respect to the 500
West Madison Loan Combination, the Trustee shall designate a successor Special
Servicer, subject to removal by the Majority Controlling Class
Certificateholder(s) (or, to the extent so provided in Section 6.09(d), the 500
West Madison Note B Non-Trust Mortgage Loan Noteholder) and appointment of a successor thereto pursuant to the terms of this Section 6.09. Subject to the provisos to the first sentence of this Section 6.09(a), any designated Person
(whether designated by Holders of the Controlling Class or by the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each Rating Agency
(obtained at the expense of the outgoing Special Servicer, in connection with a resignation or a termination for cause, including pursuant to Section 7.01, and otherwise at the expense of the Controlling Class Certificateholders contemplated by the next paragraph) that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency; (2) an Acknowledgment of Proposed Special Servicer
in the form attached hereto as Exhibit I-2, executed by the designated Person;
and (3) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the
Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of

                                      -272-

this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms.
Subject to the provisos to the first sentence of this Section 6.09(a), any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the outgoing Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the outgoing Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Mortgage Loans or otherwise (but only if and to the extent permitted by Section 3.11(c)) and (iii) the outgoing Special
Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the outgoing Special Servicer's responsibilities and rights hereunder, including the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the outgoing Special
Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an
REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and
Administered REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders of
any termination of the Special Servicer and appointment of a new Special
Servicer in accordance with this Section 6.09(a).

          Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a Special Servicer pursuant to this Section 6.09(a)
and its replacement by a Person designated by the Majority Controlling Class
Certificateholder(s), that are not paid by the replacement Special Servicer shall be paid by such Holder or Holders. The rights of the Majority Controlling
Class Certificateholders to replace the Special Servicer under this Section
6.09(a) shall be subject to Section 6.09(d), as well as to the provisions of the respective Co-Lender Agreement for each Serviced Loan Combination if and to the extent that such Co-Lender Agreement entitles one or more of the related
Non-Trust Mortgage Loan Noteholders to be consulted in connection with such replacement; and it shall be an additional condition to any such replacement that the Majority Controlling Class Certificateholder(s) shall have fulfilled, or caused the fulfillment of, any conditions precedent to such replacement that are set forth in such Co-Lender Agreements.

          (b) The Majority Controlling Class Certificateholder(s) may also select a representative (the "Controlling Class Representative") from whom the
Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein, and shall promptly notify the Trustee, the
Master Servicer and the Special Servicer of that selection. Notwithstanding the foregoing, until a Controlling Class Representative is so selected in accordance with the preceding sentence, or after receipt of a notice from the Majority
Controlling Class Certificateholder(s) that a Controlling Class Representative is no longer designated, the Certificateholder (or, if the Certificates of the
Controlling Class are Book-Entry Certificates, the Certificate Owner), if any,
that beneficially owns more than 50% of the Class Principal Balance of the
Controlling Class of Certificates will be deemed to be the Controlling Class
Representative. The Controlling Class Representative shall be required to keep all non-public information received by it in such capacity pursuant to this
Agreement confidential and, upon its designation as such, the Controlling Class
Representative (except with respect to the initial Controlling Class
Representative as provided in the following sentence) shall deliver to the
Trustee, the Master Servicer and the Special Servicer a written confirmation to such effect, in the form of Exhibit O

                                      -273-

attached hereto (the "Controlling Class Representative Confirmation"). The
Controlling Class Representative Confirmation shall also include confirmation of its acceptance of its appointment as Controlling Class Representative, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers)). No appointment of any Person as a Controlling
Class Representative shall be effective until such Person provides the Trustee and the Master Servicer with a Controlling Class Representative Confirmation;
provided that, upon its acquisition of all the Class T Certificates, DSHI Opco
LLC shall be the initial Controlling Class Representative without the need for delivery of a Controlling Class Representative Confirmation, and by its
acceptance of such designation, shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

          (c) Notwithstanding the foregoing, if the Certificates of the
Controlling Class consist of Book-Entry Certificates, then the rights of the
Holders of the Certificates of the Controlling Class set forth in Section
6.09(a) or Section 6.09(b) may be exercised directly by the relevant Certificate
Owner(s), provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction. If the Certificates of the Controlling Class consist of Book-Entry Certificates, then any costs or expenses incurred in connection with determining the identity of the Controlling
Class Representative shall be paid by the Trust or, if paid by the Trustee, reimbursed to the Trustee out of the Trust Fund (in any event, out of amounts otherwise payable with respect to the Controlling Class of Certificates).

          (d) So long as no Serviced Loan Combination Change of Control Event has occurred and is continuing with respect to the 500 West Madison Loan
Combination, the 500 West Madison Note B Non-Trust Mortgage Loan Noteholder (in
its capacity as the Serviced Loan Combination Directing Lender) may at any time and from time to time designate a Person to serve as 500 West Madison Special
Servicer hereunder and to replace any existing 500 West Madison Special Servicer without cause or any 500 West Madison Special Servicer that has resigned or otherwise ceased to serve (including in connection with a termination pursuant to Section 7.01) as 500 West Madison Special Servicer. The 500 West Madison Note
B Non-Trust Mortgage Loan Noteholder shall so designate a Person to serve as replacement 500 West Madison Special Servicer by the delivery to the Trustee, the Master Servicer and the existing 500 West Madison Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the applicable Rating Agencies an executed
Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If no
Serviced Loan Combination Change of Control Event has occurred and is continuing with respect to the 500 West Madison Loan Combination, and if the 500 West
Madison Note B Non-Trust Mortgage Loan Noteholder has not replaced a 500 West
Madison Special Servicer within 30 days of such 500 West Madison Special
Servicer's resignation or the date such 500 West Madison Special Servicer has ceased to serve in such capacity, then the Majority Controlling Class
Certificateholder(s) or the Trustee shall designate a successor 500 West Madison
Special Servicer in accordance with Section 6.09(a), subject to removal by the
500 West Madison Note B Non-Trust Mortgage Loan Noteholder or the Majority
Controlling Class Certificateholder(s), as applicable under the circumstances, and appointment of a successor thereto pursuant to the terms of this Section
6.09. Any Person designated by the 500 West Madison Note B Non-Trust Mortgage
Loan Noteholder to act as a 500 West Madison Special Servicer shall become the
500 West Madison Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each applicable
Rating Agency

                                      -274-

(obtained at the expense of the outgoing 500 West Madison Special Servicer, in connection with a resignation or a termination for cause, including pursuant to
Section 7.01, and otherwise at the expense of the 500 West Madison Note B
Non-Trust Mortgage Loan Noteholder as contemplated by the next paragraph) that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency; (2) an
Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2 (modified to specifically relate to the 500 West Madison Loan
Combination), executed by the designated Person; and (3) an Opinion of Counsel
(at the expense of the Person designated to become the 500 West Madison Special
Servicer) to the effect that, upon the execution and delivery of the
Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing 500 West Madison Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the 500
West Madison Special Servicer hereunder; provided, however, that (i) the outgoing 500 West Madison Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the outgoing 500 West Madison Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout
Fees thereafter payable with respect to any Corrected Mortgage Loans constituting the 500 West Madison Loan Combination (but only if and to the extent permitted by Section 3.11(c)) and (iii) the outgoing 500 West Madison
Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing 500 West Madison Special
Servicer shall cooperate with the Trustee and the replacement 500 West Madison
Special Servicer in effecting the termination of the outgoing 500 West Madison
Special Servicer's responsibilities and rights hereunder, including the transfer within two (2) Business Days to the replacement 500 West Madison Special
Servicer for administration by it of all cash amounts relating to the 500 West
Madison Loan Combination or any related REO Property that shall at the time be or should have been credited by the 500 West Madison Special Servicer to a
Custodial Account, a Servicing Account, a Reserve Account or an REO Account or
should have been delivered to the Master Servicer or that are thereafter received with respect to the 500 West Madison Note B Non-Trust Mortgage Loans
and/or any related REO Property. The Trustee shall notify the other parties hereto and the Certificateholders of any termination of the 500 West Madison
Special Servicer and appointment of a new 500 West Madison Special Servicer in accordance with this Section 6.09(d). Notwithstanding anything herein to the contrary, the 500 West Madison Note B Non-Trust Mortgage Loan Noteholder shall not have any right to terminate, replace or appoint any party as Special
Servicer in respect of any Serviced Mortgage Loan or REO Property other than the
500 West Madison Loan Combination and any related REO Property.

          Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a 500 West Madison Special Servicer pursuant to this
Section 6.09(d) and its replacement by a Person designated by the 500 West
Madison Note B Non-Trust Mortgage Loan Noteholder, that are not paid by the replacement 500 West Madison Special Servicer shall be paid by the 500 West
Madison Note B Non-Trust Mortgage Loan Noteholder. The rights of the 500 West
Madison Note B Non-Trust Mortgage Loan Noteholder to replace the 500 West
Madison Special Servicer under this Section 6.09(d) shall be subject to the provisions of the 500 West Madison Co-Lender Agreement; and it shall be an additional condition to any such replacement that the 500 West Madison Note B
Non-Trust Mortgage Loan Noteholder shall have fulfilled, or caused the fulfillment of, any conditions precedent to such replacement that are set forth in the 500 West Madison Co-Lender Agreement.

                                      -275-

          (e) If the Person acting as 500 West Madison Special Servicer is different from the Person acting as Special Servicer with respect to the Trust
Mortgage Loans that are not part of, and the Administered REO Properties that do not relate to, the Serviced Loan Combinations, then the 500 West Madison Special
Servicer shall constitute a Loan Combination-Specific Special Servicer and the
provisions of Section 7.01(e) shall apply in respect of such circumstances.

          SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                        Certificate.

          The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate,
Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof.
If, at any time during which the Master Servicer or the Special Servicer or an
Affiliate of the Master Servicer or the Special Servicer is the Holder of (or,
in the case of a Book-Entry Certificate, Certificate Owner with respect to) any
Certificate, the Master Servicer or the Special Servicer proposes to take action
(including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the
Special Servicer's reasonable, good faith judgment, violate the Servicing
Standard, but that, if taken, might nonetheless, in the Master Servicer's or the
Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c)
describes in reasonable detail the action that the Master Servicer or the
Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the
Voting Rights of all Certificateholders (calculated without regard to the
Certificates beneficially owned by the Master Servicer or its Affiliates or the
Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the related Serviced Non-Trust Mortgage Loan
Noteholder(s), if a Serviced Loan Combination is involved) to the proposal described in the written notice, and if the Master Servicer or the Special
Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The
Trustee shall be entitled to reimbursement from the Master Servicer or the
Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

          SECTION 6.11. Certain Powers of the Controlling Class Representative.

          (a) The Special Servicer shall notify (in writing) the Controlling
Class Representative of its intention to take any Specially Designated Servicing
Action with respect to any Serviced Mortgage Loan and shall provide the
Controlling Class Representative with all reasonably requested information with respect thereto. Subject to Section 6.11(b), the Controlling Class
Representative will be entitled to advise the Special Servicer with respect to any and all Specially Designated Servicing Actions of the

                                      -276-

Special Servicer relating to the Serviced Mortgage Loans and any Administered
REO Properties; and, further subject to Section 6.11(b), the Special Servicer will not be permitted to take (or, if applicable, consent to the Master
Servicer's taking) any Specially Designated Servicing Action with respect to any
Serviced Mortgage Loan or Administered REO Property if the Controlling Class
Representative has objected in writing within ten (10) Business Days of having been notified in writing thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period, then the
Controlling Class Representative will be deemed to have approved the taking of the subject action); provided that, if the Special Servicer determines that failure to take such action would violate the Servicing Standard, then the
Special Servicer may take (or, if applicable, consent to the Master Servicer's taking) any such action without waiting for the Controlling Class
Representative's response; and provided, further, that the foregoing rights of the Controlling Class Representative shall not relate to any Serviced Mortgage
Loan that is part of, or any Administered REO Property that relates to, a
Serviced Loan Combination, regarding which the rights and powers of the specified Persons set forth under Section 6.12 are instead applicable.

          In addition, subject to Section 6.11(b), the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a
Specially Serviced Mortgage Loan or an Administered REO Property as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that the foregoing rights of the Controlling
Class Representative shall not relate to any Specially Serviced Mortgage Loan that is part of, or any Administered REO Property that relates to, a Serviced
Loan Combination. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b).

          Each of the Master Servicer (with respect to Performing Serviced
Mortgage Loans) and the Special Servicer (with respect to Specially Serviced
Mortgage Loans), as applicable, shall notify the Controlling Class
Representative of any release or substitution of collateral for a Serviced
Mortgage Loan that is not part of a Loan Combination even if such release or substitution is required by the terms of such Serviced Mortgage Loan.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative with respect to any Serviced Mortgage Loan or Administered REO Property, as
contemplated by Section 6.11(a), may (and the Special Servicer and the Master
Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of this Agreement (exclusive of Section
6.11(a)) (including such servicer's obligation to act in accordance with the
Servicing Standard), the related loan documents (including any applicable co-lender and/or intercreditor agreements) or applicable law (including the
REMIC Provisions). Furthermore, the Special Servicer shall not be obligated to seek approval from the Controlling Class Representative, pursuant to Section
6.11(a), for any actions to be taken by the Special Servicer with respect to the workout or liquidation of any particular Specially Serviced Trust Mortgage Loan if:

                                      -277-

               (i) the Special Servicer has, as provided in Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such Specially Serviced Trust Mortgage Loan; and

               (ii) for 60 days following the first such notice, the Controlling
     Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

          Also notwithstanding anything herein to the contrary, the provisions of Section 6.11(a), and the rights and powers of the Controlling Class
Representative provided for in Section 6.11(a), shall not apply to any Serviced
Loan Combination or any related Administered REO Property; provided that this paragraph is not intended to limit any rights or powers that the Controlling
Class Representative may have under Section 6.12.

          (c) The Controlling Class Representative is hereby authorized to exercise the rights and powers of the Trustee, as holder of the Mortgage Note for each Outside Serviced Trust Mortgage Loan, under Section 3.02 (or, in the case of the 1345 Avenue of the Americas Trust Mortgage Loan and the Park Avenue
Plaza Trust Mortgage Loan, Section 4) of the related Co-Lender Agreement (and any corresponding provisions of the related Outside Servicing Agreement), including for purposes of exercising, either individually or together with related Non-Trust Mortgage Loan Noteholders, as the case may be, consent rights, consultation rights, rights to direct servicing and rights to replace the related Outside Special Servicer; provided that any purchase option or cure rights may be exercised by the Controlling Class Representative only in its individual capacity with its own funds. Promptly following the initial such appointment of a Controlling Class Representative and any subsequent such appointment of a successor Controlling Class Representative with respect to any
Outside Serviced Trust Mortgage Loan, the Trustee shall inform the related
Outside Master Servicer, the related Outside Special Servicer and the related
Non-Trust Mortgage Loan Noteholders (and from time to time shall ensure that such parties remain similarly informed) that the Controlling Class
Representative is entitled, to the full extent permitted under the related
Co-Lender Agreement, to exercise such rights and powers of the Trustee, in its capacity as holder of the Mortgage Note for the subject Outside Serviced Trust
Mortgage Loan, under Section 3.02 (or, in the case of the 1345 Avenue of the
Americas Trust Mortgage Loan and the Park Avenue Plaza Trust Mortgage Loan,
Section 4) of the related Co-Lender Agreement (and any corresponding provisions of the related Outside Servicing Agreement), and, further, the Trustee shall take such other actions as may be required under the related Co-Lender Agreement in order to permit the Controlling Class Representative to exercise such rights and powers. The Controlling Class Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage
Note for the subject Outside Serviced Trust Mortgage Loan. In addition, subject to Section 7.01(f) and each other section hereof that specifically addresses a particular matter with respect to any Outside Serviced Trust Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the
Mortgage Note for such Outside Serviced Trust Mortgage Loan, pursuant to the related Co-Lender Agreement and/or the related Outside Servicing Agreement, then the Trustee will notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative; provided that, if such instructions are not provided within the prescribed time period, then the
Trustee, subject to Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the Certificateholders

                                      -278-

(as a collective whole) and shall have all rights and powers incident thereto;
and provided, further, that the Trustee, with respect to any Outside Serviced
Trust Mortgage Loan or Outside Administered REO Property, (i) shall not be required to take any action that relates to directing or approving any servicing related action under the related Outside Servicing Agreement or the related
Outside Co-Lender Agreement, to the extent that the Controlling Class
Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the related Co-Lender Agreement or the related Outside Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the Certificateholders (as a collective whole).

          (d) The Controlling Class Representative will have no liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement (whether pursuant to this Section 6.11 or otherwise), or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to any
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each
Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that: (i) the Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the
Controlling Class Representative may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling
Class Representative does not have any duties or liability to the Holders of any
Class of Certificates other than the Controlling Class; (iv) the Controlling
Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the
Holders of one or more other Classes of Certificates; (v) the Controlling Class
Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Holders of the Controlling Class;
and (vi) the Controlling Class Representative shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling
Class, and no Certificateholder may take any action whatsoever against the
Controlling Class Representative, any Holder of the Controlling Class or any
director, officer, employee, agent or principal thereof for having so acted.

          SECTION 6.12. Certain Matters Regarding the Serviced Loan
                        Combinations.

          (a) Each of the Master Servicer and the Special Servicer, as
applicable, shall notify (in writing) the Controlling Class Representative, the related Non-Trust Mortgage Loan Noteholder(s) and (if different) the related
Serviced Loan Combination Controlling Party of its intention to take any
Specially Designated Servicing Action with respect to any Serviced Loan
Combination or related REO Property and shall provide each such party with all reasonably requested information with respect thereto. Subject to Section
6.12(b), and further subject to Section 3.01(b), Section 3.01(c) and Section
3.02(b) of the related Co-Lender Agreement, the applicable Serviced Loan
Combination Controlling Party will be entitled to advise the Special Servicer
(in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Specially Designated Servicing Actions with respect to a
Serviced Loan Combination or any related REO Property; and, further subject to
Section 6.12(b) of this Agreement and Section 3.02(b) of the

                                      -279-

related Co-Lender Agreement, neither the Master Servicer nor the Special
Servicer shall be permitted to take (or, in the case of the Special Servicer, if and when appropriate hereunder, to consent to the Master Servicer's taking) any of the related Specially Designated Servicing Actions with respect to a Serviced
Loan Combination or any related REO Property if the applicable Serviced Loan
Combination Controlling Party has objected in writing within ten (10) Business
Days of the applicable Serviced Loan Combination Controlling Party having been notified in writing thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection to the subject action on the part of the applicable
Serviced Loan Combination Controlling Party has not been received by the Master
Servicer or the Special Servicer, as applicable, within such ten (10) Business
Day period, then the applicable Serviced Loan Combination Controlling Party will be deemed to have approved of the subject action); provided that, if the Special
Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the related
Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole), then the
Special Servicer or the Master Servicer, as the case may be, may take (or, in the case of the Special Servicer, if and when appropriate hereunder, may consent to the Master Servicer's taking) any such action without waiting for the applicable Serviced Loan Combination Controlling Party's response; and provided, further, that, under circumstances where the Controlling Class Representative is not the applicable Serviced Loan Combination Controlling Party, nothing herein shall be intended to limit the right of the Controlling Class Representative to consult with the Master Servicer or the Special Servicer, as applicable, regarding any Serviced Loan Combination or related REO Property, and during the ten (10) Business Day period referred to above (or such shorter period as is contemplated by the immediately preceding proviso), the Master Servicer or the
Special Servicer, as applicable, shall consult with the Controlling Class
Representative regarding its views as to the proposed action (but may, in its sole discretion, reject any advice, objection or direction from the Controlling
Class Representative) and, upon reasonable request, the Master Servicer or the
Special Servicer, as applicable, shall provide the Controlling Class
Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

          In addition, subject to Section 6.12(b), and further subject to
Section 3.01(b), Section 3.01(c) and Section 3.02(b) of the related Co-Lender
Agreement, if and to the extent provided for under the subject Co-Lender
Agreement, the applicable Serviced Loan Combination Controlling Party may direct the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to each Serviced Loan Combination or any related REO Property as the applicable Serviced Loan Combination Controlling Party may deem consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement. Upon reasonable request, the Special
Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to each Serviced Loan Combination or any related
REO Property, provide the applicable Serviced Loan Combination Controlling Party with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction with respect to a Serviced Loan Combination or any related REO Property from the applicable Serviced Loan Combination Controlling Party as contemplated by this paragraph, and in any event prior to acting on such direction, such servicer shall notify the Trustee, the Controlling Class Representative (if it is not the
applicable Serviced Loan Combination Controlling Party) and each related
Serviced Non-Trust

                                      -280-

Mortgage Loan Noteholder (if neither it nor its designee is the applicable
Serviced Loan Combination Controlling Party).

          Each of the Master Servicer (with respect to Performing Serviced
Mortgage Loans) and the Special Servicer (with respect to Specially Serviced
Mortgage Loans), as applicable, shall notify the related Serviced Non-Trust
Mortgage Loan Noteholder, the Controlling Class Representative and any other
Person that may be the applicable Serviced Loan Combination Controlling Party of any release or substitution of collateral for a Serviced Loan Combination even if such release or substitution is required by the terms of such Serviced Loan
Combination.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection with respect to any Serviced Loan Combination or related
REO Property from or by the applicable Serviced Loan Combination Controlling
Party, as contemplated by Section 6.12(a), may (and the Special Servicer and the
Master Servicer shall each ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, will)
require, cause or permit such servicer to violate any provision of the related
Co-Lender Agreement or this Agreement (exclusive of Section 6.12(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Special Servicer nor the Master Servicer shall be obligated to seek approval from the applicable
Serviced Loan Combination Controlling Party for any actions to be taken by such servicer with respect to the workout or liquidation of any Serviced Loan
Combination if: (i) such servicer has, as provided in Section 6.12(a), notified the applicable Serviced Loan Combination Controlling Party in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of such Serviced Loan Combination; and (ii) for 60 days following the first such notice, the applicable Serviced Loan Combination Controlling
Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the
Servicing Standard.

          (c) The Serviced Loan Combination Controlling Party for a Serviced
Loan Combination will not have any liability to the Trust or the
Certificateholders, in the case of a related Serviced Non-Trust Mortgage Loan
Noteholder or its designee acting in such capacity, or to the related Serviced
Non-Trust Mortgage Loan Noteholder(s), in the case of the Controlling Class
Representative acting in such capacity, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or the related Co-Lender Agreement, or for errors in judgment; provided, however, that such Serviced Loan Combination Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          (d) The Serviced Loan Combination Directing Lender for a Serviced Loan
Combination may, in accordance with Section 3.02(d) of the related Co-Lender
Agreement, designate a representative to exercise its rights and powers under
Section 3.02 of the related Co-Lender Agreement and this Section 6.12 or otherwise under the related Co-Lender Agreement and this Agreement. In that regard, upon the occurrence and continuance of a Serviced Loan Combination
Change of Control Event (if applicable) with respect to a Serviced Loan
Combination or related REO Property, and for so long as the Trust, as holder of the Serviced Combination Trust Mortgage Loan in such Serviced Loan Combination
(or any successor REO Trust Mortgage Loan with respect thereto), is the applicable

                                      -281-

Serviced Loan Combination Directing Lender, the Controlling Class Representative
(i) is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the applicable Serviced Loan Combination
Directing Lender under Section 3.02 of the related Co-Lender Agreement and (ii)
shall be the applicable Serviced Loan Combination Controlling Party hereunder.
The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section 3.02(d) of the related
Co-Lender Agreement, including providing notices to the related Serviced
Non-Trust Mortgage Loan Noteholders. The Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a Serviced Loan
Combination Change of Control Event (if applicable) with respect to any Serviced
Loan Combination or related REO Property, promptly upon becoming aware thereof.

          (e) Each related Serviced Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to a Serviced
Loan Combination or any related REO Property by any other party hereto. Subject to the related Co-Lender Agreement, any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.12(e).

          (f) Notwithstanding anything herein to the contrary, any appointment of a successor Special Servicer hereunder, insofar as it affects any Serviced
Loan Combination or any related REO Property, will be subject to the consultation rights of the related Serviced Non-Trust Mortgage Loan
Noteholder(s) under Section 3.02 (if and to the extent provided for therein) of the related Co-Lender Agreement.

          (g) The parties hereto recognize and acknowledge, in the case of each
Serviced Loan Combination, the rights of each related Serviced Non-Trust
Mortgage Loan Noteholder under the related Co-Lender Agreement, including the right to: (i) purchase the related Serviced Combination Trust Mortgage Loan under the circumstances contemplated by Section 4.03 of the related Co-Lender
Agreement; and (ii) in the case of the 500 West Madison Loan Combination, exercise the 500 West Madison Cure Rights. In connection with the foregoing, the
Master Servicer (if the subject Serviced Combination Trust Mortgage Loan is a
Performing Serviced Mortgage Loan) or the Special Servicer (if the subject
Serviced Combination Trust Mortgage Loan is a Specially Serviced Mortgage Loan),
as applicable, shall take all actions required on the part of the holder of the subject Serviced Combination Trust Mortgage Loan or contemplated to be performed by a servicer, in any case under Section 4.03 or Article VII, as applicable, of the related Co-Lender Agreement, including the delivery of all necessary notices on a timely basis and/or the calculation of the applicable purchase price, as well as all other actions necessary and appropriate to effect the transfer of the subject Serviced Combination Trust Mortgage Loan (in connection with the purchase thereof under the related Co-Lender Agreement) to the applicable
Serviced Non-Trust Mortgage Loan Noteholder or its designee and/or to permit the applicable Serviced Non-Trust Mortgage Loan Noteholder to effectuate a cure of any defaults under the subject Serviced Combination Non-Trust Mortgage Loan.
Further in connection with the foregoing, with respect to the 500 West Madison
Loan Combination, the Master Servicer (if the subject Serviced Combination Trust
Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer
(if the subject Serviced Combination Trust Mortgage Loan is a Specially Serviced
Mortgage Loan), as applicable, shall notify the 500 West Madison Note B
Non-Trust Mortgage Loan Noteholder (i) of any event of default with respect to the 500 West Madison Serviced Loan Combination that is susceptible of cure under
Article VII of the related Co-Lender Agreement, promptly (and, in any event, within two

                                      -282-

Business Days) after the applicable servicer has actual knowledge thereof
(although such notice is not required to state whether such event of default is susceptible of cure thereunder), and (ii) of any material event of default
(although such notice is not required to state whether such event of default is material).

          (h) The Master Servicer (if the related Serviced Combination Trust
Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer
(if the related Serviced Combination Trust Mortgage Loan is a Specially Serviced
Mortgage Loan), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, each Serviced Loan Combination or any related REO
Property required to be performed by the holder of the related Serviced
Combination Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the related Co-Lender Agreement and/or any related mezzanine loan intercreditor agreement.

          (i) For purposes of determining whether a Serviced Loan Combination
Change of Control Event has occurred, as well as the identity of the Serviced
Loan Combination Directing Lender, with respect to any Serviced Loan
Combination, any Appraisal Reduction Amount that exists with respect to a
Serviced Loan Combination shall be allocated, first, to the related Serviced
Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), up to an aggregate amount equal to the then unpaid principal balance of the related Serviced Non-Trust Mortgage Loan (or any successor REO Mortgage
Loan with respect thereto), together with all accrued and unpaid interest thereon (other than Default Interest), and then, to the related Serviced
Combination Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto).

                                      -283-

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default and Outside Servicer Defaults.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into a
     Custodial Account, any amount required to be so deposited by it under this
     Agreement, which failure continues unremedied for one (1) Business Day following the date on which a deposit was first required to be made; or

               (ii) any failure by the Special Servicer to deposit into an REO
     Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one
     (1) Business Day following the date on which a deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount
     (including any P&I Advances and any amounts to cover Prepayment Interest
     Shortfalls) required to be so deposited or remitted by it under this
     Agreement, which failure continues unremedied until 11:00 a.m. (New York
     City time) on the applicable Distribution Date, or any failure by the
     Master Servicer to make, on a timely basis, any required payment to any
     Serviced Non-Trust Mortgage Loan Noteholder, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day next following the date on which such payment was first required to be made; or

               (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three (3) Business
     Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto; or

               (v) any failure on the part of the Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special
     Servicer, as the case may be, contained in this Agreement, which failure either (A) in the case of any such failure other than a failure referred to in clause (v)(B) below, continues unremedied for a period of 30 days (or 15 days in the case of payment of insurance premiums) after the date on which written notice of the subject failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the
     Special Servicer, as the case may be (with a copy to each other party hereto), by a Serviced Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the
     Voting Rights, provided, however, that with respect to any such failure
     (other than a failure referred to in clause (v)(B) below) which is not curable within such 30-day (or, if applicable, 15-day) period, the Master
     Servicer or the Special Servicer, as the case may be, shall have an

                                      -284-

     additional cure period of 30 days to effect such cure so long as the Master
     Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day (or, if applicable, 15-day)
     period and has provided the Trustee and any affected Serviced Non-Trust
     Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the Trustee the
     Annual Accountants' Report with respect to the Master Servicer or the
     Special Servicer, as applicable, pursuant to Section 3.14, which is required to be part of or incorporated in a Subsequent Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this Agreement, continues unremedied beyond either (i) 10:00 a.m. (New
     York City time) on the Business Day prior to the date such Subsequent
     Exchange Act Report is required to be filed, if Servicer Notice of the subject failure shall have been given to the Master Servicer or the Special
     Servicer, as the case may be, by or on behalf of any other party hereto, no later than two (2) Business Days after the date such Annual Accountants'
     Report was first required to be delivered in accordance with Section 3.14, or (ii) the fifth Business Day after the date on which Servicer Notice of the subject failure has been given to the Master Servicer or the Special
     Servicer, as the case may be, by or on behalf of any other party hereto, if such Servicer Notice shall have been given to the Master Servicer or the
     Special Servicer, as the case may be, later than two (2) Business Days after the date such Annual Accountants' Report was first required to be delivered in accordance with Section 3.14; or

               (vi) any breach on the part of the Master Servicer or the Special
     Servicer of any of its representations or warranties contained in this
     Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Serviced Non-Trust Mortgage Loan Noteholder
     and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party hereto or to the Master
     Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Serviced Non-Trust Mortgage Loan Noteholder (if
     affected thereby) or by the Holders of Certificates entitled to at least
     25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial
     30-day period and has provided the Trustee and any affected Serviced
     Non-Trust Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy,

                                      -285-

     insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) the Master Servicer or the Special Servicer is removed from
     S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
     a U.S. Commercial Mortgage Special Servicer, as the case may be, and is not reinstated within 60 days, and the ratings of one or more Classes of
     Certificates by S&P are qualified, downgraded or withdrawn in connection with the removal; or

               (xi) the Master Servicer fails to be rated at least "CMS3" by
     Fitch as a master servicer or the Special Servicer fails to be rated at least "CSS3" by Fitch as a special servicer, and in either case that rating is not restored within 60 days after the subject downgrade or withdrawal;
     or

               (xii) one or more ratings assigned by Fitch to one or more
     Classes of the Certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Fitch has determined, and provided notification in writing or electronically, including by public announcement, is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity.

          When a single entity acts as the Master Servicer and the Special
Servicer, an Event of Default in one capacity shall constitute an Event of
Default in the other capacity.

          (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the
Defaulting Party under this Agreement and in and to the Trust Fund and the
Serviced Non-Trust Mortgage Loans, other than its rights, if any, as a
Certificateholder hereunder or as the holder of any Serviced Non-Trust Mortgage
Loan or any interest therein; provided that the Master Servicer may not be terminated solely for an Event of Default that affects only a Serviced Non-Trust
Mortgage Loan Noteholder (except that a Sub-Servicer may be appointed in accordance with Section 7.01(d)); and provided, further, that, except as provided in Section 7.01(d), the Special Servicer may not be terminated solely for an Event of Default that affects only a Serviced Non-Trust Mortgage Loan
Noteholder. From and after the receipt by the Defaulting Party of such written notice of termination, subject to Section 7.01(c), all authority and power of the Defaulting Party under this Agreement, whether with respect to the
Certificates (other than as a holder of any Certificate), the Trust Fund, the
Serviced Non-Trust Mortgage Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to

                                      -286-

and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Trust
Mortgage Loans, the Serviced Non-Trust Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor
Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial
Account, the Collection Account, the Defeasance Deposit Account, a Servicing
Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Trust Mortgage Loan, any Serviced Non-Trust Mortgage Loan
or, to the extent it relates to the foregoing, any REO Property or (ii) if the
Special Servicer is the Defaulting Party, the transfer within two (2) Business
Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the
Special Servicer to an REO Account, a Custodial Account, a Servicing Account or
a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Trust Mortgage
Loan, any Serviced Non-Trust Mortgage Loan or, to the extent it relates to the foregoing, any REO Property; provided, however, that the Master Servicer and the
Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the date of such termination, whether in respect of
Advances or otherwise, and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the
Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section
7.01 and also for purposes of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a
Responsible Officer of the Trustee assigned to and working in the Trustee's
Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

          (c) In the case of an Adverse Rating Event or prospective Adverse
Rating Event that has resulted in or may give rise to an Event of Default under
Section 7.01(a)(x), (xi) or (xii) in respect of the Master Servicer or the
Special Servicer and of which the Trustee has notice, the Trustee shall promptly following its receipt of notice thereof provide written notice thereof to the
Master Servicer or the Special Servicer, as applicable. Notwithstanding Section
7.01(b), if the Master Servicer receives a notice of termination under Section
7.01(b) solely due to an Event of Default under Section 7.01(a)(x), (xi) or
(xii), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with

                                      -287-

this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the
Trustee shall promptly thereafter (using such "request for proposal" materials)
solicit good faith bids for the rights to master service the Serviced Mortgage
Loans and, to the extent applicable, the Outside Serviced Trust Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 and Section
7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3)
Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Serviced Mortgage Loans and, to the extent applicable, the Outside Serviced Trust Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master
Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids on the basis of both: (i) such successor Master Servicer (x)
retaining all existing Sub-Servicers to continue the primary servicing of the
Serviced Mortgage Loans pursuant to the terms of the respective Sub-Servicing
Agreements and (y) entering into a Sub-Servicing Agreement with the terminated
Master Servicer under which the terminated Master Servicer would sub-service each of the Serviced Mortgage Loans not then subject to a Sub-Servicing
Agreement at a sub-servicing fee rate per annum equal to the related Master
Servicing Fee Rate minus, in the case of each Trust Mortgage Loan serviced,
0.01% per annum (each, a "Servicing-Retained Bid"); and (ii) terminating each existing Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid").
The Trustee shall select the Qualified Bidder with the highest cash
Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid)
(the "Successful Bidder") to act as successor Master Servicer hereunder. The
Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

          Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the
Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated
Sub-Servicer its respective Bid Allocation.

          The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the Serviced Mortgage Loans and, to the extent applicable, the Outside Serviced Trust Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

          If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, then the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection

                                      -288-

with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

          (d) Notwithstanding Section 7.01(b) and Section 7.04, if any Event of
Default on the part of the Master Servicer occurs that: (1) affects a Serviced
Non-Trust Mortgage Loan Noteholder, and the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then the Master Servicer may not be terminated by or at the direction of the related Serviced Non-Trust Mortgage
Loan Noteholder, or (2) affects solely a Serviced Non-Trust Mortgage Loan
Noteholder, then the Master Servicer may not be terminated by the Trustee;
provided, however, in the case of (1) or (2), at the request of such affected
Serviced Non-Trust Mortgage Loan Noteholder, subject to the terms of the related
Co-Lender Agreement the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related
Serviced Loan Combination is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new
Sub-Servicer) with respect to the related Serviced Loan Combination. In connection with the appointment of a Sub-Servicer in accordance with this
Section 7.01(d), the Master Servicer shall obtain, at its own expense, written confirmation from each Rating Agency that such appointment will not result in an
Adverse Rating Event with respect to any Class of Certificates rated by such
Rating Agency. The related Sub-Servicing Agreement shall provide that any
Sub-Servicer appointed in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the
Master Servicer under this Agreement with respect to the subject Serviced Loan
Combination, except that the Master Servicer shall be entitled to retain that portion of the Master Servicing Fee for the Trust Mortgage Loan or REO Trust
Mortgage Loan included in the subject Serviced Loan Combination that accrues at a rate equal to 0.01% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Co-Lender
Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed in accordance with this Section
7.01(d) shall at any time resign or be terminated, then (subject to the related
Co-Lender Agreement) the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating
Event with respect to any Class of Certificates rated by any Rating Agency (as evidenced in a writing obtained by the Master Servicer, at its own expense, from each applicable Rating Agency). In the event that a successor Master Servicer is acting hereunder and such successor Master Servicer desires to terminate the
Sub-Servicer appointed under this Section 7.01(d), the terminated Master
Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

          Further notwithstanding Section 7.01(b) and Section 7.04, if any Event
of Default on the part of the Special Servicer occurs that affects a Serviced
Non-Trust Mortgage Loan Noteholder, and the Special Servicer is not otherwise terminated in accordance with Section 7.01(b), then such Serviced Non-Trust
Mortgage Loan Noteholder may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the related Serviced Loan
Combination only, but as to no other

                                      -289-

Serviced Mortgage Loan; and, in such event, subject to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan
Noteholder under the related Co-Lender Agreement, the Controlling Class
Representative shall appoint in accordance with Section 6.09 (or, in the event of the failure of the Controlling Class Representative to so appoint, the
Trustee shall appoint in accordance with Section 7.02), within 30 days of such
Serviced Non-Trust Mortgage Loan Noteholder's request, a replacement special servicer with respect to the subject Serviced Loan Combination. In connection with the appointment of a replacement special servicer with respect to the subject Serviced Loan Combination at the request of a related Serviced Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(d), the Trustee shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to any Class of
Certificates rated by such Rating Agency (such rating confirmation to be an expense of the terminated Special Servicer or, if not paid thereby, an expense of the requesting Serviced Non-Trust Mortgage Loan Noteholder). Any replacement special servicer appointed at the request of a Serviced Non-Trust Mortgage Loan
Noteholder in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to the subject Serviced Loan Combination. Any replacement special servicer appointed at the request of a Serviced Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(d) hereby agrees to become, upon request, the special servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan
Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a Serviced Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(d) shall at any time resign or be terminated, then (subject to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan Noteholder under the related Co-Lender Agreement) the appropriate party in accordance with
Section 6.09 (or the Trustee in accordance with Section 7.02, if such party fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in an Adverse Rating Event
(as evidenced in writing by each Rating Agency) with respect to any Class of
Certificates.

          In no event shall any waiver of an Event of Default pursuant to
Section 7.04 affect the rights of any Serviced Non-Trust Mortgage Loan
Noteholder under this Section 7.01(d).

          (e) If a replacement special servicer is appointed with respect to a
Serviced Loan Combination at the request of a related Serviced Non-Trust
Mortgage Loan Noteholder in accordance with Section 7.01(d) or, solely in the case of the 500 West Madison Loan Combination, by the related 500 West Madison
Note B Non-Trust Mortgage Loan Noteholder in accordance with Section 6.09(d)
(any such replacement special servicer, a "Loan Combination-Specific Special
Servicer"), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer"
shall mean the related Loan Combination-Specific Special Servicer, insofar as such duties and obligations relate to a Serviced Loan Combination as to which a
Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special
Servicer" shall mean each of the

                                      -290-

Loan Combination-Specific Special Servicer(s) and the General Special Servicer);
(ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer"
shall mean the related Loan Combination-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a
Serviced Loan Combination as to which a Loan Combination-Specific Special
Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Serviced Trust Mortgage Loans pursuant to Section
3.18, the term "Special Servicer" shall mean the related Loan
Combination-Specific Special Servicer, if such Specially Serviced Trust Mortgage
Loan is a Serviced Combination Trust Mortgage Loan as to which a Loan
Combination-Specific Special Servicer has been appointed, and shall mean the
General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage
Loans and any REO Properties remaining in the Trust Fund pursuant to Section
9.01, the term "Special Servicer" shall mean the General Special Servicer only;
(v) when used in the context of the Special Servicer being replaced, pursuant to
Section 6.09, by the Majority Controlling Class Certificateholder(s), the term
"Special Servicer" shall mean the General Special Servicer or any Loan
Combination-Specific Special Servicer, as applicable (provided that no Loan
Combination-Specific Special Servicer can be succeeded by a Person that itself had been replaced, pursuant to Section 7.01(d), as the Special Servicer with respect to the subject Serviced Loan Combination; and provided, further, that, unless a Serviced Loan Combination Change of Control Event has occurred and is continuing with respect to the 500 West Madison Loan Combination, the Majority
Controlling Class Certificateholder(s) may not, in accordance with Section 6.09, terminate or replace a Loan Combination-Specific Special Servicer with respect to the 500 West Madison Loan Combination that was appointed by the 500 West
Madison Note B Non-Trust Mortgage Loan Noteholder in accordance with Section
6.09); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the Loan Combination-Specific
Special Servicer(s) and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the
Special Servicer responsible for any of the foregoing, the term "Special
Servicer" shall mean the related Loan Combination-Specific Special Servicer or the General Special Servicer, as applicable. References in this Section 7.01(e)
to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of each Serviced Loan Combination as to which a Loan Combination-Specific Special
Servicer has been appointed).

          (f) If, pursuant to the terms of any Outside Servicing Agreement under which any Outside Serviced Trust Mortgage Loan or Administered REO Property is
being serviced and/or administered, an Outside Servicer Default has occurred with respect to an Outside Servicer under such Outside Servicing Agreement and remains unremedied, then the Trustee may, if materially and adversely affected in its capacity as holder of such Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, to the fullest extent permitted by such Outside Servicing Agreement, either (i) waive such Outside
Servicer Default (but only if directed to do so in accordance with Section
7.04), or (ii) absent such waiver, direct the appropriate party under such
Outside Servicing Agreement to exercise such remedies thereunder regarding the termination and replacement of, or the appointment of a new subservicer to perform the duties of, the Outside Servicer as to which such Outsider Servicer
Default relates. In connection with the foregoing, the Trustee may

                                      -291-

(and, at the direction of the Controlling Class Representative or the Holders of
Certificates entitled to at least 25% of the Voting Rights, is required to)
exercise the rights set forth in clause (ii) of the preceding sentence as the
Holder of the subject Outside Serviced Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto; and, furthermore, if and to the extent necessary, the Trustee shall contact and act with the other applicable Non-Trust
Mortgage Loan Noteholders in exercising such rights.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09, Section 7.01(c) or Section 7.01(d), be
the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former
Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the
Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, subject to the last sentence of the second paragraph of Section 3.11(c), the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder.

          Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the
Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint (subject, in the case of a resigning or terminated Special Servicer, to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan Noteholder(s) under the related Co-Lender Agreement), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the
Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or
Special Servicer hereunder unless (i) as confirmed in writing by each Rating
Agency, such succession will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency, and (ii) such appointee makes the applicable representations and warranties set forth in
Section 3.23 or Section 3.24, as applicable; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Controlling Class Certificateholder(s) to
designate a successor pursuant to Section 6.09. No

                                      -292-

appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement.
Pending appointment of a successor to the Master Servicer or the Special
Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Mortgage Loans and the Administered
REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or the related Co-Lender Agreement limiting the use of funds received in respect of a Serviced Loan Combination to matters related to such
Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each
Serviced Non-Trust Mortgage Loan Noteholder.

          (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or an Outside
Servicer Default, the Trustee shall transmit by mail to the Depositor, all the
Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default and Outsider Servicer
                        Defaults.

          The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder or any Outside Servicer Default under an Outside Servicing Agreement may waive such Event of Default or, to the extent it is permitted to do so under the applicable Outside Servicing Agreement, such Outside Servicer Default, as the case may be; provided, however, that an Event of Default under any of clauses (i), (ii), (iii), (x), (xi) and (xii) of Section 7.01(a) or any
comparable Outside Servicer Default may be waived only by all of the
Certificateholders of the affected Classes. Upon any such waiver of an Event of
Default or an Outside Servicer Default, such Event of Default or, to the extent it is in fact waived under the applicable Outside Servicing Agreement, such
Event of Default or such Outside Servicer Default, as the case may be, shall cease to exist and shall be deemed to have been remedied for every purpose hereunder (except as otherwise provided in Section 7.01(d)). No such waiver shall extend to any subsequent or other Event of Default or Outside Servicer
Default, as the case may be, or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this
Agreement, for purposes of waiving any Event of Default or Outside Servicer
Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting
Rights with respect to the matters described above.

                                      -293-

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default or
                        Outside Servicer Default.

          During the continuance of any Event of Default or Outside Servicer
Default that shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of any Serviced Non-Trust Mortgage
Loan Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Serviced
Non-Trust Mortgage Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or Outside Servicer Default.

                                      -294-

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default or an
Outside Servicer Default and after the curing or waiver of all Events of Default and all Outside Servicer Defaults that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. If an Event of Default or an Outside Servicer Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master
Servicer or Special Servicer, it shall act in accordance with the Servicing
Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master
Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default or an Outside
     Servicer Default, and after the curing of all such Events of Default and all such Outside Servicer Defaults that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this

                                      -295-

     Agreement and the direction of the Controlling Class or Holders of
     Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or, as holder of an Outside Serviced
     Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), under an Outside Servicing Agreement, as the case may be; and

               (iv) The protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to it in its capacity as
     Authenticating Agent, Certificate Registrar, Tax Administrator and
     Custodian.

          SECTION 8.02. Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default or an Outside
     Servicer Default that has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default or an Outside
     Servicer Default, and after the curing of all Events of Default and all
     Outside Servicer Defaults that may

                                      -296-

     have occurred, and except as may be provided in Section 10.01 or 10.02, the
     Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of
     Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this
     Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

               (vii) the Trustee shall not be responsible for any act or
     omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer) or the Depositor.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                        Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the
Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the
Trustee set forth thereon) or of any Mortgage Loan or related document. The
Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the
Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust
Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the
Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the
Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee, the Fiscal Agent or any agent of the Trustee or the
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of
"Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or such agent, as the case may be.

                                      -297-

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and
                        by Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. Except as otherwise provided in Section 3.06, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust)
shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee and any director, officer, employee or agent of the
Trustee shall be entitled to be indemnified for and held harmless by the Trust
Fund out of the Pool Custodial Account and the Collection Account (and, to the
extent that a Serviced Loan Combination or any related REO Property is affected, by the Trust Fund and/or the related Serviced Non-Trust Mortgage Loan
Noteholder(s) out of the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master
Servicer pursuant to Sections 7.01 and 7.02, and costs and expenses of litigation and of investigation, including counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this
Agreement or the Certificates (any such loss, liability or expense, a "Trustee
Liability"); provided that such loss, liability or expense constitutes an
"unanticipated expense" within the meaning of Treasury regulations section
1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which has otherwise been provided for herein) or allocable overhead. The provisions of this Section
8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the
Trustee and appointment of a successor trustee.

          (c) If the Trustee Liability arises from the issuance or sale of the
Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

          (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                                      -298-

          SECTION 8.06. Eligibility Requirements for Trustee.

          (a) The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of
Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least (a) "AA-" from S&P (or "A+" from S&P, if the
Trustee's short-term unsecured debt rating is at least "A-1" by S&P) and "AA-"
from Fitch, or (b) in the case of either Rating Agency, either (i) "A-" from S&P and "A-" from Fitch, if a Fiscal Agent meeting the requirements of Section
8.17(a) is then currently acting in such capacity, or (ii) such other rating as shall not result in an Adverse Rating Event with respect to any Class of
Certificates, as confirmed in writing by such Rating Agency. The Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the Investment
Company Act of 1940, as amended. The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the
Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07;
provided that the Trustee shall not be required to resign due to the existence of an affiliation described in the last sentence of this Section 8.06 until such time as it has actual knowledge or receives written notice of the existence of such affiliation; and provided, further, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least
$50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each
Rating Agency) cause an Adverse Rating Event with respect to any Class of
Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the
Depositor, the Master Servicer, the Special Servicer and their respective
Affiliates. Notwithstanding the foregoing, except to the extent permitted or required by Section 7.02, the Trustee shall not be an "affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special
Servicer, any Sub-Servicer, any Outside Servicer, the Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the Closing Date or any
"affiliate" (as such term is defined in Section III of PTE 2000-58) of any such
Person.

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, all Certificateholders and all Serviced
Non-Trust Mortgage Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the
Depositor by

                                      -299-

written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders by the
Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master
Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File,
CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master
Servicer, the Special Servicer, the Certificateholders and the Serviced
Non-Trust Mortgage Loan Noteholders by the successor trustee so appointed.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Serviced Non-Trust Mortgage Loan
Noteholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and (as among the parties hereto) in and to the
Trust Mortgage Loans and the Serviced Non-Trust Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                                      -300-

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such
Certificateholders within 90 days after they are incurred, at the expense of the
Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the
predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special
Servicer, the Certificateholders and the Serviced Non-Trust Mortgage Loan
Noteholders.

          SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

          Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the
Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or such Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights

                                      -301-

and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section
8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Neither the Master
Servicer nor the Special Servicer shall have any duty to verify that any such
Custodian is qualified to act as such in accordance with the preceding sentence.
The Trustee may enter into agreements to appoint a Custodian which is not the
Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no

                                      -302-

longer act in the capacity of Trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related Custodian will be entitled to be indemnified out of the assets of the Trust Fund in connection with losses arising from the performance by such
Custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted under Section 8.05(b) with respect to agents of the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements
(including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07. Any engagement of a third party to act as Custodian with respect to the Mortgage
File or any portion thereof with respect to a Serviced Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12. Appointment of Authenticating Agents.

          (a) The Trustee may appoint at the Trustee's expense an Authenticating
Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other
Person appointed in accordance herewith acting as Authenticating Agent, the
Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating
Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent

                                      -303-

without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent appointed in accordance with this Section
8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer,
the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section
8.12 by giving written notice of termination to such Authenticating Agent, the
Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent.

          SECTION 8.13. Appointment of Tax Administrators.

          (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder;
provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the
Trustee shall remain responsible for all acts and omissions of the Tax
Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax
Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

          (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax
Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax
Administrator.

          (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer,
the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section
8.13 by giving written notice of termination to such Tax Administrator, the
Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax
Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and
shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this

                                      -304-

Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

          SECTION 8.14. Access to Certain Information.

          (a) The Trustee shall afford to the Master Servicer, the Special
Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any
Certificateholder or Certificate Owner, access to any documentation regarding the Trust Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

          (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Serviced
Non-Trust Mortgage Loan Noteholders and their respective designees, the
Controlling Class Representative and, subject to the succeeding paragraph, any
Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Certificateholder Reports made available to
Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all
Annual Performance Certifications delivered by the Master Servicer and the
Special Servicer, respectively, to the Trustee since the Closing Date; (v) all
Annual Accountants' Reports caused to be delivered by or on behalf of the Master
Servicer and the Special Servicer, respectively, to the Trustee since the
Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii)
each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Trust Mortgage Loan or Serviced
Non-Trust Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged
Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special
Servicer's or the Fiscal Agent's, as the case may be, determination that any
Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a) or Section
6.12(a); (xi) any exception report prepared by the Trustee pursuant to Section
2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; (xiii) any
Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h); and
(xiv) any and all reports, statements and other written or electronic information relating to an Outside Serviced Trust Mortgage Loan, the related
Mortgaged Property and/or the borrower under such related Outside Serviced Trust
Mortgage Loan, to the extent such items were received by the Master Servicer from a related Outside Servicer or the related Outside

                                      -305-

Trustee and delivered to the Trustee since the Closing Date. The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate
Owner identified to the Trustee to the Trustee's reasonable satisfaction, the
Trustee shall request from the Master Servicer copies (at the expense of such
Certificateholder or Certificate Owner if the Master Servicer or Special
Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the
Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets
prepared by the Master Servicer or the Special Servicer; and, upon receipt, the
Trustee shall make such items available to the requesting Certificateholder or
Certificate Owner.

          In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a Certificateholder or a beneficial holder of Book-Entry
Certificates and will keep such information confidential (except that such
Certificateholder or Certificate Owner may provide such information to any other
Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective purchaser of a
Certificate or an interest therein, confirmation executed by the requesting
Person substantially in the form of Exhibit L-2 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in
Certificates and will otherwise keep such information confidential.

          (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

          SECTION 8.15. Reports to the Securities and Exchange Commission and
                        Related Reports.

          (a) With respect to the Trust's fiscal year 2005 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year the Registered Certificates are held in the aggregate by at least 300 holders, which may consist of (x) in the case of Registered
Certificates held in definitive form, direct Holders of such Definitive
Certificates, and/or (y) in the case of Registered Certificates held in book-entry form through the Depository, Depository Participants having accounts with the Depository), the Trustee shall:

               (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, applicable releases and
     "no-action letters" issued by the Commission, prepare for filing, execute and properly and timely file with the Commission with respect to the Trust,
     (A) a Current Report on Form 8-K with copies of the Distribution Date
     Statements (exclusive of the CMSA Bond Level File and the CMSA Collateral
     Summary File)

                                      -306-

     and, to the extent delivered to the Trustee, such other servicing information identified by the Master Servicer or the Special Servicer, in
     writing, to be filed with the Commission (such other servicing information, the "Additional Designated Servicing Information") and (B) upon direction of the Depositor, a Current Report on Form 8-K regarding and disclosing (I)
     those events specified under Section 8.15(b) (to the extent a Responsible
     Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event) and (II) any other events occurring with respect to the Trust that are required to be reported pursuant to Form 8-K
     (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event), in the case of (A) and (B), within the time periods specified under Form 8-K, the
     Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"; provided that the Depositor shall cooperate with the Trustee to determine the applicable required time period;

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor in writing of the occurrence or existence of any of the matters identified in Section 11.11(a), Section 8.15(b) and/or Section
     8.15(a)(i)(B)(II) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), and (B) promptly notify the
     Depositor in writing that the filing of a Current Report on Form 8-K may be required with respect to any of the matters under clause (A) above, and consult with the Depositor regarding whether to prepare and file a Current
     Report on Form 8-K under Section 8.15(a)(i)(B) above with respect to such matters (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to whether to make such filing); provided that, if the Depositor directs the Trustee to file a Current Report on Form
     8-K with respect to such matters, the Depositor shall cooperate with the
     Trustee in obtaining all necessary information in order to prepare such
     Current Report on Form 8-K and the Trustee will report any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission;

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Party (as defined in Section
     8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the
     Commission with respect to the Trust; and

               (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters"
     issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required
(or readily convertible into the

                                      -307-

format required) for electronic filing via the EDGAR system, any and all items
(including, in the case of the Master Servicer and the Special Servicer, all
Additional Designated Servicing Information delivered to the Trustee)
contemplated to be filed with the Commission pursuant to this Section 8.15(a).

          All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a)
(collectively, including the exhibits thereto, the "Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y)
of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports". The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

          (b) At all times during the Trust's fiscal year 2005 and, if as of the beginning of any subsequent fiscal year for the Trust, the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (x) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (y) in the case of
Registered Certificates held in book-entry form through the Depository,
Depository Participants having accounts with the Depository), at all times during such subsequent fiscal year, the Trustee shall monitor for the occurrence or existence of any of the following matters:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Trust
     Mortgage Loan or an REO Property (or, in the case of any Outside
     Administered REO Property, any interest therein), which acquisition or disposition has not otherwise been reflected in the Distribution Date
     Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust
     Mortgage Loans and REO Properties (or, in the case of any Outside
     Administered REO Property, any interest therein)), other than in the normal course of business, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iv) any change in the fiscal year of the Trust;

               (v) any legal proceedings of which the Trustee has knowledge, other than ordinary routine litigation incidental to the business of the
     Trust, to which the Trust (or any party to this Agreement on behalf of the
     Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                                      -308-

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement of which the
     Trustee has knowledge, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

               (vii) any adverse change in the rating or ratings assigned to any
     Class of Certificates not otherwise reflected in the Distribution Date
     Statements filed with the Commission;

               (viii) any modifications to the rights of Certificateholders;

               (ix) any material impairment to the assets of the Trust Fund;

               (x) the entry into, modification of, and/or termination of, a material definitive agreement with respect to the Trust; and

               (xi) any amendment to this Agreement pursuant to Section 11.01;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any legal proceedings of which property included in the Trust Fund is subject or of any legal proceedings threatened by a governmental authority is limited
(except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi), (vii), (ix) or (x) of this Section 8.15(b) unless (x) solely with respect to clause (vi), any such matter occurred or related specifically to the
Trust or (y) with respect to clauses (vi), (vii), (ix) and (x) a Responsible
Officer was notified in a written instrument addressed to it or otherwise has actual knowledge of such event.

          Further, each other party to this agreement shall promptly notify the
Trustee of the occurrence or existence of any of the forgoing matters in this
Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer), a Responsible Officer (in the case of the Fiscal
Agent) or a senior officer (in the case of the Depositor) thereof has actual knowledge; provided that the Master Servicer and/or the Special Servicer, as the case may be, shall deliver a Supplemental Report to the Trustee as to any such event as required under Section 3.12(c).

          (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Registered Certificates are held in the aggregate by less than 300 holders (which may consist of (x) in the case of Registered
Certificates held in definitive form, direct Holders of such Definitive
Certificates, and/or (y) in the case of Registered Certificates held in book-entry form through the Depository, Depository Participants having accounts with the Depository), the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange
Act and shall notify all parties to this Agreement in writing that a Form 15 has been so filed.

                                      -309-

          (d) As and to the extent required by the Sarbanes-Oxley Act of 2002
(the "Sarbanes-Oxley Act") and the rules adopted by the Commission with respect thereto, all Annual Reports on Form 10-K filed with the Commission shall include such certification as complies in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (such certification, the
"Sarbanes-Oxley Certification"; any party hereto whose officer is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification with respect to the Trust, a
"Certifying Party"; and any officer who is to sign, in accordance with the
Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any
Sarbanes-Oxley Certification, a "Certifying Officer"). Upon request of either
Rating Agency, the Trustee shall deliver a copy of such Sarbanes-Oxley
Certification to such Rating Agency.

          (e) Any of the Depositor, the Trustee or the Master Servicer may be
the Certifying Party with respect to a Sarbanes-Oxley Certification filed as part of an Annual Report on Form 10-K relating to the Trust; provided that no officer of either the Trustee or the Master Servicer shall be responsible for being the sole signatory of any Sarbanes-Oxley Certification to be filed in connection with the Trust. In connection with the filing of any Annual Report on
Form 10-K with respect to the Trust as contemplated by Section 8.15(a), the
Certifying Party shall, no later than 10 days prior to the date on which the
Trustee has indicated its intention to file such report, cause its Certifying
Officer to execute and deliver to the Trustee, with respect to the Trust, for filing with such Annual Report on Form 10-K, the Sarbanes-Oxley Certification
that is to be included as part of such Annual Report on Form 10-K.

          (f) No later than five (5) Business Days (or, in the case of an Annual
Report on Form 10-K, 20 days) prior to any filing of a Subsequent Exchange Act
Report that is to be made with respect to the Trust as contemplated by Section
8.15(a), the Trustee shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor and the Special Servicer shall promptly (and in any event within two (2) Business
Days) review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct
(with written evidence of such correction to be sent to the Depositor, the
Master Servicer and the Special Servicer) prior to the filing of such report and the accompanying exhibits.

          (g) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Trustee is to be the Certifying Party, the Trustee shall cause the appropriate officer of the Trustee (i.e., the officer thereof that would have qualified as a Certifying Officer) to execute and deliver to each Certifying Party and Certifying Officer a certification (a
"Trustee Backup Certification"), which Trustee Backup Certification shall be in the form of Exhibit P attached hereto. The Trustee shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any
Trustee Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Trustee Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying
Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the

                                      -310-

negligence, bad faith or willful misfeasance of the Trustee in connection with the performance by the Trustee of its duties hereunder.

          (h) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Master Servicer is to be the Certifying
Party, the Master Servicer shall cause the appropriate officer of the Master
Servicer (i.e., the officer thereof that would have qualified as a Certifying
Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Master Servicer Backup Certification"), which Master Servicer
Backup Certification shall be in the form of Exhibit Q attached hereto and shall cover all of the Trust Mortgage Loans and REO Properties (including the Outside
Serviced Trust Mortgage Loans and any Outside Administered REO Properties, to
the extent required in accordance with the penultimate paragraph of Exhibit Q).
In addition, within the time periods set forth in the related Co-Lender
Agreement (or, if no such time periods are set forth therein, by March 20 of any calendar year in which any Annual Report on Form 10-K is to be filed with respect to the related securitization trust), the Master Servicer shall execute and deliver to the depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with any public securitization of the 500 West Madison Note B Non-Trust Mortgage
Loan, a master servicer backup certification covering such Serviced Non-Trust
Mortgage Loan (and that may be relied on by each such party to which it is delivered), which master servicer backup certification will be substantially similar to the Master Servicer Backup Certification and will cover only the 500
West Madison Note B Non-Trust Mortgage Loan. The Master Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Master Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Master
Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley
Certification, in each case, resulting from the negligence, bad faith or willful misfeasance of the Master Servicer in connection with the performance by the
Master Servicer of its duties hereunder.

          (i) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K (but no earlier than March 20 of the year in which such Annual Report on From 10-K is to be filed) with respect to the Trust, the Special Servicer shall cause the appropriate officer of the Special Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each
Certifying Party and Certifying Officer a certification (a "Special Servicer
Backup Certification"), which Special Servicer Backup Certification shall be in the form of Exhibit R attached hereto and shall cover all of the Specially
Serviced Trust Mortgage Loans and Administered REO Properties (together with any
Outside Serviced Trust Mortgage Loan that is then specially serviced under the related Outside Servicing Agreement or any Outside Administered REO Property, if
the Special Servicer is, is an Affiliate of, or receives a comparable certification relating thereto from, the related Outside Special Servicer). In addition, within the time periods set forth in the related Co-Lender Agreement
(or, if no such time periods are set forth therein, by March 20 of any calendar year in which any Annual Report on Form 10-K is to be filed with respect to the related securitization trust), the Special Servicer shall execute and deliver to the depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with any public securitization of 500 West Madison Note B Non-Trust Mortgage Loan, a special servicer backup

                                      -311-

certification covering such Serviced Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which special servicer backup certification will be substantially similar to the Special Servicer
Backup Certification and will cover only the 500 West Madison Note B Non-Trust
Mortgage Loan. The Special Servicer shall indemnify and hold harmless each
Certifying Party and Certifying Officer to whom it delivers any Special Servicer
Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Special Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or
Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder.

          (j) No later than 10 days prior to the date on which the Trustee has indicated its intention to file the Annual Report on Form 10-K with respect to the Trust for fiscal year 2005, unless the Depositor is to be the Certifying
Party, the Depositor shall cause an officer of the Depositor to execute and deliver to each Certifying Party and Certifying Officer a certification (a
"Depositor Backup Certification"), which Depositor Backup Certification shall be in a form mutually acceptable to the Certifying Party and the Depositor. The
Depositor shall indemnify and hold harmless each Certifying Party and Certifying
Officer to whom it delivers any Depositor Backup Certification for any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying
Officer resulting from a breach of any certification made in such Depositor
Backup Certification.

          (k) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such
Person reasonably believes to be appropriate in order to allow it to deliver any
Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (l) Unless the other parties hereto receive written notice from the
Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, not more than 60 days following the end of such fiscal year, any items required to be delivered by such party that are to be an exhibit to such Annual Report on
Form 10-K.

          (m) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section
8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law. In any event, references to Current Report on
Form 8-K and Annual Report on Form 10-K shall each be deemed to refer to any replacement form adopted under applicable law to effect the filings with the
Commission contemplated by this Section 8.15.

                                      -312-

          SECTION 8.16. Representations and Warranties of Trustee.

          (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the
     Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
     Agreement, or the consummation of the

                                      -313-

     transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Trustee under this Agreement.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

               (ix) The Trustee is an "Institutional Lender/Owner" or "Qualified
     Institutional Noteholder", as applicable, within the meaning of each
     Co-Lender Agreement.

          (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.17. The Fiscal Agent.

          (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal
Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "AA-"
from Fitch (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency, as confirmed in writing by such Rating Agency).

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee, except that all fees and expenses of the
Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the
Special Servicer.

          (d) The obligations of the Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it (or, in the case of

                                      -314-

the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the
Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating
Event with respect to any Class of Certificates.

          (e) The Trustee shall promptly notify the other parties hereto, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders in
writing of the appointment, resignation or removal of the Fiscal Agent.

          SECTION 8.18. Representations and Warranties of Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the
Serviced Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

               (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

               (ii) The execution and delivery of this Agreement by the Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

               (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                      -315-

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

               (vi) No litigation is pending or, to the best of the Fiscal
     Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this
     Agreement or the financial condition of the Fiscal Agent.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                      -316-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Trust
                        Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Special Servicer, any Controlling Class Certificateholder, the Master Servicer,
the Depositor or Lehman Brothers of all the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Trust Mortgage Loans and (y) the aggregate
Appraised Values of any REO Properties then included in the Trust Fund, minus
(2) if the purchaser is the Master Servicer or the Special Servicer, the
aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.11(g) and, in the case of the Master Servicer,
Section 4.03(d), and any unpaid servicing compensation remaining outstanding and payable thereto (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          Each of the Special Servicer, any Controlling Class Certificateholder
(with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class), the
Master Servicer, the Depositor or Lehman Brothers, in that order of priority
(with the Special Servicer having the most senior priority), may at its option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance set forth in the
Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Special Servicer's, a Controlling Class
Certificateholder's, the Master Servicer's, the Depositor's or Lehman Brothers'
purchase of all of the Trust Mortgage Loans and each REO Property remaining in the

                                      -317-

Trust Fund, then the Special Servicer, a Controlling Class Certificateholder,
the Master Servicer, the Depositor or Lehman Brothers, as applicable, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall: (x) deposit, or deliver to the Master Servicer for deposit, in the Pool Custodial Account an amount in immediately available funds equal to the above-described purchase price
(provided, however, that if any REO Property relating to a Serviced Loan
Combination is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Combination Custodial Account); and (y) deliver to the Trustee an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, on the Trust Master Servicer Remittance Date immediately preceding the Final Distribution Date, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool Custodial
Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Special
Servicer, the purchasing Controlling Class Certificateholder, the Master
Servicer, the Depositor or Lehman Brothers, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Special Servicer, the purchasing Controlling Class Certificateholder, the Master Servicer, the
Depositor or Lehman Brothers, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties to the Special Servicer,
the purchasing Controlling Class Certificateholder, the Master Servicer, the
Depositor or Lehman Brothers (or their respective designees), as applicable;
provided that, if any Trust Mortgage Loan purchased pursuant to this Section
9.01 is a Serviced Combination Trust Mortgage Loan, then the release, endorsement or assignment of the documents constituting the related Mortgage
File and Servicing File shall be in the manner contemplated by Section 3.25. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except in the case of the Outside Serviced Trust Mortgage Loans, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Non-Trust Mortgage Loan Noteholders mailed
(i) if such notice is given in connection with the Special Servicer's, a
Controlling Class Certificateholder's, the Master Servicer's, the Depositor's or
Lehman Brothers' purchase of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (ii) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (A) the
Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (B) the amount of any such final payment and (C)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to
Certificateholders.

          Upon presentation and surrender of the Certificates by the
Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in

                                      -318-

the Collection Account and/or the Loss of Value Reserve Fund that are, in accordance with Section 4.01, allocable to payments on the Class of Certificates so presented and surrendered.

          Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Depositor, Lehman Brothers, any Controlling Class
Certificateholder, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, then the Trust Fund (and, accordingly, each REMIC
Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of
Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust
Event:

               (i) the Tax Administrator shall specify the first day in the
     90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulations section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section
     860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the
     Trust Fund;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, Lehman Brothers, the purchasing Controlling Class Certificateholder, the Special Servicer or
     the Depositor, as applicable, for cash; and

               (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                                      -319-

          In addition, foregoing requirements of this Section 9.02 shall apply, mutatis mutandis, to the repurchase of any Early Defeasance Trust Mortgage Loan and liquidation of any related Loan REMIC if the defeasance proceeds are less than the Purchase Price of such Early Defeasance Trust Mortgage Loan, the
Mortgagor notifies the Master Servicer of its intent to defease the Early
Defeasance Trust Mortgage Loan or the Mortgagor is to tender other collateral that does not constitute a cash amount equal to or greater than the Purchase
Price of the Early Defeasance Trust Mortgage Loan, under the circumstances described in Sections 2.03(j) and 2.03(k).

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

          SECTION 9.03. Outside Administered REO Properties.

          References to "REO Property" and "REO Properties" in Sections 9.01 and
9.02 shall be deemed to include the Trust's rights with respect to any Outside
Administered REO Property included in the Trust, and such rights shall be taken into account in calculating the purchase price payable under Section 9.01 for the purchase of assets out of the Trust Fund.

                                      -320-

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The Tax Administrator shall elect to treat each REMIC Pool as a
REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The REMIC I Regular Interests, the REMIC II Regular Interests and
the Regular Interest Certificates (or, in the case of each Class of Interest
Interest-Only Certificates, each of the REMIC III Components of such Class) are hereby designated as "regular interests" (within the meaning of Section
860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The
Class R-I Certificates, the Class R-II Certificates and the Class R-III
Certificates are hereby designated as the single class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and
REMIC III, respectively. Subject to Section 2.06(b), the related Loan REMIC
Regular Interest is hereby designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-LR Certificates will evidence the single class of "residual interests" (within the meaning of Section
860G(a)(2) of the Code, in each Loan REMIC. None of the Master Servicer, the
Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of
Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

          (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters
Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters
Person for each REMIC Pool in the performance of its duties as such.

          (e) For purposes of Treasury regulations section 1.860G-1(a)(4)(iii), the related Legal Final Distribution Date for each Loan REMIC Regular Interest
(if any), each REMIC I Regular Interest, each REMIC II Regular Interest and each
Class of Regular Interest Certificates (or, in the case of each Class of
Interest-Only Certificates, each REMIC III Component of such Class) is designated in the Preliminary Statement hereto.

          (f) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or

                                      -321-

reimbursable to the Tax Administrator from the Trust Fund (exclusive of any
Grantor Trust Assets), unless otherwise provided in Section 10.01(i) or
10.01(j)).

          (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate
Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC
Pool. The expenses of preparing and filing such returns shall be borne by the
Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest
Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.
The parties also intend that the portion of the Trust Fund consisting of the
Loss of Value Reserve Fund shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, an "outside reserve fund"
within the meaning of Treasury regulations section 1.860G-2(h) and the provisions hereof shall be interpreted consistently with this intention.

          (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions
(and the Trustee, the Master Servicer and the Special Servicer shall assist the
Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer or the Trustee shall knowingly take
(or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event, unless the Tax
Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax
Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event.
None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax

                                      -322-

Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act.
In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor
Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the
Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (j) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on
"net income from foreclosure property" as defined in Section 860G(c) of the
Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax
Administrator, if such tax arises out of or results from a breach by the Tax
Administrator of any of its obligations under this Section 10.01; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Lehman Trust Mortgage Loans did not, at the time of their transfer to REMIC I or any related Loan REMIC, as applicable, constitute a
"qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the
Trust Fund, excluding any Grantor Trust Assets, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)
shall be charged to and paid by the Trust Fund (exclusive of any Grantor Trust
Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Collection Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

          (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (l) Following the Startup Day, none of the Trustee, the Master
Servicer and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii)
the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                                      -323-

          (m) None of the Trustee, the Master Servicer and the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B)
the bankruptcy of any REMIC Pool, (C) the termination of any REMIC Pool pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Collection Account, the Interest
Reserve Account, the Excess Liquidation Proceeds Account, any Custodial Account
or any REO Account for gain; or (iii) the acquisition of any assets for any
REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage
Loan and other than Permitted Investments acquired in accordance with Section
3.06 in connection with the investment of funds in a Custodial Account or an REO
Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (n) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Grantor Trust Administration.

          (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state
Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

          (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the
Grantor Trust Assets in the Trust Fund, unless otherwise provided in Section
10.02(e) or 10.02(f)).

          (c) The Tax Administrator shall prepare, sign and file all of the Tax
Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such
Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an
Ownership Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash

                                      -324-

or accrual method of accounting, as applicable, and to report on such
Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax
Administrator's request therefor, shall provide in writing to the Tax
Administrator such information as is reasonably requested by the Tax
Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.01(c).

          (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the Tax Administrator to the extent reasonably requested by the Tax
Administrator and to the extent of information within the Trustee's, the Master
Servicer's or the Special Servicer's possession or control). None of the Tax
Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take
(or fail to cause to be taken) any action that, under the Grantor Trust
Provisions, if taken or not taken, as the case may be, could result in an
Adverse Grantor Trust Event, unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax
Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act.
In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax
Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the
Tax Administrator or the Trustee.

          (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of

                                      -325-

or results from a breach by the Trustee of any of its obligations under Article
IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

          (g) Notwithstanding the foregoing provisions of this Section 10.02, the applicability of this Section 10.02 is subject to Section 2.05(b).

                                      -326-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the
Certificateholders or any of the Non-Trust Mortgage Loan Noteholders, (i) to
cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add
any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions or the Grantor Trust Provisions if those provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules promulgated thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special
Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trust (if created hereunder taking into account
Section 2.05(b)) at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the Grantor Trust (if created hereunder taking into account
Section 2.05(b)); (vii) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (viii) to amend any provision of Section 8.15 as contemplated by Section 8.15(m); or (ix)
to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii), (iv), (v), (vi), (vii) and (viii) above) shall not adversely affect in any material respect the interests of any
Certificateholder or Serviced Non-Trust Mortgage Loan Noteholder, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect, or an acknowledgment to such effect from the subject
Certificateholder or Serviced Non-Trust Mortgage Loan Noteholder, as the case may be, or, in the case of a Class of Certificates to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected
Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that

                                      -327-

are required to be distributed on any Certificate, without the consent of the
Holder of such Certificate, or that are required to be distributed to any
Serviced Non-Trust Mortgage Loan Noteholder, without the consent of such
Serviced Non-Trust Mortgage Loan Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Serviced Non-Trust Mortgage Loan Noteholder in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates of such Class or the consent of such
Serviced Non-Trust Mortgage Loan Noteholder, as the case may be, (iii)
significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140) without the consent of the Holders of Certificates entitled to not less than 51% of all the Voting Rights (without regard to
Certificates held by the Depositor or any of the Depositor's Affiliates and/or
agents), (iv) modify the provisions of this Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of all of the Serviced Non-Trust Mortgage Loan Noteholders, (v) modify the Servicing
Standard without the consent of the Holders of all Regular Interest Certificates then outstanding, or (vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent, approve or object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same
Voting Rights with respect to matters described above as they would if any other
Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the
Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions, cause any REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust (if created hereunder taking into account Section 2.05(b)) to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each Serviced Non-Trust
Mortgage Loan Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer and the Trustee
may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

                                      -328-

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the
Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any
Opinion of Counsel required in connection therewith pursuant to Section 11.01(a)
or (c) shall be payable out of the Pool Custodial Account, in the case of the
Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Collection Account, in the case of the Trustee, pursuant to Section 3.05(b).

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits them, the Serviced Non Trust Mortgage Loan Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Serviced Non Trust Mortgage Loan Noteholders, out of the Loan Combination Custodial Accounts pursuant to Section 3.05A), to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Serviced Non Trust Mortgage Loan
Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the

                                      -329-

Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (except in the case of a default by the Trustee) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this
Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law; Consent to Jurisdiction.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City, to the exclusion of all other courts, with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal courts, to the exclusion of all other courts; (iii) waives the defense of an inconvenient forum in connection with such action or proceeding commenced in such New York State or federal courts; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that, if both a New York State and a federal court sitting in New
York in which an action or proceeding has been duly and properly commenced by any party to this Agreement regarding a matter arising out of or relating to this Agreement have refused to accept jurisdiction over or otherwise have not accepted such action or proceeding within, in the case of each such court, 60 days of the commencement or filing thereof, then the words "to the exclusion of all other courts" in clause (i) and clause (ii) of this sentence shall not apply with regard to such action or proceeding and the reference to "shall" in clause
(ii) of this paragraph shall be deemed to be "may".

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Structured
Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019,
Attention: David Nass--LB-UBS Commercial Mortgage Trust 2005-C5, facsimile number: (646) 758-5376; (ii) in the case of the Master Servicer, Wachovia Bank,
National Association, 8739 Research Drive, URP4, Charlotte, North Carolina
28262-1075, Attention: LB-UBS Mortgage Trust 2005-C5, facsimile number: (704)
715-0036; (iii) in the case of the Special Servicer, LNR Partners, Inc., 1601
Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Randy
Wolpert--LB-UBS Commercial Mortgage Trust 2005-C5, facsimile number: (305)
695-5601; (iv) in

                                      -330-

the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services Group--LB-UBS Commercial Mortgage Trust 2005-C5, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V.,
135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services Group--LB-UBS Commercial Mortgage Trust 2005-C5,
facsimile number: (312) 904-2084; (vi) in the case of the Underwriters, (A)
Lehman Brothers, Inc., 745 Seventh Avenue, New York, New York 10019, Attention:
David Nass--LB-UBS Commercial Mortgage Trust 2005-C5, facsimile number: (646)
758-4203, and (B) UBS Securities LLC, 1285 Avenue of the Americas, New York, New
York 10019, Attention: Robert Pettinato, facsimile number: (212) 713-2631, with a copy to Robert C. Dinerstein, General Counsel; (vii) in the case of the Rating
Agencies, (A) Fitch, Inc., One State Street Plaza, New York, New York 10004,
Attention: Commercial Mortgage Surveillance, facsimile number: (212) 635-0466, and (B) Standard & Poor's Rating Services, a division of The McGraw-Hill
Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004,
Attention: CMBS Surveillance Department, facsimile number: (212) 438-2662; and
(viii) in the case of the initial Controlling Class Representative, DSHI Opco
LLC, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention:
Steven N. Bjerke, LB-UBS Commercial Mortgage Trust 2005-C5, facsimile number:
(305) 695-5449; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the
Trustee also intend and agree that, in such event: (i) in order to secure performance of the Depositor's obligations hereunder and payment of the
Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising-- (A)
the Trust Mortgage Loans, (B) the UBS/Depositor Mortgage Loan Purchase
Agreement, (C) the respective Co-Lender Agreements, (D) all other assets included or to be included the Trust Fund, including all principal, interest and other amounts received or receivable on or with respect to the Trust Mortgage
Loans and due after the Cut-off Date (other than any Principal Prepayments received on or prior to the Cut-off Date), all amounts (other than those allocable to the Serviced Non Trust Mortgage Loans and/or any successor REO
Mortgage Loans with respect thereto) held from time to time in the Custodial
Accounts, the Collection Account, the Interest Reserve

                                      -331-

Account, the Excess Liquidation Proceeds Account and, if established, the REO
Account(s), the Loss of Value Reserve Fund and the Defeasance Deposit Account
and any and all reinvestment earnings on such amounts, and all of the
Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Trust Mortgage Loans, and (E)
all proceeds and products of the foregoing; and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, a UCC Financing Statement or Form UCC-1, which shall include a Schedule I substantially in the form attached as Exhibit J hereto, in the State of Delaware promptly following the initial issuance of the
Certificates, and the Trustee shall prepare, execute and file at each such office, with the consent of the Depositor hereby given, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the UCC.

          SECTION 11.08. Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each
Underwriter shall be a third-party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under
Sub-Servicing Agreements as contemplated by Section 3.22(d) and, in the case of
Lehman Brothers, to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the
Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third-party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third-party beneficiary pursuant to this Section 11.09. The Non Trust Mortgage Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Non Trust Mortgage
Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. The Outside Master
Servicer in respect of each Outside

                                      -332-

Serviced Trust Mortgage Loan shall be a third-party beneficiary to this
Agreement with respect to its rights as specifically provided for herein and under the related Co-Lender Agreement. The UBS Mortgage Loan Seller shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for in the second paragraph of Section 2.01(d). LBHI shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for in Section 3.20(k). This Agreement may not be amended in any manner that would materially and adversely affect the rights of any such third-party beneficiary without its consent. No other Person, including any
Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.10. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11. Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default or Outside Servicer
     Default that has not been cured;

               (iii) the resignation or termination of the Fiscal Agent, the
     Master Servicer or the Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by the Depositor or the UBS Mortgage Loan Seller pursuant to or as contemplated by Section
     2.03;

               (v) any change in the location of the Collection Account or the
     Interest Reserve Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of any Custodial Account.

          (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

                                      -333-

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.11(h) or 4.03(c).

          (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

          (g) The Master Servicer shall give each of Fitch and S&P at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust
Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the
Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give Fitch and S&P notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust
Mortgage Loans as soon as reasonably practicable in such circumstances. The
Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to S&P or Fitch contemplated by the immediately preceding sentence.

          (h) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          SECTION 11.12. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      -334-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                   STRUCTURED ASSET SECURITIES CORPORATION II
                                      Depositor

                                   By: /s/ David Nass
                                       -----------------------------------------
                                   Name: David Nass
                                   Title: Senior Vice President

                                   WACHOVIA BANK, NATIONAL ASSOCIATION
                                      Master Servicer

                                   By: /s/ Scott Rossbach
                                       -----------------------------------------
                                   Name: Scott Rossbach
                                   Title: Vice President

                                   LNR PARTNERS, INC.
                                      Special Servicer

                                   By: /s/ Steven N. Bjerke
                                       -----------------------------------------
                                   Name: Steven N. Bjerke
                                   Title: Vice President

                                   LASALLE BANK NATIONAL ASSOCIATION
                                        Trustee

                                   By: /s/ Kathryn Hawkinson
                                       -----------------------------------------
                                   Name: Kathryn Hawkinson
                                   Title: Assistant Vice President

                                   ABN AMRO BANK N.V.
                                      Fiscal Agent

                                   By: /s/ Alyssa C. Stahl
                                       -----------------------------------------
                                   Name: Alyssa C. Stahl
                                   Title: First Vice President

                                   By: /s/ Cynthia Reis
                                       -----------------------------------------
                                   Name: Cynthia Reis
                                   Title: Sr. Vice President

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On the 22nd day of August, 2005, before me, a notary public in and for said State, personally appeared David Nass, known to me to be an Authorized
Signatory of STRUCTURED ASSET SECURITIES CORPORATION II, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Edna Lanahan
                                   _____________________________________________
                                                   Notary Public

[Notarial Seal]

STATE OF NORTH CAROLINA   )
                          ) ss.:
COUNTY OF MECKLENBURG     )

          On the 23rd day of August, 2005, before me, a notary public in and for said State, personally appeared Scott Rossbach, known to me to be a Vice
President of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Janet Garner
                                   _____________________________________________
                                                   Notary Public

[Notarial Seal]

STATE OF FLORIDA         )
                         ) ss.:
COUNTY OF MIAMI-DADE     )

          On the 23rd day of August, 2005, before me, a notary public in and for said State, personally appeared Steven N. Bjerke, known to me to be a Vice
President of LNR PARTNERS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Helen E. Galera
                                   _____________________________________________
                                                   Notary Public

[Notarial Seal]

STATE OF ILLINOIS        )
                         ) ss.:
COUNTY OF COOK           )

          On the 25th day of August, 2005, before me, a notary public in and for said State, personally appeared Kathryn Hawkinson, known to me to be an
Assistant Vice President of LASALLE BANK NATIONAL ASSOCIATION, one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Megan K. Olson
                                   _____________________________________________
                                                   Notary Public

[Notarial Seal]

STATE OF ILLINOIS      )
                       ) ss.:
COUNTY OF COOK         )

          On the 25th day of August, 2005, before me, a notary public in and for said State, personally appeared Alyssa C. Stahl and Cynthia Reis, known to me to be a First Vice President and Senior Vice President, respectively, of ABN AMRO
BANK N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Megan K. Olson
                                   _____________________________________________
                                                   Notary Public

[Notarial Seal]

                                   SCHEDULE I

                          TRUST MORTGAGE LOAN SCHEDULE

  MORTGAGE
LOAN NUMBER                    PROPERTY NAME                                                  ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

          1   200 Park Avenue                                  200 Park Avenue
          2   Providence Place                                 One Francis Street
          3   500 West Madison Street                          500 West Madison Street
          4   Courtyard by Marriott Portfolio                  Various
          5   U-Store-It Portfolio IV                          Various
          6   270 Corporate Center                             20201, 20250, 20251, 20300 Century Boulevard
          7   Magnolia Mall                                    2701 David McLeod Blvd.
          8   La Playa Beach and Golf Resort                   9891 Gulfshore Drive
          9   424 West 33rd Street                             424 West 33rd Street
         10   TAG Portfolio                                    Various
         11   Palmolive Building Retail                        919 North Michigan Avenue
         12   1345 Avenue of the Americas                      1345 Avenue of the Americas
         13   1750 Old Meadow Road                             1750 Old Meadow Road
         14   North River Shopping Center                      125 Church Street
         15   Sandpiper Apartments                             4650 West Oakley Blvd
         16   One Hoyt Street                                  One Hoyt Street
         17   2500 Inverrary Club Apartments                   2580 NW 56th Avenue
         18   Pacific Prestige Properties I DE, LLC            Various
         19   Wedgewood II                                     4600 Wedgewood Boulevard
         20   Tigertown                                        2263 Tiger Town Parkway
         21   Polo Towne Center                                2000-2018 North Dallas Parkway
         22   West Hartford Portfolio                          1001 Farmington Avenue, 18 North Main Street, 61 South Main Street,
                                                               65 LaSalle Road and 41 North Main Street
         23   The Commons Apartments                           275 Union Avenue
         24   South Bay Office Tower                           3031 Tisch Way
         25   Park Avenue Plaza                                55 East 52nd Street
         26   Loch Raven Apartments                            1710 Waverly Way
         27   Stadium Plaza                                    2001 West Worley
         28   Centre at Lake in the Hills                      101 North Randall Road
         29   Oak Grove at Wildewood                           81 Mallet Hill Road
         30   Indian Creek                                     1152 Indian Run Drive
         31   Crossroads West                                  2101 W. Broadway
         32   Fairfax Junction                                 11001 Lee Highway
         33   Oak Grove at Lexington                           3901 Rapid Run Drive
         34   Burke Towne Center                               6030 - 6050 Burke Commons Road
         35   1545 Wilshire Boulevard                          1545 Wilshire Boulevard
         36   Residence Inn Southington                        778 West Street
         37   Cipriano Square                                  8831-8855 Greenbelt Road
         38   LEM-RAY Properties I DE, LLC                     Various
         39   Centre @ Greenway                                3831 Richmond Ave
         40   Star Plaza                                       2402 Bay Area Boulevard
         41   McDermott                                        2023-2035 McDermott Road
         42   Oxford Point Shopping Center                     110 Lincoln Hwy
         43   Grand View                                       8135 Callaghan Road
         44   Lake Worth West                                  6400-6490 Lake Worth Rd & 4180 Jog Rd
         45   Regency Park                                     701 Gilmer Road
         46   9200 Mentor Avenue                               9200 Mentor Avenue
         47   Kiln Creek                                       209 and 211 Village Avenue
         48   Residence Inn Danbury                            22 Segar Street
         49   Sierra Vista Apartments                          710 South Hardy Drive
         50   Centre Court                                     6010 Sandy Springs Circle
         51   Bealeton Village Center                          6346-6394 Village Center Drive
         52   Copper Mountain                                  2501 Bacon Ranch Road
         53   401 Frederick                                    401 Frederick Ave
         54   Chesapeake Square                                25102 Lankford Hwy
         55   Crossroads West SC                               300 S 291 Highway
         56   2024 West Sixth Street                           2024 West 6th Street
         57   Ulster Terrace                                   4955 South Ulster Street
         58   Courtyard Warwick                                55 Jefferson Park Road
         59   The Lodge Apartments                             5577 Northwest 50th Street
         60   Hermes Plaza                                     7311-7327 San Pedro Avenue
         61   Remington Apartments                             521 NW 5th Ave, 925 N Krome Ave, 906 NW 1st Ave, 480 NW 6th St,
                                                               460 NW 6th St, 186/194 NW 2nd St, 110 NE 10th St, 960 NE 1st Ave,
                                                               55 NE 9th Ct, 938 NW 1st Ave, 930 NW 1st Ave, 67 NE 9th Ct,
                                                               931 NW 2nd Ave, 1223 NE 1st Ave, 155 NW 10th St, 30100 Old Dixie Hwy
         62   K-Mart Bloomfield Hills                          2101 Telegraph Road
         63   2065 West Sixth Street                           2065 West 6th Street
         64   Lexington Commons                                10156-10192 West Broad Street

                                                                                                    REMAINING
  MORTGAGE                                              CUT-OFF DATE     MONTHLY P&I    MORTGAGE     TERM TO
LOAN NUMBER          CITY          STATE    ZIP CODE       BALANCE         PAYMENT        RATE       MATURITY   MATURITY-ARD
----------------------------------------------------------------------------------------------------------------------------

          1   New York            NY           10166   285,131,898.00   1,322,515.39    5.4896646         117      5/11/2015
          2   Providence          RI           02903   273,600,000.00   1,474,698.73   5.02500375          55      3/11/2010
          3   Chicago             IL           60661   220,000,000.00   1,045,779.92   5.62611364         118      6/11/2015
          4   Various             Various    Various   177,900,000.00   1,136,331.30    5.6903889         116      4/11/2015
          5   Various             Various    Various    80,000,000.00     435,836.00         5.13          84      8/11/2012
          6   Germantown          MD           20874    74,000,000.00     401,328.25         5.09         119      7/11/2015
          7   Florence            SC           29501    65,935,190.06     367,731.61         5.33         119      7/11/2015
          8   Naples              FL           34108    62,430,874.75     364,594.00         5.49         119      7/11/2015
          9   New York            NY           10001    53,849,116.67     316,846.64          5.8         105      5/11/2014
         10   Various             Various    Various    53,400,000.00     240,704.83        5.335          72      8/11/2011
         11   Chicago             IL           60611    52,800,000.00     325,184.83         5.53         120      8/11/2015
         12   New York            NY           10105    46,800,000.00     595,311.72       5.3645         120       8/8/2015
         13   McLean              VA           22102    36,800,000.00     204,123.64         5.29         119      7/11/2015
         14   Pembroke            MA           02359    34,000,000.00     187,959.90         5.26         118      6/11/2015
         15   Las Vegas           NV           89102    32,000,000.00     174,531.29         5.14         119      7/11/2015
         16   Brooklyn            NY           11201    32,000,000.00     144,107.41         5.33         120      8/11/2015
         17   Lauderhill          FL           33313    30,000,000.00     165,568.22        5.245         120      8/11/2015
         18   San Francisco       CA         Various    27,621,000.00     144,223.82         6.18          60      8/11/2010
         19   Frederick           MD           21703    27,200,000.00     148,016.79         5.12         119      7/11/2015
         20   Opelika             AL           36801    25,504,400.00     117,225.78         5.44         118      6/11/2015
         21   Plano               TX           75093    23,600,000.00     143,621.39       6.1398         177      5/11/2020
         22   West Hartford       CT           06107    23,500,000.00     130,978.59        5.333         120      8/11/2015

         23   Campbell            CA           95008    23,000,000.00      94,055.09         4.84          60      8/11/2010
         24   San Jose            CA           95128    22,478,809.97     127,752.53          5.5          59      7/11/2010
         25   New York            NY           10022    19,350,000.00     260,777.19       5.3911         121       9/8/2015
         26   Baltimore           MD           21239    17,000,000.00      74,890.90        5.214         120      8/11/2015
         27   Columbia            MO           65203    15,500,000.00      69,016.26         5.27         119      7/11/2015
         28   Lake in the Hills   IL           60156    15,200,000.00      84,878.88         5.35         120      8/11/2015
         29   Columbia            SC           29223    14,960,000.00      63,072.68         4.99          59      7/11/2010
         30   Carrollton          TX           75010    14,600,000.00      65,502.29         5.31         120      8/11/2015
         31   Columbia            MO           65203    13,500,000.00      58,970.31         5.17         119      7/11/2015
         32   Fairfax             VA           22030    13,425,000.00      81,287.75       6.0923         176      4/11/2020
         33   Lexington           KY           40515    13,120,000.00      55,315.07         4.99          59      7/11/2010
         34   Burke               VA           22015    12,425,000.00      75,641.33       6.1431         173      1/11/2020
         35   Los Angeles         CA           90017    11,000,000.00      62,181.01         5.46         120      8/11/2015
         36   Southington         CT           06489    10,950,000.00      63,086.24       5.6325         120      8/11/2015
         37   Greenbelt           MD           20770    10,650,000.00      60,737.08         5.54         178      6/11/2020
         38   San Francisco       CA         Various    10,606,000.00      55,379.52         6.18          60      8/11/2010
         39   Houston             TX           77027    10,518,858.18      60,299.50         5.56         117      5/11/2015
         40   Houston             TX           77062    10,060,000.00      59,991.78         5.95         177      5/11/2020
         41   Allen               TX           75013     9,870,000.00      58,774.88       5.9368         178      6/11/2020
         42   Fairless Hills      PA           19030     9,150,000.00      51,151.84         5.36         120      8/11/2015
         43   San Antonio         TX           78230     9,000,000.00      50,425.47         5.38         142      6/11/2017
         44   Lake Worth          FL           33463     8,723,309.09      52,899.81         5.34         118      6/11/2015
         45   Longview            TX           75604     8,400,000.00      45,607.78          5.1         119      7/11/2015
         46   Mentor              OH           44060     8,400,000.00      46,734.83       5.3171         120      8/11/2015
         47   Yorktown            VA           23693     8,140,000.00      48,177.19         5.88         176      4/11/2020
         48   Danbury             CT           06810     8,050,000.00      46,378.47       5.6325         120      8/11/2015
         49   Tempe               AZ           85281     7,800,000.00      43,410.69         5.32         107      7/11/2014
         50   Atlanta             GA           30328     7,720,000.00      46,037.43         5.95         177      5/11/2020
         51   Bealeton            VA           22712     7,692,944.77      44,252.65         5.61         119      7/11/2015
         52   Killeen             TX           76542     7,120,000.00      40,471.26         5.51         105      5/11/2014
         53   Gaithersburg        MD           20877     6,880,000.00      40,917.75        5.925         176      4/11/2020
         54   Onley               VA           23418     6,700,000.00      36,377.63          5.1         119      7/11/2015
         55   Liberty             MO           64068     6,600,000.00      37,061.03          5.4         119      7/11/2015
         56   Los Angeles         CA           90057     6,600,000.00      38,348.26         5.71         120      8/11/2015
         57   Denver              CO           80237     6,565,000.00      39,149.70         5.95         177      5/11/2020
         58   Warwick             RI           02888     6,450,000.00      37,160.39       5.6325         120      8/11/2015
         59   Oklahoma City       OK           73122     6,275,634.25      34,495.15          5.2         119      7/11/2015
         60   San Antonio         TX           78216     6,000,000.00      34,067.34          5.5         143      7/11/2017
         61   Homestead           FL           33030     5,500,000.00      30,371.20         5.25          59      7/11/2010

         62   Bloomfield          MI           48302     5,500,000.00      30,884.19          5.4         119      7/11/2015
         63   Los Angeles         CA           90057     5,500,000.00      31,956.89         5.71         120      8/11/2015
         64   Glen Allen          VA           23060     5,475,000.00      33,538.08       6.2015         177      5/11/2020

                REMAINING    INTEREST                     PRIMARY                           MORTGAGE
  MORTGAGE    AMORTIZATION    ACCRUAL   ADMINISTRATIVE   SERVICING                            LOAN
LOAN NUMBER       TERM         BASIS       COST RATE        FEE          GROUND LEASE?       SELLER
----------------------------------------------------------------------------------------------------

          1              0   Act/360           0.02075        0.02   Fee Simple             LB
          2            355   Act/360           0.02075        0.02   Leasehold              LB
          3              0   Act/360           0.02075        0.02   Fee Simple             LB
          4            294   Act/360           0.02075        0.02   Fee Simple/Leasehold   LB
          5            360   Act/360           0.02075        0.02   Fee Simple             LB
          6            360   Act/360           0.02075        0.02   Fee Simple             UBS
          7            359   Act/360           0.02075        0.02   Fee Simple             LB
          8            335   Act/360           0.02075        0.02   Fee Simple             LB
          9            357   Act/360           0.02075        0.02   Fee Simple             LB
         10              0   Act/360           0.02075        0.02   Fee Simple             LB
         11              0   Act/360           0.02075        0.02   Fee Simple             UBS
         12             97   Act/360           0.01325      0.0125   Fee Simple/Leasehold   UBS
         13            360   Act/360           0.02075        0.02   Fee Simple             UBS
         14            360   Act/360           0.06075        0.06   Fee Simple             LB
         15            360   Act/360           0.02075        0.02   Fee Simple             LB
         16              0   Act/360           0.02075        0.02   Fee Simple             UBS
         17            360   Act/360           0.02075        0.02   Fee Simple             LB
         18              0   Act/360           0.02075        0.02   Fee Simple             UBS
         19            360   Act/360           0.02075        0.02   Fee Simple             UBS
         20              0   Act/360           0.02075        0.02   Fee Simple             LB
         21            360   Act/360           0.02075        0.02   Fee Simple             LB
         22            360   Act/360           0.02075        0.02   Fee Simple             UBS

         23              0   Act/360           0.02075        0.02   Fee Simple             LB
         24            359   Act/360           0.02075        0.02   Fee Simple             UBS
         25             91   Act/360           0.01325      0.0125   Fee Simple             UBS
         26              0   Act/360           0.02075        0.02   Fee Simple             UBS
         27              0   Act/360           0.02075        0.02   Fee Simple             LB
         28            360   Act/360           0.02075        0.02   Fee Simple             UBS
         29              0   Act/360           0.02075        0.02   Fee Simple             LB
         30              0   Act/360           0.02075        0.02   Fee Simple             UBS
         31              0   Act/360           0.02075        0.02   Fee Simple             LB
         32            360   Act/360           0.02075        0.02   Fee Simple             LB
         33              0   Act/360           0.02075        0.02   Fee Simple             LB
         34            360   Act/360           0.02075        0.02   Fee Simple             LB
         35            360   Act/360           0.02075        0.02   Fee Simple             UBS
         36            360   Act/360           0.02075        0.02   Fee Simple             UBS
         37            360   Act/360           0.02075        0.02   Fee Simple             LB
         38              0   Act/360           0.02075        0.02   Fee Simple             UBS
         39            357   Act/360           0.02075        0.02   Fee Simple             LB
         40            360   Act/360           0.02075        0.02   Fee Simple             LB
         41            360   Act/360           0.02075        0.02   Fee Simple             LB
         42            360   Act/360           0.02075        0.02   Fee Simple             LB
         43            360   Act/360           0.02075        0.02   Fee Simple             LB
         44            298   Act/360           0.02075        0.02   Fee Simple             LB
         45            360   Act/360           0.02075        0.02   Fee Simple             LB
         46            360   Act/360           0.02075        0.02   Fee Simple             UBS
         47            360   Act/360           0.02075        0.02   Fee Simple             LB
         48            360   Act/360           0.02075        0.02   Fee Simple             UBS
         49            360   Act/360           0.11075        0.11   Fee Simple             LB
         50            360   Act/360           0.02075        0.02   Fee Simple             LB
         51            359   Act/360           0.02075        0.02   Fee Simple             LB
         52            360   Act/360           0.11075        0.11   Fee Simple             LB
         53            360   Act/360           0.02075        0.02   Fee Simple             LB
         54            360   Act/360           0.02075        0.02   Fee Simple             LB
         55            360   Act/360           0.06075        0.06   Fee Simple             LB
         56            360   Act/360           0.02075        0.02   Fee Simple             UBS
         57            360   Act/360           0.02075        0.02   Fee Simple             LB
         58            360   Act/360           0.02075        0.02   Fee Simple             UBS
         59            359   Act/360           0.02075        0.02   Fee Simple             UBS
         60            360   Act/360           0.02075        0.02   Fee Simple             LB
         61            360   Act/360           0.02075        0.02   Fee Simple             LB

         62            360   Act/360           0.02075        0.02   Fee Simple             LB
         63            360   Act/360           0.02075        0.02   Fee Simple             UBS
         64            360   Act/360           0.02075        0.02   Fee Simple             LB

                                                   ARD     ANTICIPATED
  MORTGAGE                                      MORTGAGE    REPAYMENT
LOAN NUMBER              DEFEASANCE               LOAN         DATE                           ARD SPREAD
-----------------------------------------------------------------------------------------------------------------------------

          1   Defeasance                        No                       N/A
          2   Defeasance                        No                       N/A
          3   Defeasance or Yield Maintenance   No                       N/A
          4   Defeasance                        No                       N/A
          5   Defeasance                        No                       N/A
          6   Defeasance                                                 N/A
          7   Defeasance                        No                       N/A
          8   Defeasance                        No                       N/A
          9   Yield Maintenance                 No                       N/A
         10   Yield Maintenance                 No                       N/A
         11   Defeasance                                                 N/A
         12   Defeasance                                                 N/A
         13   Defeasance                                                 N/A
         14   Defeasance                        No                       N/A
         15   Defeasance                        No                       N/A
         16   Defeasance                                                 N/A
         17   Defeasance                        No                       N/A
         18   Defeasance                                                 N/A
         19   Defeasance                                                 N/A
         20   Defeasance                        No                       N/A
         21   Yield Maintenance                 No                       N/A
         22   Defeasance                                                 N/A

         23   Yield Maintenance                 No                       N/A
         24   Yield Maintenance                                          N/A
         25   Defeasance                                                 N/A
         26   Yield Maintenance                                          N/A
         27   Defeasance                        No                       N/A
         28   Defeasance                                                 N/A
         29   Defeasance                        No                       N/A
         30   Defeasance                                                 N/A
         31   Defeasance                        No                       N/A
         32   Yield Maintenance                 No                       N/A
         33   Defeasance                        No                       N/A
         34   Yield Maintenance                 No                       N/A
         35   Defeasance                                                 N/A
         36   Defeasance                                                 N/A
         37   Yield Maintenance                 No                       N/A
         38   Defeasance                                                 N/A
         39   Defeasance                        No                       N/A
         40   Yield Maintenance                 No                       N/A
         41   Yield Maintenance                 No                       N/A
         42   Defeasance                        No                       N/A
         43   Defeasance                        No                       N/A
         44   Defeasance                        No                       N/A
         45   Defeasance                        No                       N/A
         46   Defeasance                                                 N/A
         47   Yield Maintenance                 No                       N/A
         48   Defeasance                                                 N/A
         49   Defeasance                        No                       N/A
         50   Yield Maintenance                 No                       N/A
         51   Defeasance                        No                       N/A
         52   Defeasance                        No                       N/A
         53   Yield Maintenance                 No                       N/A
         54   Defeasance                        No                       N/A
         55   Defeasance                        No                       N/A
         56   Defeasance                                                 N/A
         57   Yield Maintenance                 No                       N/A
         58   Defeasance                                                 N/A
         59   Defeasance                                                 N/A
         60   Defeasance                        No                       N/A
         61   Defeasance                        No

         62   Defeasance                        No                       N/A
         63   Defeasance                                                 N/A
         64   Yield Maintenance                 No                       N/A

               CREDIT LEASE                    MORTGAGE
              LOAN (TENANT,                      LOAN
  MORTGAGE     GUARANTOR OR        CROSS        SELLER
LOAN NUMBER    RATED PARTY)   COLLATERALIZED    LOAN ID
-------------------------------------------------------

          1                   No               LG004
          2                   No               LG001
          3                   No               50418010
          4                   No               LG005
          5                   No               LG003
          6                   No               10896
          7                   No               50324002
          8                   No               50330002
          9                   No               41213000
         10                   No               50301000
         11                   No               10930
         12                   No               UBS5
         13                   No               10894
         14                   No               50121007
         15                   No               50405003
         16                   No               10874
         17                   No               50222003
         18                   Yes (UBS-A)      10867a
         19                   No               10846
         20                   No               50210004
         21                   No               41206013
         22                   No               10895

         23                   No               41115003
         24                   No               10275
         25                   No               10924
         26                   No               10886
         27                   No               50121002
         28                   No               10870
         29                   No               50421005
         30                   No               10893
         31                   No               50208001
         32                   No               41206002
         33                   No               50421004
         34                   No               41014016
         35                   No               10904
         36                   No               10964
         37                   No               41014014
         38                   Yes (UBS-A)      10867c
         39                   No               50316000
         40                   No               41206006
         41                   No               50218002
         42                   No               50318004
         43                   No               50406003
         44                   No               50204001
         45                   No               50425003
         46                   No               10880
         47                   No               41206007
         48                   No               10965
         49                   No               50201001
         50                   No               41203000
         51                   No               41210000
         52                   No               40826002
         53                   No               41206014
         54                   No               50418003
         55                   No               50420003
         56                   No               10885
         57                   No               41206000
         58                   No               10966
         59                   No               10931
         60                   No               50324000
         61                   No               50405002
         62                   No               50314003
         63                   No               10884
         64                   No               41206004

  MORTGAGE
LOAN NUMBER                    PROPERTY NAME                                                  ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

         65   Kmart Greenwood                                  Highway 72 Bypass NW & Highway 25
         66   Pine Tree Plaza                                  4311 Lincolnway Boulevard
         67   Walgreens - St. Louis                            3720 North Kingshighway
         68   The Cottages                                     1 Cottage Drive
         69   Downey Petco                                     8550 & 8580 Firestone Blvd
         70   Walgreens - Albuquerque                          6605 4th Street Northwest
         71   Mr. Van Gard Self Storage                        17811 Bothell Everett Highway
         72   Val Vista Gateway                                1935-1939 South Val Vista Drive
         73   Walgreens - Oklahoma City                        2345 Classen Boulevard
         74   Savoy Shopping Center                            8511-8521 Liberty Road
         75   New York Plaza                                   1909-1917 E. Park Row
         76   RBC Centura                                      Various
         77   Walgreens - Rochester                            2985 Crooks Road
         78   University Mall                                  3838 Hardy Street
         79   Grants Ferry                                     5610 Hwy 25 (Lakeland Drive)
         80   1332 North Moorpark Road                         1332 North Moorpark Road
         81   Woodlawn Plaza                                   8610-8648 Mexico Road
         82   Summit Ridge Apartments                          408 Summit Ridge
         83   Inn @ Northrup Station                           2025 Northwest Northrup Street
         84   CVS - Montgomery                                 3190 Zelda Court
         85   CVS - Cornwall                                   65 Quaker Avenue
         86   Storage America                                  1425 S.W. 10th Street
         87   Southlake Marketplace Phase II                   2001 W Southlake Blvd.
         88   Hillcrest Estate Apartments                      101 North Crestland Drive
         89   Crossroads Centre Shopping Center                105 East End Boulevard
         90   Hampton Inn - Niceville                          4400 Ansley Drive
         91   Friendly Village of Adrian                       1100 South Main Street
         92   Atlantis Plaza                                   6074 Congress Avenue
         93   CVS - Jersey Shore                               1321 Allegheny Street
         94   CVS - Douglas                                    912 West Ward Street
         95   Walgreens Hillside                               109 Hillside Avenue
         96   Lodi Building                                    147 Main Street
         97   CVS Scituate Harbor                              100-106 Front Street
         98   Auburndale                                       2122 West Highway 92
         99   Ardmore Shopping Center                          601 N. Commerce Street
        100   Tim Smith Portfolio                              Various
        101   Lombard Place I DE, LLC                          1304 Lombard Street
        102   Stonewall I & II                                 3423 Sevier Avenue and 5022 Chapman Highway
        103   Shoppes at Lakeview                              12488 W. Atlantic Boulevard
        104   Cornerstone Apartments                           1002 Grosvenor Blvd.
        105   Park Place                                       3611 Maplewood Avenue
        106   Affordable Self Storage & Tech Business Center   3114 Augusta Tech Dr
        107   Sanford II                                       1681 Rinehart Road
        108   West Point Station                               1416 Lee Street
        109   Argonne Mission Center                           1521 North Argonne Road
        110   Marvin Gardens Apartments                        500 West 6th Street
        111   Mallory Station III                              390 Mallory Station Road
        112   Idaho Self Storage                               10908 West Fairview Ave.
        113   Aaron Self Storage                               2595 E. Highway 25/70
        114   Hardy Street Station                             3901 Hardy Street
        115   Storage USA                                      7230 Airways Blvd

                                                                                                    REMAINING
  MORTGAGE                                              CUT-OFF DATE     MONTHLY P&I    MORTGAGE     TERM TO
LOAN NUMBER          CITY          STATE    ZIP CODE       BALANCE         PAYMENT        RATE       MATURITY   MATURITY-ARD
----------------------------------------------------------------------------------------------------------------------------

         65   Greenwood           SC           29649     5,444,713.22      30,535.42         5.38         119      7/11/2015
         66   Sterling            IL           61081     5,440,000.00      30,581.24         5.41         120      8/11/2015
         67   St. Louis           MO           63115     5,418,000.00      24,353.41         5.32         120      8/11/2015
         68   Newnan              GA           30265     5,355,000.00      28,413.73         6.28         118      6/11/2015
         69   Downey              CA           90241     5,300,000.00      29,695.00         5.38         119      7/11/2015
         70   Albuquerque         NM           87107     5,300,000.00      24,181.25          5.4         119      7/11/2015
         71   Mill Creek          WA           98012     5,239,419.91      30,006.86         5.56         118      6/11/2015
         72   Mesa                AZ           85204     5,000,000.00      29,560.91         5.87         118      6/11/2015
         73   Oklahoma City       OK           73106     5,000,000.00      22,812.50          5.4         119      7/11/2015
         74   Randallstown        MD           21133     4,729,536.85      28,710.09         5.85         118      6/11/2015
         75   Arlington           TX           76010     4,700,000.00      25,837.25         5.21         119      7/11/2015
         76   Various             GA         Various     4,687,000.00      23,265.48        5.875          84      8/11/2012
         77   Rochester Hills     MI           48309     4,680,000.00      20,838.46         5.27         120      8/11/2015
         78   Hattiesburg         MS           39401     4,466,918.48      27,779.30          5.6         118      6/11/2015
         79   Brandon             MS           39047     4,307,385.66      26,787.19          5.6         118      6/11/2015
         80   Thousand Oaks       CA           91362     4,191,295.70      23,663.01         5.43         118      6/11/2015
         81   O'Fallon            MO           63366     4,091,773.14      23,485.56         5.58         118      6/11/2015
         82   Oklahoma City       OK           73114     3,810,000.00      21,038.96         5.25         120      8/11/2015
         83   Portland            OR           97209     3,800,000.00      24,460.23         5.99         120      8/11/2015
         84   Montgomery          AL           36106     3,591,000.00      16,748.02         5.52         121      9/11/2015
         85   Cornwall            NY           12518     3,587,000.00      17,214.28         5.68         119      7/11/2015
         86   Delray Beach        FL           33444     3,496,453.34      19,218.88          5.2         119      7/11/2015
         87   Southlake           TX           76092     3,470,000.00      15,274.83         5.21          59       7/1/2010
         88   Norman              OK           73071     3,425,000.00      18,912.98         5.25         120      8/11/2015
         89   Marshall            TX           75670     3,250,000.00      19,494.73         5.26         119      7/11/2015
         90   Niceville           FL           32578     3,200,000.00      19,938.48         5.65         120      8/11/2015
         91   Adrian              MI           49221     3,200,000.00      18,229.53         5.53         120      8/11/2015
         92   Lantana             FL           33462     3,193,296.84      17,929.06         5.38         118      6/11/2015
         93   Jersey Shore        PA           17740     3,178,000.00      14,419.07         5.37         120      8/11/2015
         94   Douglas             GA           31533     3,100,000.00      14,353.29         5.48         120      8/11/2015
         95   New Hyde Park       NY           11040     3,025,000.00      17,194.60         5.51         119      7/11/2035
         96   Lodi                NJ           07644     2,997,160.63      16,996.04         5.48         119      7/11/2015
         97   Scituate            MA           02066     2,894,306.12      16,794.88         5.68         178      6/11/2020
         98   Auburndale          FL           33823     2,820,000.00      16,100.23         5.55         120      8/11/2015
         99   Ardmore             OK           73401     2,775,000.00      16,119.74         5.45         118      6/11/2015
        100   Various             OH         Various     2,572,498.27      16,036.63        5.625         118      6/11/2015
        101   San Francisco       CA           94109     2,473,000.00      12,912.84         6.18          60      8/11/2010
        102   Knoxville           TN           37920     2,450,000.00      15,191.81          5.6         114      2/11/2015
        103   Coral Springs       FL           33071     2,350,000.00      13,020.49         5.28         118      6/11/2015
        104   San Antonio         TX           78221     2,297,697.23      12,700.69         5.25         119      7/11/2015
        105   Wichita Falls       TX           76308     2,239,000.00      12,363.84         5.25         120      8/11/2015
        106   Augusta             GA           30902     2,095,638.52      11,818.38         5.42         118      6/11/2015
        107   Sanford             FL           32771     2,081,600.00      11,753.88         5.45         120      8/11/2015
        108   West Point          VA           23181     1,998,074.12      11,243.10         5.41         119      7/11/2015
        109   Spokane             WA           99212     1,925,000.00      10,701.57         5.31         117      5/11/2015
        110   Irving              TX           75060     1,844,570.57      11,438.08         5.57         118      6/11/2015
        111   Franklin            TN           37067     1,596,733.58       9,084.62          5.5         118      6/11/2015
        112   Boise               ID           83713     1,500,000.00       8,526.25         5.51         120      8/11/2015
        113   Dandridge           TN           37725     1,435,603.50       8,095.03         5.41         117      5/11/2015
        114   Hattiesburg         MS           39401     1,393,849.79       9,709.67          5.6         118      6/11/2015
        115   Southaven           MS           38671     1,123,977.54      16,202.47          5.3          83      7/11/2012

                REMAINING    INTEREST                     PRIMARY                           MORTGAGE
  MORTGAGE    AMORTIZATION    ACCRUAL   ADMINISTRATIVE   SERVICING                            LOAN
LOAN NUMBER       TERM         BASIS       COST RATE        FEE          GROUND LEASE?       SELLER
----------------------------------------------------------------------------------------------------

         65            359   Act/360           0.11075        0.11   Fee Simple             LB
         66            360   Act/360           0.02075        0.02   Fee Simple             LB
         67              0   Act/360           0.02075        0.02   Fee Simple             UBS
         68              0   Act/360           0.02075        0.02   Fee Simple             UBS
         69            360   Act/360           0.06075        0.06   Fee Simple             LB
         70              0   Act/360           0.02075        0.02   Fee Simple             UBS
         71            358   Act/360           0.02075        0.02   Fee Simple             LB
         72            360   Act/360           0.08075        0.08   Fee Simple             LB
         73              0   Act/360           0.02075        0.02   Fee Simple             UBS
         74            334   Act/360           0.02075        0.02   Fee Simple             LB
         75            360   Act/360           0.02075        0.02   Fee Simple             LB
         76              0   Act/360           0.02075        0.02   Fee Simple             UBS
         77              0   Act/360           0.02075        0.02   Fee Simple             UBS
         78            298   Act/360           0.02075        0.02   Fee Simple             LB
         79            298   Act/360           0.02075        0.02   Fee Simple             LB
         80            358   Act/360           0.02075        0.02   Fee Simple             LB
         81            358   Act/360           0.02075        0.02   Fee Simple             LB
         82            360   Act/360           0.02075        0.02   Fee Simple             UBS
         83            300   Act/360           0.02075        0.02   Fee Simple             UBS
         84              0   Act/360           0.02075        0.02   Fee Simple             UBS
         85              0   Act/360           0.02075        0.02   Fee Simple             UBS
         86            359   Act/360           0.11075        0.11   Fee Simple             LB
         87              0   Act/360           0.02075        0.02   Fee Simple             LB
         88            360   Act/360           0.02075        0.02   Fee Simple             UBS
         89            300   Act/360           0.02075        0.02   Fee Simple             LB
         90            300   Act/360           0.02075        0.02   Fee Simple             LB
         91            360   Act/360           0.02075        0.02   Fee Simple             UBS
         92            358   Act/360           0.02075        0.02   Fee Simple             LB
         93              0   Act/360           0.02075        0.02   Fee Simple             UBS
         94              0   Act/360           0.02075        0.02   Fee Simple             UBS
         95            360   Act/360           0.02075        0.02   Leasehold              LB
         96            359   Act/360           0.02075        0.02   Fee Simple             UBS
         97            358   Act/360           0.02075        0.02   Fee Simple             LB
         98            360   Act/360           0.02075        0.02   Fee Simple             LB
         99            336   Act/360           0.11075        0.11   Fee Simple             LB
        100            298   Act/360           0.02075        0.02   Fee Simple             UBS
        101              0   Act/360           0.02075        0.02   Fee Simple             UBS
        102            300   Act/360           0.11075        0.11   Fee Simple             LB
        103            360   Act/360           0.02075        0.02   Fee Simple             LB
        104            359   Act/360           0.11075        0.11   Fee Simple             LB
        105            360   Act/360           0.02075        0.02   Fee Simple             UBS
        106            358   Act/360           0.11075        0.11   Fee Simple             LB
        107            360   Act/360           0.02075        0.02   Fee Simple             LB
        108            359   Act/360           0.02075        0.02   Fee Simple/Leasehold   LB
        109            360   Act/360           0.02075        0.02   Fee Simple             LB
        110            298   Act/360           0.02075        0.02   Fee Simple             LB
        111            358   Act/360           0.02075        0.02   Fee Simple             UBS
        112            360   Act/360           0.02075        0.02   Fee Simple             LB
        113            357   Act/360           0.11075        0.11   Fee Simple             LB
        114            238   Act/360           0.02075        0.02   Fee Simple             LB
        115             83   Act/360           0.02075        0.02   Fee Simple             LB

                                                   ARD     ANTICIPATED
  MORTGAGE                                      MORTGAGE    REPAYMENT
LOAN NUMBER              DEFEASANCE               LOAN         DATE                           ARD SPREAD
-----------------------------------------------------------------------------------------------------------------------------

         65   Yield Maintenance                 No                       N/A
         66   Defeasance                        No                       N/A
         67   Defeasance                                                 N/A
         68   Defeasance                                                 N/A
         69   Defeasance                        No                       N/A
         70   Defeasance                                                 N/A
         71   Defeasance                        No                       N/A
         72   Defeasance                        No                       N/A
         73   Defeasance                                                 N/A
         74   Defeasance                        No                       N/A
         75   Defeasance                        No                       N/A
         76   Defeasance                                                 N/A
         77   Defeasance                                                 N/A
         78   Defeasance                        No                       N/A
         79   Defeasance                        No                       N/A
         80   Defeasance                        No                       N/A
         81   Defeasance                        No                       N/A
         82   Defeasance                                                 N/A
         83   Yield Maintenance                                          N/A
         84   Defeasance                                                 N/A
         85   Defeasance                                                 N/A
         86   Defeasance                        No                       N/A
         87   Defeasance                        No                       N/A
         88   Defeasance                                                 N/A
         89   Defeasance                        No                       N/A
         90   Defeasance                        No                       N/A
         91   Defeasance                                                 N/A
         92   Defeasance                        No                       N/A
         93   Defeasance                                                 N/A
         94   Defeasance                                                 N/A
         95   Defeasance                        Yes                      7/11/2015 5.0% + Greater of (Rate or Treasury Yield)
         96   Defeasance                                                 N/A
         97   Defeasance                        No                       N/A
         98   Defeasance                        No                       N/A
         99   Defeasance                        No                       N/A
        100   Defeasance                                                 N/A
        101   Defeasance                                                 N/A
        102   Defeasance                        No                       N/A
        103   Defeasance                        No                       N/A
        104   Defeasance                        No                       N/A
        105   Defeasance                                                 N/A
        106   Defeasance                        No                       N/A
        107   Defeasance                        No                       N/A
        108   Defeasance                        No                       N/A
        109   Defeasance                        No                       N/A
        110   Defeasance                        No                       N/A
        111   Defeasance                                                 N/A
        112   Defeasance                        No                       N/A
        113   Defeasance                        No                       N/A
        114   Defeasance                        No                       N/A
        115   Defeasance                        No                       N/A

               CREDIT LEASE                    MORTGAGE
              LOAN (TENANT,                      LOAN
  MORTGAGE     GUARANTOR OR        CROSS        SELLER
LOAN NUMBER    RATED PARTY)   COLLATERALIZED    LOAN ID
-------------------------------------------------------

         65                   No               50421002
         66                   No               50428001
         67                   No               UBS8
         68                   No               10837
         69                   No               50509004
         70                   No               10898
         71                   No               50314005
         72                   No               50323000
         73                   No               10899
         74                   No               41115001
         75                   No               50112000
         76                   No               10889
         77                   No               UBS9
         78                   Yes (LB-E)       50225002
         79                   Yes (LB-E)       50225004
         80                   No               41119004
         81                   No               50210007
         82                   No               UBS1c
         83                   No               10852
         84                   No               10901
         85                   No               10890
         86                   No               50413003
         87                   No               50407000
         88                   No               UBS1d
         89                   No               50307000
         90                   No               50328005
         91                   No               10821
         92                   No               50125001
         93                   No               10907
         94                   No               10925
         95                   No               50223000
         96                   No               10831
         97                   No               50224003
         98                   No               41207002
         99                   No               50316002
        100                   No               10826
        101                   Yes (UBS-A)      10867b
        102                   No               41117003
        103                   No               50425001
        104                   No               50228004
        105                   No               UBS1e
        106                   No               50228000
        107                   No               50125006
        108                   No               50201002
        109                   No               41228005
        110                   No               50322003
        111                   No               10801
        112                   No               41129002
        113                   No               50304002
        114                   No               50302004
        115                   No               50303007

                                   SCHEDULE II

                 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

     (i) Trust Mortgage Loan Schedule. The information pertaining to such
Mortgage Loan set forth in the Trust Mortgage Loan Schedule was true and correct in all material respects as of its Due Date in August 2005 (or, if the Mortgage
Loan does not have a Due Date in August 2005, then as of the Cut-off Date).

     (ii) Legal Compliance. If such Mortgage Loan was originated by the Lehman
Mortgage Loan Seller or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by the Lehman Mortgage Loan Seller or another Affiliate of the
Depositor, then, to the Depositor's actual knowledge, after having performed the type of due diligence customarily performed in the origination of comparable mortgage loans by the Lehman Mortgage Loan Seller, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

     (iii) Ownership of Lehman Trust Mortgage Loan. The Depositor owns such
Mortgage Loan, has good title thereto, has full right, power and authority to sell, assign and transfer such Mortgage Loan and is transferring such Mortgage
Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, exclusive of the servicing rights pertaining thereto; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan to the Trustee (except in the case of a Loan Combination, which may, pursuant to the related Co-Lender
Agreement, require notice to one or more rating agencies or another lender which, if required, has already been provided); no governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the
Depositor; and the Depositor has validly conveyed to the Trustee a legal and beneficial interest in and to such Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

     (iv) No Holdback. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of such Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts to be released pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged
Property) and there is no requirement for future advances thereunder.

     (v) Loan Document Status. Each of the related Mortgage Note, Mortgage(s),
Assignment(s) of Leases, if separate from the related Mortgage, and other agreements executed in favor of the lender in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except that (A) such enforcement may be limited by
(1) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of

equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (B) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in the foregoing clause (A), such limitations will not render that subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument. Such Mortgage Loan is non-recourse to the Mortgagor or any other
Person except to the extent provided in certain nonrecourse carveouts and/or in any applicable guarantees. If such Mortgage Loan has a Cut-off Date Balance of
$15 million or more, the related Mortgagor or another Person has agreed, in effect, to be liable for all liabilities, costs, losses, damages or expenses suffered or incurred by the mortgagee under such Mortgage Loan by reason of or in connection with and to the extent of (A) any material intentional fraud or material intentional misrepresentation by the related mortgagor; (B) any breach on the part of the related mortgagor of any environmental representations warranties and covenants contained in the related Mortgage Loan documents; and
(C) the filing of a voluntary bankruptcy or insolvency proceeding by the related mortgagor; provided that, instead of any breach described in clause (B) of this paragraph, the related Mortgagor or such other Person may instead be liable for liabilities, costs, losses, damages, expenses and claims resulting from a breach of the obligations and indemnities of the related Mortgagor under the related
Mortgage Loan documents relating to hazardous or toxic substances, radon or compliance with environmental laws.

     (vi) No Right of Rescission. As of the date of origination, subject to the limitations and exceptions as to enforceability set forth in paragraph (v)
above, there was no valid offset, defense, counterclaim or right to rescission, abatement of amounts due under the Mortgage Note or diminution of amounts due under the Mortgage Note with respect to any of the related Mortgage Note,
Mortgage(s) or other agreements executed in connection with such Mortgage Loan;
and, as of the Closing Date, subject to the limitations and exceptions as to enforceability set forth in paragraph (v) above, there is no valid offset, defense, counterclaim or right of rescission, abatement of amounts due under the
Mortgage Note or diminution of amounts due under the Mortgage Note with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan..

     (vii) Assignments. The assignment of the related Mortgage(s) and
Assignment(s) of Leases to the Trustee (or, in the case of an Outside Serviced
Trust Mortgage Loan, to the related Outside Trustee) constitutes the legal, valid, binding and, subject to the limitations and exceptions as to enforceability set forth in paragraph (v) above, enforceable assignment of such documents (provided that the unenforceability of any such assignment based on bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally or based on general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) shall be a breach of this representation and warranty only upon the declaration by a court with jurisdiction in the matter that such assignment is to be unenforceable on such basis).

     (viii) First Lien. Each related Mortgage is a valid and, subject to the limitations and exceptions in paragraph (v) above, enforceable first lien on the related Mortgaged Property including all improvements thereon (other than any tenant owned improvements), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or

on a parity with the first lien of such Mortgage, except for the following
(collectively, the "Permitted Encumbrances"): (A) the lien for real estate taxes, water charges, sewer rents and assessments not yet due and payable; (B)
covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a pro forma title policy or title policy commitment); (C)
exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment); (D) other matters to which like properties are commonly subject, (E) the rights of tenants (as tenants only) under leases
(including subleases) pertaining to the related Mortgaged Property; (F)
condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment); and (G) if the subject Lehman Trust Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; provided that, in the case of a Lehman Trust Mortgage Loan that is part of a Loan
Combination, such Mortgage also secures the other mortgage loan(s) in such Loan
Combination. With respect to the subject Lehman Trust Mortgage Loan, such
Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, the current principal use or operation of the related
Mortgaged Property or the ability of the related Mortgaged Property to generate sufficient cash flow to enable the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note (other than a Balloon
Payment, which would require a refinancing). If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related
Mortgage, together with any security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest (subject only to any prior purchase money security interest, revolving credit lines and any personal property leases), to the extent such security interest can be perfected by the recordation of a
Mortgage or the filing of a UCC financing statement, in all material personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property, and that is located on the related Mortgaged Property, which personal property includes, in the case of
Mortgaged Properties operated by the related Mortgagor as a nursing facility or hospitality property, all furniture, fixtures, equipment and other personal property located at the subject Mortgaged Property that are owned by the related
Mortgagor and reasonably necessary or material to the operation of the subject
Mortgaged Property. In the case of any Lehman Trust Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and
UCC financing statements have been filed as necessary, in each case, to perfect a valid first priority security interest, to the extent such security interest can be perfected by the inclusion of such provisions and the filing of a UCC financing statement, in the Mortgagor's right to receive related hotel room revenues with respect to such Mortgaged Property.

     (ix) Taxes and Assessments. All taxes, governmental assessments, water charges, sewer rents or similar governmental charges which, in all such cases, were directly related to the related Mortgaged Property and could constitute liens on the related Mortgaged Property prior to the lien of the related
Mortgage, together with all ground rents, that prior to the related Due Date in
August 2005 (or, if the Mortgage Loan does not have a Due Date in August 2005, then prior to the Cut-off Date) became due and payable in respect of, and materially affect, any related Mortgaged Property have been paid or are escrowed for or are not yet delinquent, and the Depositor knows of no unpaid tax, assessment, ground rent, water charges or sewer rent,

which, in all such cases, were directly related to the subject Mortgaged
Property and could constitute liens on the subject Mortgaged Property prior to the lien of the related Mortgage that prior to the Closing Date became due and delinquent in respect of any related Mortgaged Property, or in any such case an escrow of funds in an amount sufficient to cover such payments has been established.

     (x) No Material Damage. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Depositor, as of the Closing Date, there was no pending proceeding for the total or partial condemnation of any related
Mortgaged Property that materially affects the value thereof and such Mortgaged
Property is free of material damage. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, and further subject to any rights of the lessor under any related Ground Lease, the related Mortgage Loan documents provide that any condemnation awards will be applied (or, at the discretion of the mortgagee, will be applied) to either the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan.

     (xi) Title Insurance. Each related Mortgaged Property is covered by an ALTA
(or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, in the original principal amount of such Loan Combination) after all advances of principal, subject only to Permitted Encumbrances and, in the case of a Lehman
Trust Mortgage Loan that is part of a Loan Combination, further subject to the fact that the related Mortgage also secures the related Non-Trust Mortgage
Loan(s) (or, if such policy has not yet been issued, such insurance may be evidenced by a binding commitment or binding pro forma marked as binding and signed (either thereon or on a related escrow letter attached thereto) by the title insurer or its authorized agent) from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance is in full force and effect, all premiums have been paid, is freely assignable and will inure to the benefit of the Trustee (or, in the case of an Outside Serviced Trust Mortgage Loan, the benefit of the related Outside
Trustee) as sole insured as mortgagee of record, or any such commitment or binding pro forma is a legal, valid and binding obligation of such insurer; no claims have been made by the Depositor or the Lehman Mortgage Loan Seller under such title insurance; and neither the Depositor nor the Lehman Mortgage Loan
Seller (or any of its Affiliates) has done, by act or omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment or binding pro forma contains no exclusion for (or alternatively it insures over such exclusion, unless such coverage is unavailable in the relevant jurisdiction) (A) access to a public road, (B) that there is no material encroachment by any improvements on the related Mortgaged
Property either to or from any adjoining property or across any easements on the related Mortgaged Property, and (C) that the land shown on the survey materially conforms to the legal description of the related Mortgaged Property.

     (xii) Property Insurance. As of the date of its origination and, to the
Depositor's actual knowledge, as of the Cut-off Date, all insurance required under each related Mortgage (except where a tenant under a lease is permitted to insure or self-insure under a lease)

was in full force and effect with respect to each related Mortgaged Property;
such insurance included (A) fire and extended perils insurance included within the classification "All Risk of Physical Loss" or the equivalent thereof in an amount (subject to a customary deductible) at least equal to the lesser of (1)
100% of the full insurable value of the improvements located on such Mortgaged
Property and (2) the outstanding principal balance of such Mortgage Loan or the portion thereof allocable to such Mortgaged Property), (B) business interruption or rental loss insurance for a period of not less than 12 months, (C)
comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D) workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E) if (1) such Mortgage
Loan is secured by a Mortgaged Property located in the State of California or in
"seismic zone" 3 or 4 and (2) a seismic assessment as described below revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such Mortgaged Property, seismic insurance; it is an event of default under such Mortgage Loan if the above-described insurance coverage is not maintained by the related Mortgagor
(except where a tenant under a lease is permitted to insure or self-insure under a lease) and the related loan documents provide (in either a general cost and expense recovery provision or a specific provision with respect to recovery of insurance costs and expenses) that any reasonable out-of-pocket costs and expenses incurred by the mortgagee in connection with such default in obtaining such insurance coverage may be recovered from the related Mortgagor; the related
Evidence of Property Insurance and certificate of liability insurance (which may be in the form of an Acord 27 or an Acord 25, respectively), or forms substantially similar thereto, provide that the related insurance policy may not be terminated or reduced without at least 10 days prior notice to the mortgagee and (other than those limited to liability protection) name the mortgagee and its successors as loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor or the
Lehman Mortgage Loan Seller; all premiums under any such insurance policy have been paid through the Cut-off Date; the insurance policies specified in clauses
(A), (B) and (C) above are required to be maintained with insurance companies having "financial strength" or "claims paying ability" ratings of at least
"A:VII" from A.M. Best Company or at least "BBB+" (or equivalent) from a nationally recognized statistical rating agency (or, with respect to certain blanket insurance policies, such other ratings as are in compliance with S&P's applicable criteria for rating the Certificates); and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, and subject to the related exception schedules, the related Mortgage Loan documents provide that any property insurance proceeds will be applied (or, at the discretion of the mortgagee, will be applied) either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan;
provided that the related Mortgage Loan documents may entitle the related
Mortgagor to any portion of such proceeds remaining after completion of the repair or restoration of the related Mortgaged Property or payment of amounts due under such Mortgage Loan. Notwithstanding anything to the contrary in this paragraph (xii), with regard to insurance for acts of terrorism, any such insurance and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to the related
Mortgaged Property. If the related Mortgaged Property is located in the State of
California or in "seismic zone" 3 or 4, then: (A) either a seismic assessment was conducted with respect to the related Mortgaged Property in connection with the origination of

such Mortgage Loan or earthquake insurance was obtained; and (B) the probable maximum loss for the related Mortgaged Property as reflected in such seismic assessment, if any, was determined based upon a return period of not less than
475 years, an exposure period of 50 years and a 10% probability of incidence.
Schedule III-(xii) attached hereto is true and correct in all material respects.

     (xiii) No Material Defaults. Other than payments due but not yet 30 days or more delinquent, there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note, the related Mortgage or other loan documents relating to such Mortgage Loan, and (B), to the knowledge of the Depositor, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents;
provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration (A) that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Depositor in this Schedule II) or (B)
with respect to which neither the Depositor nor the Lehman Mortgage Loan Seller has any actual knowledge. Neither the Depositor nor the Lehman Mortgage Loan
Seller has waived, in writing or with knowledge, any material default, breach, violation or event of acceleration under any of such documents. Under the terms of such Mortgage Loan, no person or party other than the mortgagee or its servicing agent may declare an event of default or accelerate the related indebtedness under such Mortgage Loan.

     (xiv) No Payment Delinquency. As of the Closing Date, such Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such
Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment.

     (xv) Interest Accrual Basis. Such Mortgage Loan accrues interest on an
Actual/360 Basis, an Actual/Actual Basis or a 30/360 Basis; and such Mortgage
Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term thereof (except if such Mortgage Loan is an ARD
Mortgage Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

     (xvi) Subordinate Debt. Each related Mortgage or other loan document relating to such Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the related Mortgage Note, any related
Mortgaged Property or any direct controlling interest in the Mortgagor to secure any other promissory note or debt (other than another Mortgage Loan in the Trust
Fund and, if such Mortgage Loan is part of a Loan Combination, the other mortgage loan(s) that are part of such Loan Combination, as applicable).

     (xvii) Qualified Mortgage. Such Mortgage Loan is "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code. Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan.
For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage
Loan, and

was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan. No action that occurs by operation of the terms of such Mortgage Loan would cause such Mortgage Loan to cease to be a "qualified mortgage" and such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution (A) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury regulations section 1.1001-3, (B) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code (without regard to clauses (A)(i) or (A)(ii) thereof) or (C) would cause a
"prohibited transaction" within the meaning of Section 860F(a)(2) of the Code.
The related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code.

     (xviii) Prepayment Consideration. Prepayment Premiums and Yield Maintenance
Charges payable with respect to such Mortgage Loan, if any, constitute
"customary prepayment penalties" within the meaning of Treasury regulations section 1.860G-1(b)(2).

     (xix) Environmental Conditions. One or more environmental site assessments or transaction screens, or one or more updates of a previously conducted environmental assessment or transaction screen, were performed by an environmental consulting firm independent of the Depositor and the Depositor's
Affiliates with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), transaction screen(s) and/or update(s) referenced herein, has no knowledge of, and has not received actual notice of, any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); all of such environmental site assessments and transaction screens met ASTM requirements to the extent set forth in such report; and none of the above referenced environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then (1)
the same have been remediated in all material respects, (2) sufficient funds have been escrowed or a letter of credit, guaranty or other instrument has been delivered for purposes of covering the estimated costs of such remediation, (3)
the related Mortgagor or other responsible party is currently taking remedial or other appropriate action to address the environmental issue consistent with the recommendations in such site assessment, (4) the cost of the environmental issue relative to the value of such Mortgaged Property was de minimis, or (5)
environmental insurance has been obtained.

     The Mortgagor with respect to such Mortgage Loan has represented, warranted and covenanted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the related
Mortgaged Property, any Hazardous Materials in any manner which violates applicable federal, state or local laws governing the use, storage, handling, production or disposal of Hazardous Materials at the related Mortgaged Property and (A) the related Mortgagor and a natural person have agreed to indemnify the mortgagee under such Mortgage Loan, and its successors and assigns, against any losses, liabilities, damages, penalties, fines, claims and reasonable out of pocket expenses (excluding lost profits, consequential damages and diminution of value of the related Mortgaged Property, provided that no Lehman Trust Mortgage
Loan with an original principal balance equal to or greater than

$15,000,000 contains an exclusion for "diminution of value" of the related
Mortgaged Property) paid, suffered or incurred by such mortgagee resulting from such Mortgagor's material violation of any environmental law or a material breach of the environmental representations and warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan or (B) environmental insurance has been obtained. If such Mortgage Loan is a Mortgage Loan as to which neither a natural person has provided the indemnity set forth above nor environmental insurance has been obtained, such Mortgage Loan is set forth on
Schedule III-(xix).

     The Depositor has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Depositor or its successors and assigns in respect of such Mortgage Loan to liability under
CERCLA or any other applicable federal, state or local environmental law. The related Mortgage or other loan documents require the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

     (xx) Realization Against Real Estate Collateral. The related Mortgage Note,
Mortgage(s), Assignment(s) of Leases and other loan documents securing such
Mortgage Loan, if any, contain customary and, subject to the limitations and exceptions as to enforceability in paragraph (v) above, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

     (xxi) Bankruptcy. The related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1)
neither the Depositor nor the Lehman Mortgage Loan Seller has any actual knowledge and (2) written notice of the discovery thereof is not delivered to the Depositor by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date.

     (xxii) Loan Security. Such Mortgage Loan is secured by a Mortgage on a fee simple interest and/or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

     (xxiii) Amortization. Such Mortgage Loan does not provide for negative amortization, unless such Mortgage Loan is an ARD Mortgage Loan, in which case it may occur only after the Anticipated Repayment Date.

     (xxiv) Whole Loan. Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent interest in the form of participation in the cash flow of the related Mortgaged Property.

     (xxv) Due-on-Encumbrance. Each Lehman Trust Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or
Rating Agency confirmation that an Adverse Rating Event with respect to any
Class of Certificates would not occur, any related

Mortgaged Property or any direct controlling interest in the Mortgagor is directly encumbered in connection with subordinate financing; and, except in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination (for which such consent has been granted with respect to the other mortgage loan(s)
in such Loan Combination), and except for the respective Lehman Trust Mortgage
Loans secured by the Mortgaged Properties listed on Schedule III-(xxv) (for which such consent has been granted with respect to mezzanine debt), no such consent has been granted by the Lehman Mortgage Loan Seller. To the Depositor's
knowledge, no related Mortgaged Property is encumbered in connection with subordinate financing (except that each Mortgaged Property securing a Lehman
Trust Mortgage Loan that is part of a Loan Combination also secures the other mortgage loan(s) in such Loan Combination); however, if the related Mortgaged
Property is listed on Schedule III-(xxv), then certain direct controlling equity holders in the related Mortgagor are known to the Depositor to have incurred debt secured by their ownership interest in the related Mortgagor.

     (xxvi) Due-on-Sale. Except with respect to transfers of certain non-controlling and/or minority interests in the related Mortgagor as specified in the related Mortgage or with respect to transfers of interests in the related
Mortgagor between immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related Mortgagor, each Lehman
Trust Mortgage Loan contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related
Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee or rating agency confirmation, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related
Mortgage with respect to permitted transfers.

     (xxvii) Mortgagor Concentration. Except in the case of the Lehman Trust
Mortgage Loans secured by the Mortgaged Properties identified on the Trust
Mortgage Loan Schedule as 200 Park Avenue, Providence Place, 500 West Madison
Street and Courtyard by Marriott Portfolio, such Mortgage Loan, together with any other Lehman Trust Mortgage Loan made to the same Mortgagor or to an
Affiliate of such Mortgagor, does not represent more than 5% of the Initial Pool
Balance.

     (xxviii) Waivers; Modifications. Except as set forth in a written instrument included in the related Mortgage File, the (A) material terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgagee in any manner, and (B) no portion of a related Mortgaged Property has been released from the lien of the related Mortgage, in the case of (A) and/or (B), to an extent or in a manner that in any such event materially interferes with the security intended to be provided by such document or instrument.

     (xxix) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

     (xxx) Property Release. The terms of the related Mortgage Note, Mortgage(s)
or other loan document securing such Mortgage Loan do not provide for the release from the lien

of such Mortgage of any material portion of the related Mortgaged Property that is necessary to the operation of such Mortgaged Property or was given material value in the underwriting of such Mortgage Loan at origination, without (A)
payment in full of such Mortgage Loan, (B) delivery of Defeasance Collateral in the form of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company Act"),
(C) delivery of substitute real property collateral, or (D) payment of a release price equal to at least 125% of the amount of such Mortgage Loan allocated to the related Mortgaged Property subject to the release or (E) the satisfaction of certain underwriting and legal requirements which the Lehman Mortgage Loan
Seller required in the origination of comparable mortgage loans.

     (xxxi) Qualifications; Licensing; Zoning. The related Mortgagor has covenanted in the related Mortgage Loan documents to maintain the related
Mortgaged Property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by such originator in the origination of comparable mortgage loans with respect to the foregoing matters; the Depositor has received no notice of any material violation of, to the extent is has not been grandfathered under, any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (xi) above (or an endorsement thereto)); to the
Depositor's knowledge (based on surveys, opinions, letters from municipalities and/or title insurance obtained in connection with the origination of such
Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property, in effect at the time of origination of such Mortgage Loan, to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless grandfathered with respect thereto or affirmatively covered by the title insurance referred to in paragraph
(xi) above (or an endorsement thereto)), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

     (xxxii) Property Financial Statements. The related Mortgagor has covenanted in the related Mortgage Loan documents to deliver to the mortgagee annual operating statements and rent rolls of each related Mortgaged Property. If such
Mortgage Loan had an original principal balance greater than $15 million, the related Mortgagor has covenanted to provide such operating statements and rent rolls on a quarterly basis.

     (xxxiii) Single Purpose Entity. If such Mortgage Loan has a Cut-off Date
Balance in excess of $25 million, then the related Mortgagor is obligated by its organizational documents and the related Mortgage Loan documents to be a Single
Purpose Entity for so long as such Mortgage Loan is outstanding; and, if such
Mortgage Loan has a Cut-off Date Balance greater than $5 million and less than
$25 million, then the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to own the related
Mortgaged Property and no other material assets, except such as are incidental to the ownership of such Mortgaged Property for so long as such Mortgage Loan is outstanding. For purposes of this representation, "Single Purpose Entity" means an entity whose organizational documents or

the related Mortgage Loan documents provide substantially to the effect that such entity: (A) is formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing such Mortgage Loan,
(B) may not engage in any business unrelated to the related Mortgaged Property or Mortgaged Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged
Properties and (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan documents. If such Mortgage Loan has an initial principal balance of $25 million and above and the related Mortgagor is a single member limited liability company, such Mortgagor's organizational documents provide that such Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of its sole member and is organized in a jurisdiction that provides for such continued existence and there was obtained opinion of counsel confirming such continued existence. If such
Mortgage Loan has, or is part of a group of Lehman Trust Mortgage Loans with affiliated Mortgagors having, a Cut-off Date Balance equal to or greater than 2%
of the Initial Pool Balance, or if such Mortgage Loan has an original principal balance equal to or greater than $25 million, there was obtained an opinion of counsel regarding non-consolidation of such Mortgagor.

     (xxxiv) Advancing of Funds. No advance of funds has been made, directly or indirectly, by the originator or the Depositor to the related Mortgagor other than pursuant to the related Mortgage Note; and, to the actual knowledge of the
Depositor, no funds have been received from any Person other than such Mortgagor for or on account of payments due on the related Mortgage Note.

     (xxxv) Legal Proceedings. To the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related Mortgaged
Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

     (xxxvi) Originator Duly Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was qualified and authorized to do business in each jurisdiction in which a related Mortgaged
Property is located at all times when it held such Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

     (xxxvii) Trustee under Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the related Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan.

     (xxxviii) Cross-Collateralization. The related Mortgaged Property is not, to the Depositor's knowledge, collateral or security for any mortgage loan that is not in the Trust Fund and, if such Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage Loans in the Trust Fund, except that a Lehman Trust Mortgage Loan that is part of a Loan Combination is secured by one or more Mortgaged Properties that also secure the related Non-Trust
Mortgage Loan(s). The security interest/lien on each material item of collateral for

such Mortgage Loan has been assigned to the Trustee (or, in the case of an
Outside Serviced Trust Mortgage Loan, to the related Outside Trustee).

     (xxxix) Flood Hazard Insurance. None of the improvements on any related
Mortgaged Property are located in a flood hazard area as defined by the Federal
Insurance Administration or, if any portion of the improvements on the related
Mortgaged Property are in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the Mortgagor has obtained and is required to maintain flood insurance.

     (xl) Engineering Assessments. One or more engineering assessments or updates of a previously conducted engineering assessment were performed by an
Independent engineering consulting firm with respect to each related Mortgaged
Property during the 12-month period preceding the Cut-off Date, and the
Depositor, having made no independent inquiry other than to review the report(s)
prepared in connection with such assessment(s) and or update(s), does not have any knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was de minimis.

     (xli) Escrows. All escrow deposits and payments relating to such Mortgage
Loan are under control of the Depositor or the servicer of such Mortgage Loan and all amounts required as of the date hereof under the related Mortgage Loan documents to be deposited by the related Mortgagor have been deposited. The
Depositor is transferring to the Trustee (or, in the case of an Outside Serviced
Trust Mortgage Loan, to the related Outside Trustee) all of its right, title and interest in and to such amounts.

     (xlii) Licenses, Permits and Authorizations. The related Mortgagor has represented in the related Mortgage Loan documents that, and to the actual knowledge of the Depositor, as of the date of origination of such Mortgage Loan, all material licenses, permits and authorizations then required for use of the related Mortgaged Property by such Mortgagor, the related lessee, franchisor or operator have been issued and were valid and in full force and effect.

     (xliii) Servicing and Collection Practices. The servicing and collection practices used by the Depositor and the Lehman Mortgage Loan Seller or, to the
Depositor's knowledge, any other prior holder of the related Mortgage Note with respect to such Mortgage Loan have been in all respects legal and have met customary industry standards.

     (xliv) Fee Simple. Unless such Mortgage Loan is covered by the representation and warranty in the immediately following paragraph (xlv), such
Mortgage Loan is secured in whole or in material part by a fee simple interest.

     (xlv) Leasehold Interest Only. If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a
Ground Lease but not by the related fee interest, then:

          (A) such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing
     Date;

          (B) upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the Trustee (or, in the case of an Outside Serviced Trust
     Mortgage Loan, to the related Outside Trustee) without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee (or, in the case of an
     Outside Serviced Trust Mortgage Loan, by the related Outside Trustee) and its successors without a need to obtain the consent of such lessor (or, if any such consent is required, it has been obtained prior to the Closing
     Date or may not be unreasonably withheld);

          (C) such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

          (D) unless otherwise set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of such Mortgage Loan;

          (E) such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan and, at the Closing Date, such
     Ground Lease is in full force and effect; to the actual knowledge of the
     Depositor, except for payments due but not yet 30 days or more delinquent,
     (1) there is no material default under such Ground Lease, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such
     Ground Lease;

          (F) such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee;
     and such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, further provides either
     (1) that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the lessor will enter into a new lease with such mortgagee upon such mortgagee's request;

          (G) based upon the related policy of title insurance, the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any
     Permitted Encumbrances;

          (H) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any curable default under such Ground Lease (not less than the time provided to the related lessee under such Ground Lease to cure such default) before the lessor thereunder may terminate or cancel such Ground Lease;

          (I) such Ground Lease has a currently effective term (including any options exercisable by the holder of the related Mortgage) that extends not less than 20 years beyond the Stated Maturity Date of the related Mortgage
     Loan;

          (J) under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor and the related Mortgage Loan documents, taken together, any related insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest, or condemnation proceeds will be applied either to the repair or restoration of all or part of the related
     Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest thereon;

          (K) such Ground Lease does not impose any restrictions on use or subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

          (L) upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason prior to the expiration of the term thereof, including as a result of the rejection of the Ground
     Lease in a bankruptcy of the related Mortgagor unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground
     Lease following notice thereof from the lessor; and

          (M) the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage, except as set forth in an instrument or document contained in the related Mortgage File.

     (xlvi) Fee Simple and Leasehold Interest. If such Mortgage Loan is secured by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such Mortgage
Loan has the right (subject to the limitations and exceptions set forth in paragraph (v) above) to foreclose upon or otherwise exercise its rights with respect to such fee interest.

     (xlvii) Tax Lot; Utilities. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy; and each related Mortgaged
Property is served by a public or other acceptable water system, a public sewer
(or, alternatively, a septic) system, and other customary utility facilities.

     (xlviii) Defeasance. If such Mortgage Loan is a Defeasance Mortgage Loan, the related Mortgage Loan documents require the related Mortgagor to pay all reasonable costs associated with the defeasance thereof, and either: (A) require the prior written consent of, and compliance with the conditions set by, the holder of such Mortgage Loan for defeasance or (B) require that (1) defeasance may not occur prior to the second anniversary of the Closing Date, (2) the
Defeasance Collateral must be government securities within the meaning of
Treasury regulations section 1.860G-2(a)(8)(i) and must be sufficient to make all scheduled payments under the related Mortgage Note when due (assuming for each ARD Mortgage Loan that it matures on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences) or, in the case of a partial defeasance that effects the release of a material portion of the related Mortgaged Property, to make all scheduled payments under the related Mortgage Note on that part of such Mortgage
Loan equal to at least 110% of the allocated loan amount of the portion of the
Mortgaged Property being released, (3) an independent accounting firm (which may be the Mortgagor's independent accounting firm) certify that the Defeasance
Collateral is sufficient to make such payments, (4) such Mortgage Loan be assumed by a successor entity designated by the holder of such Mortgage Loan (or by the Mortgagor with the approval of such lender), and (5) counsel provide an opinion letter to the effect that the Trustee (or, in the case of an Outside
Serviced Trust Mortgage Loan, the related Outside Trustee) has a perfected security interest in such Defeasance Collateral prior to any other claim or interest.

     (xlix) Primary Servicing Rights. Except with respect to the Outside
Servicers, no Person has been granted or conveyed the right to primary service such Mortgage Loan or receive any consideration in connection therewith except
(A) as contemplated in this Agreement with respect to primary servicers that are to be sub-servicers of the Master Servicer, (B) as has been conveyed to the
Master Servicer, or (C) as has been terminated.

     (l) Mechanics' and Materialmen's Liens. As of origination, (A) the related
Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and (B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage (unless affirmatively covered by the title insurance referred to in paragraph (xi) above (or an endorsement thereto)). The Depositor has not received actual notice with respect to such
Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded, insured against or escrowed for.

     (li) Due Date. Subject to any business day convention imposed by the related loan documents, the Due Date for such Mortgage Loan is scheduled to be the first day, the sixth day, the tenth day or the eleventh day of each month.

     (lii) Assignment of Leases. Subject only to Permitted Encumbrances, the related Assignment of Leases set forth in or separate from the related Mortgage and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject only to the exceptions and limitations in paragraph (v)
above, enforceable first priority lien and first priority security interest in the related Mortgagor's right to receive payments due under any and all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property subject to the related Mortgage, except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases; and each assignor thereunder has the full right to assign the same.

     (liii) Mortgagor Formation or Incorporation. To the Depositor's knowledge, the related Mortgagor is a Person formed or incorporated in a jurisdiction within the United States.

     (liv) No Ownership Interest in Mortgagor. The Depositor has no ownership interest in the related Mortgaged Property or the related Mortgagor other than as the holder of such Mortgage Loan being sold and assigned, and neither the
Depositor nor any affiliate of the Depositor has any obligation to make any capital contributions to the related Mortgagor under the Mortgage or any other related Mortgage Loan document.

     (lv) No Undisclosed Common Ownership. To the Depositor's knowledge, except where multiple properties secure an individual Lehman Trust Mortgage Loan and except for properties securing Lehman Trust Mortgage Loans that are cross-defaulted and cross-collateralized and except as listed on Schedule
III-(lv), no two properties securing Lehman Trust Mortgage Loans are directly or indirectly under common ownership.

     (lvi) Loan Outstanding. Such Mortgage Loan has not been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the related Mortgaged Property has been released.

     (lvii) Usury. Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

     (lviii) ARD Mortgage Loan. If such Mortgage Loan is an ARD Mortgage Loan and has a Cut-off Date Balance of $15,000,000 or more, then:

          (A) the related Anticipated Repayment Date is not less than five years from the origination date for such Mortgage Loan;

          (B) such Mortgage Loan provides that from the related Anticipated
     Repayment Date through the maturity date for such Mortgage Loan, all excess cash flow (net of normal monthly debt service on such Mortgage Loan, monthly expenses reasonably related to the operation of the related
     Mortgaged Property, amounts due for reserves established under such
     Mortgage Loan, and payments for any other expenses, including capital expenses, related to such Mortgaged Property which are approved by mortgagee) will be applied to repay principal due under such Mortgage Loan;

          (C) no later than the related Anticipated Repayment Date, the related
     Mortgagor is required (if it has not previously done so) to enter into a
     "lockbox agreement" whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account controlled by the mortgagee under such Mortgage Loan; and

          (D) the interest rate of such Mortgage Loan will increase by at least two (2) percentage points in connection with the passage of its Anticipated
     Repayment Date.

     (lix) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of
Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial
Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

                                   SCHEDULE III

      EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR-2005-C5

The following are the exceptions for the Lehman loans to the Representations and
Warranties for the above-referenced transaction:

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REPRESENTATION FROM          Property and Exception
SECTION 2.04
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(v) Loan Document Status     200 Park Avenue; 401 Frederick; 500 West Madison
                             Street; 1332 North Moorpark Road; Burke Towne
                             Center; Centre Court; Chesapeake Square; Cipriano
                             Square; Courtyard by Marriott Portfolio; Crossroads
                             West SC; Fairfax Junction; Kiln Creek; Lake Worth
                             West; Lexington Commons Shopping Center; Magnolia
                             Mall; McDermott Commons Shopping Center; Polo Towne
                             Center; Providence Place; Star Plaza Shopping
                             Center; Stonewall I & II; TAG Portfolio; The
                             Commons Apartments; Ulster Terrace; and U-Store-It
                             Portfolio VI. With respect to environmental
                             carveouts and environmental indemnitors, see also
                             entries under Schedule I (xix) "Environmental
                             Conditions" below.

                             The Commons Apartments. The related guaranty does
                             not extend to fraudulent conveyance.

                             Tiger Town. The related recourse carve-out limits
                             the guarantor's liability to $402,600.00 plus (i)
                             interest on such sum at the interest rate in effect
                             from time to time under the related note through
                             the date of Guarantor's payment of the amount due
                             under the related guaranty, plus (ii) the amount of
                             any enforcement costs.

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(viii) First Lien            Under the law of the State of Illinois,
                             subsequently filed mechanic's liens can be superior
                             to the lien of a mortgage.

                             424 West 33rd Street. With respect to this loan,
                             see also entries under Schedule I (xxvi) "Due on
                             Sale" below.

                             500 West Madison Street. The improvements on the
                             related mortgaged property include a certain
                             pedestrian bridge that joins the building on the
                             related mortgaged real property to another building
                             that is not a part of the related mortgaged real
                             property. Such bridge is governed by certain
                             "Bridge Agreements" which are not recorded against
                             the related mortgaged real property and are not
                             insurable as real property. The mortgage lender has
                             taken a security interest in the Bridge Agreements.

                             LaPlaya Beach & Golf Resort. The related borrower
                             holds a license to utilize golf facilities located
                             off the site of the related mortgaged real
                             property. The license does not constitute an
                             easement or other estate in land and assurance
                             cannot be provided that the same will not be
                             subject to termination in the event of a bankruptcy
                             proceeding or similar event.

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                             Providence Place. The related mortgaged real
                             property is subject to a parking lease between the
                             related borrower, as lessor, and the Rhode Island
                             Economic Development Corporation ("RIEDC") pursuant
                             to which RIEDC, or the State of Rhode Island in
                             lieu of RIEDC, and the City of Providence, jointly
                             have an option to purchase the parking garage
                             serving the related mortgaged real property. Such
                             option may be exercised in the final year of the
                             initial term of the related ground lease.

                                 Pursuant to a tax treaty agreement, the related
                             borrower has agreed to make certain fixed payments
                             in lieu of real estate taxes for a period
                             commencing in October 2000 and extending through
                             June 2028. Related borrower's obligation to make
                             such payments is secured by a lien upon the related
                             mortgaged real property which is prior to the lien
                             of the related mortgaged real property securing the
                             related loan.

                             TAG Portfolio. Both of the related mortgaged real
                             properties comprising the TAG Portfolio are subject
                             to an "Operating Lease Agreement" (the "Master
                             Lease") between the related borrower and Corridors
                             I & II/Loudoun II SPE Leaseco, L.L.C. (the "Master
                             Lessee"). The Master Lease provides for rent
                             payable to the related borrower in an amount equal
                             to the monthly payments on the related loan and
                             other amounts payable under the related mortgage
                             loan documents and also contains an option in favor
                             of Master Lessee to purchase such properties. The
                             Master Lease is subordinate to the related
                             Mortgages pursuant to a subordination agreement
                             pursuant to which Master Lessee agrees to comply
                             with the cash management and single purpose entity
                             provisions of the related mortgage loan documents,
                             agrees not to modify the Master Lease to reduce the
                             rent payable without mortgage lender's consent, and
                             acknowledges that the exercise of the option to
                             purchase the related mortgaged real properties
                             pursuant to the Master Lease is subject to mortgage
                             lender's consent.

                             West Point Station. With respect to this loan, see
                             also entry under Schedule (xi) "Title Insurance"
                             below.

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(x) No Material Damage       Oxford Point Shopping Center. The Pennsylvania
                             Department of Transportation (the "PaDOT") filed a
                             Declaration of Taking on October 30, 2002, covering
                             approximately .1593 acres of the related mortgaged
                             real property in order to create a right-of-way to
                             a highway. According to information provided by the
                             borrower and its consultant, the condemnation will
                             result in a change of access to the related
                             mortgaged real property and the loss of
                             approximately 29 parking spaces. The related
                             borrower has provided to mortgage lender a letter
                             from the Falls Township Manager which states that
                             after the striping of an area behind the shopping
                             center improvements to provide for an additional 25
                             spaces, the subject mortgaged real property will
                             remain in compliance with the Township parking
                             ordinance.

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(xi) Title Insurance         200 Park Avenue. The related mortgaged property is
                             coinsured under two ALTA policies of title
                             insurance aggregating $900,000,000.

                             Courtyard by Marriott Portfolio. The ALTA policy
                             for each related mortgaged real property is in the
                             amount of the allocated loan amount for each
                             respective

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                             related mortgaged real property and the ALTA policy
                             has tie-in endorsements.

                             LaPlaya Beach & Golf Resort. With respect to this
                             loan, see also entry under Schedule I (viii) "First
                             Lien" below.

                             Providence Place. Certain in-line tenants at the
                             related mortgaged real property have co-tenancy
                             provisions in their respective leases that are
                             triggered by the vacancy of an anchor tenant
                             permitting them to terminate their leases and/or
                             pay a reduced rent in the event that either Lord &
                             Taylor is not in continuous operation or a suitable
                             replacement anchor at the related mortgaged real
                             property is not in occupancy and open for business
                             within a specified period of time following the
                             date the related space was vacated by the prior
                             anchor.

                             Tiger Town. The related mortgaged real property is
                             subject to a Best Buy lease containing a currently
                             operative use exclusive which if violated may
                             entitle the tenant to terminate its lease or
                             exercise other remedies; the existence of which
                             provision may cause such provisions in other
                             leases, such as TJ Maxx, and Dress Barn, to also
                             become currently operative. The use conducted by
                             Ross Dress for Less may violate operative use
                             restrictions in the TJ Maxx lease and both the uses
                             of TJ Maxx and Ross Dress for Less may violate such
                             restrictions under the Dress Barn Lease. The use
                             restriction contained in the Office Depot lease is
                             ambiguous as to whether it is currently operative,
                             but if currently operative, may cause other
                             exclusives to become operative as well. In
                             addition, certain leases may contain co-tenancy
                             provisions permitting tenants to terminate their
                             leases and/or to pay reduced rent, which provisions
                             may be triggered if other tenants exercise their
                             right to terminate their leases for breach of an
                             exclusive use clause contained in their leases.

                                 The related borrower has advised mortgage
                             lender that it is presently seeking to amend the
                             Best Buy lease to remove the exclusive use right
                             granted to Best Buy, in order to avoid triggering
                             other use exclusives under other leases and to
                             obtain written clarification from Office Depot to
                             the effect that the exclusive use right granted to
                             Office Depot is a springing exclusive use right. An
                             escrow of $500,000 to cover costs associated with
                             obtaining such amendment and clarification was
                             established by the related borrower and pledged to
                             mortgage lender. Further, losses arising out of the
                             foregoing were included in the related recourse
                             carveout guaranty executed at closing of the
                             related loan.

                             West Point Station. McDonalds has an option under
                             its lease to purchase fee title to the leased
                             premises described in such lease at any time after
                             the 20th year of the its lease. McDonalds has
                             delivered a subordination, nondisturbance and
                             attornment agreement to lender in which McDonalds
                             acknowledged that the option to purchase such
                             premises is subject and subordinate to the lien and
                             terms of the related mortgage documents and shall
                             not apply to any transfer of the related mortgaged
                             real property, in whole or in part, by foreclosure.

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(xii) Property Insurance     With respect to substantially all of the Lehman
                             Trust Mortgage Loans, the related mortgage
                             documents require that any "financial strength" or
                             "claims paying ability" rating from A.M. Best be at
                             least "'A-/VIII' or 'a rating of 'A'

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                             or better for claims paying ability assigned by
                             Moody's Investors Service, Inc. and Standard &
                             Poor's Rating Group except for the following: 424
                             West 33rd Street; Courtyard By Marriott Portfolio;
                             LaPlaya Beach & Golf Resort; Magnolia Mall; and
                             U-Store-It Portfolio VI.

                             With respect to certain Lehman Trust Mortgage
                             Loans, the mortgage lender accepted comprehensive
                             liability insurance in an amount less than that
                             required by the related mortgage loan documents,
                             provided, however, that all of the Lehman Trust
                             Mortgage Loans provide a primary general liability
                             policy of at least $1,000,000 per occurrence with
                             $2,000,000 in the aggregate, except for the
                             following: 424 West 33rd Street; 500 West Madison
                             Street; Courtyard By Marriott Portfolio; LaPlaya
                             Beach & Golf Resort; Magnolia Mall; Providence
                             Place; TAG Portfolio; and U-Store-It Portfolio VI.

                             200 Park Avenue. The related loan agreement
                             provides that (a) in the case of a policy issued by
                             4 or fewer insurers, at least 75% of the insurers
                             must have a financial strength/ claims paying
                             ability rating of at least "A-" ( or its
                             equivalent) by at least two rating agencies one of
                             which shall be S&P if S&P is rating the
                             Certificates and the other of which shall be
                             Moody's if Moody's is rating the Certificates (or
                             if the Certificates are rated by only one rating
                             agency, then by such rating agency) and no such
                             insurer providing, in the aggregate, coverage in an
                             amount up to and including the outstanding
                             principal amount of the related loan may have a
                             financial strength/ claims paying ability rating
                             below "BBB-" (or its equivalent) and (b) in the
                             case of a policy issued by 5 or more insurers at
                             least 60% of the issuers must have a financial
                             strength/ claims paying ability rating of at least
                             "A-" by at least two rating agencies one of which
                             shall be S&P if S&P is rating the Certificates and
                             the other of which shall be Moody's if Moody's is
                             rating the Certificates (or if the Certificates are
                             rated by only one rating agency, then by such
                             rating agency) and no such insurer providing, in
                             the aggregate, coverage in an amount up to and
                             including the outstanding principal amount of the
                             related loan may have a financial strength/ claims
                             paying ability rating below "BBB-" (or its
                             equivalent). In the case of worker's compensation
                             and employer's liability insurance, a New York
                             State-sponsored Governmental Authority providing
                             such insurance will satisfy the requirements of the
                             related loan agreement. The related borrower is not
                             required to expend more than $7,950,000 in any
                             fiscal year on insurance premiums for all-risk,
                             business interruption, comprehensive boiler and
                             machinery and terrorism coverage or any other
                             property insurance which the related borrower may
                             be required by mortgage lender to obtain and
                             maintain and in the event the premiums for such
                             insurance exceed such maximum amount, the related
                             borrower shall obtain the maximum amount of such
                             insurance available for such amount and shall
                             determine the relative amounts of each type of
                             insurance using its good faith business judgment to
                             achieve the optimal property insurance coverage
                             available for such premiums. Such cap on insurance
                             premiums is subject to adjustment by the consumer
                             price index.

                             500 West Madison Street. The related mortgage
                             document provides that for so long as any property,
                             business interruption and comprehensive general
                             liability insurance is provided by a syndicate of
                             insurers and there has been no change in control of
                             the related borrower, the insurers with respect to
                             such insurance

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                             shall be acceptable if: (i) the first layer of
                             coverage under such insurance shall be provided by
                             carriers with a minimum financial strength rating
                             from S&P of "A" or better; (ii) sixty percent (60%)
                             (seventy-five percent (75%) if there are four or
                             fewer members in the syndicate) of the aggregate
                             limits under such policies must be provided by
                             carriers with a minimum financial strength rating
                             from S&P of "A" or better and (iii) the financial
                             strength rating from S&P for each carrier in the
                             syndicate shall have a financial strength rating
                             from S&P of at least "BBB". The related mortgage
                             further provides that, so long as Essex Insurance
                             Company has a general policy rating of "A" or
                             better and a financial class of XII or better as
                             assigned by A.M. Best Company, Inc., Essex
                             Insurance Company shall be permitted to provide up
                             to $7,500,000 of casualty insurance coverage as
                             part of the first $25,000,000 of casualty insurance
                             coverage provided beyond the $40,000,000 first
                             layer of coverage under the existing blanket
                             insurance policy and any replacement thereof
                             obtained while General Electric Pension Trust is an
                             owner of a direct or indirect ownership interest in
                             the related borrower.

                             Downey Petco. The related borrower is to provide
                             seismic insurance conditioned upon such insurance
                             being available at commercially reasonable rates

                             K-Mart Bloomfield Hills. The sole tenant of the
                             related mortgaged real property is only required to
                             have a net worth of not less than $100,000,000 and
                             a financial condition otherwise acceptable to
                             mortgage lender.

                             Providence Place. The related borrower is required
                             to maintain commercial general liability coverage
                             with (A) a syndicate of insurers through which (1)
                             at least sixty percent (60%) of claims coverage
                             shall be with one or more carriers having a
                             claims-paying-ability rating by Standard & Poor's
                             Rating Group of not lower than "A", (2) at least
                             seventy-five percent (75%) of the coverage
                             (including for purposes of such calculation the
                             carriers which are rated not lower than "A") is
                             with carriers having a claims-paying ability rating
                             by Standard & Poor's Rating Group of not lower than
                             "BBB" or (B) one or more carries having a
                             claims-paying ability rating by A.M. Best of "A/X"
                             or better.

                                 The related borrower is required to maintain
                             property insurance and builder's risk coverage
                             pursuant to policies issued by either (A) one or
                             more financially sound and responsible insurance
                             companies authorized to do business in the state in
                             which the Property is located and having a claims
                             paying ability rating of "A" or better by S&P or
                             (B) a syndicate of insurers through which (1) at
                             least seventy five percent (75%) of coverage (if
                             there are four or fewer members of each
                             syndication) or at least sixty percent (60%) of
                             coverage (if there are five or more members) shall
                             be with one or more carriers having a claims-paying
                             ability rating by Standard & Poor's Rating Group of
                             not lower than "A" , and (2) the balance of the
                             coverage is in each case with one or more carriers
                             having a claims paying ability rating by Standard &
                             Poor's Rating Group of not lower than "BBB",
                             provided that in each case the first low risk is
                             borne by carriers having a Standard & Poor's Rating
                             Group claims-paying ability rating of not less than
                             "A" or better Excess proceeds will be given to
                             mezzanine lender.

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(xvi) Subordinate Debt       With respect to substantially all of the Lehman
                             Trust Mortgage Loans for which future mezzanine
                             financing is permitted subject to certain
                             requirements including debt service coverage ratio
                             requirements, in the event that such mezzanine
                             financing bears interest at a floating rate,
                             mortgage lender may determine the debt service
                             coverage ratio on the basis of a market-based
                             constant reasonably determined by mortgage lender.

                             200 Park Avenue. The related borrower's 100%
                             limited partner has obtained a mezzanine loan in
                             the amount of $275,000,000 secured by a pledge of
                             its limited partnership interests in the related
                             borrower and in its membership interests in the
                             related borrower's general partner. The mezzanine
                             lender has executed an intercreditor agreement with
                             the mortgage lender. The related mortgaged property
                             also secures the mezzanine loan.

                             424 West 33rd Street. The holders of the equity
                             interests in the related borrower have a one time
                             right to obtain mezzanine financing or a preferred
                             equity investment from a "Qualified Investor" (as
                             defined in the related mortgage loan documents),
                             subject to the satisfaction of certain conditions
                             set forth in the related mortgage loan documents
                             and provided the combined loan to value of the
                             related mortgaged real property shall not exceed
                             85% and the combined debt service coverage ratio
                             shall not be less than 1.15 to 1.0. Such mezzanine
                             financing or preferred equity investment must be
                             reduced to a principal amount of $2,250,000 prior
                             to March 10, 2010 through constant monthly payments
                             and shall bear a fixed rate of interest or of
                             return.

                             1332 North Moorpark Road; Centre @ Greenway;
                             Chesapeake Square; Grand View; K-Mart Bloomfield
                             Hills; North River Shopping Center; Southlake
                             Marketplace Phase II; University Mall; and West
                             Point Station. The holders of the equity interests
                             in the related borrower have the right to obtain
                             mezzanine financing from a "Qualified Mezzanine
                             Lender", subject to the satisfaction of certain
                             conditions set forth in the related mortgage loan
                             documents and provided the combined loan to value
                             of the related mortgaged real property shall not
                             exceed 85% and the combined debt service coverage
                             ratio shall not be less than 1.15 to 1.0. The
                             mezzanine lender is required to execute a
                             subordination and intercreditor agreement
                             acceptable to mortgage lender.

                             Copper Mountain; and Pine Tree Plaza. The related
                             mortgage loan documents permit mezzanine financing
                             in connection with the first transfer of the
                             related mortgaged real property from the original
                             Borrower or a "Qualified Mezzanine Lender" subject
                             to the satisfaction of certain conditions set forth
                             in the related mortgage loan documents and provided
                             such mezzanine financing cannot result in a
                             combined debt service coverage ratio of less than
                             1.10x or a combined loan to value ratio of more
                             than 90%. The mezzanine lender is required to
                             execute a subordination and intercreditor agreement
                             acceptable to mortgage lender.

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                             Courtyard by Marriott Portfolio. CBM Mezzanine
                             Borrower Limited Partnership, a Delaware limited
                             partnership, an owner of indirect interests in
                             related borrower, is the borrower under the
                             Reinvention Loan from Marriott in the principal
                             amount not to exceed $128,942,755.00 to be secured
                             by one or more pledges of direct or indirect
                             interests in related borrower. The proceeds of the
                             Reinvention Loan shall be applied to (i) pay the
                             cost of the Reinvention Loan Alterations to the
                             Properties as more particularly described in the
                             Renovation Agreement, (ii) pay the cost of
                             improvements to certain properties owned by
                             Courtyard by Marriott Limited Partnership (an
                             Affiliate of related borrower), (iii) fund or pay
                             for the redemption, purchase or other acquisition
                             of certain interests in CBM Joint Venture Limited
                             Partnership owned by Host and/or its Affiliates and
                             any costs or expenses relating thereto and (iv)
                             such other purposes approved by lender in writing.

                             Hermes Plaza. The related mortgage loan documents
                             permit mezzanine financing in connection with one
                             transfer of the related mortgaged real property
                             from the original Borrower or a "Qualified
                             Mezzanine Lender" subject to the satisfaction of
                             certain conditions set forth in the related
                             mortgage loan documents and provided such mezzanine
                             financing cannot result in a combined debt service
                             coverage ratio of less than 1.15x or a combined
                             loan to value ratio of more than 90%. The mezzanine
                             lender is required to execute a subordination and
                             intercreditor agreement acceptable to mortgage
                             lender.

                             LaPlaya Beach & Golf Resort. Mezzanine financing is
                             permitted in favor of the equity holders of the
                             related borrower from a "Qualified Mezzanine
                             Lender," meeting certain requirements set forth in
                             the related Mortgage. Mezzanine financing cannot
                             result in a combined debt service coverage ratio of
                             less than 1.15x or a combined loan to value
                             percentage of more than 85%. The related borrower
                             is required to deliver a subordination and
                             intercreditor agreement acceptable to lender and
                             executed by Qualified Mezzanine Lender.

                             Providence Place. The related sole member of the
                             related borrower has obtained mezzanine financing
                             in the amount of $106,400,000 secured by a pledge
                             of such member's membership interest in the related
                             borrower. The mezzanine lender, an affiliate of the
                             Lehman Loan Seller, has executed an intercreditor
                             agreement; the intercreditor agreement permits the
                             mezzanine lender to transfer its loan to a
                             qualified transferee which includes Metropolitan
                             Life Insurance Company.

                                 In addition, mezzanine financing is permitted
                             in favor of the sole member of the related borrower
                             or such sole member's sole member may obtain
                             mezzanine financing from a "Permitted Mezzanine
                             Lender" as described in the related mortgage loan
                             documents provided that immediately after the close
                             of such mezzanine financing, the debt service
                             coverage ratio shall not be less than 1.30x and the
                             loan to value ratio shall not be more than 70%; if
                             such mezzanine debt bears interest at a floating
                             rate, the related mezzanine debt documents shall
                             require the maintenance of an interest cap with a
                             strike price such that the strike price plus the
                             applicable spread on the mezzanine debt service
                             results in a debt service coverage ratio of no less
                             than 1.20x. The mezzanine lender is required to
                             enter into a subordination and intercreditor
                             agreement acceptable to mortgage lender and
                             executed by the

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                             Permitted Mezzanine Lender. Such permitted
                             mezzanine debt shall be subordinate and junior to
                             the existing mezzanine debt.

                                 The related mortgage loan documents also permit
                             the pledge of indirect up-tier interests in the
                             related borrower to secure corporate indebtedeness
                             of such up tier party.

                             Sierra Vista Apartments. The holders of the equity
                             interests in the related borrower have the right to
                             obtain mezzanine financing from a "Qualified
                             Mezzanine Lender" in an amount not to exceed that
                             amount which would cause the combined loan to value
                             of the related mortgaged real property to exceed
                             90% as determined by mortgage lender in its sole
                             discretion or the combined debt service coverage
                             ratio to be less than 1.10 to 1.0, as determined by
                             mortgage lender in its sole discretion; provided
                             the mezzanine lender shall execute a subordination
                             and intercreditor agreement acceptable to mortgage
                             lender.

                                 Original borrower may also carry back mezzanine
                             debt in connection with the first sale of the
                             property in accordance with the sale and assumption
                             provisions under the related mortgage loan
                             documents, subject to a subordination and
                             intercreditor agreement. The related mortgage loan
                             documents further provide that the mortgage lender
                             will not unreasonably withhold its consent of the
                             transfer of such mezzanine financing to a
                             "Qualified Mezzanine Lender" in lieu of the
                             original borrower.

                             The Commons Apartments. Lehman Brothers Holdings,
                             Inc., holds a $8,194,031 preferred equity interest
                             in the related borrower, which preferred equity
                             interest is subject to mandatory redemption in
                             2010.

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(xix) Environmental          With respect to substantially all of the Lehman
Conditions                   Trust Mortgage Loans, environmental insurance is
                             not required to be carried.

                             200 Park Avenue; 500 West Madison Street; Courtyard
                             by Marriott and Providence Place. The related
                             borrower is the only environmental indemnitor.

                             200 Park Avenue. A Phase I consultant observed the
                             presence of above-ground storage tanks ("AST") that
                             require registration with the New York State
                             Department of Environmental Conservation
                             ("NYSDEC"). The Phase I consultant recommended AST
                             registration, at an estimated cost of $600, with
                             NYSDEC.

                             500 West Madison Street. The definition of "Losses"
                             excludes foreseeable and unforeseeable
                             consequential damages.

                             401 Frederick; 1332 North Moorpark Road; Burke
                             Towne Center; Centre Court; Chesapeake Square;
                             Cipriano Square; Cross Roads West SC; Fairfax
                             Junction; Kiln Creek; Lake Worth West; Lexington
                             Commons Shopping Center; Magnolia Mall; McDermott
                             Commons Shopping Center; Polo Towne Center; Star
                             Plaza Shopping Center; Stonewall I & II; TAG
                             Portfolio; The Commons Apartments; Ulster Terrace;
                             and U-Store-It Portfolio VI. An entity, other than
                             the related borrower, rather than a natural person,
                             is the environmental indemnitor.

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                             2500 Inverrary Club Apartments. A Phase I
                             consultant has determined the applicability of
                             USEPA/HUD's lead-based paint notification and
                             disclosure regulations. Based on an interview with
                             the property manager, the Phase I consultant
                             indicated that the related mortgaged real property
                             did not have a notification program in place in
                             compliance with these regulations.

                             Atlantis Plaza. A Phase I consultant reported the
                             presence of soil and groundwater impacted by
                             chlorinated solvents from historic dry cleaning
                             operations at the related mortgaged real property.
                             The Phase I consultant further reported that the
                             related mortgaged real property is eligible for
                             state-administered cleanup through the state's
                             Dry-cleaning Solvent Cleanup Program but that,
                             owing to the facility's low ranking on the
                             priorities list, no remediation plans have been
                             developed.

                             Centre @ Greenway. A Phase I consultant reported
                             that soil and groundwater at the related mortgaged
                             real property has been impacted by petroleum
                             hydrocarbon and solvent releases from a historic
                             leaking underground storage tank ("LUST") and an
                             on-site dry-cleaning operation, respectively. In a
                             letter dated May 22, 2003, Northwestern Investment
                             Management Company, LLC, a prior owner of the
                             related mortgaged real property, advised the then
                             owner of the related mortgaged real property that,
                             notwithstanding the absence of any environmental
                             indemnification agreement between them,
                             Northwestern Investment Management Company, LLC,
                             had initiated clean up of the related mortgaged
                             real property.

                             Courtyard by Marriott - Lincroft-Red Bank. A Phase
                             I consultant recommended abandonment of three
                             on-site groundwater monitoring wells in accordance
                             with state and local regulations. No estimate of
                             abandonment costs was provided.

                             Courtyard by Marriott - Norwalk, Connecticut. A
                             Phase II consultant identified the presence of
                             hydrocarbons in the soil at the related mortgaged
                             real property. Based on historic use of the related
                             mortgaged real property as a gasoline station, as
                             well as the concentration and nature of the
                             hydrocarbons, the Phase II consultant recommended
                             further investigation of the subsurface conditions.

                             Courtyard by Marriott - Portland Beaverton. A Phase
                             I consultant reported that groundwater at an
                             adjacent property is contaminated with
                             trichloroethylene ("TCE") and additional
                             contaminants which likely had minimally encroached
                             on the subject property. Because the contamination
                             is wholly attributed to an off-site release, and
                             due to the fact that drinking water for the related
                             mortgaged real property is not obtained from
                             on-site wells, the Phase I consultant recommended
                             no further action.

                             Downey Petco. Based on a review of historical
                             records, a Phase I consultant noted soil impacted
                             by total removable petroleum hydrocarbons ("TRPH")
                             from a former automotive repair shop at the related
                             mortgaged real property. Due to the low levels of
                             contaminant detected and the low mobility of

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                             hydraulic fluid, both the earlier environmental
                             consultant responsible for sampling at the related
                             mortgaged real property and the 2005 Phase I
                             consultant recommended no further investigation or
                             remedial action.

                             Lake Worth West. A Phase I consultant reported that
                             a 1996 Phase II report identified low levels of
                             solvent and other soil contaminants associated with
                             historic dry cleaning operations at the related
                             mortgaged real property. However, a May 2005 Phase
                             II environmental site assessment conducted soil and
                             groundwater sampling and detected no contamination
                             at the related mortgaged real property. In response
                             to the earlier Phase II findings, the tenant
                             dry-cleaning operation has enrolled with a state
                             drycleaner clean-up program; based on the
                             facility's low ranking on the cleanup priorities
                             list, no remediation is planned.

                             Lexington Commons. A Phase I consultant recommended
                             removal, in accordance with applicable regulations,
                             of a partially full 15-gallon drum of
                             perchloroethylene ("PCE"), located at the rear of a
                             dry cleaning operation at the related mortgaged
                             real property. The Phase I consultant estimates
                             abatement costs at $500-600. The Phase I consultant
                             further noted that an earlier Phase II consultant
                             detected slightly elevated levels of PCE in excess
                             of state maximum contaminant levels in a localized
                             area of perched water at the related mortgaged real
                             property; based on the absence of other
                             contamination detected at the related mortgaged
                             real property and the low concentrations of PCE
                             detected, the Phase II consultant concluded that no
                             further action was required.

                             Magnolia Mall. A Phase I consultant reported that
                             the South Carolina Department of Health and
                             Environmental Control has issued a Conditional No
                             Further Action letter in connection with the
                             removal of underground storage tanks ("UST") at the
                             related mortgaged real property. According to the
                             Phase I consultant's review of agency
                             correspondence, the related mortgaged real property
                             must adhere to commercial zoning and land use and
                             cannot use groundwater as a potable drinking source
                             in order to maintain its no further action status.

                             North River Shopping Center. A Phase I consultant
                             reported that an earlier Phase II environmental
                             site assessment detected groundwater contamination
                             not in excess of applicable groundwater standards
                             at the related mortgaged real property, attributed
                             to an on-site closed-loop dry cleaning operation.
                             Current presence, if any, of contaminants in the
                             groundwater is unclear. The consultant recommended
                             installation of secondary containment and
                             decommission of two existing groundwater monitoring
                             wells from prior subsurface investigations and
                             groundwater monitoring activities, as well as
                             inspection of on-site pad-mounted transformers; the
                             related borrower has escrowed the full amount
                             estimated for completion of these activities.

                             Providence Place. A Phase I consultant recommended
                             continued compliance with environmental land use
                             restrictions that were implemented at the related
                             mortgaged real property as part of a state-approved
                             remediation plan to address soil contamination from
                             historic on-site operations. According to the Phase
                             I report, only residual contamination exists
                             following the excavation of a majority of the
                             contaminated soil.

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                             U-Store-It- #538. A Phase I consultant reported
                             that the Illinois Environmental Protection Agency
                             issued a No Further Action ("NFA") letter in 1998
                             in connection with on-site trichloroethylene
                             ("TCE") contamination at the related mortgaged real
                             property. Pursuant to the terms of the NFA letter,
                             the related mortgaged real property must adhere to
                             certain land use restrictions and environmental
                             controls.

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(xxv) Due-on-Encumbrance     200 Park Avenue; 424 West 33rd Street; 1332 North
                             Moorpark Road; Centre @ Greenway; Chesapeake
                             Square; Courtyard by Marriott Portfolio; Grand
                             View; Hermes Plaza; K-Mart Bloomfield Hills;
                             LaPlaya Beach & Golf Resort; North River Shopping
                             Center; Pine Tree Plaza; Providence Place; Sierra
                             Vista Apartments; Southlake Marketplace Phase II;
                             The Commons Apartments; West Point Station; and
                             University Mall. With respect to these loans and
                             permitted mezzanine indebtedness, see also the
                             entries under Schedule I (xvi) "Subordinate Debt"
                             above.

                             200 Park Avenue; Courtyard by Marriott Portfolio;
                             and Providence Place. With respect to these loans,
                             see also the entries under Schedule I (xxviii)
                             "Waivers; Modifications" below.

                             The Commons Apartments. Lehman Brothers Holdings,
                             Inc., or any affiliate thereof, may pledge or cause
                             the pledge of any equity ownership interests
                             beneficially owned by them, either directly or
                             indirectly, in the sole member of the related
                             borrower one or more times, to secure the issuance
                             of commercial securities sponsored by Lehman, or
                             any affiliate thereof, with respect to cash
                             management facilities of Lehman, or an affiliate
                             thereof, without the consent of mortgage lender.

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(xxvi) Due-on-Sale           With respect to substantially all of the Lehman
                             Trust Mortgage Loans for which mezzanine financing
                             exists or is permitted in the future upon
                             satisfaction of certain conditions including but
                             not limited to execution of a subordination and
                             intercreditor agreement between the mezzanine
                             lender and the mortgage lender, upon an event of
                             default under the mezzanine loan, the mezzanine
                             lender may accelerate and foreclose on its security
                             interest in the pledged equity interests of the
                             related borrower without further consent from the
                             mortgage lender and/or payment of assumption fees
                             and/or confirmation by any rating agency.

                             200 Park Avenue. The related mortgage loan
                             documents permit the sale or pledge of all or any
                             portion of the direct limited partnership interest
                             in the junior mezzanine borrower so long as (i)
                             certain principals or specified parties maintain
                             control over the day to day management of the
                             related mortgaged real property, related borrower,
                             senior mezzanine borrower and junior mezzanine
                             borrower, (ii) such principals or specified parties
                             or funds directly or indirectly controlled thereby
                             shall hold, individually or collectively at least
                             5% of the direct or indirect equity interests in
                             each of borrower, senior mezzanine borrower and
                             junior mezzanine borrower, and (iii) such
                             transferee is either an institutional investor
                             satisfying certain size and net worth criteria, a
                             principal, a fund controlled by a principal or an
                             affiliate controlled by or under common

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                             control with one or more of the entities that are
                             general or limited partners, as of the date of the
                             related loan agreement, of the junior mezzanine
                             borrower's limited partner.

                                 The related mortgage loan documents further
                             permit the sale or pledge of other indirect equity
                             interests in the related borrower so long as (i)
                             certain principals or specified parties maintain
                             control over the day to day management of the
                             related mortgaged real property, related borrower,
                             senior mezzanine borrower and junior mezzanine
                             borrower and (ii) such principals or specified
                             parties or funds directly or indirectly controlled
                             thereby shall hold, individually or collectively at
                             least 5% of the direct or indirect equity interests
                             in each of borrower, senior mezzanine borrower and
                             junior mezzanine borrower.

                                 The related mortgage loan documents permit the
                             sale of the direct and indirect equity interests in
                             the related borrower to the senior mezzanine lender
                             and the junior mezzanine lender in connection with
                             realization by such lenders upon the collateral for
                             their respective debt. See Schedule (xvi)
                             Subordinate Debt, above.

                             424 West 33rd Street. The related mortgage document
                             provides for the subordination of the lien of the
                             related mortgage to a condominium declaration, the
                             transfer of a condominium unit and the simultaneous
                             partial release of the lien of the related mortgage
                             in connection with the purchase of a condominium
                             unit by Planned Parenthood Federation of America
                             Inc. ("PPFA"), or at the election of PPFA the
                             entire building, pursuant to PPFA's exercise of a
                             purchase option set forth in its lease of the
                             related mortgaged real property. The related
                             mortgage document provides that the release of lien
                             and transfer to PPFA shall be subject to certain
                             conditions, including the repayment of the related
                             loan with the proceeds of the purchase option price
                             and such additional amounts as shall be needed to
                             maintain a 75% loan to value ratio and a 1.25x debt
                             service coverage ratio. However, because PPFA has
                             the benefit of a subordination, non-disturbance and
                             attornment agreement, it is possible that PPFA will
                             ultimately be able to enforce its purchase option
                             against a purchaser of the related mortgaged real
                             property at a foreclosure sale notwithstanding the
                             related borrower's inability to satisfy the
                             conditions for a release of the mortgage lien.

                             500 West Madison Street. Transfer of limited
                             partnership interests in the related borrower are
                             permitted, directly or indirectly, provided than
                             (1) related borrower remains directly or indirectly
                             under the control of General Electric Pension Trust
                             ("GEPT") and/or Lothar Estein ("Estein") and (2) at
                             least 51% of the limited partnership interests
                             directly or indirectly in the related borrower are
                             owned by GEPT and/or Estein, provided that if such
                             transfer occurs as a result of the exercise of the
                             buy/sell provisions of the related borrower's
                             partnership agreement, the conditions in (1) and
                             (2) shall be met if (w) at least 5% of the
                             partnership interest in related borrower directly
                             or indirectly are controlled by Estein, (x) Estein
                             directly or indirectly controls the day to day
                             management of related borrower, provided that any
                             new partner (a "Buy/Sell Replacement Partner") of
                             related borrower can exercise certain "major
                             decision" rights, (y) the Buy/Sell Replacement
                             Partner must be a specified

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                             type of "qualified trustee" and (z) at least 51% of
                             the partnership interests directly or indirectly in
                             related borrower are owned by Estein and the
                             Buy/Sell Replacement Partner.

                             Courtyard by Marriott Portfolio. Six of the
                             properties (the "Excluded Properties") may be
                             released for no fee and at any time.

                                 The related borrower may obtain release of any
                             of the related mortgaged real property that is not
                             an Excluded Property through a partial defeasance
                             of the loan and a release amount for each such
                             related mortgaged real property in the amount of
                             110% of its allocated loan amount.

                                 Transfers of direct and indirect interests in
                             related borrower are permitted, provided that
                             certain conditions are satisfied, including that
                             either a Sponsor (defined as one or more of Host,
                             Marriott and Sarofim) or a Qualified Transferee
                             shall own at least 51% of related borrower and
                             shall control related borrower.

                                 All of the properties may be transferred to a
                             new entity as part of a transfer and assumption so
                             long as either a Sponsor or a Qualified Transferee
                             shall own at least 51% of the transferee and shall
                             control the transferee.

                             Grand View; and Hermes Plaza. The related mortgage
                             document provides that the mortgage lender shall
                             not withhold its consent to a one-time sale of the
                             related mortgaged real property to a newly created
                             limited partnership, the limited partner and the
                             general partner of which are owned directly or
                             indirectly entirely by the current sole member of
                             the related borrower or the members of the current
                             sole member of the related borrower.

                             Magnolia Mall. The related borrower is a subsidiary
                             of Pennsylvania Real Estate Investment Trust (the
                             "REIT"). Transfers of shares in the REIT over a
                             nationally recognized stock exchange are not
                             restricted under the related mortgage document.

                             Providence Place. Transfers of direct and indirect
                             interests in related borrower are permitted,
                             provided that certain conditions are satisfied,
                             including that either a Sponsor (defined as certain
                             entities affiliated with General Growth Properties)
                             or a "Qualified Transferee" shall own at least 50%
                             of related borrower and shall control related
                             borrower. In addition, inter company transfers of
                             up-tier interests in the related borrower are
                             permitted without consent.

                             Southlake Marketplace Phase II. The related
                             mortgage permits (i) the transfer of all or any
                             part of the interest of Kimco Preferred Investor
                             XXXIX, Inc. ("Kimco Partner") in Southlake/Lincoln
                             Holdings, Ltd. ("Holding Company") to any entity
                             controlled by Kimco Realty Corporation; (ii) the
                             transfer of ownership interests in Kimco Partner to
                             any entity controlled by Kimco Realty Corporation;
                             and (iii) the transfer of ownership interest of any
                             person or entity which directly or indirectly
                             controls related borrower (including, without
                             limitation, the interest of Southlake/Lincoln
                             Investors, Ltd. in the Holding Company) to Kimco
                             Partner or any entity controlled by Kimco Partner
                             or Kimco Realty Corporation.

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                             TAG Portfolio. The related mortgage document
                             permits the "Master Lessee" under the Master Lease
                             of the related mortgaged real properties comprising
                             the TAG Portfolio to acquire the fee simple
                             interest of related borrower pursuant to a purchase
                             option in the Master Lease.

                                 Transfers of direct or indirect equity
                             interests in the related borrower or the Master
                             Lessee are allowed to be made without mortgage
                             lender's consent as long as William Alter, members
                             of his family, trusts for the benefit of William
                             Alter or members of his family, and/or entities
                             owned or controlled by any of the foregoing control
                             borrower and Master Lessee and directly or
                             indirectly own at least 51% of the related borrower
                             and at least 10% of Master Lessee.

                             The Commons Apartments. Lehman Brothers Holdings
                             Inc. ("Lehman"), or any affiliate thereof, may
                             transfer or cause the transfer of any equity
                             ownership interests beneficially owned by them,
                             either directly or indirectly, in the sole member,
                             one or more times,(i) without the consent of
                             mortgage lender, to one or more entities all of
                             whose voting capital stock or voting equity
                             interests is owned and controlled, directly or
                             indirectly, by Lehman or an affiliate thereof, (ii)
                             to an institutional holder experienced in real
                             estate transactions or a real estate holding
                             company, in each case, with the consent of mortgage
                             lender, which consent shall not be unreasonably
                             withheld, delayed or conditioned or (iii) to a real
                             estate opportunity fund controlled by Lehman, or an
                             affiliate thereof, without the consent of, or the
                             payment of any fees to, the mortgage lender.

                             U-Store-It Portfolio VI. The related mortgage loan
                             documents permit transfers of interest in the
                             U-Store-It Trust (a publicly traded REIT) without
                             restrictions.

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(xxvii) Mortgagor            200 Park Avenue. The principal balance of the
Concentration                related loan represents 12.1% of the initial
                             mortgage pool balance.

                             500 West Madison Street. The principal balance of
                             the related loan represents 9.3% of the initial
                             mortgage pool balance.

                             Courtyard by Marriott Portfolio. The principal
                             balance of the related loan represents 7.5% of the
                             initial mortgage pool balance.

                             Providence Place. The principal balance of the
                             related loan represents 11.6% of the initial
                             mortgage pool balance.

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(xxviii) Waivers;            200 Park Avenue. The related notes have been
Modifications                amended and restated pursuant to Amended and
                             Restated Promissory Note A-1, Amended and Restated
                             Promissory Note A-2 and Amended and Restated
                             Promissory Note A-3, each dated as of May 31, 2005.
                             The related loan agreement has been amended
                             pursuant to First Amendment to Loan Agreement and
                             Other Loan Documents, dated as of May 31, 2005. The
                             related loan agreement has been further amended
                             pursuant to Second Amendment to Loan Agreement and
                             other Loan Documents, dated as of June 30, 2005 in
                             order, among other reasons, to componentize the
                             Amended and Restated Notes.

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                             500 West Madison. The original note was bifurcated
                             effective as of August 1, 2005 into Note A in the
                             amount of $220,000,000 and Note B in the amount of
                             $25,000,000. Effective as of July 20, 2005, the
                             related mortgage and reserve agreements were
                             amended by letter agreement to provide that
                             interest on funds in the related escrow account
                             will accrue for the benefit of the related borrower
                             and absent an event of default will be disubrsed to
                             the related borrower on the first day of each month
                             while the related loan is outsatanding.

                             Cipriano Square. The related note has been amended
                             to convert the related loan from an ARD loan to an
                             amortizing balloon loan.

                             Copper Mountain. The original mortgage document has
                             been amended by amendment dated June 23, 2005 to
                             permit (i) transfers of minority interests or
                             transfers to affiliates and family members provided
                             that the controlling entity remains unchanged, (ii)
                             transfers to unaffiliated entities provided certain
                             requirements (including rating agency approval) are
                             met and (iii) mezzanine financing provided certain
                             requirements are met.

                             Courtyard by Marriott Portfolio. The three (3)
                             original related notes evidencing the related Loan
                             Combination have been restructured as 4 notes
                             pursuant to Amended and Restated Note A-1, Amended
                             and Restated Note A-2, Amended and Restated Note
                             A-3 and Promissory Note (Replacement Note B) and
                             First Amendment to Loan Agreement, each dated as of
                             June 23, 2005.

                             Providence Place. The related loan agreement has
                             been amended and restated as of August 11, 2005 to
                             reflect the creation of the mezzanine loan and the
                             reduction of the related mortgage loan.

                             Tiger Town. The related note has been amended to
                             convert the related loan from an ARD loan to an
                             interest only to maturity loan.

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(xxx) Property Release       Courtyard by Marriott Portfolio. With respect to
                             this loan, see also the entry under Schedule I
                             (xxvi) "Due-on-Sale" above.

                             Grants Ferry; and University Mall. These group of
                             loans are cross-collateralized with the other loans
                             in such group. The related borrower under each
                             related loan may obtain the release of its property
                             from the cross-collateralization with the other
                             loans in its group by defeasance of its loan and a
                             portion of the other loans, in accordance with the
                             requirements of the related mortgage loan
                             documents.

                             LaPlaya Beach & Golf Resort. The related mortgage
                             loan documents permit the related borrower to
                             retain certain liabilities with respect to
                             potential refunds of beach and golf club
                             memberships.

                             Providence Place. The 1996 City of Providence
                             Ordinance requires the related borrower to release
                             a portion of related mortgaged real property and
                             the related mortgage document permits such a
                             release without prepayment.

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                             TAG Portfolio. The related loan agreement provides
                             for release of either the Corridors I & II parcel
                             or the Loudoun II parcel upon payment of a
                             specified percentage of the allocated loan amount
                             for such parcel, which percentage, in the case of
                             the Corridors parcel, is 125% and in the case of
                             the Loudoun parcel, is 115%. Any such release is
                             subject to the satisfaction of other conditions set
                             forth in the related loan agreement, which
                             conditions included the maintenance of certain
                             minimum debt service coverage ratios and certain
                             maximum loan to value ratios.

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(xxxi) Qualifications;       424 West 33rd Street. The related mortgaged real
Licensing; Zoning            property currently has a temporary certificate of
                             occupancy which the related borrower has agreed to
                             cause a permanent certificate of occupancy to be
                             issued following completion of certain tenant
                             improvement work.

                             500 West Madison Street. Departmental searches
                             showed four (4) code violations, including the
                             failure to have a secondary fire pump. The related
                             borrower represented and warranted that such
                             violations did not have a "Material Adverse Effect"
                             on the related mortgaged real property.

                             Centre @ Greenway. The related mortgaged real
                             property may be subject to a re-platting of a
                             portion of the related mortgaged real property
                             (comprising approximately 0.2 acres parcel and
                             containing a portion of the improvements) under
                             Houston's platting ordinance. The related recourse
                             carve-out guarantor agreed to be personally liable
                             for losses related to the failure to comply with
                             the platting ordinance.

                             Walgreen's Hillside. The related mortgaged real
                             property lies partly in Queens County, New York and
                             partly in the Town of North Hempstead in Nassau
                             County, New York. Light poles located in the
                             portion of the related mortgaged real property
                             lying within the Town of North Hempstead exceed
                             applicable height restrictions by approximately 16
                             feet. The related borrower is required by the
                             related mortgage loan documents to obtain, within
                             60 days following the closing date of such loan, a
                             letter from the Town of North Hempstead Department
                             of Buildings, acceptable to lender, relinquishing
                             jurisdiction over the light poles on the related
                             mortgaged real property to the City of New York and
                             related mortgage loan documents further provide
                             that if (i) the related borrower is unable to
                             obtain such waiver and (ii) the Town of North
                             Hempstead requires that the light poles be reduced
                             to 20 feet, then the related borrower will do so
                             within a reasonable amount of time, at its sole
                             cost and expense, so as to promptly comply with all
                             existing applicable laws and the terms of the
                             Lease, dated April 22, 2004 between related
                             borrower and Walgreen Eastern Co., Inc. The related
                             guarantor under the related guaranty document of
                             non-recourse obligations of the related borrower
                             agreed to be liable for "losses" related to the
                             related borrower's failure to comply with these
                             obligations.

--------------------------------------------------------------------------------
(xxxii) Property Financial   Courtyard by Marriott Portfolio. The related
Statements                   mortgage loan documents do not require the
                             related borrower to deliver rent rolls.

--------------------------------------------------------------------------------
(xxxiii) Single Purpose      North River Shopping Center. No non consolidation
Entity                       opinion was delivered in connection with the
                             related mortgage loan since waived by mortgage
                             lender.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(xxxiv) Advancing of Funds   200 Park Avenue. The originating lenders of the
                             senior mezzanine loan and the junior mezzanine loan
                             were affiliates of the Lehman Loan Seller.

--------------------------------------------------------------------------------
(xxxv) Legal Proceedings     Oxford Point Shopping Center. With respect to this
                             loan, see entry under Schedule I (x) "No Material
                             Damage" above.

--------------------------------------------------------------------------------
(xxxviii) Cross-             200 Park Avenue. The related mortgaged real
Collateralization            property is also encumbered by a subordinate
                             mortgage securing senior mezzanine indebtedness.

 -------------------------------------------------------------------------------
(xli) Escrows                Courtyard by Marriott Portfolio. The manager, a
                             Marriott affiliate, is escrowee, subject to certain
                             conditions set forth in the related mortgage loan
                             documents, including control of mortgage lender.

                             North River Shopping Center. The related borrower,
                             at the request of mortgage lender, per a related
                             escrow agreement, has established for the mortgage
                             lender an escrow of $2,000,000.00 for the
                             completion of certain tenant improvements to the
                             portions of the related mortgaged property occupied
                             by Staples, which disbursed by the mortgage lender
                             back to the related borrower in two installments
                             based on the related borrower's satisfaction of
                             certain conditions of the mortgage lender for each
                             installment disbursement per the related escrow
                             agreement.

                             Tiger Town. With respect to this loan, see also the
                             entry under Schedule I (xi) "Title Insurance"
                             above.

--------------------------------------------------------------------------------
(xlii) Licenses, Permits     Walgreen's Hillside. Certain licenses and approvals
and Authorizations           for the use and occupancy of the related mortgaged
                             real property have not yet been issued pending the
                             sole tenant's completion of its build out of the
                             related mortgaged real property.

--------------------------------------------------------------------------------
(xliv) Fee Simple            Courtyard by Marriott Portfolio. Of the 70
                             properties, 61 properties are ground leased
                             properties and nine of the properties are owned in
                             fee simple by related borrower.

--------------------------------------------------------------------------------
(xlv) Leasehold Interest     (J) Generally, the proceeds of condemnation which
Only                         relate to the ground lessor's fee interest are
                             payable to the ground lessor rather than to the
                             ground lessee or lender.

                             200 Park Avenue. The related mortgage loan is also
                             secured by related borrower's interest in the grant
                             of term and ground lease.

                             Courtyard by Marriott Portfolio. Tampa ground lease
                             does not contain new lease provision. Remaining
                             ground leases provide for new lease in the event of
                             termination, however do not make specific reference
                             to rejection. Fresno and Poughkeepsie ground leases
                             expire in 2018 (with 3 five year renewals) and
                             2024, respectively. Loan amortizes with respect to
                             such properties at rate of 10.5 and 13 years,
                             respectively, rather than 25 years. With respect to
                             casualty proceeds, held by depository. With respect
                             to condemnation proceeds, applied to restoration
                             only if not total taking or substantial taking.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             West Point Station. (F) The related ground lesser
                             will provide notice of any default under the Ground
                             Lease to mortgagee, and allow mortgagee 30 days
                             after the expiration of any applicable cure period
                             extended to lessee under the lease, or 30 days if
                             there is no cure period under the Ground Lease, to:
                             (a) cure such default or commence and thereafter
                             diligence complete the cure if such default is not
                             of the type that can be cured with the such period
                             or (b) institute foreclosure proceedings (and such
                             additional time necessary to complete foreclosure
                             proceedings) provided the lender pays to ground
                             lesser any and all rents and other charges due
                             under the related ground lease during the
                             foreclosure proceedings.

                                 (I) The term of the Ground Lease expires
                             October 31, 2023. However, the related borrower, as
                             lessee, has an unconditional and irrevocable option
                             at any time during the last year of the lease to
                             purchase the property leased under the related
                             ground lease in fee simple for nominal
                             consideration of $1.00). The ground lease was
                             amended to provide that in the event the related
                             borrower fails to exercise its option to acquire
                             the fee simple title upon the expiration of the
                             lease term or of any succeeding lease made pursuant
                             to the provisions of the ground lease, notice
                             thereof shall be given by ground lessor to mortgage
                             lender and mortgage lender or its designee shall be
                             entitled to purchase fee title to the related
                             mortgaged real property.

--------------------------------------------------------------------------------
(xlviii) Defeasance          Some of the Lehman Mortgage Loans included in this
                             pool which are not ARD loans contemplated scheduled
                             defeasance payments where the related note is paid
                             or prepaid in full on the commencement of the open
                             prepayment period.

                             Courtyard by Marriott Portfolio. The "Excluded
                             Properties" have no release price.

                             Grants Ferry; and University Mall. Either of the
                             related cross-defaulted and cross-collateralized
                             mortgage loans may be defeased and in connection
                             with such defeasance uncrossed from the other loan
                             and the related mortgaged real property securing
                             the same subject to satisfaction of certain
                             conditions, including among others that the amount
                             of the defeasance deposit delivered in connection
                             with any such release shall be sufficient to
                             provide payments in amounts payable on or prior to
                             each subsequent monthly payment date following the
                             release date through and until the maturity date
                             and in amounts equal to or greater than the lesser
                             of (A) 125% of the scheduled defeasance payments
                             for the note being defeased or (B) the undefeased
                             payments immediately prior to related defeasance
                             date.

--------------------------------------------------------------------------------
(xlix) Primary Servicing     200 Park Avenue; and Courtyard by Marriott
Rights                       Portfolio. The related mortgage loans will be
                             serviced by the servicer of the mortgage loans
                             included in the LB/UBS 2005-C3 mortgage pool.

--------------------------------------------------------------------------------
(lii) Assignment of Leases   TAG Portfolio. The related mortgaged real
                             properties are subject to a Master Lease the
                             related borrower's interest in which has been
                             assigned to mortgage lender. The Master Lessee has
                             not directly assigned its interest in the space
                             leases of the related mortgaged real properties to
                             the mortgage lender. Master Lessee has assigned all
                             of its interest in the space leases of the related
                             mortgaged real properties and the rents payable
                             thereunder to the related

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             borrower as security for the Master Lessee's
                             obligations under the Master Lease, and the related
                             borrower has collaterally assigned this assignment
                             of leases and rents to the mortgage lender.

--------------------------------------------------------------------------------
(liv) No Ownership Interest  Regency Park Apartments. Lehman Brothers
in Mortgagor                 Holding, Inc. has an indirect ownership in the
                             related borrower. LBHI, through its subsidiary (LB
                             Regency Park LLC), holds 50% interest in the
                             related borrower, as follows: 0.1% held as a
                             general partner interest and 49.9% held as a
                             limited partnership interest. Both general partners
                             must approve all major decisions.

                             The Commons Apartments. With respect to this loan,
                             see also entry under Schedule I (xvi) "Subordinate
                             Debt" above.

--------------------------------------------------------------------------------
(lv) Common Ownership        401 Frederick; Burke Towne Center; Cipriano Square;
                             Centre Court; Fairfax Junction; Kiln Creek;
                             Lexington Commons; McDermott Commons Shopping
                             Center; Polo Towne Center; Star Plaza Shopping
                             Center; and Ulster Terrace for a combined total
                             amount of $114,810,000.

                             Aaron Self Storage; and Affordable Self Storage for
                             a combined total amount of $3,540,000.

                             Auburndale; Copper Mountain; Grand View; Hermes
                             Plaza; Sanford II; Sierra Vista Apartments; and
                             Sanford II for a combined total amount of
                             $34,821,600.

                             Grant's Ferry; Hardy Street Station; Storage USA;
                             and University Mall for a combined total amount of
                             $11,335,000.

                             Tiger Town; and Woodlawn Plaza for a combined total
                             amount of $29,604,000.

                             Oak Grove at Lexington; and Oak Grove at Wildewood
                             for a combined total amount of $28,080,000.

--------------------------------------------------------------------------------
(lvii) Usury                 Courtyard by Marriott Portfolio. Mortgage lender
                             relied on usury endorsements to title policies,
                             rather than opinions, where such endorsements were
                             available.

--------------------------------------------------------------------------------

                                   SCHEDULE IV

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS

                                      None.

                                   SCHEDULE V

                   SCHEDULE OF INITIAL DEPOSIT MORTGAGE LOANS

----------------------------------------------------------------------------------------------------
MORTGAGE LOAN                         DATE OF ORIGINATION/                       MORTGAGE LOAN
   NUMBER         PROPERTY NAME           CUT-OFF DATE       INITIAL DEPOSIT        SELLER
----------------------------------------------------------------------------------------------------

     84         CVS - Montgomery        August 12, 2005        $17,069.22             UBS
----------------------------------------------------------------------------------------------------

                                   SCHEDULE VI

                      SCHEDULE OF MORTGAGE LOANS SECURED BY
                   A HOSPITALITY PROPERTY OR NURSING FACILITY

--------------------------------------------------------------------------------------------------------------
  MORTGAGE LOAN                                                                                MORTGAGE LOAN
     NUMBER               PROPERTY NAME AND ADDRESS    TYPE OF PROPERTY  DATE OF ORIGINATION      SELLER
--------------------------------------------------------------------------------------------------------------

        4        Courtyard by Marriott Portfolio          Hospitality       March 29, 2005         LBHI
--------------------------------------------------------------------------------------------------------------
        8        La Playa Beach and Golf Resort           Hospitality       June 27, 2005          LBHI
--------------------------------------------------------------------------------------------------------------
       36        Residence Inn Southington                Hospitality       August 9, 2005          UBS
--------------------------------------------------------------------------------------------------------------
       48        Residence Inn Danbury                    Hospitality       August 9, 2005          UBS
--------------------------------------------------------------------------------------------------------------
       58        Courtyard Warwick                        Hospitality       August 9, 2005          UBS
--------------------------------------------------------------------------------------------------------------
       83        Inn@Northrup Station                     Hospitality       August 9, 2005          UBS
--------------------------------------------------------------------------------------------------------------
       90        Hampton Inn - Niceville                  Hospitality       July 19, 2005           LBHI
--------------------------------------------------------------------------------------------------------------

                                  SCHEDULE VII
                   SCHEDULE OF EARLY DEFEASANCE MORTGAGE LOANS

                                     [NONE]

                                  SCHEDULE VIII

                           SCHEDULE OF REFERENCE RATES

INTEREST ACCRUAL PERIODS BY      INTEREST ACCRUAL
      NUMERICAL ORDER          PERIOD BEGINNING IN:         REFERENCE RATE
      ---------------          --------------------         --------------
            1                      August 2005                 5.52919%
            2                     September 2005               5.34852%
            3                      October 2005                5.52928%
            4                     November 2005                5.34861%
            5                     December 2005                5.34872%
            6                      January 2006                5.34877%
            7                     February 2006                5.34877%
            8                       March 2006                 5.52953%
            9                       April 2006                 5.34885%
            10                       May 2006                  5.52962%
            11                      June 2006                  5.34894%
            12                      July 2006                  5.52972%
            13                     August 2006                 5.52977%
            14                    September 2006               5.34908%
            15                     October 2006                5.52987%
            16                    November 2006                5.34918%
            17                    December 2006                5.34930%
            18                     January 2007                5.34934%
            19                    February 2007                5.34936%
            20                      March 2007                 5.53013%
            21                      April 2007                 5.34943%
            22                       May 2007                  5.53023%
            23                      June 2007                  5.34953%
            24                      July 2007                  5.53034%
            25                     August 2007                 5.53040%
            26                    September 2007               5.34972%
            27                     October 2007                5.53056%
            28                    November 2007                5.34987%
            29                    December 2007                5.53072%
            30                     January 2008                5.35010%
            31                    February 2008                5.35014%
            32                      March 2008                 5.53097%
            33                      April 2008                 5.35028%
            34                       May 2008                  5.53111%
            35                      June 2008                  5.35038%
            36                      July 2008                  5.53121%
            37                     August 2008                 5.53126%
            38                    September 2008               5.35053%

INTEREST ACCRUAL PERIODS BY      INTEREST ACCRUAL
      NUMERICAL ORDER          PERIOD BEGINNING IN:         REFERENCE RATE
      ---------------          --------------------         --------------
            39                     October 2008                5.53137%
            40                    November 2008                5.35063%
            41                    December 2008                5.35075%
            42                     January 2009                5.35080%
            43                    February 2009                5.35112%
            44                      March 2009                 5.53164%
            45                      April 2009                 5.35090%
            46                       May 2009                  5.53175%
            47                      June 2009                  5.35101%
            48                      July 2009                  5.53186%
            49                     August 2009                 5.53193%
            50                    September 2009               5.35120%
            51                     October 2009                5.53208%
            52                    November 2009                5.35134%
            53                    December 2009                5.35149%
            54                     January 2010                5.35156%
            55                    February 2010                5.35194%
            56                      March 2010                 5.58910%
            57                      April 2010                 5.40649%
            58                       May 2010                  5.58191%
            59                      June 2010                  5.40656%
            60                      July 2010                  5.59002%
            61                     August 2010                 5.59005%
            62                    September 2010               5.40739%
            63                     October 2010                5.59012%
            64                    November 2010                5.40745%
            65                    December 2010                5.40757%
            66                     January 2011                5.40760%
            67                    February 2011                5.40800%
            68                      March 2011                 5.59028%
            69                      April 2011                 5.40761%
            70                       May 2011                  5.59034%
            71                      June 2011                  5.40767%
            72                      July 2011                  5.59041%
            73                     August 2011                 5.59485%
            74                    September 2011               5.41204%
            75                     October 2011                5.59493%
            76                    November 2011                5.41212%
            77                    December 2011                5.59501%
            78                     January 2012                5.41228%
            79                    February 2012                5.41238%
            80                      March 2012                 5.59514%
            81                      April 2012                 5.41232%
            82                       May 2012                  5.59522%
            83                      June 2012                  5.41240%
            84                      July 2012                  5.59531%

                                   SCHEDULE IX

                SCHEDULE OF CLASS A-AB PLANNED PRINCIPAL BALANCES

               MONTH AND YEAR                       CLASS A-AB PLANNED
            OF DISTRIBUTION DATE                    PRINCIPAL BALANCE
            --------------------                    ------------------
               September 2005                         $76,000,000.00
                October 2005                          $76,000,000.00
               November 2005                          $76,000,000.00
               December 2005                          $76,000,000.00
                January 2006                          $76,000,000.00
               February 2006                          $76,000,000.00
                 March 2006                           $76,000,000.00
                 April 2006                           $76,000,000.00
                  May 2006                            $76,000,000.00
                 June 2006                            $76,000,000.00
                 July 2006                            $76,000,000.00
                August 2006                           $76,000,000.00
               September 2006                         $76,000,000.00
                October 2006                          $76,000,000.00
               November 2006                          $76,000,000.00
               December 2006                          $76,000,000.00
                January 2007                          $76,000,000.00
               February 2007                          $76,000,000.00
                 March 2007                           $76,000,000.00
                 April 2007                           $76,000,000.00
                  May 2007                            $76,000,000.00
                 June 2007                            $76,000,000.00
                 July 2007                            $76,000,000.00
                August 2007                           $76,000,000.00
               September 2007                         $76,000,000.00
                October 2007                          $76,000,000.00
               November 2007                          $76,000,000.00
               December 2007                          $76,000,000.00
                January 2008                          $76,000,000.00
               February 2008                          $76,000,000.00
                 March 2008                           $76,000,000.00
                 April 2008                           $76,000,000.00
                  May 2008                            $76,000,000.00
                 June 2008                            $76,000,000.00
                 July 2008                            $76,000,000.00
                August 2008                           $76,000,000.00
               September 2008                         $76,000,000.00
                October 2008                          $76,000,000.00
               November 2008                          $76,000,000.00
               December 2008                          $76,000,000.00
                January 2009                          $76,000,000.00
               February 2009                          $76,000,000.00
                 March 2009                           $76,000,000.00
                 April 2009                           $76,000,000.00
                  May 2009                            $76,000,000.00
                 June 2009                            $76,000,000.00
                 July 2009                            $76,000,000.00
                August 2009                           $76,000,000.00
               September 2009                         $76,000,000.00
                October 2009                          $76,000,000.00
               November 2009                          $76,000,000.00
               December 2009                          $76,000,000.00

               MONTH AND YEAR                       CLASS A-AB PLANNED
            OF DISTRIBUTION DATE                    PRINCIPAL BALANCE
            --------------------                    ------------------
                January 2010                          $76,000,000.00
               February 2010                          $76,000,000.00
                 March 2010                           $76,000,000.00
                 April 2010                           $76,000,000.00
                  May 2010                            $76,000,000.00
                 June 2010                            $76,000,000.00
                 July 2010                            $76,000,000.00
                August 2010                           $75,148,142.83
               September 2010                         $73,151,000.00
                October 2010                          $70,923,000.00
               November 2010                          $68,907,000.00
               December 2010                          $66,659,000.00
                January 2011                          $64,622,000.00
               February 2011                          $62,577,000.00
                 March 2011                           $59,857,000.00
                 April 2011                           $57,788,000.00
                  May 2011                            $55,490,000.00
                 June 2011                            $53,401,000.00
                 July 2011                            $51,082,000.00
                August 2011                           $49,800,000.00
               September 2011                         $49,600,000.00
                October 2011                          $49,400,000.00
               November 2011                          $49,200,000.00
               December 2011                          $49,000,000.00
                January 2012                          $48,800,000.00
               February 2012                          $48,600,000.00
                 March 2012                           $48,400,000.00
                 April 2012                           $48,200,000.00
                  May 2012                            $48,000,000.00
                 June 2012                            $47,800,000.00
                 July 2012                            $47,600,000.00
                August 2012                           $47,521,258.87
               September 2012                         $45,398,000.00
                October 2012                          $43,060,000.00
               November 2012                          $40,916,000.00
               December 2012                          $38,558,000.00
                January 2013                          $36,392,000.00
               February 2013                          $34,217,000.00
                 March 2013                           $31,422,000.00
                 April 2013                           $29,223,000.00
                  May 2013                            $26,812,000.00
                 June 2013                            $24,591,000.00
                 July 2013                            $22,158,000.00
                August 2013                           $19,915,000.00
               September 2013                         $17,661,000.00
                October 2013                          $15,197,000.00
               November 2013                          $12,921,000.00
               December 2013                          $10,435,000.00
                January 2014                           $8,137,000.00
               February 2014                           $5,827,000.00
                 March 2014                            $2,912,000.00
                 April 2014                              $578,000.00
                  May 2014                                     $0.00

                                   EXHIBIT A-1

         FORM OF CLASS [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1A] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
         CLASS [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1A] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  [__% per annum] [Variable]                  Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [A-1] [A-2] [A-3]
August 11, 2005                                                 [A-AB] [A-4] [A-1A] Certificates as of the Closing Date:
                                                                $____________

Cut-off Date:  August 11, 2005 (or, as to one Mortgage Loan,    Aggregate unpaid principal balance of the Mortgage Pool as
the date of origination)                                        of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
                                                                $2,344,068,539

Closing Date:  August 25, 2005

First Distribution Date: September 16, 2005

Master Servicer: Wachovia Bank, National Association            Trustee: LaSalle Bank National Association

Special Servicer: LNR Partners, Inc.                            Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1A]-___       CUSIP No.:  _____________

                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the
Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the
Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling

                                      A-1-2

and Servicing Agreement, dated as specified above (the "Agreement"), between
Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the
4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such
11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to the Record
Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the
Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                      A-1-3

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

     [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner

                                      A-1-4

hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law),
and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-5

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1A] Certificates
referred to in the within-mentioned Agreement.

Dated: _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                                      A-1-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________
______________) and all applicable statements and notices should be mailed to

_____________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS X-CP CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
            CLASS X-CP COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  Variable                                    Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                $____________

Date of Pooling and Servicing Agreement:                        Class Notional Amount of all the Class X-CP Certificates
August 11, 2005                                                 as of the Closing Date:
                                                                $____________

Cut-off Date:  August 11, 2005 (or, as to one Mortgage Loan,    Aggregate unpaid principal balance of the Mortgage Pool as
the date of origination)                                        of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
                                                                $2,344,068,539
Closing Date: August 25, 2005

First Distribution Date: September 16, 2005

Master Servicer: Wachovia Bank, National Association            Trustee: LaSalle Bank National Association

Special Servicer: LNR Partners, Inc.                            Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. X-CP-___                                        CUSIP No.: _____________

                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

                                     A-2-2

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the
Certificates of the same Class as this Certificate (their "Class Notional
Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the
4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such
11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to the Record
Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the
Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of

                                     A-2-3

advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

     [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to

                                     A-2-4

them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law),
and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-5

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class X-CP Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                                     A-2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________
________________) and all applicable statements and notices should be mailed to

______________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-7

                                   EXHIBIT A-3

                         FORM OF CLASS X-CL CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
            CLASS X-CL COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: Variable                                      Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $____________

Date of Pooling and Servicing Agreement:                         Class Notional Amount of all the Class X-CL Certificates as
August 11, 2005                                                  of the Closing Date:
                                                                 $____________

Cut-off Date: August 11, 2005 (or, as to one Mortgage Loan,      Aggregate unpaid principal balance of the Mortgage Pool as
the date of origination)                                         of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
                                                                 $2,344,068,539

Closing Date: August 25, 2005

First Distribution Date: September 16, 2005

Master Servicer: Wachovia Bank, National Association             Trustee: LaSalle Bank National Association

Special Servicer: LNR Partners, Inc.                             Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. X-CL-___                                         CUSIP No.: _____________

                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                     A-3-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the
Certificates of the same Class as this Certificate (their "Class Notional
Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the
4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such
11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to the Record
Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the
Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                                     A-3-3

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the

                                     A-3-4

certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the
Agreement are, with respect to the subject Transfer, true and correct.

     No beneficial interest in a Rule 144A Global Certificate for any Class of
Book-Entry Non-Registered Certificates may be held by any Person that is not a
Qualified Institutional Buyer. If this Certificate constitutes a Rule 144A
Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the
Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an
Opinion of Counsel to the effect that such Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject
Transfer, true and correct.

     Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (B) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred.
Upon delivery to the Certificate Registrar and the Trustee of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

     No beneficial interest in the Regulation S Global Certificate for any Class
of Book-Entry Non-Registered Certificates may be held by a United States
Securities Person. Any Certificate Owner desiring to effect any Transfer of an interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from such Certificate
Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit F-2D to the Agreement to the effect that such Transferee is not a
United States Securities Person. If any Transferee of an interest in the
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in

                                     A-3-5

the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D to the
Agreement are, with respect to the subject Transfer, true and correct.

     Notwithstanding the preceding paragraph, any interest in the Regulation S
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such
Rule 144A Global Certificate set forth in the third paragraph above this paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph above this paragraph and (B) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification or
Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

     Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be
transferred by any Certificate Owner holding such interest to any Institutional
Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such
Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) such certifications and/or opinions as are contemplated by the fifth paragraph above this paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the
Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fifth paragraph above this paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a
Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global
Certificate, to be executed, authenticated and delivered in accordance with the
Agreement to the applicable Transferee.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the
Trustee, the

                                     A-3-6

Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate
Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No Transfer of this Certificate or any interest herein shall be made to (A)
any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating
Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Person responsible for servicing any Outside Serviced
Trust Mortgage Loan or administering an Outside Administered REO Property, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate
Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a
Global Certificate) a certification and/or

                                     A-3-7

Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

     [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority

                                     A-3-8

(with the Special Servicer having the most senior priority) to purchase from the
Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool
Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Authenticating Agent , by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law),
and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-9

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class X-CL Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                                     A-3-10

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
for the account of ___________________________________________________________.

     Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-3-11

                                   EXHIBIT A-4

            FORM OF CLASS [A-M] [A-J] [B] [C] [D] [E] [F] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
            CLASS [A-M] [A-J] [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2005-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  Variable                                     Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                 $____________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [A-M] [A-J] [B] [C]
August 11, 2005                                                  [D] [E] [F] Certificates as of the Closing Date:
                                                                 $____________

Cut-off Date: August 11, 2005 (or, as to one Mortgage Loan,      Aggregate unpaid principal balance of the Mortgage Pool as
the date of origination)                                         of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
                                                                 $2,344,068,539
Closing Date: August 25, 2005

First Distribution Date: September 16, 2005

Master Servicer: Wachovia Bank, National Association             Trustee: LaSalle Bank National Association

Special Servicer: LNR Partners, Inc.                             Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [A-M] [A-J] [B] [C] [D] [E] [F] - ___            CUSIP No.:  _____________

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its

                                     A-4-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association, as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the
4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such
11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to the Record
Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the
Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-4-3

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

     [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                                     A-4-4

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law),
and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-5

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-M] [A-J] [B] [C] [D] [E] [F] Certificates
referred to in the within-mentioned Agreement.

Dated:  _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                                     A-4-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-7

                                   EXHIBIT A-5

      FORM OF CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
      CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  [ __% per annum] [Variable]                 Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [G] [H] [J] [K]
August 11, 2005                                                 [L] [M] [N] [P] [Q] [S] [T] Certificates as of the Closing
                                                                Date:
                                                                $____________

Cut-off Date: August 11, 2005 (or, as to one Mortgage Loan,     Aggregate unpaid principal balance of the Mortgage Pool as
the date of origination)                                        of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
                                                                $2,344,068,539

Closing Date: August 25, 2005

First Distribution Date: September 16, 2005

Master Servicer: Wachovia Bank, National Association            Trustee: LaSalle Bank National Association

Special Servicer: LNR Partners, Inc.                            Fiscal Agent:ABN AMRO Bank N.V.

Certificate No. [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S]         CUSIP No.: _____________
[T]-___

                                     A-5-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-5-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the
Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the
Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the
4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such
11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to the Record
Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the
Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the

                                     A-5-3

foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit

                                     A-5-4

F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is an
Institutional Accredited Investor or a Qualified Institutional Buyer and such
Transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such
Transfer from the Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

     No beneficial interest in a Rule 144A Global Certificate for any Class of
Book-Entry Non-Registered Certificates may be held by any Person that is not a
Qualified Institutional Buyer. If this Certificate constitutes a Rule 144A
Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the
Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an
Opinion of Counsel to the effect that such Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject
Transfer, true and correct. Furthermore, if this Certificate constitutes a Rule
144A Global Certificate for the Class T Certificates and a Transfer of any
interest herein is to be made without registration under the Securities Act, any
Certificate Owner desiring to effect a transfer of this Certificate or any interest herein may not sell or otherwise transfer this Certificate or any interest herein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate (executed by the proposed transferee) or Opinion of Counsel referred to above in this paragraph);
such notice to be delivered to Structured Asset Securities Corporation II, 745
Seventh Avenue, New York, New York 10019, Attention: Scott Lechner--LB-UBS
Commercial Mortgage Trust 2005-C5, facsimile number: (646) 758-4203.

     Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (B) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository,

                                     A-5-5

to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

     No beneficial interest in the Regulation S Global Certificate for any Class
of Book-Entry Non-Registered Certificates may be held by a United States
Securities Person. Any Certificate Owner desiring to effect any Transfer of an interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from such Certificate
Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit F-2D to the Agreement to the effect that such Transferee is not a
United States Securities Person. If any Transferee of an interest in the
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D to the Agreement are, with respect to the subject Transfer, true and correct.

     Notwithstanding the preceding paragraph, any interest in the Regulation S
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such
Rule 144A Global Certificate set forth in the third paragraph above this paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph above this paragraph and (B) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification or
Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

     Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be
transferred by any Certificate Owner holding such interest to any Institutional
Accredited Investor (other than a Qualified Institutional Buyer)

                                     A-5-6

that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fifth paragraph above this paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fifth paragraph above this paragraph, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the
Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No Transfer of this Certificate or any interest herein shall be made to (A)
any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating
Agency,

                                     A-5-7

and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Person responsible for servicing an Outside Serviced Trust
Mortgage Loan or administering an Outside Administered REO Property, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate
Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a
Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

     [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind

                                     A-5-8

(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York

                                     A-5-9

General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-10

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]
Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                                     A-5-11

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-12

                                   EXHIBIT A-6

              FORM OF CLASS [R-I] [R-II] [R-III] [R-LR] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
 CLASS [R-I] [R-II] [R-III] [R-LR] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
August 11, 2005                                                  related Class:  ___%

Cut-off Date: August 11, 2005 (or, as to one Mortgage Loan,      Aggregate unpaid principal balance of the Mortgage Pool as
the date of origination)                                         of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
                                                                 $2,344,068,539

Closing Date: August 25, 2005

First Distribution Date: September 16, 2005

Master Servicer: Wachovia Bank, National Association             Trustee: LaSalle Bank National Association

Special Servicer: LNR Partners, Inc.                             Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [R-I] [R-II] [R-III] [R-LR]-___

                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

     This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership

                                     A-6-2

interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Structured Asset Securities Corporation II, as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the
4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such
11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to the Record
Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the
Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain

                                     A-6-3

limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers
Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
F-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached as Exhibit F-2A to the Agreement;
or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar the certification described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer, the Certificate Registrar and
their respective Affiliates against any liability that may result if such
Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                                     A-6-4

     No Transfer of this Certificate or any interest herein shall be made to (A)
any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, representing and warranting, among other things, that such
Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the

                                     A-6-5

Transfer of an Ownership Interest in this Certificate to such proposed
Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax Persons.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other
Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the
Certificate Registrar a certificate substantially in the form attached as
Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax
Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A)
immediately upon acquiring such Ownership Interest, if it is, or is holding such
Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written notification from each
Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the
Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause any REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the
Transfer of a Residual Interest Certificate to a Person which is not a Permitted
Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest
Certificate to a Person that is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee that is not (i) a Disqualified
Organization, (ii) any Person as to whom the transfer of this Certificate may cause any REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified
Non-United States Tax Person, (iv) a Disqualified Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a
United States Tax Person.

     A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an opinion of counsel that the holding of an
Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of
Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                                     A-6-6

     A "Disqualified Non-United States Tax Person" is, with respect to any
Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Interest Certificate and, for purposes of Treasury regulations section
1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section
1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United
States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c)
has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such
Transfer of such Residual Interest Certificate will not be disregarded for
United States federal income tax purposes.

     A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

     A "Non-United States Tax Person" is any Person other than a United States
Tax Person. A "United States Tax Person" is a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August
20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                                     A-6-7

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law),
and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-8

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [R-I] [R-II] [R-III] [R-LR] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                                     A-6-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

_______________________________________________________________________________
_______________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-10

                                   EXHIBIT A-7

                           FORM OF CLASS V CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in Class
August 11, 2005                                                  V: ___%

Cut-off Date:  August 11, 2005 (or, as to one Mortgage Loan,     Aggregate unpaid principal balance of the Mortgage Pool as
the date of origination)                                         of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
                                                                 $2,344,068,539

Closing Date: August 25, 2005

First Distribution Date: September 16, 2005

Master Servicer: Wachovia Bank, National Association             Trustee: LaSalle Bank National Association

Special Servicer: LNR Partners, Inc.                             Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. V-___

                                     A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

     This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class V Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association, as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-7-2

In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

     Pursuant to the terms of the Agreement, distributions will be made on the
4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such
11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to the Record
Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the
Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     A-7-3

     No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers
Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
F-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit F-2A to the
Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel
satisfactory to the Trustee to the effect that such Transferee is an
Institutional Accredited Investor or a Qualified Institutional Buyer and such
Transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such
Transfer from the Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer, the Certificate Registrar and
their respective Affiliates against any liability that may result if such
Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No Transfer of this Certificate or any interest herein shall be made to (A)
any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate by the Depositor, Lehman
Brothers Inc. or

                                     A-7-4

any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee
(except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the
Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but

                                     A-7-5

does not require, the Special Servicer, any Controlling Class Certificateholder
(with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class), the
Master Servicer, the Depositor or Lehman Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the
Initial Pool Balance specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law),
and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-7-6

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class V Certificates referred to in the within-mentioned
Agreement.

Dated:  _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                                     A-7-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

     I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to ___________________________________________________________________.

     This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-7-8

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                    See Annex D in the Prospectus Supplement

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

     Re: LB-UBS Commercial Mortgage Trust 2005-C5
         Commercial Mortgage Pass Through Certificates, Series 2005-C5
         (the "Certificates")
         -------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of August 11, 2005, relating to the above-referenced Certificates (the
"Agreement"), LaSalle Bank National Association, in its capacity as trustee (the
"Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified or referred to in subclause (A) of
Section 2.02(b) are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the
Agreement (except in the case of an Outside Serviced Trust Mortgage Loan) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the
Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Sections 2.02(a) and 2.02(b) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Trust
Mortgage Loan Schedule with respect to the items specified in clauses (v) and
(vi)(B) of the definition of "Trust Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

     Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any
Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

                                       C-1

     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                              Respectfully,

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Trustee

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                       C-2

                                   SCHEDULE A

Wachovia Bank, National Association
NC 1075
8739 Research Drive - URP4
Charlotte, North Carolina 28262-1075
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

LNR Partners, Inc.
1601 Washington Avenue, Suite 800
Miami, Florida 33139
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

LUBS Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

UBS Real Estate Investments Inc.
1285 Avenue of the Americas
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

[EACH OF THE NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                       C-3

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:   Global Securities and Trust Services Group--
             LB-UBS Commercial Mortgage Trust 2005-C5

             Re:  LB-UBS Commercial Mortgage Trust 2005-C5,
                  Commercial Mortgage Pass-Through Certificates, Series 2005-C5
                  -------------------------------------------------------------

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee, under that certain Pooling and Servicing Agreement dated as of August 11, 2005 (the "Pooling and Servicing Agreement"), by and
between Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association, as master servicer (the "Master Servicer"), LNR Partners,
Inc., as special servicer (the "Special Servicer"), LaSalle Bank National
Association, as trustee (the "Trustee), and ABN AMRO Bank N.V., fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

     Property Name: ___________________________________________________________

     Address: _________________________________________________________________

     Control No.: _____________________________________________________________

     If only particular documents in the Mortgage File are requested, please specify which: ________________________________________________________________

_______________________________________________________________________________

Reason for requesting file (or portion thereof):

     ____   1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

     ____   2.   Other. (Describe) ____________________________________________

                 ______________________________________________________________

                 ______________________________________________________________

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof,

                                      D-1-1

unless the Mortgage Loan has been paid in full, in which case the Mortgage File
(or such portion thereof) will be retained by us permanently.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                             WACHOVIA BANK, NATIONAL ASSOCIATION

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                   -----------

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5

            Re:  LB-UBS Commercial Mortgage Trust 2005-C5,
                 Commercial Mortgage Pass-Through Certificates, Series 2005-C5
                 -------------------------------------------------------------

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee, under that certain Pooling and Servicing Agreement dated as of August 11, 2005 (the "Pooling and Servicing Agreement"), by and
between Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association, as master servicer (the "Master Servicer"), LNR Partners,
Inc., as special servicer (the "Special Servicer"), LaSalle Bank National
Association, as trustee (the "Trustee), and ABN AMRO Bank N.V., as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

     Property Name: ___________________________________________________________

     Address: _________________________________________________________________

     Control No.: _____________________________________________________________

     If only particular documents in the Mortgage File are requested, please specify which: ________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Reason for requesting file (or portion thereof):

     ____   1.  Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

     ____   2.  Other. (Describe) _____________________________________________

                _______________________________________________________________

                _______________________________________________________________

                                      D-2-1

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the
Mortgage Loan has been paid in full or otherwise liquidated, in which case the
Mortgage File (or such portion thereof) will be retained by us permanently.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                           LNR PARTNERS, INC.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      D-2-2

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                        LOAN PAYMENT NOTIFICATION REPORT
                           AS OF _____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61    S58     P7       P8     P10       P11       P93         P97      SERVICER ESTIMATED INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                        SCHEDULED                           PRECEDING
             SHORT NAME                 MORTGAGE   PAID  CURRENT            FISCAL YR.                         EXPECTED   EXPECTED
PROSPECTUS     (WHEN     PROPERTY         LOAN     THRU  INTEREST  MATURITY    DSCR    MOST RECENT    YIELD    PAYMENT  DISTRIBUTION
    ID      APPROPRIATE)   TYPE   STATE  BALANCE   DATE    RATE      DATE      NCR       DSCR NCF  MAINTENANCE   DATE       DATE
------------------------------------------------------------------------------------------------------------------------------------

SCHEDULED PAYMENTS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
UNSCHEDULED PAYMENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 $
------------------------------------------------------------------------------------------------------------------------------------

THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF. THIS DOES NOT
INDICATE A DEFINITE PAYMENT.

                                       E-1

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5

            Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage
                 Pass-Through Certificates, Series 2005-C5, Class _____,
                 [having an initial aggregate [Certificate Principal Balance]
                 [Certificate Notional Amount] as of August 25, 2005 of
                 $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of August 11, 2005, between Structured Asset
Securities Corporation II, as Depositor, Wachovia Bank, National Association, as
Master Servicer, LNR Partners, Inc., as Special Servicer, LaSalle Bank National
Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a)
     through (e) hereof) would constitute a distribution of the Transferred
     Certificates under the Securities Act of

                                      F-1-1

     1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities
     Act or any state securities laws.

                                              Very truly yours,

                                              ----------------------------------
                                              Print Name of Transferor

                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:

                                      F-1-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5

            Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial
                 Mortgage Pass-Through Certificates, Series 2005-C5,
                 Class ___, [having an initial aggregate [Certificate
                 Principal Balance] [Certificate Notional Amount] as
                 of August 25, 2005 of $__________] [representing a
                 ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 11, 2005, between Structured Asset Securities Corporation II, as
Depositor, Wachovia Bank, National Association, as Master Servicer, LNR
Partners, Inc., as Special Servicer, LaSalle Bank National Association, as
Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the
Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) except in the case of a
     Residual Interest Certificate, pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing

                                     F-2A-1

     of the Trust Mortgage Loans, (d) the Pooling and Servicing Agreement and
     the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                               Very truly yours,

                                               ---------------------------------
                                               Print Name of Transferee

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                             Nominee Acknowledgement
                             -----------------------

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                               ---------------------------------
                                               Print Name of Nominee

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis
     $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
     (ii) the Transferee satisfies the criteria in the category marked below.

     ____      Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

     ____      Bank. The Transferee (a) is a national bank or a banking
               institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ____      Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association

-----------------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-3

               or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
               Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ____      Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     ____      Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
               territory or the District of Columbia.

     ____      State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____     ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

     _____     Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _____     QIB Subsidiary. All the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     _____     Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1) _______________________________________

               _________________________________________________________________

               ________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining

                                     F-2A-4

     such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___    ___    Will the Transferee be purchasing the Transferred
          Yes    No     Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
     Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
     Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                           -------------------------------------
                                           Print Name of Transferee

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Date:

                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or,
     if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies
     (as defined below), is an executive officer of the investment adviser (the
     "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
     Transferee alone owned and/or invested on a discretionary basis, or the
     Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the
     Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of
     Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____     The Transferee owned and/or invested on a discretionary basis
               $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
               accordance with Rule 144A).

     _____     The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
               Transferee's most recent fiscal year (such amount being
               calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,

                                     F-2A-6

     (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
     Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____   ____    Will the Transferee be purchasing the Transferred
          Yes    No      Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                     F-2A-7

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        IF ABOVE IS AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date:
                                              ----------------------------------

                                     F-2A-8

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5

            Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial
                 Mortgage Pass-Through Certificates, Series 2005-C5,
                 Class _____,[having an initial aggregate [Certificate
                 Principal Balance] [Certificate Notional Amount] as
                 of August 25, 2005 of $__________] [representing a
                 ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of August 11, 2005, between Structured Asset
Securities Corporation II, as Depositor, Wachovia Bank, National Association, as
Master Servicer, LNR Partners, Inc., as Special Servicer, LaSalle Bank National
Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the
     "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Class of Certificates to which the
     Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the
     Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate
     Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as
     Exhibit F-1 to the Pooling and Servicing

                                     F-2B-1

     Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the
     Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and
     Servicing Agreement; or (B) an opinion of counsel satisfactory to the
     Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that each
     Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
     offered, pledged, sold, disposed of or otherwise transferred any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any

                                     F-2B-2

     interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any
     Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the
     Securities Act, would render the disposition of the Transferred
     Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the
     Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage
     Loans, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs.
     The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                     F-2B-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgement below.

                                           Very truly yours,

                                           -------------------------------------
                                           Print Name of Transferee

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                             Nominee Acknowledgement
                             -----------------------

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        Print Name of Nominee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     F-2B-4

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C5, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of August 25, 2005 of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of August 11, 2005, between Structured Asset Securities
Corporation II, as Depositor, Wachovia Bank, National Association, as Master
Servicer, LNR Partners, Inc., as Special Servicer, LaSalle Bank National
Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such
     Certificate Owner's prospective transferee substantially in the form

                                     F-2C-1

     attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an
     opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that the
     Transferred Certificates will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     F-2C-2

          4. The Transferee understands that, if the Transferred Certificate is a Class T Certificate, it may not sell or otherwise transfer such
     Transferred Certificate or any interest therein unless it has provided prior written notice of such transfer (together with a copy of the
     Transferee Certificate in the form hereof executed by the proposed transferee of such Transferred Certificate) to Structured Asset Securities
     Corporation II, 745 Seventh Avenue, New York, New York 10019, Attention:
     Scott Lechner--LB-UBS Commercial Mortgage Trust 2005-C5, facsimile number:
     (646) 758-4203.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the
     Transferred Certificates, and (f) all related matters, that it has requested.

                                            Very truly yours,

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Structured Asset Securities
Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
     144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ____      Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

     ____      Bank. The Transferee (a) is a national bank or a banking
               institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ____      Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan

---------------------
(2)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-4

               association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ____      Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     ____      Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
               territory or the District of Columbia.

     ____      State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     ____      ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

     ____      Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ____      QIB Subsidiary. All of the Transferee's equity owners are
               "qualified institutional buyers" within the meaning of Rule 144A.

     ____      Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the
     Transferee may have included securities owned by subsidiaries of such
     Person, but only if such subsidiaries are consolidated with such Person in its financial

                                     F-2C-5

     statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such
     Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities
     Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
     Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ____    ____     Will the Transferee be acquiring interests in the
          Yes     No       Transferred Certificates only for the Transferee's
                           own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the
     Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                              ----------------------------------
                                              Print Name of Transferee

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:
                                                  Date:

                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Structured Asset Securities
Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the
     "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of
     Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least
     $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
     Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____    The Transferee owned and/or invested on a discretionary basis
                  $___________________ in securities (other than the excluded securities referred to below) as of the end of the
                  Transferee's most recent fiscal year (such amount being
                  calculated in accordance with Rule 144A).

          ____    The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities
                  (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such
                  amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2C-6

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          ____    ____    Will the Transferee be acquiring interests in the
          Yes     No      Transferred Certificates only for the Transferee's
                          own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the
     Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                     F-2C-8

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     -------------------------------------------
                                     Print Name of Transferee or Adviser

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:
                                         Date:

                                     IF ABOVE IS AN ADVISER:

                                     Print Name of Transferee

                                     -------------------------------------------

                                     Date:

                                     F-2C-9

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C5, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of August 25, 2005 of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of August 11, 2005, between Structured Asset Securities
Corporation II, as Depositor, Wachovia Bank, National Association, as Master
Servicer, LNR Partners, Inc., as Special Servicer, LaSalle Bank National
Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States
Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States,
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the

                                     F-2D-1

United States, other than one held for the benefit or account of a non-United
States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, or (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the
Securities Act, unless it is organized or incorporated, and owned, by
"accredited investors" (as defined in Rule 501(a)) under the United States
Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary
Fund, the International Bank for Reconstruction and Development, the
Inter-American Development Bank, the Asian Development Bank, the African
Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, _____

                                           -------------------------------------
                                           Print Name of Transferee or Adviser

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Date:

                                           IF ABOVE IS AN ADVISER:

                                           Print Name of Transferee

                                           -------------------------------------

                                           Date:

                                     F-2D-2

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                               _____________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5

            Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage
                 Pass-Through Certificates, Series 2005-C5 (the "Certificates")
                 --------------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of August 25, 2005 of $__________]
[evidencing a ____% Percentage Interest in the subject Class] (the "Transferred
Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of August 11, 2005, between Structured Asset
Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, LaSalle Bank National
Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows
(check the applicable paragraph):

     _____     The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
               "Plan"), and (B) is not directly or indirectly purchasing the
               Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____     The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                      G-1-1

     _____     The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on
               Prohibited Transaction Exemption 91-14; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
               Mortgage Loan Seller, the Master Servicer, the Special Servicer,
               any Sub-Servicer, any Person responsible for servicing an Outside
               Serviced Trust Mortgage Loan or administering an Outside
               Administered REO Property, any Exemption-Favored Party or any
               Mortgagor with respect to Mortgage Loans constituting more than
               5% of the aggregate unamortized principal balance of all the
               Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z)
               agrees that it will obtain from each of its Transferees that are
               Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
               (X) and (Y), together with a written agreement that such
               Transferee will obtain from each of its Transferees that are
               Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
               (Y).

                                             Very truly yours,

                                             -----------------------------------
                                             Print Name of Transferee

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                      G-1-2

                                   EXHIBIT G-2

                        FORM II OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C5 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in
Class ___ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of August 25, 2005 of $__________]
[evidencing a ____% Percentage Interest in the related Class] (the "Transferred
Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 11,
2005 (the "Pooling and Servicing Agreement"), among Structured Asset Securities
Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, LaSalle Bank National
Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____     The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
               "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     _____     The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections
               406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the
               Code, by reason of Sections I and III of Prohibited Transaction
               Class Exemption 95-60.

     _____     The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is

                                      G-2-1

               being acquired by or on behalf of a Plan in reliance on
               Prohibited Transaction Exemption 91-14 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
               Mortgage Loan Seller, the Master Servicer, the Special Servicer,
               any Sub-Servicer, any Person responsible for servicing an Outside
               Serviced Trust Mortgage Loan or administering an Outside
               Administered REO Property, any Exemption-Favored Party or any
               Mortgagor with respect to Mortgage Loans constituting more than
               5% of the aggregate unamortized principal balance of all the
               Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z)
               agrees that it will obtain from each of its Transferees that are
               Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
               (X) and (Y), together with a written agreement that such
               Transferee will obtain from each of its Transferees that are
               Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
               (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(a)(6)(A) AND 860E(e)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(c)(4)

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C5 (the "Certificates"),
               issued pursuant to the Pooling and Servicing Agreement (the
               "Pooling and Servicing Agreement"), dated as of August 11, 2005, between Structured Asset Securities Corporation II, as Depositor,
               Wachovia Bank, National Association, as Master Servicer, LNR
               Partners, Inc., as Special Servicer, LaSalle Bank National
               Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent

STATE OF __________________________)
                                   )      ss.: _____________________________
COUNTY OF _________________________)

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
[Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates representing
________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"]
["REMIC III"] [the "Loan REMIC"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue
Code of 1986, as amended (the "Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the [Class R-I] [Class R-II] [Class
R-III] [Class R-LR] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a
Disqualified Organization is any of the following: (i) the United States, (ii)
any state or political subdivision thereof, (iii) any foreign government, (iv)
any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the
Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be

                                      H-1-1

effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax
(except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United
States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

          3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
[Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates to a
Disqualified Organization.

          4. The Purchaser will not transfer the [Class R-I] [Class R-II] [Class
R-III] [Class R-LR] Certificates to any person or entity as to which the
Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          5. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] [Class R-III] [Class R-LR]
Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

          6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] [REMIC III] [the Loan
REMIC] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

          7. No purpose of the acquisition of the [Class R-I] [Class R-II]
[Class R-III] [Class R-LR] Certificates is to impede the assessment or collection of tax

[CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

[ ]       8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the [Class R-I]
          [Class R-II] [Class R-III] [Class R-LR] Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] [Class R-III] [Class R-LR]
          Certificates in excess of any cash flows generated by such
          Certificates.

                                      H-1-2

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

     iv.  The Purchaser will not cause the income from the [Class R-I] [Class
          R-II] [Class R-III] [Class R-LR] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          [IF PARAGRAPH 8 IS CHECKED, CHOOSE BETWEEN (V) AND (VI) BELOW]

     o    v)   In accordance with Treasury Regulations Section 1.860E-1, the
               Purchaser:

               a) is an "eligible corporation" as defined in Section
               1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated
               Investment Company as defined in Section 851(a) of the Code; a
               Real Estate Investment Trust as defined in Section 856(a) of the
               Code; a REMIC as defined in Section 860D of the Code; or an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of [Class
               R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates will only be subject to taxation in the United States,

               b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or
               acquiring such asset is to satisfy this condition) in excess of
               $100 million and net assets of $10 million, and

               c) hereby agrees only to transfer the Certificate to another
               "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

     o    vi)  The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the [Class R-I] [Class R-II]
               [Class R-III] [Class R-LR] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it
               regularly borrows, in the ordinary course of its trade or
               business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax
               Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such

                                      H-1-3

               transactions, and the maturity dates or, in the case of
               adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

[ ]       9. If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply:[IF PARAGRAPH 9 IS CHECKED, CHOOSE BETWEEN
(I) AND (II) BELOW]

     o     i)  The Purchaser is a "United States person" as defined in Section
               7701(a) of the Code and the regulations promulgated thereunder
               (the Purchaser's U.S. taxpayer identification number is
               ______________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

     OR

     o    ii)  The Purchaser is not a United States person. However, the
               Purchaser:

               a)   conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

               b)   understands that, for purposes of Treasury regulations
                    section 1.860E-1(c)(4)(ii), as a holder of a [Class R-I]
                    [Class R-II] [Class R-III] [Class R-LR] Certificate for
                    United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such
                    [Class R-I] [Class R-II] [Class R-III] [Class R-LR]
                    Certificate;

               c)   intends to pay the taxes associated with holding a [Class
                    R-I] [Class R-II] [Class R-III] [Class R-LR] Certificate;

               d)   is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy
                    clauses (a), (b) and (c) of this sentence or are United
                    States persons); and

               e)   has furnished the Transferor and the Trustee with an
                    effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

                         Capitalized terms used but not defined herein have the
               meanings assigned thereto in the Pooling and Servicing Agreement.

                                      H-1-4

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

          Personally appeared before me ___________________________ and
___________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be a _______________________ and
_______________________ of the Purchaser, and acknowledged to me that he/she each executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                     Subscribed and sworn before me this
                                     _________ day of ________________, 20_____.

                                     -------------------------------------------
                                     Notary Public

                                      H-1-5

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5

            Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage
                 Pass-Through Certificates, Series 2005-C5 (the "Certificates")
                 --------------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates evidencing a
____% Percentage Interest in such Class (the "Residual Interest Certificates").
The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 11, 2005
(the "Pooling and Servicing Agreement"), between Structured Asset Securities
Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, LaSalle Bank National
Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
     Residual Interest Certificates by the Transferor to the Transferee is or
     will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
     Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States

                                      H-2-1

     income tax purposes (and the Transferor may continue to be liable for
     United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                             Very truly yours,

                                             -----------------------------------
                                             Print Name of Transferor

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                      H-2-2

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT

                                     [Date]

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Standard & Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attn: Commercial Mortgage Surveillance

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of August 11, 2005 and relating to LB-UBS
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-C5 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that the [Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have] [500 West
Madison Note B Non-Trust Mortgage Loan Noteholder has] designated
________________ to serve as the Special Servicer under the Agreement [with respect to [the ______________ Loan Combination or any related REO Property]
[the Mortgage Pool [(other than __________________)]].

          The designation of __________________ as Special Servicer [with respect to [the ______________ Loan Combination or any related REO Property]
[the Mortgage Pool [(other than __________________)]] will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer [with respect to [the ______________
Loan Combination or any related REO Property] [the Mortgage Pool [(other than
__________________)]] were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                      I-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                           Very truly yours,

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Receipt acknowledged:

FITCH, INC.

By:
    ---------------------------------
Name:
Title:
Date:

STANDARD & POOR'S RATINGS SERVICES

By:
    ---------------------------------
Name:
Title:
Date:

                                      I-1-2

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[FISCAL AGENT]
[MASTER SERVICER]
[DEPOSITOR]

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C5
               -----------------------------------------

Ladies and Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of August 11, 2005, relating to LB-UBS Commercial Mortgage Trust 2005-C5,
Commercial Mortgage Pass-Through Certificates, Series 2005-C5 (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the
Agreement [with respect to [the ______________ Loan Combination or any related
REO Property] [the Mortgage Pool [(other than __________________)]]. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer [with respect to [the ______________ Loan
Combination or any related REO Property] [the Mortgage Pool [(other than
__________________)]]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ___________________.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                         [NAME OF PROPOSED SPECIAL SERVICER]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                       J-1

                                                                      SCHEDULE 1
                                                                      ----------

     This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation II, as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and
LaSalle Bank National Association, as trustee for the holders of the LB-UBS
Commercial Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through
Certificates, Series 2005-C5 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing
Agreement, dated as of August 11, 2005 (the "Pooling and Servicing Agreement"),
between the Debtor, as depositor, the Secured Party, as trustee (the "Trustee"),
Wachovia Bank, National Association, as master servicer (the "Master Servicer"),
LNR Partners, Inc., as special servicer (the "Special Servicer"), and ABN AMRO
Bank N.V., as fiscal agent, relating to the issuance of the LB-UBS Commercial
Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through Certificates, Series
2005-C5 (the "Series 2005-C5 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and
Servicing Agreement.

     The attached financing statement covers all of the Debtor's right
(including the power to convey title thereto), title and interest in and to the
Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

     (1) the mortgage loans listed on the Trust Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans");

     (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the "Mortgage")
and each other legal, credit and servicing document related to such Mortgage
Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage
Loan Documents");

     (3) (a) the UBS/Depositor Mortgage Loan Purchase Agreement; and (b) the
respective Co-Lender Agreements;

     (4) (a) the Custodial Accounts and the Defeasance Deposit Account required to be maintained by the Master Servicer pursuant to the Pooling and Servicing
Agreement, (b) all funds from time to time on deposit in the Custodial Accounts and the Defeasance Deposit Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     (5) all REO Property acquired in respect of defaulted Mortgage Loans;

     (6) (a) the REO Accounts and any Loss of Value Reserve Fund required to be maintained by the Special Servicer pursuant to the Pooling and Servicing
Agreement, (b) all funds from time to time on deposit in the REO Accounts and any Loss of Value Reserve Fund, (c) any investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to

                                       J-2

payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     (7) (a) the Servicing Accounts and the Reserve Accounts required to be maintained by the Master Servicer and/or the Special Servicer pursuant to the
Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Accounts and the Reserve Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     (8) (a) the Interest Reserve Account and any Excess Liquidation Proceeds
Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the
Interest Reserve Account and any Excess Liquidation Proceeds Account, (c) the
investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     (9) (a) the Collection Account required to be maintained by the Secured
Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     (10) all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the
Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement;

     (12) any and all general intangibles (as defined in the Uniform Commercial
Code) consisting of, arising from or relating to any of the foregoing; and

     (13) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE
POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT,
TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE
RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE
SERIES 2005-C5 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A
CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES
SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN
INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN
ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE
OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE
LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE

                                       J-3

LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND
OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH
SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED
SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM
COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS
FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO
PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE
CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO
PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT
OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER
OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT
OF CONTRARY ASSERTIONS BY THIRD PARTIES.

A PURCHASE OF OR SECURITY INTEREST IN ANY COLLATERAL DESCRIBED IN THIS FINANCING
STATEMENT WILL VIOLATE THE RIGHTS OF THE SECURED PARTY.

                                       J-4

                             EXHIBIT A TO SCHEDULE 1

                 (See Schedule I- Trust Mortgage Loan Schedule)

                                       J-5

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE

NorthMarq Capital, Inc.

L.J. Melody & Company of Texas, LP

GMAC Commercial Mortgage Corporation

Churchill Mortgage Corporation

                                       K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5]

Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:  LB-UBS Commercial Mortgage Trust 2005-C5

            Re:  LB-UBS Commercial Mortgage Trust 2005-C5,
                 Commercial Mortgage Pass-Through Certificates, Series 2005-C5
                 -------------------------------------------------------------

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of August 11, 2005 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through
Certificates, Series 2005-C5 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [beneficial owner] [registered holder] of the
Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and
          Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's]
          Internet Website.

                                      L-1-1

          3. In connection with accessing the website of the [Master Servicer]
[Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the
[Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the
Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [BENEFICIAL OWNER OF A CERTIFICATE]
                                       [REGISTERED HOLDER OF A CERTIFICATE]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       -----------------------------------------

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5]

Wachovia Bank, National Association
NC 1075
8739 Research Drive - URP4
Charlotte, North Carolina 28262-1075
Attn: LB-UBS Commercial Mortgage Trust 2005-C5

            Re:  LB-UBS Commercial Mortgage Trust 2005-C5,
                 Commercial Mortgage Pass-Through Certificates, Series 2005-C5
                 -------------------------------------------------------------

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of August 11, 2005 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent with respect to
LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through
Certificates, Series 2005-C5 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1.   The undersigned is contemplating an investment in the Class _____
               Certificates.

          2.   The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing
          Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's]
          Internet Website.

                                      L-2-1

          3. In connection with accessing the website of the [Master Servicer]
[Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the
[Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      [PROSPECTIVE PURCHASER OF A CERTIFICATE OR
                                      INTEREST THEREIN]

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ------------------------------------------

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      L-2-2

                                    EXHIBIT M

                        FORM OF DEFEASANCE CERTIFICATION

                                       M-1

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

    For Mortgage Loans: (a) having an unpaid balance of $20,000,000 or less,
   (b) that constitute less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (c) that are not then one of the ten largest
   (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool

To:   [Fitch, Inc.
      One State Street Plaza
      New York, New York 10004]

      [Standard & Poor's Ratings Services,
        a division of The McGraw-Hill Companies, Inc.
      55 Water Street
      New York, New York 10041
      Attn:  Commercial Mortgage Surveillance]

From: _____________________________________, in its capacity as master servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of August 11, 2005 (the "Pooling and Servicing Agreement"), between
      Structured Asset Securities Corporation II, as depositor, the Master
      Servicer, LNR Partners, Inc., as special servicer, LaSalle Bank National
      Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent.

Date: _________, 20___

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C5
               -------------------------------------------------------------

          Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Trust Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Trust Mortgage Loan Schedule by the following name[s]: ____________________

_______________________________________________________________________________

          Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          1. Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                                       M-2

          ____   a full defeasance of the payments scheduled to be due in
                 respect of the entire unpaid principal balance of the Mortgage
                 Loan; or

          ____   a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the
                 Mortgage Loan that represents ___% of the entire unpaid
                 principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

          2. Certify that each of the following is true, and any additional explanatory notes set forth on Exhibit A hereto:

               a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b. The defeasance was consummated on __________, 20__.

               c. The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended to the date of the defeasance, (iii) are rated `AAA' by
     Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

     CUSIP            RATE              MAT            PAY DATES          ISSUED
     -----            ----              ---            ---------          ------

               d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing
     Standard) that the defeasance will not result in an Adverse REMIC Event.

               e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

          ____   the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate
                 Finance Criteria, as amended to the date of the defeasance (the
                 "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance
                 collateral and real property securing Mortgage Loan included in the pool;

          ____   the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral;
                 or

                                       M-3

          ____   the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the
                 Trust to own the defeasance collateral.

               f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P
     Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

               g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

               h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing
     Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD
     Mortgage Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4)
     months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the
     Mortgage Loan (or the allocated portion thereof in a partial defeasance)
     for such year.

               i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance
     Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

               j. The agreements executed in connection with the defeasance (i)
     permit reinvestment of proceeds of the defeasance collateral only in
     Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the
     Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance
     Obligor.

                                       M-4

               k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has an unpaid balance of $20,000,000 or less, (b) constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (b) is not one of the ten largest (measured by unpaid principal balance) mortgage loans in the Mortgage Pool, in each such case, as of the date of the most recent
     Distribution Date Statement received by us (the "Current Report") .

          3. The defeasance described herein, together with all prior and simultaneous defeasances of mortgage loans, brings the total of all fully and partially defeased mortgage loans in the Mortgage Pool to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

          4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee (or a Custodian on its behalf) for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the
Master Servicer as part of the Master Servicer's servicing file.

          5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and
Servicing Agreement.

          6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

          7. Agree to provide copies of all items listed in Exhibit B to you upon request.

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                             [MASTER SERVICER]

                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                       M-5

                                    EXHIBIT N

                      FORM OF SELLER/DEPOSITOR NOTIFICATION

                                     [Date]

[Structured Asset Securities Corporation II          [Wachovia Bank, National Association
745 Seventh Avenue                                   NC 1075
New York, New York  10019                            8739 Research Drive - URP4
Attention: David Nass]                               Charlotte, North Carolina 28262-1075
                                                     Attn: LB-UBS Commercial Mortgage Trust 2005-C5]

[UBS Securities LLC                                  [LNR Partners, Inc.
1285 Avenue of the Americas                          1601 Washington Avenue, Suite 800
New York, New York  10019                            Miami, Florida 33139
Attention: Robert Pettinato]                         Attention: LB-UBS Commercial Mortgage Trust 2005-C5]

[Controlling Class Representative (if known)]        [LaSalle Bank National Association
                                                     135 South LaSalle Street, Suite 1625
                                                     Chicago, Illinois  60603
                                                     Attention: Global Securities and Trust Services Group- LB-UBS
                                                     Commercial Mortgage Trust 2005-C5]

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C5
               -------------------------------------------------------------

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 2.03 of the Pooling and Servicing Agreement, dated as of August 11, 2005 (the "Agreement"), relating to the captioned commercial mortgage pass-through certificates (the
"Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

          This notice is being delivered with respect to the [Mortgage Loan identified on the Trust Mortgage Loan Schedule as Mortgage Loan number [__], and secured by the Mortgaged Property identified on the Trust Mortgage Loan Schedule as _________________ (the "Subject Trust Mortgage Loan")]; [the Mortgage
Loan/Loans identified on Exhibit A to Schedule I attached hereto (the "Subject
Trust Mortgage Loans")].

          Check which of the following applies:

          _____  We hereby advise you that a Material Document Defect or
                 Material Breach [may exist] [exists] with respect to the
                 Subject Trust Mortgage [Loan] [Loans] due to the occurrence set forth on Schedule 1 attached hereto.

                                       N-1

          _____  We hereby request that you cure the Material Document Defect or
                 Material Breach in all material respects with respect to the
                 Subject Trust Mortgage [Loan] [Loans] or repurchase the Subject
                 Trust Mortgage [Loan] [Loans] within the time period and
                 subject to the conditions provided for in [Section 2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor Mortgage Loan
                 Purchase Agreement].

          _____  We hereby advise you that a Servicing Transfer Event has occurred with respect to the Subject Trust Mortgage [Loan]
                 [Loans] due to the occurrence set forth on Schedule 1 attached hereto (and a Material Document Defect has occurred as set forth above or on a previous Seller/Depositor Notification).

          _____  We hereby advise you that an assumption [is proposed] [has occurred] with respect to the Subject Trust Mortgage [Loan]
                 [Loans], as further described on Schedule 1 attached hereto
                 (and a Material Document Defect has occurred as set forth above or on a previous Seller/Depositor Notification).

          _____  Under the circumstances contemplated by the last paragraph of
                 [Section 2.03(a) of the Agreement] [Section 5(a) of the
                 UBS/Depositor Mortgage Loan Purchase Agreement], we hereby advise you that both (A) the applicable Resolution Extension
                 Period has expired and (B) a [Servicing Transfer Event]
                 [proposed] [actual] assumption] has occurred with respect to the Subject Trust Mortgage [Loan] [Loans]; therefore, we hereby direct you to cure the subject Material Document Defect in all material respects within 15 days of receipt of this
                 Seller/Depositor Notification.

          _____  We hereby advise you that the 15-day period set forth in the preceding paragraph has expired and we hereby notify you that the [Master Servicer] [Special Servicer] has elected to perform your cure obligations with respect to the subject Material
                 Document Defect and the Subject Trust Mortgage [Loan] [Loans].

                                       N-2

          _____  We hereby request that you repurchase the Subject Trust
                 Mortgage [Loan] [Loans] or any related REO Property to the extent required by [Section 2.03(a) of the Agreement] [Section
                 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement].

                                          Very truly yours,

                                          [LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:]

                                          [Wachovia Bank, National Association,
                                          as Master Servicer

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:]

                                          [LNR PARTNERS, INC.,
                                          as Special Servicer

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:]

          In the event this notice constitutes a request to repurchase the
Subject Trust Mortgage [Loan] [Loans], a copy of this Seller/Depositor
Notification has been delivered to each of:

          (i)  Counsel to the UBS Mortgage Loan Seller:

               Cadwalader, Wickersham & Taft LLP
               100 Maiden Lane
               New York, New York  10038
               Attention:  Anna Glick;

                                       N-3

          and

          (ii) Internal Counsel to the Depositor/Lehman Mortgage Loan Seller:

               Lehman Brothers Holdings Inc.
               745 Seventh Avenue
               New York, New York  10019
               Attention:  Scott Lechner

                                       N-4

                                                                      SCHEDULE 1
                                                                      ----------

          Mortgage Loan Number: [________________] [See Exhibit A hereto]

          Name of Mortgaged Property: __________________________________________

          Material Breach: Explain the nature of the Material Breach: __________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          [Potential] Material Document Defect: [List the affected documents and describe nature of the Material Document Defect:] [The Subject Trust Mortgage
[Loan] [Loans] have the document defects outlined on Exhibit A hereto] _________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          Servicing Transfer Event/Assumption: Explain the nature of the
Servicing Transfer Event/Assumption: ___________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          Other: Set forth any necessary additional information: _______________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                       N-5

                                    EXHIBIT O

                    FORM OF CONTROLLING CLASS REPRESENTATIVE
                            CONFIDENTIALITY AGREEMENT

                                     [Date]

[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group--
            LB-UBS Commercial Mortgage Trust 2005-C5]

[Wachovia Bank, National Association
NC 1075
8739 Research Drive - URP4
Charlotte, North Carolina 28262-1075
Attn: LB-UBS Commercial Mortgage Trust 2005-C5]

[LNR Partners, Inc.
1601 Washington Avenue, Suite 800
Miami, Florida 33139
Attention: LB-UBS Commercial Mortgage Trust 2005-C5]

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C5
               -------------------------------------------------------------

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of August 11, 2005 the ("Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent with respect to
LB-UBS Commercial Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through
Certificates, Series 2005-C5 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is the Controlling Class Representative.

          2. The undersigned will keep the information (the "Information")
obtained from time to time pursuant to the Pooling and Servicing Agreement confidential (except for Information with respect to tax treatment or tax structure), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part (other than for the purpose of communicating with the Controlling Class or counsel); provided that the undersigned may provide all or any part of the
Information to any other person or

                                       O-1

entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          3. The undersigned will not use or disclose the Information in any manner which could result in a violation on the part of any person or entity of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the
Securities Act.

          4. The undersigned confirms its acceptance of its appointment as
Controlling Class Representative. Notices and other correspondences should be delivered to: [Name/ Address/ Phone/ Facsimile/ Email]. Below is a list of officers or employees with whom parties to the Pooling and Servicing Agreement may deal with.

      NAME                 TITLE            WORK ADDRESS        FACSIMILE NUMBER
 [_____________]      [_____________]      [_____________]      [_____________]

 [_____________]      [_____________]      [_____________]      [_____________]

          To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                              [CONTROLLING CLASS REPRESENTATIVE]

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              ----------------------------------

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                       O-2

                                    EXHIBIT P

                      FORM OF TRUSTEE BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5 (the "Trust")
               Commercial Mortgage Pass-Through Certificates, Series 2005-C5
               (the "Certificates")
               -------------------------------------------------------------

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of August 11, 2005 (the "Pooling and Servicing Agreement"), between
Structured Asset Securities Corporation II as depositor (the "Depositor"),
LaSalle Bank National Association as trustee (the "Trustee"), ABN AMRO Bank N.V.
as fiscal agent, Wachovia Bank, National Association as master servicer (the
"Master Servicer") and LNR Partners, Inc. as special servicer (the "Special
Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Trustee and on behalf of the Trustee, hereby certifies to ___________________ (the "Certifying Party") and to
____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed the annual report on Form 10-K for the fiscal year _______, and all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Trust;

               2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Master Servicer Backup Certification and in the Special Servicer Backup Certification (in each case, to the extent that such statements are relevant to the statements made in this
     Trustee Backup Certification), that the information in such reports relating to distributions on and/or characteristics (including Certificate
     Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of
     the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K;

               3. To the best of my knowledge, the information in such reports relating to distributions on and/or characteristics (including Certificate
     Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of
     the Certificates includes all information of such type required to be included in the Distribution Date Statement for the relevant period covered by the subject Annual Report on Form 10-K; and

               4. To the best of my knowledge, such information includes all
     Servicer Reports and Additional Designated Servicing Information provided to the Trustee by the Master Servicer and/or the Special Servicer
     hereunder.

                                       P-1

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                         [NAME OF TRUSTEE]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       P-2

                                    EXHIBIT Q

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5 (the "Trust")
               Commercial Mortgage Pass-Through Certificates, Series 2005-C5
               (the "Certificates")
               -------------------------------------------------------------

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of August 11, 2005 (the "Pooling and Servicing Agreement"), between
Structured Asset Securities Corporation II as depositor (the "Depositor"),
LaSalle Bank National Association as trustee (the "Trustee"), ABN AMRO Bank N.V.
as fiscal agent, Wachovia Bank, National Association as master servicer (the
"Master Servicer") and LNR Partners, Inc. as special servicer (the "Special
Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Master Servicer and on behalf of the Master
Servicer, hereby certifies to ___________________ (the "Certifying Party") and
to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its
partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing
Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed all the Servicer Reports and Additional
     Designated Servicing Information delivered by the Master Servicer to the
     Trustee for the fiscal year __________;

               2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this
     Master Servicer Certification), the information in the Servicer Reports and
     Additional Designated Servicing Information delivered by the Master
     Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage
     Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

               3. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this
     Master Servicer Certification), the information in the Servicer Reports and
     Additional Designated Servicing Information delivered by the Master
     Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage
     Loans and REO Properties, includes all information of such type required to be provided by the Master Servicer to the Trustee under the Pooling and
     Servicing Agreement for such year;

                                       Q-1

               4. I am responsible for reviewing the activities performed by the
     Master Servicer under the Pooling and Servicing Agreement and, based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the
     Master Servicer for such year, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

               5. I have disclosed to the accountants that are to deliver the
     Annual Accountants' Report in respect of the Master Servicer with respect to such year all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for
     Mortgage Bankers or similar standard as set forth in the Pooling and
     Servicing Agreement.

          The foregoing certifications under clauses 2. and 3. above assume that the following sections and parts of the Prospectus Supplement did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus
Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties",
"Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description
of the Mortgage Pool" and Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5,
Annex A-6 and Annex B to the Prospectus Supplement. "Mortgage Loan Seller
Matters" as used in the preceding sentence shall mean the description of the
Mortgage Loans, the Mortgaged Properties and the Mortgagors. In addition, notwithstanding the foregoing certifications under clauses 2. and 3. above, the
Master Servicer does not make any certification under such clauses 2. and 3.
above with respect to the information in the Servicer Reports and Additional
Designated Servicing Information delivered by the Master Servicer to the Trustee referred to in such clauses 2. and 3. above that is in turn dependent upon information provided by (other than, if and to the extent such information has been provided by such party, the certification under clause 3. above) (a) the
Special Servicer under the Pooling and Servicing Agreement, beyond the corresponding certification actually provided by the Special Servicer, (b) the
200 Park Avenue Master Servicer pursuant to the 200 Park Avenue Servicing
Agreement, beyond the corresponding certification actually provided by such 200
Park Avenue Master Servicer, (c) the Courtyard by Marriott Master Servicer
pursuant to the Courtyard by Marriott Servicing Agreement, beyond the corresponding certification actually provided by such Courtyard by Marriott
Master Servicer, (d) the 1345 Avenue of the Americas Master Servicer pursuant to the 1345 Avenue of the Americas Servicing Agreement, beyond the corresponding certification actually provided by such 1345 Avenue of the Americas Master
Servicer, and/or (e) the Park Avenue Plaza Master Servicer pursuant to the Park
Avenue Plaza Servicing Agreement, beyond the corresponding certification actually provided by such Park Avenue Plaza Master Servicer; provided, that clause (a) and (b) shall not apply if the Park Avenue Plaza Master Servicer is the same entity as, or is an Affiliate of, the Master Servicer. Further,
notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1. through 5. that is in turn dependent upon information required to be provided by any Sub-Servicer identified on Exhibit K to the Pooling and Servicing Agreement, acting under a
Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such
Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by

                                       Q-2

such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                         [NAME OF MASTER SERVICER]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       Q-3

                                    EXHIBIT R

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re:  LB-UBS Commercial Mortgage Trust 2005-C5 (the "Trust")
               Commercial Mortgage Pass-Through Certificates, Series 2005-C5
               (the "Certificates")
               -------------------------------------------------------------

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of August 11, 2005 (the "Pooling and Servicing Agreement"), between
Structured Asset Securities Corporation II as depositor (the "Depositor"),
LaSalle Bank National Association as trustee (the "Trustee"), ABN AMRO Bank N.V.
as fiscal agent, Wachovia Bank, National Association as master servicer (the
"Master Servicer") and LNR Partners, Inc. as special servicer (the "Special
Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Special Servicer and on behalf of the Special
Servicer, hereby certifies to ___________________ (the "Certifying Party") and
to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its
partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing
Agreement, and with the knowledge and intent that they will rely upon this certification, that:

          1. I have reviewed all the Servicer Reports and Additional Designated
Servicing Information delivered by the Special Servicer to the Master Servicer and/or the Trustee for the fiscal year ______________ as to the special servicing by the Special Servicer of specially serviced mortgage loans (the
"Specially Serviced Mortgage Loans") or real properties owned by the Trust that were acquired through foreclosure of loans as to which the Special Servicer has servicing responsibilities ("REO Properties");

          2. To the best of my knowledge, the information in the Servicer
Reports and Additional Designated Servicing Information delivered to the Master
Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced
Mortgage Loans and the REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

          3. To the best of my knowledge, the information in the Servicer
Reports and Additional Designated Servicing Information delivered to the Master
Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced
Mortgage Loans and the REO Properties, includes all information of such type required to be provided by the Special Servicer to the Trustee and the Master
Servicer under the Pooling and Servicing Agreement;

                                       R-1

          4. I am responsible for reviewing the activities performed by the
Special Servicer under the Pooling and Servicing Agreement, and based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Special Servicer for such year, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

          5. I have disclosed to the certified public accountants that are to deliver the Annual Accountants Report in respect of the Special Servicer required by the Pooling and Servicing Agreement with respect to such year all significant deficiencies (of which I have knowledge after due inquiry) relating to the Special Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar standard as set forth in the
Pooling and Servicing Agreement.

          The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the
Pooling and Servicing Agreement. This Certification does not relate to information in the Servicer Reports and Additional Designated Servicing
Information relating to any other person or any other topic.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                            [NAME OF SPECIAL SERVICER]

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                       R-2

                                    EXHIBIT S

                     FORM OF OUTSIDE MASTER SERVICER NOTICE

                                     [Date]

[OUTSIDE MASTER SERVICER]
[OUTSIDE TRUSTEE]

          Re:  Co-Lender Agreement, dated as of [_________], 2005 (the
               "Co-Lender Agreement") among [SPECIFY PARTIES].

Ladies and Gentlemen:

          This notice is being delivered to you in connection with the Co-Lender
Agreement and pursuant to Section 3.02(c) and Section 6.11(c) of the Pooling and
Servicing Agreement dated as of August 11, 2005 (the "Agreement") between
Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V. as fiscal agent, which Agreement relates to the issuance of the LB-UBS
Commercial Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through
Certificates, Series 2005-C5. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Co-Lender
Agreement.

          [Notice is hereby given that as of August 25, 2005, the "Closing Date"
under the Agreement, the Trustee is the holder of [the Note A2 Mortgage Loan]
[Loan 1-A2] (as defined in the Co-Lender Agreement), and, in that capacity, the
Trustee assumes the rights and obligations of the [Note A2 Lender] [Note 1-A2
Noteholder] under the Co-Lender Agreement.]

          [You are hereby directed to remit to the Master Servicer all amounts payable to the [Note A2 Lender] [Note 1-A2 Noteholder] under the Co-Lender
Agreement and the governing Servicing Agreement, to the following account:

          Account: [_________]

          Account #: [_______]

          Title: [Wachovia Bank, National Association, as Master Servicer, on
          behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C5,
          Commercial Mortgage Pass-Through Certificates, Series 2005-C5, Pool
          Custodial Account]

                                       S-1

          Location: [Wachovia Bank, National Association]]

          [You are hereby further directed to forward, deliver, or otherwise make available to the Master Servicer, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the [Note A2 Lender] [Note 1-A2 Noteholder] under the Co-Lender Agreement and the governing Servicing Agreement, to the following:
[address/facsimile/email address/telephone number]]

          [Please also be advised that [______________], as the initial
"Controlling Class Representative" under the Agreement) is, to the fullest extent permitted under the Co-Lender Agreement, entitled to exercise any rights and powers of the Trustee, in its capacity as [Note A2 Lender] [Note 1-A2
Noteholder], under Section [3.02] [4] of the Co-Lender Agreement.]

          [Please also be advised that a new controlling Controlling Class
Representative has been appointed in accordance with Section 6.09(b) of the
Agreement, which new Controlling Class Representative is
_________________________ [include notice information] and such party is, to the fullest extent permitted under the Co-Lender Agreement, entitled to exercise any rights and powers of the Trustee, in its capacity as [Note A2 Lender] [Note 1-A2
Noteholder], under Section [3.02] [4] of the Co-Lender Agreement.]

                                           Very truly yours,

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

c.c. [OTHER RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                       S-2